As filed with the Securities and Exchange Commission on June 6, 2011

Registration No. 333-174546

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PAETEC Holding Corp.

(Exact name of Registrant as specified in its charter)

Delaware	4813	20-5339741
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

(For Co-Registrants, see “Table of Co-Registrants” on the following page)

One PAETEC Plaza

600 Willowbrook Office Park

Fairport, New York 14450

(585) 340-2500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Arunas A. Chesonis

Chairman, President and Chief Executive Officer

PAETEC Holding Corp.

One PAETEC Plaza

600 Willowbrook Office Park

Fairport, New York 14450

(585) 340-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard J. Parrino, Esq. Kevin K. Greenslade, Esq. Hogan Lovells US LLP 555 Thirteenth Street, N.W. Washington, D.C. 20004 (202) 637-5600	Mary K. O’Connell, Esq. Executive Vice President and General Counsel PAETEC Holding Corp. 600 Willowbrook Office Park Fairport, New York 14450 (585) 340-2500

Approximate date of commencement of proposed sale of the securities to the public:    As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☑
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place a check mark in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
9 7/8 % Senior Notes due 2018(2)	$450,000,000	100%	$450,000,000	$52,245(3)
Guarantees of 9 7/8% Senior Notes due 2018(4)	N/A	N/A	N/A	N/A

(1)	Estimated pursuant to Rule 457(f) under the Securities Act of 1933, solely for purposes of calculating the registration fee.
(2)	The 9 7/8% Senior Notes due 2018 will be the obligations of PAETEC Holding Corp.
(3)	Previously paid.
(4)

Represents the guarantees of the 9 7/8% Senior Notes due 2018, to be issued by the Co-Registrants. Pursuant to Rule 457(n) under the Securities Act of 1933, no additional registration fee is being paid in respect of the guarantees.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
PAETEC Corp.	Delaware	16-1551094
PAETEC Integrated Solutions Group, Inc.	Delaware	16-1585842
PAETEC iTel, L.L.C.	North Carolina	47-0903254
PaeTec Software Corp.	New York	16-1384745
US LEC LLC	Delaware	56-2065535
US LEC of Alabama LLC	North Carolina	56-2104211
US LEC of Florida LLC	North Carolina	56-2046424
US LEC of Maryland LLC	North Carolina	56-2117626
US LEC of North Carolina LLC	North Carolina	56-2091767
US LEC of South Carolina LLC	Delaware	56-2056428
US LEC of Tennessee LLC	Delaware	56-2065536
PaeTec Communications, Inc.	Delaware	16-1551095
PaeTec Communications of Virginia, Inc.	Virginia	16-6486048
US LEC Communications LLC	North Carolina	56-2162051
US LEC of Georgia LLC	Delaware	56-2065537
US LEC of Pennsylvania LLC	North Carolina	56-2117625
US LEC of Virginia L.L.C.	Delaware	56-2012173
Allworx Corp.	Delaware	26-0259247
MPX, Inc.	Delaware	16-1468411
Technology Resource Solutions, Inc.	New York	51-0443765
McLeodUSA LLC	Delaware	42-1407240
McLeodUSA Information Services LLC	Delaware	76-0529757
McLeodUSA Telecommunications Services, L.L.C.	Iowa	42-1407242
McLeodUSA Purchasing, L.L.C.	Iowa	42-1501014
U.S. Energy Partners LLC	New York	14-1856903
PAETEC Realty LLC	New York	27-1866972
Quagga Corporation	California	87-0721393
Cavalier Telephone Corporation	Delaware	54-1946546
CavTel Holdings, LLC	Delaware	20-4208673
Cavalier Telephone, L.L.C.	Virginia	54-1914822
Cavalier Telephone Mid-Atlantic, L.L.C.	Delaware	54-2028580
SM Holdings, LLC	Delaware	26-0970378
Cavalier IP TV, LLC	Delaware	20-2386185
Elantic Networks, Inc.	Delaware	20-0726068
Intellifiber Networks, Inc.	Virginia	54-1861675
Cavalier Services, LLC	Delaware	20-2047841
Talk America Holdings, Inc.	Delaware	23-2827736
Talk America Inc.	Pennsylvania	23-2582790
TC Services Holding Co., Inc.	Pennsylvania	23-3036795
LDMI Telecommunications, Inc.	Michigan	38-2940840
NT Corporation	Delaware	59-3619111
Network Telephone Corporation	Florida	59-3477521
Compco, Inc.	Delaware	23-2940793
Talk America of Virginia, Inc.	Virginia	54-1871946
Access One Communications Corp.	New Jersey	22-3527935
OmniCall, Inc.	South Carolina	57-1046947
The Other Phone Company, Inc.	Florida	65-0705374
XETA Technologies, Inc.	Oklahoma	73-1130045
Pyramid Communication Services, Inc.	Texas	75-2767803

Address, including zip code, and telephone number, including area code, of each Co-Registrant’s principal executive offices and each Co-Registrant’s agent for service is c/o PAETEC Holding Corp., One PAETEC Plaza, 600 Willowbrook Office Park, Fairport, New York, 14450, and the name of each Co-Registrant’s agent for service is Arunas A. Chesonis, Chairman, President and Chief Executive Officer, PAETEC Holding Corp.

The Primary Standard Industrial Classification Code Number for each Co-Registrant is 4813.

PROSPECTUS

PAETEC Holding Corp.

Offer To Exchange Up To

$450,000,000

9  7/8% Senior Notes due 2018

which have been registered under the Securities Act of 1933

for any and all outstanding

9  7/8% Senior Notes due 2018

The Exchange Offer:

•

The notes offered by this prospectus, or “exchange notes,” have been registered under the Securities Act of 1933, as amended, and are being offered in exchange for the outstanding, unregistered notes, or “original notes,” that were originally issued on December 2, 2010.

•	We will exchange all original notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer for an equal principal amount of exchange notes.

•	The exchange offer will expire at 5:00 p.m., New York City time, on July 7, 2011, unless extended by us.

•	You may withdraw tendered outstanding original notes at any time prior to the expiration of the exchange offer.

•	The exchange of outstanding original notes for exchange notes pursuant to the exchange offer generally will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

The Exchange Notes:

•

The terms of the exchange notes will be substantially identical to the terms of the original notes, except that the exchange notes are registered under the Securities Act, and the transfer restrictions, registration rights and related additional interest terms applicable to the original notes will not apply to the exchange notes.

•	The exchange notes will mature on December 1, 2018. We will pay interest on the exchange notes semi-annually on June 1 and December 1 of each year.

•	The exchange notes will be guaranteed on a senior unsecured basis by each of our existing and future domestic restricted subsidiaries, other than certain excluded subsidiaries.

•	We do not intend to list the exchange notes on any securities exchange.

Any broker-dealer that holds original notes acquired for its own account as a result of market-making activities or other trading activities, and that receives exchange notes pursuant to the exchange offer, must deliver a prospectus in connection with any resales of such exchange notes. We have agreed that, for a period beginning on the date the exchange offer is consummated and ending on the earlier of 180 days after the date of this prospectus and the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making activities or other trading activities, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. For more information, see “Plan of Distribution.”

Investments in the exchange notes involve risks. See “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 6, 2011.

i

SUMMARY

This summary highlights selected information included in this prospectus. This summary is not intended to be a complete description of the matters covered in this prospectus and is subject to, and qualified in its entirety by, reference to the more detailed information and financial statements (including the notes thereto) included in this prospectus.

Unless otherwise indicated or required by the context, references in this prospectus to “we,” “us,” “our” and “PAETEC” mean PAETEC Holding Corp. and its consolidated subsidiaries as of the date of such reference, and references in this prospectus to “PAETEC Holding” mean PAETEC Holding Corp. and none of its subsidiaries.

Our Company

We are a competitive broadband communications services and solutions provider guided by the principle that delivering superior customer service is the key to competing successfully with other communications services providers. Our primary business is providing business end-user customers in metropolitan areas with a package of integrated broadband services that encompasses data services, including Internet access services and virtual private network services, and voice services, including local telephone services and domestic and international long distance services. As of March 31, 2011, we provided services for over 54,000 business customers in a service area encompassing 86 of the country’s top 100 metropolitan statistical areas.

We focus our network services marketing efforts on medium-sized and large businesses and institutions. By focusing our marketing efforts on these larger businesses and institutions that have significant communications needs, we believe that we achieve a competitive advantage over larger carriers that target a broad cross-section of residential, business and institutional customers. Our focus on providing superior customer service begins with the sales process. Our management emphasizes the importance of attracting, training, motivating, and retaining skilled sales professionals. When meeting with a potential customer, members of our sales force rely on our internally-developed proprietary software to tailor services packages and pricing to meet the particular needs of each customer. Our sales force is supported by sales engineers and account development representatives who facilitate the initial provisioning of services and develop customer relationships that we seek to strengthen over time. We believe that our tailored pricing and service offerings and our dedicated account development programs are significant factors in customer retention.

We emphasize network technology as an element of our business strategy to the extent that this element supports our delivery of high-quality and reliable service. We have deployed a flexible and reliable “open technology” network that allows us to support newer technologies, including service offerings based on Internet Protocol, or “IP.” In addition, this network design allows us to offer our customers flexible technological solutions, reduce our total capital investments and apply increased capital to our sales and customer service support systems.

Our Strengths

We believe that the following strengths will help us to execute our strategy:

•

Our focus on medium-sized and large businesses and institutions that have significant communications needs, require complex integrated services and value superior customer support.    We believe that our target customers most frequently make their communications purchase decisions based on a combination of factors in which the quality of customer service is as important as service offerings and price. By focusing on these customers, we believe that we are able to use our focus on customer service and our bundled service offerings to win new business, to minimize customer turnover and to sell an increasing number of products and services to each account as the customer relationship matures. We believe that recent consolidation in the industry has resulted in these customers being underserved by many of the larger carriers. Our customer base is characterized by low turnover and high monthly recurring revenue.

•

Our experienced direct sales force and effective distribution channels.    We market our services through our direct sales force and through independent sales agents located throughout our markets. Our direct sales force and agents work closely with potential and existing customers to design tailored services bundles that meet unique and evolving customer needs. Our technology enables our sales force to identify and acquire targeted customers rapidly and to tailor and price a variety of service choices to match a customer’s specific requirements. We seek to hire experienced sales professionals, and we supplement the experience of our employees and sales agents by providing them with intensive training in our service offerings and in marketing our services in selected industry sectors. We seek to motivate and retain our sales employees, sales agents and agent support personnel with commissions and, in some circumstances, long-term equity incentives. Our employee-oriented focus helps to foster a motivated sales force that we believe is essential to providing superior customer service.

•

Our broad-based, asset-rich, multi-platform network.    We maintain one of the largest competitive networks nationwide, with approximately 36,700 route miles of fiber, including approximately 10,600 metro route miles, as of March 31, 2011. In addition, we manage a broad-based network with both traditional analog and next generation IP-switching intelligence at the core of our network, facilitating our provision as of March 31, 2011 of a wide range of sophisticated solutions offerings in 86 of the top 100 metropolitan statistical areas nationwide. This network enables us to provide flexible and customer-specific solutions while maintaining significant control over the quality and consistency of service. We believe that the flexibility and reliability of our existing network allows us to provide a superior customer experience at a reasonable price. As part of our network strategy, we connect our customers to our network primarily by leasing “special access” digital T1 transmission lines that we believe facilitate very fast installation times and decreased customer outages. We lease a significant portion of these special access lines through competitively priced bulk purchase agreements with other communications companies and internally manage the service quality on those lines through our multiple network operations centers.

•

Our proven management team.    Our management team has an established track record of accomplishments in the communications industry. Several members of our senior management team and a significant number of additional individuals whom we have employed since we commenced operations in 1998 previously worked together for several years at ACC Corp., which was the first competitive carrier to use a similar network deployment strategy to ours of leasing, rather than building, telephone and data transmission lines. Our executive officers have an average of 19 years of experience in the telecommunications industry and are experienced in the integration of acquired businesses.

Our Strategy

Our objective is to be the most customer- and employee-oriented communications services provider to medium-sized and large businesses and institutions in our markets. To accomplish this objective, we seek to:

•

Provide superior service and customer care through a highly motivated and committed workforce.    We believe that our target customer base, which is composed primarily of medium-sized and large businesses and institutions, is often underserved by traditional telephone companies. Based on our experience, we also believe that many communications providers continue to focus primarily on the technology associated with delivering access, transport and basic voice and Internet access services, rather than on the customer service and consultative sales relationships that attract and retain customers and support the delivery of those services. We seek to gain a competitive advantage and differentiate ourselves from other carriers by building long-term customer relationships based on providing consistent and superior customer service. We believe that our dedicated employee base, employee training programs, billing and back office systems, customer service response teams and reliable network connections provide us with this competitive advantage. We seek to provide incentives to our dedicated workforce, which totaled approximately 4,500 employees at March 31, 2011, through an attractive combination of cash compensation, equity ownership, other benefits, employee recognition awards and a flexible work environment. We believe that this blend of incentives attracts committed, motivated and loyal employees who strive to deliver high levels of service to promote customer satisfaction.

•

Offer a broad range of advanced and traditional communications services.    We offer a flexible variety of network services, including our local and long distance voice services and our integrated data services, as an integrated package that is delivered over the same digital transmission lines. In addition, our flexible network enables us to provide advanced IP-based offerings, such as Voice over Internet Protocol, or “VoIP,” services and MultiProtocol Label Switching Virtual Private Network, or “MPLS VPN,” services. We attempt to augment our network services bundle with value-added integrated solutions, such as our proprietary telecommunications management software applications and our network integration offerings, that help to differentiate our services bundle from the services of our competitors and often to attract new customers. As a result, our customers frequently are able to fulfill their communications services requirements through one point of contact and receive a monthly statement of charges for a full range of communications services on one integrated bill.

•

Work closely with customers to develop end-to-end communications solutions tailored to their particular needs.    We believe that our sales and service approach, in which we consult with our customers to design services customized to meet their particular needs, is an effective strategy for attracting and retaining customers with complex communications needs. We have established local sales offices and hired sales personnel in each of our markets to provide an experienced, local account management team that offers face-to-face sales and personalized client care for our entire service offering. We believe that our service-driven customer relationship strategy results in high levels of customer satisfaction and will lead to an increase in demand for our services. By serving the specific needs of customers in several industries, we believe we are well-equipped to attract new customers in those industries and to sell additional services to existing customers.

•

Use existing customer base and industry expertise to introduce new products and services and to expand selectively into new markets.    We use relationships with our customers in existing markets to introduce new products and services. We believe that our close relationships with our customers and our dedication to customer service fosters an environment for the introduction of new products and services that we believe may benefit the customer. We also seek to penetrate markets further and expand our network services business into new markets through our integrated solutions offerings. We frequently use these offerings to establish new customer relationships. Once a customer has purchased one of our offerings, our goal is to become the provider of choice for all of that customer’s communications needs by providing superior customer support. As we offer and sell our integrated solutions on a stand-alone basis to customers outside of our markets when we believe it is economically or strategically advantageous, we seek to use these customers as reference accounts to increase penetration of existing geographic markets and industries with our network services and to expand into new geographic markets and industries.

•

Selectively supplement internal growth through targeted acquisitions.    To supplement our internal growth, we have pursued an acquisition strategy focused on acquisition candidates that fulfill one or more key objectives. The objectives include increasing our penetration of current markets, expanding into new markets, augmenting the geographic scope of our network fiber-based assets (primarily in high density markets), and enhancing our ability to sell and deliver value-added services. We continue to seek acquisition candidates that will add customers and cash flow to our existing network services business or that will enhance our operating efficiencies by lowering access costs through the provision of fiber-based assets. In accordance with this strategy, we focus our acquisition efforts on other competitive carriers, on local and long distance providers, on enhanced service providers, on network integrators and on equipment solution providers. From time to time, we may consider selective acquisitions of those types of businesses that we believe will enhance our package of service offerings, increase our customer base and bring experienced back office, technical and customer service personnel to our company.

Our Corporate Information

PAETEC Holding Corp. was incorporated in Delaware in August 2006. PAETEC Holding Corp. is a holding company that conducts its operations through wholly-owned subsidiaries. The mailing address of PAETEC Holding Corp.’s principal executive offices is One PAETEC Plaza, 600 Willowbrook Office Park, Fairport, New York 14450, and its telephone number is (585) 340-2500. We maintain a corporate Internet web site at www.paetec.com. Our website is not a part of this prospectus and is included as an inactive textual reference only.

The Exchange Offer

In November 2010, PAETEC Holding formed PAETEC Escrow Corporation, or the “Escrow Issuer,” a Delaware corporation and wholly-owned subsidiary of PAETEC Holding, solely for the purpose of issuing the 9 7/8% Senior Notes due 2018, which we refer to as the “original notes.” On December 2, 2010, the Escrow Issuer completed the offering of $450,000,000 aggregate principal amount of original notes, and the gross proceeds of the offering, together with certain additional amounts, were deposited into a segregated escrow account. On December 6, 2010, upon the satisfaction of the escrow conditions, PAETEC Holding assumed the Escrow Issuer’s obligations and agreements under the original notes, the indenture governing the original notes and the related registration rights agreement, and the proceeds of the offering of the original notes were disbursed from the escrow account and used, together with cash on hand, to pay the merger consideration and the other costs and expenses related to PAETEC Holding’s acquisition of Cavalier Telephone Corporation, or “Cavalier,” on that date.

The offering of the original notes was made in transactions not requiring registration under the Securities Act of 1933, as amended, or “Securities Act.” In connection with our assumption of the original notes, we entered into a registration rights agreement with the initial purchasers of such notes in which we agreed, among other things, to deliver this prospectus and to complete an exchange offer for the original notes. Below is a summary of the exchange offer.

The Exchange Offer	We are offering to exchange $1,000 principal amount of our 9 7/8% Senior Notes due 2018, which have been registered under the Securities Act and which we refer to as the “exchange notes,” for each $1,000 principal amount of our outstanding, unregistered original notes. Unless we specify otherwise or the context indicates otherwise, we refer to the exchange notes and the original notes together as the “notes.”

To be exchanged, an original note must be properly tendered and accepted. All original notes that are validly tendered and not withdrawn will be exchanged. As of the date of this prospectus, there are $450,000,000 aggregate principal amount of original notes outstanding. We will issue exchange notes promptly after the expiration of the exchange offer.

Resales of Exchange Notes	Based on interpretations by the staff of the Securities and Exchange Commission, or “SEC,” in no-action letters issued to third parties with respect to other transactions, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the exchange notes to be received in the exchange offer; and

•

you are not our affiliate within the meaning of Rule 405 under the Securities Act, which defines “affiliate” as a person that, directly or indirectly, controls or is controlled by, or is under common control with, a specified person.

If you do not satisfy the foregoing conditions, in the absence of an exemption, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes. If you fail to comply with these requirements, you may incur liabilities under the Securities Act, and we will not indemnify you for such liabilities.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell, resale or other transfer of the exchange notes issued in the exchange offer. We have agreed in a registration rights agreement that, for a period beginning on the date the exchange offer is consummated and ending on the earlier of 180 days after the date of this prospectus and the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making activities or other trading activities, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. For additional information, see “Plan of Distribution.”

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on July 7, 2011 unless extended by us.

Withdrawal Rights	You may withdraw tenders of the original notes at any time prior to the expiration of the exchange offer. For additional information, see “The Exchange Offer—Terms of the Exchange Offer.”

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive in our sole discretion, subject to applicable law. For additional information, see “The Exchange Offer—Conditions to the Exchange Offer.” The exchange offer is not conditioned upon the exchange of any minimum principal amount of original notes.

Procedures for Tendering Original Notes	If you wish to accept the exchange offer, you must (1) complete, sign and date the accompanying letter of transmittal, or a facsimile copy of such letter, in accordance with its instructions and the instructions in this prospectus, and (2) mail or otherwise deliver the executed letter of transmittal, together with the original notes and any other required documents, to the exchange agent at the address set forth in the letter of transmittal. If you are a broker, dealer, commercial bank, trust company or other nominee and you hold original notes through The Depository Trust Company, or “DTC,” and wish to accept the exchange offer, you must do so pursuant to DTC’s procedures. For additional information, see “The Exchange Offer—Procedures for Tendering.”

If you are a beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your original notes in the exchange offer, we urge you to contact promptly the person or entity in whose name your original notes are registered and instruct that person or entity to tender those notes on your behalf. If you wish to tender original notes in the exchange offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your original notes, either make appropriate arrangements to register ownership of your original notes in your name or obtain a properly completed bond power from the person or entity in whose name your original notes are registered. The transfer of registered ownership may take considerable time.

Guaranteed Delivery Procedures	If you wish to tender your original notes and your original notes are not immediately available or you cannot deliver your original notes, the letter of transmittal or any other required documents to the exchange agent (or comply with the procedures for book-entry transfer) prior to the expiration date, you must tender your original notes according to the guaranteed delivery procedures set forth in “The Exchange Offer—Guaranteed Delivery Procedures.”

Consequences of Failure to Exchange	If you do not exchange your original notes, they will remain entitled to the rights and subject to the limitations contained in the indenture governing the notes. Following the exchange offer, however, all outstanding original notes will continue to be subject to the same restrictions on transfer, and we will have no obligation to register outstanding original notes under the Securities Act or to pay contingent increases in interest based on our original registration obligation.

Use of Proceeds	We will not receive any proceeds from the exchange offer.

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is serving as the exchange agent in connection with the exchange offer. The address, telephone number and facsimile transmission number of the exchange agent are listed in “The Exchange Offer—Exchange Agent.”

The Exchange Notes

The exchange offer relates to the exchange of up to $450,000,000 aggregate principal amount of original notes for an equal principal amount of exchange notes. The terms of the exchange notes will be substantially identical to the terms of the original notes, except that the exchange notes are registered under the Securities Act and the transfer restrictions, registration rights and related additional interest terms applicable to the original notes will not apply to the exchange notes. The exchange notes will evidence the same indebtedness as the original notes which they will replace. The exchange notes will be governed by the same indenture as the original notes.

Issuer	PAETEC Holding Corp.

Notes Offered	$450,000,000 aggregate principal amount of 9 7/8% Senior Notes due 2018.

Maturity Date	December 1, 2018.

Interest Payment Dates	June 1 and December 1 of each year.

Guarantees	The exchange notes will be guaranteed on a senior unsecured basis by each of our existing and future domestic restricted subsidiaries, other than certain excluded subsidiaries.

Ranking	The exchange notes will be the general senior unsecured obligations of PAETEC Holding and will rank equally in right of payment with all of PAETEC Holding’s existing and future senior indebtedness, including the indebtedness under its existing 9.5% Senior Notes due 2015, which we refer to as the “9.5% senior notes.” As of the date of this prospectus, PAETEC Holding had outstanding $300 million aggregate principal amount of 9.5% senior notes. The exchange notes will rank senior in right of payment to all of PAETEC Holding’s existing and future subordinated indebtedness. The exchange notes will be effectively subordinated in right of payment to all of PAETEC Holding’s existing and future secured obligations, to the extent of the value of the collateral securing such obligations. As of May 31, 2011, PAETEC Holding’s secured obligations included its senior secured credit facilities and its existing 8 7/8% Senior Secured Notes due 2017, which we refer to as the “8 7/8% senior secured notes,” of which an aggregate principal amount of $650 million was outstanding. We sometimes refer to the 9.5% senior notes and the 8 7/8% senior secured notes together as the “existing notes.” The exchange notes will be structurally subordinated to any existing and future indebtedness and liabilities of our subsidiaries that are not subsidiary guarantors.

The guarantee of the exchange notes by each subsidiary guarantor will be the general senior unsecured obligation of that subsidiary guarantor and will rank equally in right of payment with all of such subsidiary guarantor’s existing and future senior indebtedness, including the guarantees of the 9.5% senior notes. The guarantee of each subsidiary guarantor will rank senior in right of payment to all of such subsidiary guarantor’s existing and future subordinated indebtedness, and will be effectively subordinated in right of payment to all of such subsidiary guarantor’s existing and future secured obligations, including its guarantees of PAETEC Holding’s existing senior secured credit facilities and the 8  7/8% senior secured notes, to the extent of the value of the collateral securing such obligations.

As of May 31, 2011, following the closing of the offering of the original notes, our use of the net offering proceeds to pay the merger consideration and other costs and expenses related to our acquisition of Cavalier, and subsequent transactions, we had $1,500 million aggregate principal amount of senior indebtedness outstanding, $750 million of which was senior secured indebtedness.

Optional Redemption	We may redeem some or all of the exchange notes, at any time before December 1, 2014, at a redemption price equal to 100% of their principal amount plus a “make-whole” premium, together with accrued and unpaid interest, if any, to, but excluding the redemption date. We may redeem some or all of the exchange notes, at any time on or after December 1, 2014, at the redemption prices described in this prospectus, together with accrued and unpaid interest, if any, to, but excluding, the redemption date.

Before December 1, 2013, we may redeem up to 35% of the aggregate principal amount of the notes and any additional notes initially issued under the indenture that will govern the exchange notes at a redemption price equal to 109.875% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, with the net cash proceeds of one or more equity offerings, except that at least 65% of the principal amount of the notes and any such additional notes initially issued must remain outstanding immediately after giving effect to such redemption. For additional information, see “Description of the Exchange Notes—Optional Redemption.”

Mandatory Offers to Purchase	If we experience certain kinds of changes of control, we must offer to repurchase the exchange notes at 101% of their principal amount, plus accrued and unpaid interest. For additional information, see “Description of the Exchange Notes—Certain Covenants—Repurchase of Notes Upon a Change of Control.”

If we sell certain of our assets and do not apply the net proceeds to repay indebtedness under our senior secured credit facilities, the 8 7/8% senior secured notes or other indebtedness secured on a first-priority basis or to reinvest in our business, we must offer to purchase the exchange notes at 100% of their principal amount, plus accrued and unpaid interest. For additional information, see “Description of the Exchange Notes—Certain Covenants—Limitation on Asset Sales.”

Certain Covenants	The indenture that will govern the exchange notes contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

•	incur or guarantee additional indebtedness;

•	pay dividends on, redeem or repurchase our capital stock;

•	make investments or repay subordinated indebtedness;

•	engage in sale-leaseback transactions;

•	enter into transactions with affiliates;

•	sell assets;

•	create liens;

•	create restrictions on dividend and other payments to us from our subsidiaries;

•	issue or sell stock of subsidiaries; and

•	engage in a merger or consolidation, or sell, transfer or otherwise dispose of all or substantially all of our assets.

All of the covenants are subject to a number of important qualifications and exceptions that are described under “Description of the Exchange Notes.”

Taxation	The exchange pursuant to the exchange offer generally will not be a taxable event for U.S. federal income tax purposes.

Because the original notes were issued with original issue discount, or “OID,” for U.S. federal income tax purposes, the exchange notes will be treated as having been issued with OID. U.S. holders generally will be required to include such OID in their income as it accrues for U.S. federal income tax purposes in advance of the receipt of any payment on the exchange notes to which the income is attributable. For additional information, see “U.S. Federal Income Tax Considerations—Consequences to U.S. Holders.”

RISK FACTORS

Before you participate in the exchange offer, you should carefully consider the various risks of the investment, including the risks described below, together with all of the other information included in this prospectus. If any of these risks actually occurs, our business, financial condition or operating results could be adversely affected. These risks also could materially affect our ability to meet our obligations under the exchange notes. You could lose all or part of your investment in, and the expected return on, the exchange notes.

Risks Related to Investing in the Exchange Notes

Our significant level of debt and interest payment obligations may limit our ability to compete and prevent us from meeting our obligations under the exchange notes.

As of May 31, 2011, we had a total of approximately $1,543 million aggregate principal amount of outstanding indebtedness. This substantial level of indebtedness could have important consequences. For example, it may:

•	make it more difficult for us to satisfy our financial obligations, including those relating to the exchange notes;

•

require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

•	limit our ability to obtain additional financing to expand our business or alleviate liquidity constraints, as a result of financial and other restrictive covenants in our indebtedness;

•	limit our ability to refinance all or a portion of our indebtedness on or before maturity;

•	limit our ability to pursue our acquisition strategy;

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	place us at a competitive disadvantage relative to companies that have proportionately less indebtedness.

Despite our significant level of debt, we may still be able to incur more debt and take other actions, including making restricted payments, which could intensify the risks described above.

We may be able to incur significant amounts of debt in the future or take other actions that may impair our ability to repay the exchange notes, subject to compliance with our existing debt agreements. Although our senior secured credit facilities, the indentures governing our existing notes and the indenture that will govern the exchange notes contain restrictions on our incurrence of additional debt, including secured debt, we could still incur substantial debt in compliance with these restrictions. For example, the indenture that will govern the exchange notes allows us to incur additional debt if our consolidated leverage ratio, after giving effect to the incurrence, is less than 4.75 to 1.0, and to incur additional secured debt if our secured indebtedness leverage ratio, after giving effect to the incurrence, does not exceed 3.25 to 1.0. In addition, under our senior secured credit facilities, we may incur up to $125 million aggregate principal amount of revolving loans outstanding at any time and up to an additional $300 million aggregate principal amount of term or revolving loans if we demonstrate pro forma compliance with a total leverage ratio covenant and satisfy other conditions. Further, the indenture that will govern the exchange notes permits us to pay dividends on our common stock, repurchase our common stock and make other restricted payments in an amount that is based in part on the amount by which our cumulative Consolidated EBITDA has exceeded and will exceed 140% of our cumulative Consolidated Interest Expense, as defined under the indenture, since October 1, 2010. If we incur additional debt in the future, the related risks that we face would be increased.

Covenants under the indenture that will govern the exchange notes and under our other debt agreements may restrict our future operations.

Our senior secured credit facilities, the indentures governing our existing notes and the indenture that will govern the exchange notes impose operating and financial restrictions that limit our discretion to take action on some business matters, which could make it more difficult for us to expand, finance our operations and engage in other business activities that may be in our interest. These restrictions include compliance with or maintenance of certain financial tests and ratios, including a maximum consolidated leverage ratio under our credit facilities, which limit our ability and that of our subsidiaries to:

•	incur or guarantee additional indebtedness;

•	pay dividends on, redeem or repurchase our capital stock;

•	make investments or repay subordinated indebtedness;

•	engage in sale-leaseback transactions;

•	enter into transactions with affiliates;

•	sell assets;

•	create liens;

•	create restrictions on dividend and other payments to us from our subsidiaries;

•	issue or sell stock of subsidiaries; and

•	engage in a merger or consolidation, or sell, transfer or otherwise dispose of all or substantially all of our assets.

These restrictions may prevent us from taking actions that we believe would be in the best interest of our business and may make it difficult for us successfully to execute our business strategy or effectively compete with companies that are not similarly restricted. We also may incur future debt obligations that might subject us to additional restrictive covenants that could affect our financial and operational flexibility. We may not be granted waivers or amendments under out debt agreements if for any reason we are unable to comply with the agreements, and may not be able to refinance our debt on terms acceptable to us, or at all. The breach of any of the covenants under our senior secured credit facilities, the indentures governing our existing notes or the indenture that will govern the exchange notes could result in a default under these agreements. An event of default under our debt agreements could permit our lenders or other debt holders to declare all amounts borrowed from them to become due and payable immediately.

We may not be able to repay the exchange notes and our other indebtedness if we do not generate sufficient cash from operations or financings.

Our ability to make payments on or to refinance our indebtedness, including the exchange notes, will depend on our ability in the future to generate cash flows from operations, which is subject to all the risks of our business, and to raise additional funds, including through the offering of equity securities or other debt securities. We may not be able to generate sufficient cash flows from operations for us to repay our indebtedness when such indebtedness becomes due and to meet our other cash needs. If we are unable to generate such cash flows, we may be required to adopt one or more alternatives, such as selling assets, restructuring indebtedness or obtaining additional capital on terms that may be burdensome to our company or unfavorable to the holders of the exchange notes. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time and will be limited by the restrictive covenants in our debt agreements. We may not be able to engage in any of these activities or engage in these activities on advantageous terms, which could cause us to default on our exchange notes and our other debt obligations.

The exchange notes and the subsidiary guarantees will be effectively subordinated in right of payment to our secured debt.

The exchange notes and the subsidiary guarantees will be general, unsecured obligations of PAETEC Holding and the subsidiary guarantors and will be effectively subordinated in right of payment to all of our secured debt, including our existing senior secured credit facilities and the 8 7/8% senior secured notes, to the extent of the value of the assets securing such debt. As of May 31, 2011, we had $750 million aggregate principal amount of senior secured debt outstanding and a senior secured revolving credit facility under which we may obtain from time to time revolving loans of up to an aggregate principal amount of $125 million outstanding at any time. Immediately after this offering, we will have the ability to incur additional secured debt under our senior secured credit facilities, the indentures governing the existing notes and the indenture that will govern the exchange notes. Substantially all of our assets have been pledged as collateral to secure repayment of our obligations under our senior secured credit facilities and the 8  7/8% senior secured notes. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to PAETEC Holding, such assets would be available to satisfy obligations under the secured debt before any payment could be made on the exchange notes. In addition, to the extent such assets were insufficient to satisfy in full our secured debt, the holders of such secured debt would have a claim for any shortfall that would rank equal in right of payment with the exchange notes. Accordingly, there may only be a limited amount of assets available to satisfy your claims as a holder of exchange notes upon any acceleration of payment of the exchange notes upon the occurrence of any such proceeding.

The indenture that will govern the exchange notes permits us to form a holding company that would be permitted to take actions that may not be consistent with the best interests of the holders of the exchange notes.

The indenture that will govern the exchange notes permits us to form a separate holding company that would be the parent company of PAETEC Holding and PAETEC Holding’s subsidiaries. If such a holding company were formed, some of the restrictive covenants contained in the indenture would apply only to PAETEC Holding and PAETEC Holding’s subsidiaries and not to the new holding company. As a result, the new holding company could take actions, such as using cash for purposes unrelated to debt service, which may not be consistent with your best interests.

We may be unable to repurchase the exchange notes in the event of a change of control of our company.

Upon the occurrence of a change of control (as defined in the indenture that will govern the exchange notes), the holders of the exchange notes will have the right to require us to repurchase their exchange notes at a price equal to 101% of the principal amount of the exchange notes, together with any accrued and unpaid interest, if any, to the date of repurchase. If a change of control occurs, we may not have sufficient funds available to meet our repurchase obligations. Accordingly, we may be unable to pay the holders of the exchange notes the change of control purchase price for their exchange notes. Our failure to pay the change of control purchase price when due would constitute a default under the indenture that will govern the exchange notes and would give the trustee thereunder and the holders of the exchange notes the rights described in “Description of the Exchange Notes—Events of Default.”

The holders of our existing notes have the right to require us to repurchase all of their notes at the same repurchase price upon the occurrence of the same change of control event. Under our senior secured credit facilities, a change of control is an event of default that would permit the lenders thereunder to accelerate all amounts outstanding under the facilities. If such indebtedness is not paid, such lenders may enforce their security interests in the collateral securing our secured indebtedness, thereby limiting our ability to raise cash to purchase the exchange notes and reducing the practical benefit to the holders of the exchange notes of the repurchase provisions of the indenture that will govern the exchange notes. In addition, the terms of our senior secured credit facilities prevent us, and the terms of our future indebtedness may prevent us, from paying you if there is a change of control of our company.

The definition of change of control in the indenture that will govern the exchange notes includes a phrase relating to the sale, conveyance, transfer or lease of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the exchange notes to require us to repurchase exchange notes as a result of a sale, conveyance, transfer or lease of less than all of our assets to another person may be uncertain.

Federal and state fraudulent conveyance laws may permit a court to void the exchange notes and the subsidiary guarantees, and, if that occurs, you may not receive any payments on the exchange notes or the subsidiary guarantees.

The issuance of the exchange notes and the subsidiary guarantees may be subject to review under federal and state fraudulent conveyance statutes. Although the relevant laws may vary from state to state, the payment of consideration generally will be a fraudulent conveyance under such laws if:

•	it was paid with the intent of hindering, delaying or defrauding creditors; or

•

we or any subsidiary guarantor received less than reasonably equivalent value or fair consideration in return for issuing either the exchange notes or a subsidiary guarantee, as applicable, and either:

•	we or the subsidiary guarantor was insolvent or rendered insolvent by reason of the incurrence of the debt;

•	payment of the consideration left us or the subsidiary guarantor with an unreasonably small amount of capital to carry on our or its business; or

•	we or the subsidiary guarantor intended to, or believed that we or it would, incur debts beyond our or its ability to pay the debt.

If a court were to find that the issuance of the exchange notes or a subsidiary guarantee was a fraudulent conveyance, the court could void the payment obligations under the exchange notes or such subsidiary guarantee or subordinate the exchange notes or such subsidiary guarantee in right of payment to existing and future debt, or require the holders of the exchange notes to repay any amounts received with respect to the exchange notes or such subsidiary guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the exchange notes, may not have a claim against the subsidiary guarantor and may only be a general unsecured creditor of us or our subsidiary.

The subsidiary guarantees also could be subject to the claim that, because they were incurred for our benefit (and only indirectly for the benefit of the subsidiary guarantors), the obligations of the subsidiary guarantors were incurred for less than reasonably equivalent value or fair consideration. A court could then void a subsidiary guarantor’s obligation under its subsidiary guarantee, subordinate the subsidiary guarantee in right of payment to other debt of the subsidiary guarantor or take other action detrimental to your interests as a holder of exchange notes.

We are a holding company and conduct all of our operations exclusively through our subsidiaries. Our only significant assets are the capital stock of our subsidiaries. If the subsidiary guarantees are unenforceable, your interests would be effectively subordinated in right of payment to all of our subsidiaries’ debt and other liabilities, including liabilities to trade creditors.

There is currently no public market for the exchange notes and an active trading market may not develop for the exchange notes. The failure of a market to develop for the exchange notes could adversely affect the liquidity and value of the exchange notes.

The exchange notes will be a new issue of securities for which there is no established trading market. There can be no assurance that a trading market for the exchange notes will develop or as to the liquidity of any market that may develop. If an active trading market for the exchange notes does not develop, the market price and liquidity of the exchange notes may be adversely affected.

The liquidity of any trading market for the exchange notes and future trading prices of the exchange notes will depend on many factors, including, among others, the number of holders of the exchange notes, prevailing interest rates, our operating results, financial performance and prospects, the interest of securities dealers in making a market in the exchange notes, and the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. Historically, the market for non-investment grade debt securities has been subject to disruptions that have caused substantial fluctuations in the prices of such securities. Any trading market for the exchange notes may be subject to similar disruptions, which could adversely affect the value of the exchange notes.

The initial purchasers of the original notes have informed us that they intend to make a market in the exchange notes after this offering is completed. However, the initial purchasers are not obligated to do so and may cease any market-making activities at any time without notice in their sole discretion. We do not intend to apply for a listing of the exchange notes on any national securities exchange or for the inclusion of the exchange notes on any automated dealer quotation system.

Risks Related to Our Business

PAETEC’s business and operations are subject to a number of risks and uncertainties, including the following:

Deterioration in the global economy has had, and may continue to have, a negative impact on PAETEC’s business.

PAETEC believes that the financial and economic pressures faced by its business customers in the current environment of diminished consumer spending, corporate downsizing and tightened credit have had, and may continue to have, an adverse effect on billable minutes of use and on customer attrition rates. These pressures also have resulted in, and may continue to result in, increased customer demands for price reductions in connection with contract renewals.

If PAETEC cannot continue to interconnect with and obtain key network elements and special access services from some of its primary competitors on acceptable terms, it may not be able to offer its voice and data services on a profitable basis, if at all.

PAETEC will not be able to provide its voice and data services on a profitable basis, if at all, unless it is able to continue to interconnect with and obtain key network elements and special access services from some of PAETEC’s primary competitors on acceptable terms. To offer voice and data services in a market, PAETEC must interconnect its network with the network of the incumbent carrier in that market. This relationship is governed by interconnection agreements between the incumbent carrier and PAETEC that are based on provisions of the Telecommunications Act of 1996, or the “Telecom Act,” obligating incumbent carriers to interconnect with competitive carriers and provide them with access to various elements of the incumbent’s network on an unbundled basis at cost-based prices. In February 2011, the Federal Communications Commission, or “FCC,” asked in a notice of proposed rulemaking whether and how it should encourage carriers to transition to IP interconnection, and how IP interconnection fits within existing legal and technical frameworks. To the extent that the FCC determines that IP interconnection between PAETEC and incumbent carriers is not governed by the Telecom Act, PAETEC’s ability to interconnect and exchange traffic with incumbent carriers on reasonable rates, terms, and conditions could be adversely affected.

Additional changes in law or regulation that limit PAETEC’s ability to use key network elements of the incumbent carrier may have an adverse impact on the company’s ability to serve its end-user customers. PAETEC must interconnect with and lease from incumbent carriers “last mile” facilities, which for services offered to PAETEC’s business customers include special access digital T1 transmission lines and unbundled network element, or “UNE,” digital T1 transmission lines and other elements. To serve the consumer customers of Cavalier that purchase basic telephony services or digital subscriber line services, the last mile facilities include DS0 and 2-wire UNE loops. Access to last mile special access digital T1 transmission lines is governed by each incumbent local exchange carrier’s special access tariffs or contract tariffs. These tariffs can be changed and the prices for the services increased. Interconnection agreements can be terminated or expire and thereby require renegotiation and renewal. Current FCC rules permit the regional Bell operating companies, or “RBOCs,” to retire unilaterally without any regulatory oversight last mile copper loop facilities that PAETEC has used historically to reach its customers and, after its acquisition of Cavalier, now also uses to reach many of its new customers served by DS0 and 2-wire UNE loops. As incumbent carriers replace copper facilities with fiber loop facilities that the FCC has declared are not subject to unbundling obligations for serving consumer and very small business customers, such carriers may be able to eliminate PAETEC’s access to last mile facilities that it requires. Several competitive broadband carriers, including PAETEC, have petitioned the FCC to change the rules governing copper loop retirement to protect access to these last mile facilities, but the FCC has not yet made any decision on the petition.

Revised FCC policy or rules governing intercarrier compensation could have a material adverse effect on PAETEC’s operating results.

Adoption of significant changes in policy or rules governing intercarrier compensation by the FCC and the time frame over which changes are to be implemented could have a material adverse effect on PAETEC’s collection and payment of reciprocal compensation and access fees. Intercarrier compensation, including exchange access and reciprocal compensation, currently is the subject of several ongoing proceedings before the FCC that are intended to reform the way in which carriers and service providers pay other carriers and providers for the use of their respective networks. In February 2011, the FCC issued a notice of proposed rulemaking in which it proposed some initial changes to the rules governing intercarrier compensation, and more generally proposed significant reforms to intercarrier compensation over a number of years. The initial proposed reforms would clarify specific calling party information that all service providers are to attach to traffic to ensure that all existing traffic may be billed and to clarify the applicable intercarrier compensation rate for interconnected VoIP traffic. In addition, the FCC proposed rules to reduce access rates a service provider may charge when it chooses to directly or indirectly share access revenues with a third party that causes a large amount of traffic to originate or terminate through that service provider’s network. The FCC has proposed in the long term to reduce or eliminate intercarrier compensation and requested comment on the timing, speed, and sequencing of how to reduce current rates for categories of traffic that are subject to different compensation rates today. Given the breadth of questions on which the FCC seeks comment, there is no clear indication as to how the FCC will modify rules governing intercarrier compensation.

PAETEC’s business is subject to a variety of risks based on its dependence on regulations that continue to change.

Most of the network services and carrier services that PAETEC provides are subject to regulation and may be adversely affected by regulatory developments at the federal, state and local levels. For example, the regulations can affect the types of services PAETEC may offer, the rates PAETEC is permitted to charge for its services and for the use of its network by other carriers, the manner in which PAETEC may bill its customers and the rates PAETEC must pay others for their services and for the use of their networks. Services offered to residential customers and small business customers typically are subject to more extensive regulation than services offered to medium-sized and large business customers, and some sales techniques such as telemarketing typically used to market services to consumers and very small business customers are subject to regulations that do not apply to service provided through direct or agent sales channels. In addition, the regulations may impose specific operational or compliance requirements related to the protection of customer proprietary network information, capability to associate a physical address with a calling party’s telephone number, or cooperation with law enforcement officials engaged in lawful communication interception or monitoring activities. All of these requirements may reduce the revenue PAETEC generates from its operating activities or increase its operating costs. Federal and state regulations also determine the level of contribution payments PAETEC must make to the federal Universal Service Fund and other federal and state telecommunications subsidy programs, as well as the terms under which it may use any rights-of-way necessary for the operation of its business. If PAETEC fails to comply with applicable regulations, or if the regulations change in a manner adverse to PAETEC, its business and operating results may suffer.

If PAETEC is required to reduce the prices it charges for some or all of its network services, PAETEC’s profitability may be negatively affected and its ability to continue to generate positive cash flows from operations may be diminished.

PAETEC may be required to reduce the prices it charges for some or all of its network services, which could adversely affect its profit margins and its ability to generate positive cash flows from operations, for the following reasons:

•

the incumbent carriers in the markets PAETEC serves already offer a bundle of local, long distance and data services that is the same as or similar to, and in some cases more robust than, the bundle of services that PAETEC offers;

•	PAETEC’s current and potential customers are increasingly using Voice over Internet Protocol, which could reduce or eliminate long distance revenues generated by those customers;

•

Cavalier’s residential service offering competes with consumer wireless services and providers such as Vonage Holdings Corp., magicjack, LP, Google Inc., Skype Inc. and cable companies that use IP technology, all of which offer services using either their private IP networks or the public Internet to access their customers;

•

the mergers between AT&T Inc. and SBC Communications, Inc., between MCI, Inc. and Verizon Communications Inc., and between AT&T and BellSouth Corporation, as well as the proposed merger between CenturyLink, Inc. and Qwest Corporation, provide, or are expected to provide, these carriers with significant operating efficiencies and substantially greater marketing, financial and technical resources as they compete with PAETEC;

•

regulatory authorities generally have decreased their oversight of incumbent carriers, including wholesale obligations of these carriers, and from time to time are asked to forbear from applying a range of regulations to incumbent carriers, which may increase the benefits these companies obtain from their longstanding customer relationships and facilitate their ability to reduce prices for local and other network services by offsetting those reductions with revenue or profits generated by unrelated businesses, products or services;

•

states, or the FCC, if it elects to preempt state jurisdiction, may impose limits on intrastate access rate levels that competitive carriers such as PAETEC may charge interexchange carriers when providing switched access services on intrastate long distance traffic; and

•

regulatory authorities have permitted incumbent carriers to exercise pricing flexibility in setting the rates they charge for some of the network services that PAETEC also provides, rather than requiring these incumbent carriers to charge set rates.

Industry consolidation and realignment may increase PAETEC’s costs.

Before their respective mergers, AT&T and MCI offered some network services and elements in competition with the incumbent carriers, including high-speed circuits (DS1 and DS3 and OCN), interoffice transport and last mile access loops to some premises. The mergers between AT&T and SBC and between AT&T and BellSouth have increased the cost of the high-speed circuits that PAETEC leases to connect its customers to PAETEC’s switching equipment. The merger between MCI and Verizon also could increase the cost of similar high-speed circuits in the Verizon region by reducing the number of providers that offer those high-speed circuits. PAETEC also may incur increased circuit costs in portions of the Qwest region, where these large incumbents may not have a significant presence. Such a development could decrease the competitive pressure on other carriers to maintain low rates for these circuits. The expansion of operations of medium-sized incumbent carriers into markets served by PAETEC, either through merger or the sale of exchanges by an RBOC to a smaller incumbent carrier, may negatively affect PAETEC’s operations if the non-RBOC incumbent carrier has less sophisticated systems and more costly terms for interconnection and access to last mile facilities. As a result of its proposed acquisition of Qwest announced in April 2010, CenturyLink will become the incumbent local exchange carrier in the existing Qwest 14-state region. In its filings to secure regulatory approval of the transaction, CenturyLink has not agreed to use the legacy Qwest operational support systems after 30 months following the transaction closing date. If CenturyLink subsequently attempts to change the existing Qwest operational support systems to significantly less advanced systems, such a change would negatively affect PAETEC’s ability to serve its existing customers and obtain new customers, and would increase PAETEC’s operating costs.

PAETEC’s operating performance will suffer if it is not offered competitive rates for the access services PAETEC needs to provide its long distance services.

PAETEC depends on other telecommunications companies to originate and terminate a significant portion of the long distance traffic initiated by PAETEC’s network services customers. Access charges historically have made up a significant percentage of the overall cost associated with the provision of long distance service by PAETEC. If the volume of long distance traffic PAETEC carries remains substantial, its operating performance will suffer if it is not offered these access services at rates that are substantially equivalent to the rates charged to its competitors or that otherwise do not enable it to have profitable pricing of its long distance services.

PAETEC’s customer churn rate may increase, which could have an adverse effect on PAETEC’s revenues.

Higher customer “churn,” or attrition, rates could adversely impact PAETEC’s revenue growth, while a sustained or significant growth in the churn rate could have a material adverse effect on PAETEC’s financial condition. Customer churn occurs when a customer discontinues service with PAETEC either voluntarily, such as when a customer switches to a competitor, or involuntarily, such as when a customer goes out of business. Changes in the economy, increased competition from other providers, the types of customers PAETEC serves, or issues with PAETEC’s service quality could increase the company’s customer churn rate. PAETEC anticipates that lower prices offered by PAETEC’s competitors may contribute to greater customer churn. In addition, the churn rate may increase because the rate of attrition of small business and residential customers, many of which PAETEC acquired through its acquisition of Cavalier, is traditionally higher than the attrition rate for larger enterprise customers.

If PAETEC does not compete effectively in the highly competitive market for network services, it could lose customers and revenue and may face more difficulties as it expands in existing markets and enters new markets.

The telecommunications industry is highly competitive, particularly with the advent of new technologies replacing traditional public switched telecommunications networks in favor of services transmitted over the Internet. This increased level of competition could diminish PAETEC’s market share and affect PAETEC’s ability to expand PAETEC’s business. PAETEC will compete with current and potential market entrants, including:

•	AT&T, Qwest, Verizon and CenturyLink, which are the large, former monopoly local telephone companies and their successors;

•	other competitive carriers, competitive access providers, Internet service providers and stand-alone VoIP providers; and

•	for consumer services offered by Cavalier, wireless services providers such as Vonage, magicjack, Google and Skype, and cable companies.

Many of the competitors identified above have significantly greater market presence, engineering and marketing capabilities, and financial, technological and personnel resources than PAETEC. Additionally, some of these competitors are currently subject to substantially less regulation than competitive and incumbent carriers and claim to be exempt from a number of taxes and regulatory charges that PAETEC is required to pay. As a result, PAETEC’s competitors may be able to develop and expand their network infrastructures and service offerings more efficiently or more quickly, adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisitions and other opportunities more readily, and devote greater resources to the marketing and sale of their products and services than PAETEC.

Changes in technology, service offerings and customer preferences could affect PAETEC’s ability to compete in the marketplace for telecommunications and information services.

PAETEC faces rapid and significant changes in technology. PAETEC’s ability to retain existing customers and attract new customers will be impaired if PAETEC is unable to deliver new technologies and services that have significant customer acceptance, to adopt those new technologies and offer those new services in a timely and effective manner, and to compete successfully against other service providers that introduce the same or similar new technologies and offer substantially similar new services. The telecommunications industry has changed significantly over the past several years and is continuing to evolve rapidly. Emerging technologies and services, such as VoIP applications, broadband services and advanced wireless offerings, are altering the economic conditions under which the telecommunications and information services industry operates. New technologies also could lead to the development of new, more convenient and cost-effective services. In addition, the preferences and requirements of customers are rapidly changing. For example, telecommunications customers are increasingly using wireless forms of communication, such as handheld Internet-access devices and mobile phones. The use of wireless communications has resulted in a decline in the volume of voice traffic carried by traditional wireline telecommunications networks and likely has resulted in a decrease in the average minutes of use generated by customers of wireline communications services providers, including PAETEC. In addition, a significant percentage of residential customers in the United States have stopped subscribing to any landline telephone service and rely exclusively on wireless services, which PAETEC currently does not offer. PAETEC expects these trends to continue.

The development and offering of new services in response to new technologies or consumer demands may require PAETEC to increase its capital expenditures significantly. For instance, PAETEC may be required to convert its existing network to a network using more advanced technology. If PAETEC is unable successfully to install or operate new network equipment or convert its network, or if the technology choices PAETEC makes prove to be incorrect, ineffective or unacceptably costly, PAETEC may not be able to compete effectively. In addition, new technologies may be protected by patents or other intellectual property laws, and, therefore, may be available only to PAETEC’s competitors.

If PAETEC does not successfully implement its acquisition strategy, its acquisition of other businesses could harm PAETEC’s results of operations and financial condition.

As part of PAETEC’s growth strategy, PAETEC seeks to supplement internal expansion through targeted acquisitions. PAETEC is subject to various risks in connection with any acquisitions or series of acquisitions, including the risks that PAETEC:

•

may be unable to realize anticipated cost savings or operating efficiencies, to retain skilled management, technical, sales and back office personnel of acquired companies, to maintain uniform standards, controls, procedures and policies throughout all of its acquired companies, or to manage successfully the risks associated with its entry into new geographical, customer or product markets in which it has little or no experience;

•

may suffer adverse developments in its relationships with vendors, face brand awareness issues related to the acquired assets or customers, be forced to limit the attention it can devote to any one acquired company, and suffer disruption of its ongoing business operations as a result of its acquisition and integration activities;

•

may encounter resistance by customers of acquired companies to PAETEC’s marketing programs, pricing levels or services and may not successfully incorporate the services of acquired businesses into PAETEC’s package of service offerings or successfully integrate the network equipment, billing and operating support systems of acquired businesses; and

•	may experience difficulties in evaluating the historical or future financial performance of the acquired companies.

Even if acquired companies eventually contribute to an improvement in PAETEC’s operating results or financial condition, the acquisitions may adversely affect PAETEC’s operating results and financial condition in the short term. PAETEC’s operating results may decrease as a result of transaction-related expenses PAETEC records for the period in which it completes an acquisition. PAETEC’s operating results may be further reduced by the higher operating and administrative expenses PAETEC may incur in the periods immediately following an acquisition as PAETEC integrates the acquired business into its operations.

Any significant impairment of PAETEC’s goodwill would lead to a decrease in PAETEC’s assets and a reduction in its net operating performance.

At March 31, 2011, PAETEC had goodwill of approximately $443.8 million, which constituted approximately 22.1% of PAETEC’s total assets at that date. If PAETEC makes changes in its business strategy or if market or other conditions adversely affect its business operations, PAETEC may be forced to record an impairment charge, which would lead to a decrease in the company’s assets and reduction in net operating performance. For 2008, PAETEC recorded a goodwill impairment charge of $355.0 million. PAETEC tests goodwill for impairment annually or whenever events or changes in circumstances indicate an impairment may have occurred. If the testing performed indicates that impairment has occurred, PAETEC is required to record an impairment change for the difference between the carrying value of the goodwill and the implied fair value of the goodwill in the period in which the determination is made. The testing of goodwill for impairment requires PAETEC to make significant estimates about the future performance and cash flows of the company, as well as other assumptions. These estimates can be affected by numerous factors, including changes in economic, industry or market conditions, changes in underlying business operations, future reporting unit operating performance, existing or new product market acceptance, changes in competition, or changes in technologies. Any changes in key assumptions, or actual performance compared with those assumptions, about PAETEC’s business and its future prospects or other assumptions could affect the fair value of one or more reporting units, and result in an impairment charge.

Adverse developments in the credit and capital markets may negatively affect PAETEC’s ability to raise additional capital.

Adverse conditions in the debt security and syndicated loan markets, which have significantly reduced the availability of corporate credit, are continuing to affect the global financial system and equity markets. PAETEC’s ability to access the debt and equity markets may be restricted at a time when it would like, or need, to access such markets. Such reduced access could have an adverse effect on PAETEC’s flexibility to react to changing economic and business conditions. Further, the disruptions in the financial markets have had, and may continue to have, an adverse effect on the market value of PAETEC’s common stock, which could make it more difficult or costly for the company to raise capital through an offering of its equity securities.

If PAETEC is unable to raise additional capital, its ability to expand its business and to meet its obligations will be limited.

The development and expansion of PAETEC’s network will require substantial capital investment. If PAETEC chooses to accelerate the expansion of its business, PAETEC will require additional capital. PAETEC also may require additional capital to fund payments of its indebtedness as an increasing amount of such indebtedness becomes due and payable. If PAETEC cannot successfully obtain additional equity or debt financing for necessary purposes on acceptable terms, PAETEC could be at a competitive disadvantage relative to competitors with significant capital or the ability to raise significant capital for expansion. The terms of any financing PAETEC does obtain may be burdensome to PAETEC.

If PAETEC does not continue to attract and retain qualified personnel and independent sales agents or retain its key management, PAETEC may not be able to execute its business plan.

PAETEC faces competition for qualified personnel, including management, technical and sales personnel. PAETEC also relies on a large number of independent sales agents to market and sell PAETEC’s services. If PAETEC is unable to attract and retain experienced and motivated personnel, including a large and effective direct sales force, a substantial number of independent sales agents, and qualified information technology and other back office personnel, PAETEC may not be able to obtain new customers or effectively service existing customers, or sell sufficient amounts of service to execute PAETEC’s business plan. Additionally, the loss of key management personnel could impair PAETEC’s ability to implement its acquisition integration plan and execute its business strategy, which could hinder PAETEC’s ability to sustain profitable operations.

Failure to obtain and maintain necessary permits and rights-of-way could interfere with PAETEC’s network infrastructure and operations.

To obtain and maintain rights-of-way and similar rights and easements needed to install, operate and maintain fiber optic cable and its other network elements, PAETEC must negotiate and manage agreements with state highway authorities, local governments, transit authorities, local telephone companies and other utilities, railroads, long distance carriers and other parties. The failure to obtain or maintain any rights-of-way could interfere with PAETEC’s operations, interfere with its network infrastructure and adversely affect PAETEC’s business. For example, if PAETEC loses access to a right-of-way, it may need to spend significant sums to remove and relocate its facilities.

PAETEC and other industry participants are frequently involved in disputes over issues that, if decided adversely to PAETEC, could harm PAETEC’s financial and operational prospects.

PAETEC anticipates that it will continue to be subject to risks associated with the resolution of various disputes, lawsuits, arbitrations and proceedings affecting PAETEC’s business. The deregulation of the telecommunications industry, the implementation of the Telecom Act, the evolution of telecommunications infrastructure from time-division multiplexing to Internet Protocol, and the financial distress of many carriers in the telecommunications industry as a result of continued competitive factors and financial pressures have resulted in the involvement of numerous industry participants, including PAETEC, in disputes, lawsuits, proceedings and arbitrations before state and federal regulatory commissions, private arbitration organizations such as the American Arbitration Association, and courts over many issues that will be important to PAETEC’s financial and operational success. These issues include the interpretation and enforcement of existing interconnection agreements and tariffs, the terms of new interconnection agreements, operating performance obligations, intercarrier compensation, treatment of different categories of traffic (for example, traffic originated or terminated on wireless networks or VoIP), the jurisdiction of traffic for intercarrier compensation purposes, the wholesale services and facilities available to PAETEC, the prices PAETEC will pay for those services and facilities, and the regulatory treatment of new technologies and services.

PAETEC’s business could suffer if third parties successfully claim that PAETEC has infringed their intellectual property rights.

The dependence of the telecommunications industry on proprietary technology has resulted in increasingly frequent litigation based on allegations of the infringement of patents and other intellectual property. PAETEC may be subject to litigation to defend against claimed infringement of the rights of others or to determine the scope and validity of the proprietary rights of others. Regardless of its merits, any intellectual property litigation could be time-consuming and costly and could divert management’s time and attention from PAETEC’s business operations.

If PAETEC is unable to maintain or enhance its back office information systems, PAETEC may not be able to increase its revenue as planned or to compete effectively.

Sophisticated back office information systems are vital to PAETEC’s revenue growth and PAETEC’s ability to monitor costs, bill customers, initiate, implement and track customer orders, and achieve operating efficiencies. To increase revenue, PAETEC must select products and services offered by third-party vendors and efficiently integrate those products and services into PAETEC’s existing back office operations. PAETEC may not successfully implement these products, services and systems on a timely basis, and PAETEC’s systems may fail to perform as the company expects. A failure or delay in the expected performance of PAETEC’s back office systems, or a failure or delay in effectively integrating the back office systems of acquired companies with PAETEC’s back office systems, could slow the pace of PAETEC’s expected revenue growth or harm PAETEC’s competitiveness by adversely affecting PAETEC’s service quality, which could lead to a loss of existing customers or a failure to attract and retain new customers. PAETEC’s business could suffer similar harm if incumbent local exchange carriers are permitted under applicable regulation to modify or degrade substantially any existing operational support systems that are used by PAETEC’s back office systems to order network elements or other services, correct service problems, and bill customers.

Network failures or system breaches could cause delays or adversely affect PAETEC’s service quality, which may cause it to lose customers and revenue.

In operating its network, PAETEC must maintain connections for, and manage, a large number of customers and a large quantity of traffic at high speeds. Any failure or perceived failure to achieve or maintain high-speed data transmission could significantly reduce demand for PAETEC’s services and adversely affect PAETEC’s operating results. In the past, PAETEC has experienced outages, such as temporary switch outages, that have prevented it from providing uninterrupted services to some of its customers. Such outages have resulted in lost revenue and could cause PAETEC to lose customers. In the future, PAETEC may experience similar or more severe outages or other network failures or breaches. Computer viruses, break-ins, human error, natural disasters and other problems also may disrupt PAETEC’s network. The network security and stability measures PAETEC implements may be circumvented in the future or otherwise fail to prevent the disruption of PAETEC’s services. The costs and resources required to eliminate computer viruses and other security problems may result in interruptions, delays or cessation of services to PAETEC’s customers, which could result in reduced demand for PAETEC’s services, decrease PAETEC’s revenue and slow PAETEC’s planned expansion.

If PAETEC’s network or other ground facilities are damaged by natural catastrophes or terrorism, PAETEC’s ability to provide services may be interrupted and the quality of PAETEC’s services may be adversely affected.

A major earthquake, hurricane, tornado, fire, terrorist attack on the United States, or other catastrophic event could damage PAETEC’s network, network operations centers, central offices or corporate headquarters. Such an event could interrupt PAETEC’s services, adversely affect service quality and harm PAETEC’s business. PAETEC does not have replacement or redundant facilities that it can use to provide alternative means of service to all customers or under every circumstance in the event of a catastrophic event. Any damage to PAETEC’s network could result in degradation of PAETEC’s service for some customers and could result in complete loss of service in affected areas.

Future sales of PAETEC’s common stock in the public market could lower the price of PAETEC common stock and impair PAETEC’s ability to raise funds in future securities offerings.

Future sales of a substantial number of shares of PAETEC common stock in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of PAETEC common stock and could make it more difficult for PAETEC to raise funds through a public offering of its equity securities. PAETEC stockholders with rights under existing registration rights agreements will have the benefit, subject to limitations and qualifications, to registration rights with respect to their PAETEC common stock that would permit the sale of such common stock in the public market.

If PAETEC fails to maintain proper and effective internal control over financial reporting or fails to implement any required changes, PAETEC’s ability to produce accurate financial statements could be impaired, which could increase its operating costs and adversely affect its ability to operate its business.

PAETEC is required to provide annual management assessments of the effectiveness of its internal control over financial reporting and to provide reports by PAETEC’s independent registered public accounting firm addressing the effectiveness of internal control over financial reporting. Ensuring that PAETEC has adequate internal control over financial reporting so that PAETEC can produce accurate financial statements on a timely basis is a costly and time-consuming effort. Implementing any required changes to PAETEC’s internal controls may require modifications to PAETEC’s existing accounting systems or the engagement of additional accounting personnel. Any failure to maintain adequate internal controls, or the inability to produce accurate financial statements on a timely basis, could increase PAETEC’s operating costs and impair PAETEC’s ability to operate its business.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or “Exchange Act.” These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, financial position, levels of activity, performance or achievements to be materially different from any future results, financial position, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would,” or similar words. You should read statements that contain these words carefully because they discuss our expectations concerning our future results of operations or financial position, or state other forward-looking information. There may be events in the future, however, that we are not able to control or predict accurately. The risks described in the section entitled “Risk Factors” in this prospectus and in the other information included in this prospectus provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations that we describe in the forward-looking statements. The occurrence of the events described in such risks and other information could have a material adverse effect on our business, results of operations and financial position and could materially adversely affect our ability to meet our obligations under the exchange notes.

We cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on the forward-looking statements included in this prospectus, which apply only as of the date as of which such statements are made. Except as required by law, we expressly disclaim any duty to update the forward-looking statements, and the estimates and assumptions associated with them, after the date as of which such statements are made, whether to reflect changes in circumstances or our expectations, the occurrence of unanticipated events, or otherwise.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. In consideration for issuing the exchange notes, we will receive in exchange the original notes in the same principal amount. The terms of the exchange notes will be substantially identical to the terms of the original notes, except that the transfer restrictions, registration rights and related additional interest terms applicable to the original notes will not apply to the exchange notes. The original notes surrendered in exchange for the exchange notes will be retired and cancelled and may not be reissued. Accordingly, issuance of the exchange notes will not result in any increase in our outstanding indebtedness or in the obligations of the guarantors of the notes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the periods indicated.

Year Ended December 31,					Three Months Ended March 31, 2011
2006	2007	2008	2009	2010
1.58	1.27	(1)	(1)	(1)	(1)

(1)

Earnings were insufficient to cover fixed charges by $398.1 million for the year ended December 31, 2008, $30.0 million for the year ended December 31, 2009, $58.7 million for the year ended December 31, 2010 and $11.3 million for the three months ended March 31, 2011. As a result, the ratio of earnings to fixed charges was less than 1.0 for each of such periods.

For purposes of calculating the ratio of earnings to fixed charges for each period, earnings consists of the sum of pre-tax income (loss) from continuing operations, fixed charges, and amortization of capitalized interest, all less capitalized interest. Fixed charges for each period consist of the sum of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness and the estimated portion of rental expense deemed by us to be representative of the interest factor of rental payments under operating leases.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

The selected consolidated statements of operations data, consolidated balance sheet data, other financial data and operating data reflect the financial results of PAETEC Corp., as predecessor to PAETEC Holding, and PAETEC Corp.’s wholly-owned subsidiaries. After February 28, 2007, the date of completion of the merger transaction with US LEC Corp., or “US LEC,” the accompanying selected data include the accounts of PAETEC Holding and its wholly-owned subsidiaries, including PAETEC Corp. and PAETEC Corp.’s wholly-owned subsidiaries and US LEC and US LEC’s wholly-owned subsidiaries. After February 8, 2008, the date of completion of the merger transaction with McLeodUSA Incorporated, or “McLeodUSA,” the accompanying selected data include the foregoing accounts as well as the accounts of McLeodUSA and McLeodUSA’s wholly-owned subsidiaries. As of December 6, 2010, the date of completion of the merger transaction with Cavalier, the accompanying selected data include the foregoing accounts as well as the accounts of Cavalier and Cavalier’s wholly-owned subsidiaries.

The following tables show the selected consolidated statements of operations data, consolidated balance sheet data, other financial data and operating data of PAETEC Corp. as of and for the year ended December 31, 2006 and of PAETEC Holding as of and for the years ended December 31, 2007, 2008, 2009, and 2010. The selected consolidated statements of operations data and other financial data for the years ended December 31, 2008, 2009 and 2010 and the selected consolidated balance sheet data as of December 31, 2009 and 2010 are derived from PAETEC’s audited consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States of America, or “GAAP,” as included in this prospectus. The selected consolidated statements of operations data and other financial data for the years ended December 31, 2006 and 2007 and the selected consolidated balance sheet data as of December 31, 2006, 2007 and 2008 are derived from PAETEC’s audited consolidated financial statements prepared in accordance with GAAP, which are not included in this prospectus. The summary financial data as of March 31, 2010 and March 31, 2011 and for the three months ended March 31, 2010 and 2011 are unaudited, but include, in the opinion of our management, all adjustments, consisting of normal, recurring adjustments, necessary for a fair presentation of such data. Our historical results are not necessarily indicative of our results for any future period.

You should read the data set forth below together with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and PAETEC’s consolidated financial statements and the related notes thereto included in this prospectus, as well as together with the other financial information included in this prospectus.

	Year Ended December 31,					Three Months Ended March 31,
	2006	2007(1)	2008(2)	2009	2010(3)	2010	2011
	(in thousands, except per share data)
Consolidated Statements of Operations Data:
Revenue:
Network services revenue	$460,347	$855,833	$1,237,668	$1,258,489	$1,245,157	$310,474	$377,032
Carrier services revenue	88,284	144,924	271,279	260,023	262,749	63,043	82,212
Integrated solutions revenue	37,671	40,256	61,433	61,675	115,910	16,534	36,269

Total revenue	586,302	1,041,013	1,570,380	1,580,187	1,623,816	390,051	495,513
Cost of sales (exclusive of operating items shown separately below)	282,169	491,684	781,347	782,389	808,892	192,749	233,912
Selling, general and administrative expenses (exclusive of operating items shown separately below and inclusive of stock-based compensation)	219,516	373,715	572,180	559,541	559,673	134,260	172,692
Leveraged recapitalization related costs	15,153	—	—	—	—	—	—
Litigation settlement	1,500	—	—	—	—	—	—
Acquisition, integration and separation costs	—	3,665	12,700	—	14,124	—	2,493
Impairment charge	—	—	355,000	—	—	—	—
Sales and use tax settlement	—	—	—	(7,221)	—	—	—
Depreciation and amortization	34,618	75,237	174,251	184,588	196,543	47,173	63,313

	Year Ended December 31,					Three Months Ended March 31,
	2006	2007(1)	2008(2)	2009	2010(3)	2010	2011
	(in thousands, except per share data)
Income (loss) from operations	33,346	96,712	(325,098)	60,890	44,584	15,869	23,103
Debt extinguishment and related costs	5,081	14,558	—	17,891	7,382	4,423	—
Other income, net	(4,509)	(4,784)	(663)	(1,107)	(392)	(112)	(81)
Interest expense	27,319	68,373	73,663	74,149	96,339	22,037	34,464
Change in fair value of Series A convertible redeemable preferred stock conversion right	(10,778)	—	—	—	—	—	—

Income (loss) before income taxes	16,233	18,565	(398,098)	(30,043)	(58,745)	(10,479)	(11,280)
Provision for (benefit from) income taxes	8,430	8,037	89,797	(1,354)	(1,004)	(941)	650

Net income (loss)	$7,803	$10,528	$(487,895)	$(28,689)	$(57,741)	$(9,538)	$(11,930)

(Loss) income allocated to common stockholders(4)	$(33,155)	$10,528	$(487,895)	$(28,689)	$(57,741)	$(9,538)	$(11,930)

Basic net (loss) income per common share—(4)	$(1.05)	$0.12	$(3.48)	$(0.20)	$(0.40)	$(0.07)	$(0.08)

Diluted net (loss) income per common share—(4)(5)	$(1.05)	$0.10	$(3.48)	$(0.20)	$(0.40)	$(0.07)	$(0.08)

	As of December 31,					As of March 31,
	2006	2007(1)	2008(2)	2009	2010(3)	2011
	(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$46,885	$112,601	$164,528	$152,888	$95,533	$103,853
Property and equipment, net	167,566	312,032	638,941	619,048	860,782	863,748
Total assets	379,740	1,166,356	1,496,520	1,457,580	2,007,938	2,008,342
Long-term debt and capital lease obligations (including current portion and net of debt discount)	373,786	795,557	930,833	926,057	1,448,089	1,447,137

	Year Ended December 31,					Three Months Ended March 31,
	2006	2007(1)	2008(2)	2009	2010(3)	2010	2011
	(in thousands)
Other Financial Data:
Net cash (used in) provided by financing activities	(8,202)	290,275	127,767	(44,061)	438,771	18,561	(3,034)
Net cash provided by operating activities	53,555	113,116	152,131	152,169	125,768	7,828	60,685
Net cash used in investing activities	(47,862)	(337,675)	(227,971)	(119,748)	(621,894)	(34,997)	(49,331)
Adjusted EBITDA(6)	91,798	196,178	237,725	256,933	264,931	65,543	91,355

	As of December 31,					As of March 31,
	2006	2007(1)	2008(2)	2009	2010(3)	2010	2011
Operating Data:
Geographic markets served(7)	29	53	80	84	86	84	86
Number of switches deployed(8)	13	65	118	122	166	122	166
Total employees	1,312	2,432	3,685	3,693	4,639	3,646	4,507

(1)	Includes results of US LEC after the US LEC merger closing date of February 28, 2007.
(2)	Includes results of McLeodUSA after the McLeodUSA merger closing date of February 8, 2008.
(3)	Includes results of Cavalier as of the Cavalier merger closing date of December 6, 2010.
(4)

Basic and diluted net (loss) income per common share for the year ended December 31, 2006 was calculated using the “two-class” method in accordance with Accounting Standards Codification, or “ASC,” Topic 260, Earnings Per Share, by dividing undistributed (loss) income allocated to common stockholders by the weighted average number of common shares and potential common shares outstanding during the period, after giving effect to the participating security, which was PAETEC Corp.’s convertible redeemable preferred stock that was outstanding during the period. During the second quarter of 2006, as part of a leveraged recapitalization, PAETEC Corp. converted or repurchased all of its outstanding preferred stock. At and after June 30, 2006, there were no participating securities outstanding and, therefore, the “two-class” method of calculating basic and diluted (loss) income per share does not apply to those periods.

(5)

Potential common shares, which under the treasury stock method consist of stock options, warrants, and restricted stock units, and preferred stock assuming the full conversion of such preferred stock, are excluded from the diluted net loss per common share calculations for the years ended December 31, 2006, 2008, 2009 and 2010 and for the three months ended March 31, 2010 and 2011 because the effect of their inclusion would have been anti-dilutive. At December 31, 2006, and thereafter, there were no shares of convertible redeemable preferred stock outstanding.

(6)

Adjusted EBITDA is not a financial measurement prepared in accordance with GAAP. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview—Adjusted EBITDA Presentation” for PAETEC’s reasons for including adjusted EBITDA data in this prospectus and for material limitations with respect to the usefulness of this measurement. The following table sets forth, for the periods indicated, a reconciliation of adjusted EBITDA to net income (loss), as net income (loss) is calculated in accordance with GAAP:

	Year Ended December 31,					Three Months Ended March 31,
	2006	2007(1)	2008(2)	2009	2010(3)	2010	2011
	(in thousands)
Net income (loss)	$7,803	$10,528	$(487,895)	$(28,689)	$(57,741)	$(9,538)	$(11,930)
Add back non-EBITDA items included in net income (loss):
Depreciation and amortization	34,618	75,237	174,251	184,588	196,543	47,173	63,313
Interest expense, net of interest income	24,995	63,607	71,857	73,188	95,911	21,964	34,413
Provision for (benefit from) income taxes	8,430	8,037	89,797	(1,354)	(1,004)	(941)	650

EBITDA	75,846	157,409	(151,990)	227,733	233,709	58,658	86,446
Stock-based compensation	6,496	20,546	22,015	18,772	9,716	2,462	2,416
Leveraged recapitalization related costs	15,153	—	—	—	—	—	—
Change in fair value of Series A convertible redeemable preferred stock conversion right	(10,778)	—	—	—	—	—	—
Debt extinguishment and related costs	5,081	14,558	—	17,891	7,382	4,423	—
Acquisition, integration and separation costs	—	3,665	12,700	—	14,124	—	2,493
Impairment charge	—	—	355,000	—	—	—	—
Sales and use tax settlement	—	—	—	(7,221)	—	—	—
Gain on non-monetary transaction	—	—	—	(242)	—	—	—

Adjusted EBITDA	$91,798	$196,178	$237,725	$256,933	$264,931	$65,543	$91,355

(7)	Each market represents a geographic area within one of the top 100 U.S. metropolitan statistical areas in which PAETEC offers its network services.
(8)	Switches are computers that connect customers to PAETEC’s network and transmit voice and data communications over the network.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined statement of operations has been prepared to reflect:

•	the effect of PAETEC’s $300 million senior secured notes offering and related debt refinancing completed on January 12, 2010;

•

the effect of PAETEC’s $450 million senior notes offering completed on December 2, 2010 and the application of the proceeds therefrom, together with the cash on hand of PAETEC and Cavalier Telephone Corporation, or “Cavalier,” to pay the merger consideration and other costs and expenses related to PAETEC’s acquisition of Cavalier by merger on December 6, 2010, including repayment of substantially all outstanding Cavalier indebtedness; and

•	PAETEC’s acquisition of Cavalier by merger on December 6, 2010.

You should read this unaudited pro forma condensed combined statement of operations in conjunction with the:

•	accompanying notes to the unaudited pro forma condensed combined statement of operations; and

•	separate audited historical consolidated financial statements of PAETEC as of and for the year ended December 31, 2010 and related notes included in this prospectus.

The historical financial information of PAETEC for the year ended December 31, 2010 presented in the unaudited pro forma condensed combined statement of operations is derived from the audited consolidated financial statements of PAETEC and the unaudited historical consolidated financial information of Cavalier for the period from January 1, 2010 through December 6, 2010, respectively, but does not include all disclosures required by United States generally accepted accounting principles, or “GAAP.”

The unaudited pro forma condensed combined statement of operations is provided for informational purposes only. The pro forma information is not necessarily indicative of what the combined companies’ results of operations actually would have been if the events set forth above had been completed at the date indicated. In addition, the unaudited pro forma condensed combined statement of operations does not purport to project the future financial position or operating results of PAETEC.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 combines the historical consolidated statements of operations for PAETEC and Cavalier to give effect to PAETEC’s acquisition of Cavalier, PAETEC’s $300 million senior secured notes offering completed on January 12, 2010, and PAETEC’s $450 million senior notes offering completed on December 2, 2010 and the application of the proceeds therefrom, together with PAETEC and Cavalier cash on hand, to pay the merger consideration and other costs and expenses related to PAETEC’s acquisition of Cavalier, including repayment of substantially all outstanding Cavalier indebtedness, as if they had occurred on January 1, 2010.

Issuance and Sale of 8 7/8% Senior Secured Notes.    On January 12, 2010, PAETEC issued and sold $300 million in aggregate principal amount of 8 7/8% senior secured notes due 2017. PAETEC sold the senior secured notes at an offering price of 100.528% of their principal amount, plus accrued interest from December 31, 2009, and applied a portion of the proceeds of the offering to repay $240.2 million principal amount of term loans and $30.0 million principal amount of revolving loans outstanding under its senior secured credit facilities and to pay related fees and expenses. The $300 million of senior secured notes accrue interest at a rate of 8 7/8% per year. Interest is payable semi-annually in cash in arrears on June 30 and December 31 of each year. The 8 7/8% senior secured notes will mature on June 30, 2017.

The January 12, 2010 offering of PAETEC’s 8 7/8% senior secured notes and the use of the proceeds of such offering was accounted for under the guidance in ASC Topic 470, Debt, as an extinguishment. The historical condensed consolidated statement of operations for the year ended December 31, 2010 reflects $4.4 million of debt extinguishment and related costs recognized by PAETEC in connection with the January 12, 2010 issuance and sale of the $300 million of 8 7/8% senior secured notes and related repayment of loans outstanding under its senior secured credit facilities.

Issuance and Sale of 9 7/8% Senior Notes and Acquisition of Cavalier.    On December 2, 2010, PAETEC Escrow Corporation, or “PAETEC Escrow,” a wholly-owned subsidiary of PAETEC Holding Corp., issued and sold $450 million in aggregate principal amount of its 9 7/8% senior notes due 2018. On December 2, 2010, the gross proceeds of approximately $435 million received from the offering of the 9 7/8% senior notes were deposited into a segregated escrow account.

On December 6, 2010, PAETEC Holding completed its acquisition of Cavalier by merger. Upon the effectiveness of the merger and the satisfaction of other conditions, PAETEC Holding assumed PAETEC Escrow’s obligations and agreements in respect of the 9 7/8% senior notes and under the indenture governing such notes, and the escrow arrangements were terminated and the proceeds of the offering of the 9 7/8% senior notes were disbursed from the escrow account and used, together with cash on hand of PAETEC Holding and Cavalier, to pay the consideration and other costs and expenses related to the merger.

PAETEC’s acquisition of Cavalier by merger on December 6, 2010 was accounted for using the acquisition method in accordance with ASC Topic 805, Business Combinations, or “ASC 805.” The purchase price allocation for the Cavalier merger is reflected in the historical consolidated balance sheet of PAETEC as of December 31, 2010, as included in this prospectus. In accordance with ASC 805, the purchase price of the Cavalier merger was allocated to the assets acquired and liabilities assumed based on their fair values as of the merger closing date, with the amounts exceeding the fair value of the assets acquired being recorded as goodwill.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 has been adjusted for the decreased depreciation expense resulting from the acquired property and equipment, as well as the increased amortization expense resulting from the acquired intangible assets.

This unaudited pro forma financial information is based on PAETEC management’s estimates of fair values of acquired property and equipment and intangible assets. Definitive allocations will be finalized based upon valuations and other studies that were performed following the closing date of the merger. Accordingly, the depreciation and amortization adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information and are subject to revision based on a final determination of fair value. Final determinations of fair value may differ materially from those presented. The unaudited pro forma condensed combined statement of operations also includes certain purchase accounting adjustments, including items expected to have a continuing impact on the combined results, such as interest expense on PAETEC’s $450 million offering of the 9 7/8% senior notes completed on December 2, 2010.

The unaudited pro forma condensed combined statement of operations does not include the effects of any revenue, cost or other operating efficiencies that may result from the Cavalier merger, nor does it reflect any other changes that might occur regarding the PAETEC and Cavalier combined portfolios of businesses.

The unaudited pro forma condensed consolidated statement of operations does not reflect any nonrecurring charges expected to result from the Cavalier merger, other than those actually realized and reflected in the historical consolidated statements of operations for PAETEC. The majority of nonrecurring charges resulting from the merger include employee termination, exit costs and other integration-related costs, as well as transaction costs such as investment banker, advisory, legal, and other professional fees.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2010

(in thousands, except share and per share data)

	PAETEC Holding Historical(a)	8 7/8% Senior Secured Notes Pro Forma Adjustments		Subtotal	Cavalier Historical(b)	Cavalier Merger Pro Forma Adjustments and Pro Forma Adjustments for 9 7/8% Senior Notes		Pro Forma as Adjusted
Revenue	$1,623,816	$—		$1,623,816	$354,959	$(12,962	)(f)	$1,965,813
Cost of sales (exclusive of operating items shown separately below)	808,892	—		808,892	159,673	(12,962	)(f)	955,603
Selling, general and administrative expenses (exclusive of operating items shown separately below and inclusive of stock-based compensation)	559,673	—		559,673	112,901	—		672,574
Acquisition, integration and separation costs	14,124	—		14,124	12,683	(20,164	)(g)	6,643
Depreciation and amortization	196,543	—		196,543	46,421	20,294	(h)	263,258

Income from operations	44,584	—		44,584	23,281	(130)		67,735
Debt extinguishment and related costs	7,382	(4,423	)(c)	2,959	—	—		2,959
Other income, net	(392)	—		(392)	(74)	—		(466)
Interest expense	96,339	635	(d)	96,974	39,874	4,172	(i)	141,020

(Loss) income from continuing operations before income taxes	(58,745)	3,788		(54,957)	(16,519)	(4,302)		(75,778)
(Benefit from) provision for income taxes	(1,004)	—	(e)	(1,004)	319	(319	)(j)	(1,004)

Loss from continuing operations	$(57,741)	$3,788		$(53,953)	$(16,838)	$(3,983)		$(74,774)

Loss per common share from continuing operations—basic and diluted	$(0.40)			$(0.37)				$(0.51)

Basic and diluted weighted average common shares outstanding	145,345,301			145,345,301				145,345,301

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2010

(a)    Includes results of Cavalier as of the Cavalier merger closing date of December 6, 2010.

(b)    Represents results from January 1, 2010 through the Cavalier merger closing date of December 6, 2010.

(c)    The decrease in debt extinguishment and related costs of $4.4 million represents the elimination of historical PAETEC costs recognized in connection with the January 12, 2010 issuance and sale of $300 million in aggregate principal amount of 8 7/8% senior secured notes and related repayment of loans outstanding under PAETEC’s senior secured credit facilities. These historical costs are directly attributable to the issuance and sale of the 8  7/8% senior secured notes, and are not expected to have a continuing impact.

(d)    The increase in interest expense of $0.6 million represents the following:

•	an increase of $0.9 million related to the interest expense on the 8 7/8% senior secured notes; and

•

a decrease of $0.3 million related to the elimination of historical PAETEC interest expense on PAETEC’s indebtedness repaid with the proceeds of the offering of the 8 7/8% senior secured notes in January 2010.

(e)    During the year ended December 31, 2010, PAETEC maintained a full valuation allowance for deferred tax assets. Accordingly, no pro forma adjustments to the provision for income taxes were recorded related to the adjustments in expenses described in notes (c) and (d) above.

(f)    The decreases in both revenue and in cost of sales of $13.0 million represent the following:

•	a decrease of approximately $5.1 million in both revenue and in cost of sales to eliminate the impact of intercompany transactions between PAETEC and Cavalier for the period; and

•

a decrease of approximately $7.9 million in both revenue and in cost of sales to conform the historical results of Cavalier to the historical results of PAETEC with respect to the presentation of Universal Service Fund, or “USF,” taxes. Cavalier historically reported taxes collected from customers for the USF on a gross basis as revenue, and included the amounts remitted to the tax authorities for the USF in cost of sales. PAETEC presents USF taxes on a net basis.

(g)    The decrease in acquisition, integration and separation costs of $20.2 million represents the following:

•	a decrease of approximately $8.0 million due to the elimination of historical PAETEC transaction costs directly related to the acquisition of Cavalier by PAETEC; and

•	a decrease of approximately $12.2 million due to the elimination of historical Cavalier transaction costs directly related to the acquisition of Cavalier by PAETEC.

(h)    The increase in depreciation and amortization expense of $20.3 million represents the following:

•

an increase in amortization expense of approximately $20.8 million for the year ended December 31, 2010 based on an acquired fair value of Cavalier’s intangible assets of $160.2 million with estimated useful lives of approximately 1-14 years, and utilizing an accelerated amortization method; and

•

a decrease in depreciation expense of approximately $0.5 million for the year ended December 31, 2010 based on an acquired fair value of Cavalier’s depreciable property and equipment of $229.0 million with a weighted average expected useful life of approximately 6.7 years.

As the fair values assigned to the property and equipment and intangible assets acquired from Cavalier are preliminary in nature, actual depreciation and amortization expense in future periods may differ materially from the depreciation and amortization expense presented.

A change of $10 million in the fair value of the intangible assets acquired from Cavalier presented would result in a fluctuation of approximately $1.6 million in amortization expense during the year ended December 31, 2010.

A change of $10 million in the fair value of the property and equipment acquired from Cavalier presented would result in a fluctuation of approximately $1.5 million in depreciation expense during the year ended December 31, 2010.

(i)    The increase in interest expense of $4.2 million represents the following:

•

an increase of $43.8 million (of which $1.7 million represents amortization of debt discount and $1.3 million represents amortization of debt issue costs) related to the interest expense on the $450 million aggregate principal amount of 9 7/8% senior notes issued and sold on December 2, 2010; and

•

a decrease of $39.6 million (of which $2.2 million represents amortization of debt issue costs) related to the elimination of substantially all historical Cavalier interest expense on Cavalier’s pre-merger indebtedness.

Pro forma interest expense was calculated based on the stated interest rate of the 9 7/8% senior notes due 2018.

(j)    During the year ended December 31, 2010, PAETEC maintained a full valuation allowance for deferred tax assets. Accordingly, Cavalier’s historical benefit from income taxes was eliminated on a pro forma basis. In addition, no pro forma adjustments to the provision of income taxes were recorded related to Cavalier’s historical net loss from continuing operations or the adjustments in expenses described in notes (f), (g), (h) and (i) above.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following management’s discussion and analysis together with the consolidated financial statements and related notes and the other financial information that appear elsewhere in this prospectus.

Overview

PAETEC is a competitive broadband communications services and solutions provider guided by the principle that delivering superior customer service is the key to competing successfully with other communications services providers. PAETEC’s primary business is providing business end-user customers in metropolitan areas with a package of integrated broadband services that encompasses data services, including Internet access services and virtual private network services, and voice services, including local telephone services and domestic and international long distance services. As of March 31, 2011, PAETEC provided services for over 54,000 business customers in a service area encompassing 86 of the top 100 metropolitan statistical areas.

Business Acquisitions

PAETEC pursues an acquisition strategy to supplement its internal growth. Pursuant to this strategy and as discussed elsewhere in this prospectus, on December 6, 2010, PAETEC completed its acquisition by merger of Cavalier Telephone Corporation, which became a wholly-owned subsidiary of PAETEC Holding upon completion of the merger. Cavalier is a facilities-based competitive communications services provider that delivers traditional circuit-switched telephony services and Internet Protocol-based communications services to customers in 16 states in the Mid-Atlantic, Southeast and Midwest regions of the United States, as well as in the District of Columbia. Cavalier provides commercial, consumer and government customers and other communications providers with high-quality voice and data communications services that include high-speed and dial-up Internet services, local and long distance telephone services, and transport services. Cavalier maintains one of the most extensive competitive networks in the Eastern United States, with approximately 16,600 route miles of fiber.

On May 31, 2011, PAETEC Holding completed its acquisition by merger of XETA Technologies, Inc., or “XETA,” which became a wholly-owned subsidiary of PAETEC Holding at the effective time of the merger. Under the merger agreement, XETA’s security holders will receive total cash merger consideration of approximately $61 million. XETA is a provider of advanced communications solutions with nationwide sales and service.

Indebtedness

To fund its expansion through acquisitions, which began in February 2007 with the combination of PAETEC Corp. and US LEC and included the acquisition of McLeodUSA in February 2008, Cavalier in December 2010 and XETA in May 2011, PAETEC has increased its borrowings under a variety of debt arrangements. In connection with its acquisition of US LEC in 2007, PAETEC obtained $850 million aggregate principal amount of new senior secured credit facilities on February 28, 2007 and applied the proceeds of the facilities primarily to refinance or retire substantially all of the indebtedness of the two companies and to repurchase US LEC’s outstanding preferred stock. In July 2007, PAETEC amended its senior secured credit facilities and prepaid $300 million aggregate principal amount of borrowings under those facilities with the proceeds of an offering of $300 million aggregate principal amount of its 9.5% senior notes and cash on hand. In January 2008, PAETEC obtained $100 million principal amount of additional term loans under an incremental facility extended pursuant to its existing credit facilities agreement and applied a portion of the borrowings under that facility toward the redemption of all of McLeodUSA’s outstanding senior secured notes in connection with PAETEC’s acquisition of McLeodUSA.

In June 2009, to strengthen its financial position, PAETEC prepaid $330.5 aggregate million principal amount of borrowings under its senior secured credit facilities with the proceeds of an offering of $350 million aggregate principal amount of PAETEC Holding’s 8 7/8% senior secured notes and cash on hand. In January 2010, PAETEC prepaid the remaining $270.2 million principal amount of borrowings under its senior secured credit facilities with the proceeds of an offering of $300 million aggregate principal amount of additional 8  7/8% senior secured notes. As a result of the two offerings, PAETEC eliminated its outstanding borrowings under its senior secured credit facilities and extended its debt maturities to 2015 and 2017 with limited impact to its cash flow generation capabilities.

In December 2010, PAETEC issued $450 million aggregate principal amount of the 9 7/8% senior notes subject to the exchange offer covered by this prospectus and applied the proceeds to pay the merger consideration and other costs and expenses related to PAETEC’s acquisition of Cavalier, including repayment of substantially all outstanding Cavalier indebtedness.

On May 31, 2011, in connection with completion of the XETA acquisition, PAETEC obtained $225 million of new senior secured credit facilities, consisting of a $100 million term loan credit facility and a $125 million revolving credit facility. On that date, PAETEC drew down $100 million aggregate principal amount of term loans and applied approximately $69.5 million of the loan proceeds to pay the XETA merger consideration and associated costs and expenses and approximately $25.1 million of such proceeds to repay in full all revolving loans outstanding under its prior revolving credit facility.

Trends Affecting Our Business

General Economic Slowdown.    Adverse conditions in the global economy in recent years have reduced the availability of corporate credit, negatively affected employment levels and curtailed corporate growth and expansion. These conditions and other factors have contributed to a slowdown of business activity across a broad range of industries. PAETEC believes that the financial and economic pressures faced by its business customers in this environment of diminished consumer spending, corporate downsizing and tightened credit have had, and may continue to have, an adverse effect on billable minutes of use and on customer attrition rates, and have resulted in and may continue to result in increased customer demands for price reductions in connection with contract renewals. In addition, as a result of the current conditions, PAETEC’s ability to access further the debt and equity markets may be restricted at a time when it would like, or need, to access such markets, which could have an adverse effect on PAETEC’s flexibility to react to changing economic and business conditions. The disruptions in the financial markets have had, and may continue to have, an adverse effect on the market value of PAETEC’s common stock, which could make it more difficult or costly for the company to raise capital through an offering of its equity securities.

Shifting Patterns of Use and Convergence of Technology.    As telecommunications customers increasingly use wireless forms of communication, such as hand-held Internet access devices and cell phones, the volume of traffic carried by traditional wireline telecommunications networks has declined and is expected to continue to decline. Although PAETEC believes this trend is most pronounced in the residential marketplace, wireless substitution also has had an adverse effect on the wireline usage patterns of the medium-sized and large businesses and institutions PAETEC targets. PAETEC believes that wireless substitution has led to a decrease in the average minutes of use generated by its customers. To date, PAETEC has been able partially to offset this loss of revenue from existing customers through sales of services to new customers. PAETEC believes that the transition to wireless-based forms of communication will continue in the foreseeable future. PAETEC seeks to respond to this trend by offering service levels and product packages that are not currently available using wireless alternatives.

Voice and data traffic historically have traveled over telecommunications networks using incompatible transmission formats. This means that a telecommunications transmission circuit had to be designated to carry either data traffic or voice traffic. As a result, excess capacity on a voice circuit could not be made available to reduce demand on a data circuit. VoIP technology, which allows voice and data traffic to travel interchangeably over the same network, enables more efficient use of the telecommunications networks. Because PAETEC leases the majority of its transmission capacity, the increased efficiency has the potential to reduce significantly PAETEC’s cost of providing services to its customers. PAETEC continues to install equipment and transition its network to take advantage of these new technologies. PAETEC believes that, in operating a network using both traditional voice and newer VoIP technology, it is one of the leading competitive carriers in pursuing the benefits of technological convergence.

As PAETEC’s customers migrate their traditional voice services to VoIP technology, PAETEC is experiencing a decline in usage-based revenues. In addition, the combination of shifting patterns of use and increasing convergence of voice and data traffic could make it harder for PAETEC to sustain and improve its operating margins over the next several years. PAETEC believes that the challenges these trends may present will be offset in part by the efficiencies of operating a data network to which it will increasingly transition its traditional voice services.

Competition; Evolving Regulatory Environment; Industry Consolidation.    The telecommunications industry has remained highly competitive in an environment marked by increased deregulation. Market forces and changes in government regulations have required, and may continue to require, PAETEC to reduce rates for some of the services it provides. These trends may reduce PAETEC’s historical rate of revenue growth and continue to exert pressure on its operating margins. PAETEC believes that the relatively long-term nature of its agreements with customers of its network services, which as of March 31, 2011 have an average initial term of 36 months, should reduce the likelihood that it will experience significant, rapid decreases in the rates it charges for its services.

Mergers involving the RBOCs and deregulatory activity favoring RBOCs at both federal and state levels over the past several years have made it more difficult to compete against these larger, financially stronger competitors. Additional regulatory changes that would permit incumbent carriers to materially increase rates charged for interconnecting networks and accessing last mile connections or to reduce PAETEC’s rates for certain network services could make it more difficult for our company to remain competitive.

PAETEC’s industry has experienced a significant amount of consolidation in recent periods. Merger and acquisition transactions have created more significant competitors for PAETEC and have reduced the number of vendors from which PAETEC may purchase network elements it leverages to operate its business. PAETEC expects this trend to continue in the near future. To compete more effectively in its industry, PAETEC plans to continue pursuing its historical acquisition strategy to increase its operating leverage, achieve economies of scale and broaden its name recognition.

Financial Difficulties Faced by Many Competitive Communications Carriers.    Over the last decade, many competitive communications services providers have experienced financial difficulties. These difficulties have led to the general perception that the competitive carrier sector of PAETEC’s industry is marred by instability and financial weakness. This perception makes it harder for PAETEC to gain new customers, raise additional capital and negotiate with vendors. PAETEC has addressed this perception by maintaining cash balances that are generally in excess of its current needs and by managing its growth activities so that its short-term cash flow is not impaired.

Revenue

PAETEC derives revenue from sales of its network services, carrier services and integrated solutions services. PAETEC derives most of its revenue from monthly recurring fees and usage-based fees that are generated principally by sales of its network services.

Monthly recurring fees include the fees paid by PAETEC’s customers for lines in service and additional features on those lines. PAETEC primarily bills monthly recurring fees in advance.

Usage-based fees consist of fees paid by PAETEC’s network services customers for each call made, fees paid by the incumbent carriers in PAETEC’s markets as “reciprocal compensation” when PAETEC terminates local calls made by their customers, and access fees paid by other carriers for long distance calls PAETEC originates or terminates for those carriers.

The monthly recurring fees and usage-based fees generated by sales of PAETEC’s network services to end users and carrier services to any customer tend to be relatively consistent from month to month, subject to changes in the calling patterns of the customer’s business.

Network Services.    PAETEC delivers integrated communications services, including data and Internet services, local services and long distance services, to end users on a retail basis, which the company refers to as its “network services.”

PAETEC’s network services revenue consists primarily of monthly recurring fees and usage-based fees. In addition to usage-based fees invoiced directly to the end-user customers, usage-based fees for PAETEC’s network services include the interstate and intrastate access fees the company receives from other communications providers when it originates or terminates long-distance calls for those other providers to or from PAETEC’s network services customers, and the reciprocal compensation fees PAETEC receives from some other local carriers when it terminates non-toll calls originated by customers of other carriers. PAETEC recognizes revenue during the period in which the revenue is earned. PAETEC’s network services also generate non-recurring service activation and installation fee revenues, which it receives upon initiation of service. PAETEC defers recognition of these revenues and amortizes them over the average customer life.

PAETEC’s core network services are those that generate revenue from retail enterprise customers to which PAETEC delivers such integrated communications services on primarily T1 or larger access lines, which excludes access fee and reciprocal compensation fee revenue related to network services and revenue from the company’s POTS operations. POTS operations involve the provision of basic telephone services supplying standard single line telephones, telephone lines and access to the public switched network.

Carrier Services.    PAETEC generates revenue from wholesale sales of communications services to other communications businesses, which the company refers to as its “carrier services.”

PAETEC’s carrier services revenue consists primarily of monthly recurring fees and usage-based fees. Usage-based fees for PAETEC’s carrier services consist primarily of the interstate and intrastate access fees the company receives from other communications providers when it originates or terminates long distance calls for those other providers to or from PAETEC’s carrier services customers, and the reciprocal compensation fees PAETEC receives from some other local carriers when it terminates to its carrier services customers local calls made by customers of other local carriers.

PAETEC’s core carrier services are those that generate revenue from other communications providers, which excludes access fee and reciprocal compensation fee revenue related to carrier services and revenue from the company’s non-core POTS operations.

Access Fee and Reciprocal Compensation Revenue Generated by Network Services and Carrier Services.     PAETEC generates access fees when PAETEC’s switching facilities provide a connection between a long distance carrier and an end user. In accordance with a May 2004 order by the FCC, PAETEC has designed its interstate access rates to equal the interstate access rates charged by the competing incumbent carrier for functionally equivalent access services, including all applicable fixed and traffic-sensitive charges. In the May 2004 order, the FCC announced a new rule that limits the interstate access fees competitive carriers like PAETEC are able to collect from a long distance carrier in situations where the competitive carriers do not provide service directly to the end user. This rule specifically targeted traffic that competitive carriers handle for wireless carriers and provided that competitive carriers could charge no more than incumbent carriers for these services.

State regulatory commissions historically have regulated the intrastate access rates imposed by incumbent carriers, but many states had subjected the intrastate access rates of competitive carriers to significantly less regulation. A limited number of states in PAETEC’s geographic markets have always required competitive carriers to mirror the intrastate access rates of the incumbent carrier in that state or mirror interstate rate levels. In recent years, however, several states have implemented new laws or adopted new regulations that limit the intrastate access rates of competitive carriers. Massachusetts, Michigan, New Jersey and Illinois have imposed limits on such intrastate access rates that require the rates to be reduced to match the level of RBOC rates over transition periods of varying lengths. Other state regulatory commissions have pending investigations into intrastate access rates of competitive carriers, while legislation has been proposed in some states to impose similar rate caps. Those proceedings and legislative proposals may result in changes to the intrastate rates, which PAETEC assesses long distance carriers for use of the PAETEC’s in-state networks.

All forms of intercarrier compensation, including exchange access and reciprocal compensation, currently are the subject of a generic proceeding at the FCC designed to reform the way carriers and providers pay other carriers and providers for use of their respective networks.

Integrated Solutions.    PAETEC derives revenue from sales to retail end-user customers of telecommunications equipment and software and related services and energy supply services, which the company refers to collectively as its “integrated solutions.”

A portion of PAETEC’s integrated solutions revenue consists of fees its customers pay for equipment and for PAETEC’s system design and installation services. PAETEC recognizes revenue for equipment sales and system design and installation services upon delivery and acceptance of the underlying installed equipment.

PAETEC derives an additional component of its integrated solutions revenue by selling and supporting its proprietary telecommunications software. PAETEC recognizes revenue related to software sales upon delivery of the software. Support fees include fees for maintenance of PAETEC’s telecommunications software and fees for training the end user in the proper use of that software. PAETEC recognizes maintenance fees on a pro rata basis over the length of the underlying maintenance contract and training fees after it fulfills the training obligation.

Energy supply services revenue consists primarily of usage-based fees its customers pay for unregulated electricity. Revenues are subject to variability based upon market factors. PAETEC recognizes revenue related to energy sales when the service is provided.

Cost of Sales

PAETEC provides its network services and carrier services by using electronic network components that it owns and telephone and data transmission lines that it leases from other telecommunications carriers. PAETEC’s cost of sales for these services consists primarily of leased transport charges and usage costs for local and long distance calls. PAETEC’s leased transport charges are the payments it makes to lease the telephone and data transmission lines, which the company uses to connect its customers to its network and to connect its network to the networks of other carriers. Usage costs for local and long distance are the costs that PAETEC incurs for calls made by its customers. Cost of sales for PAETEC’s integrated solutions includes the costs it incurs in designing systems and purchasing and installing equipment and the costs incurred in procuring electricity from the market operators on a wholesale basis.

Selling, General and Administrative Expenses

PAETEC’s selling, general and administrative expenses include selling and marketing, customer service, billing, corporate administration, engineering personnel and other personnel costs.

Impairment Charge

PAETEC assesses the carrying value of its goodwill annually or as events or circumstances change. In accordance with its impairment assessment process, PAETEC recorded a non-cash impairment charge of $340.0 million in the third quarter of 2008 based on a preliminary assessment in that quarter, and recorded an additional non-cash charge of $15.0 million in the fourth quarter of 2008 based on the finalization of that preliminary assessment. The goodwill impairment charges were attributable to weaker economic conditions in PAETEC’s markets. For more information about PAETEC’s impairment review policies, see “—Critical Accounting Policies” below. For information about PAETEC’s goodwill, see Note 5 to PAETEC’s audited consolidated financial statements appearing elsewhere in this prospectus.

Depreciation and Amortization

Depreciation and amortization include depreciation of PAETEC’s telecommunications network and equipment, computer hardware and purchased software, office equipment, furniture and fixtures, and buildings, as well as amortization of intangible assets.

Acquisition, Integration and Separation Costs

Acquisition, integration and separation costs include external costs directly related to PAETEC’s acquisition activities, such as advisory, legal, accounting, valuation and other professional fees. In addition, such costs include employee severance and benefit costs associated with PAETEC’s acquisition activities.

Debt Extinguishment and Related Costs

PAETEC’s debt extinguishment and related costs include expenses related to the repayment of outstanding term loans under PAETEC’s senior secured credit facilities, costs incurred related to PAETEC’s former interest rate swap agreement and expenses related to the termination of a financing commitment. For information about PAETEC’s debt transactions, see Note 6 to PAETEC’s audited consolidated financial statements appearing elsewhere in this prospectus.

Interest Expense

Interest expense includes interest due on PAETEC’s long-term debt and capital leases, amortization of debt issuance costs, debt premiums, and debt discounts.

Other Income, Net

Other income, net includes investment income, non-monetary gains on the exchange of reciprocal indefeasible rights of use, or “IRUs,” and other financing income.

Accounting for Income Taxes

PAETEC recognizes deferred income tax assets and liabilities for the expected future tax consequences of transactions and events. Under this method, PAETEC determines deferred income tax assets and liabilities based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which it expects the differences to reverse. If necessary, PAETEC reduces deferred income tax assets by a valuation allowance to an amount that it determines is more likely than not to be recoverable.

Stock-Based Compensation

PAETEC’s employees participate in a variety of equity incentive plans. Stock-based compensation expense for all stock-based compensation awards is based on the grant date fair value estimated in accordance with the Financial Accounting Standards Board, or “FASB,” ASC Topic 718, Compensation—Stock Compensation. PAETEC recognizes these compensation costs, net of an estimated forfeiture rate, ratably over the requisite service period of the award.

Adjusted EBITDA Presentation

Adjusted EBITDA, as defined by PAETEC for the periods presented in this management’s discussion and analysis, represents net (loss) income before depreciation and amortization, interest expense, provision for (benefit from) income taxes, stock-based compensation, acquisition, integration and separation costs, debt extinguishment and related costs, sales and use tax settlement, gain on non-monetary transaction and impairment charges. PAETEC’s adjusted EBITDA is not a measure of financial performance under GAAP. This non-GAAP financial measure is used by PAETEC’s management, together with financial measurements prepared in accordance with GAAP such as net (loss) income and revenue, to assess PAETEC’s historical and prospective operating performance.

Management uses adjusted EBITDA to enhance its understanding of PAETEC’s core operating performance, which represents management’s views concerning PAETEC’s performance in the ordinary, ongoing and customary course of its operations. Management historically has found it helpful, and believes that investors have found it helpful, to consider an operating measure that excludes expenses, such as acquisition, integration and separation costs, debt extinguishment and related costs, and impairment charges, relating to transactions not reflective of PAETEC’s core operations. In the future, the company expects that it may again report adjusted EBITDA excluding the items discussed below and may incur expenses similar to the excluded items discussed below. Accordingly, the exclusion of these and other similar items in PAETEC’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Management believes that, for the reasons discussed below, PAETEC’s use of a supplemental financial measure which excludes these expenses facilitates an assessment of PAETEC’s fundamental operating trends and addresses concerns of management and of PAETEC’s investors that these expenses may obscure such underlying trends. Management notes that each of these expenses is presented in PAETEC’s financial statements and discussed in the management’s discussion and analysis section of PAETEC’s reports filed with the Securities and Exchange Commission, so that investors have complete information about the expenses.

The information about PAETEC’s core operating performance provided by this financial measure is used by management for a variety of purposes. Management regularly communicates its adjusted EBITDA results to its board of directors and discusses with the board management’s interpretation of such results. Management also compares the company’s adjusted EBITDA performance against internal targets as a key factor in determining cash bonus compensation for executives and other employees, largely because management feels that this measure is indicative of the how the fundamental business is performing and is being managed. In addition, PAETEC’s management uses adjusted EBITDA to evaluate PAETEC’s performance relative to that of its competitors. This financial measure permits a comparative assessment of PAETEC’s operating performance relative to the company’s performance based on its GAAP results, while isolating the effects of certain items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

Management believes that adjusted EBITDA is a particularly useful comparative measure within PAETEC’s industry. The communications industry has experienced recent trends of increased merger and acquisition activity and financial restructurings. These activities have led to significant charges to earnings, such as those resulting from acquisition, integration and debt restructuring costs, and to significant variations among companies with respect to capital structures and cost of capital (which affect interest expense) and differences in taxation and book depreciation of facilities and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Adjusted EBITDA facilitates company-to-company comparisons in the communications industry by eliminating some of the foregoing variations. Management believes that because of the variety of equity awards used by companies, the varying methodologies for determining both stock-based compensation and stock-based compensation expense among companies and from period to period, and the subjective assumptions involved in those determinations, excluding stock-based compensation from adjusted EBITDA enhances company-to-company comparisons over multiple fiscal periods. By permitting investors to review both the GAAP and non-GAAP measures, PAETEC and its peers that customarily use similar non-GAAP measures facilitate an enhanced understanding of historical financial results and enable investors to make more meaningful company-to-company comparisons.

PAETEC also provides information relating to its adjusted EBITDA so that analysts, investors and other interested persons have the same data that management uses to assess PAETEC’s core operating performance. Management believes that adjusted EBITDA should be viewed only as a supplement to the GAAP financial information. Management also believes, however, that providing this information in addition to, and together with, GAAP financial information permits the foregoing persons to obtain a better understanding of PAETEC’s core operating performance and to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance on a standalone and a comparative basis.

PAETEC’s adjusted EBITDA may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. In addition, adjusted EBITDA has other limitations as an analytical financial measure. These limitations include the following:

•	adjusted EBITDA does not reflect PAETEC’s capital expenditures, future requirements for capital expenditures or contractual commitments to purchase capital equipment;

•	adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, associated with PAETEC’s indebtedness;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will likely have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements;

•	adjusted EBITDA does not reflect the cost of equity awards to employees;

•	adjusted EBITDA excludes some items in addition to stock-based compensation that are likely to recur;

•	adjusted EBITDA does not reflect the effect of earnings or charges resulting from matters that PAETEC’s management considers not indicative of PAETEC’s ongoing operations; and

•	to the extent that PAETEC changes its accounting of certain transactions or other items from period to period, PAETEC’s adjusted EBITDA may not be directly comparable from period to period.

PAETEC’s management compensates for these limitations by relying primarily on PAETEC’s GAAP results to evaluate its operating performance and by considering independently the economic effects of the foregoing items that are or are not reflected in adjusted EBITDA. Management also compensates for these limitations by providing GAAP-based disclosures concerning the excluded items in its financial disclosures. As a result of these limitations, however, adjusted EBITDA should not be considered as an alternative to net (loss) income, as calculated in accordance with GAAP, as a measure of operating performance, or as an alternative to any other GAAP measure of operating performance.

Results of Operations

The following table presents selected operating data for the fiscal years ended December 31, 2010, 2009 and 2008 and for the three-month periods ended March 31, 2011 and 2010. In the following comparisons of PAETEC’s operating results, we refer to the three months ended March 31, 2011 as our “2011 quarter” and the three months ended March 31, 2010 as our “2010 quarter.” The comparison of PAETEC’s operating results for 2011 to PAETEC’s operating results for 2010 is materially affected by PAETEC’s acquisition of Cavalier on December 6, 2010. Cavalier’s operating results are included in PAETEC’s operating results beginning on December 6, 2010. In addition, the comparison of PAETEC’s operating results for 2009 to PAETEC’s operating results for 2008 is materially affected by PAETEC’s acquisition of McLeodUSA on February 8, 2008.

McLeodUSA’s operating results are included in PAETEC’s operating results beginning on February 9, 2008. Because of the significance of each merger transaction, PAETEC’s operating results for 2010, 2009 and 2008 are not directly comparable. PAETEC’s operating results for those years and the 2011 and 2010 quarters were as follows (dollars in thousands):

	Year Ended December 31,						Three Months Ended March 31,
	2010(1)		2009		2008(2)		2011		2010
	$	% of Revenue	$	% of Revenue	$	% of Revenue	$	% of Revenue	$	% of Revenue
Revenue:
Network services	$1,245,157	77%	$1,258,489	80%	$1,237,668	79%	$377,032	76%	$310,474	80%
Carrier Services	262,749	16%	260,023	16%	271,279	17%	82,212	17%	63,043	16%
Integrated solutions	115,910	7%	61,675	4%	61,433	4%	36,269	7%	16,534	4%

Total revenue	1,623,816	100%	1,580,187	100%	1,570,380	100%	495,513	100%	390,051	100%
Cost of sales(3)	808,892	50%	782,389	50%	781,347	50%	233,912	47%	192,749	49%
Selling, general and administrative expenses(4)	559,673	34%	559,541	35%	572,180	36%	172,692	35%	134,260	34%
Acquisition, integration and separation costs	14,124	1%	—	*	12,700	1%	2,493	*	—	*
Sales and use tax settlement	—	*	(7,221)	*	—	*	—	*	—	*
Impairment charge	—	*	—	*	355,000	23%	—	*	—	*
Depreciation and amortization	196,543	12%	184,588	12%	174,251	11%	63,313	13%	47,173	12%

Income (loss) from operations	44,584	3%	60,890	4%	(325,098)	(21%)	23,103	5%	15,869	4%
Debt extinguishment and related costs	7,382	*	17,891	1%	—	*	—	*	4,423	1%
Other income, net	(392)	*	(1,107)	*	(663)	*	(81)	*	(112)	*
Interest expense	96,339	6%	74,149	5%	73,663	5%	34,464	7%	22,037	6%

Loss before income taxes	(58,745)	(4)%	(30,043)	(2)%	(398,098)	(25)%	(11,280)	(2)%	(10,479)	(3)%
(Benefit from) provision for income taxes	(1,004)	*	(1,354)	*	89,797	6%	650	*	(941)	*

Net loss	$(57,741)	(4)%	$(28,689)	(2)%	$(487,895)	(31)%	$(11,930)	(2)%	$(9,538)	(2)%

Adjusted EBITDA(5)	$264,931		$256,933		$237,725		$91,355		$65,543

*	Less than one percent.
(1)	Includes the results of Cavalier as of the Cavalier merger closing date of December 6, 2010.
(2)	Includes results of McLeodUSA after the McLeodUSA merger closing date of February 8, 2008.
(3)	Exclusive of operating items shown separately below.
(4)	Exclusive of operating items shown separately below and inclusive of stock-based compensation.
(5)

Adjusted EBITDA is not a financial measurement prepared in accordance with GAAP. See “—Overview—Adjusted EBITDA Presentation” for PAETEC’s reasons for including adjusted EBITDA data in this prospectus and for material limitations with respect to the usefulness of this measurement. The following table sets forth, for the periods indicated, a reconciliation of adjusted EBITDA to net loss, as net loss is calculated in accordance with GAAP (in thousands):

	Year Ended December 31,			Three Months Ended March 31,
	2010	2009	2008	2011	2010
Net loss	$(57,741)	$(28,689)	$(487,895)	$(11,930)	$(9,538)
Add back non-EBITDA items included in net loss:
Depreciation and amortization	196,543	184,588	174,251	63,313	47,173
Interest expense, net of interest income	95,911	73,188	71,857	34,413	21,964
(Benefit from) provision for income taxes	(1,004)	(1,354)	89,797	650	(941)

EBITDA	233,709	227,733	(151,990)	86,446	58,658
Stock-based compensation	9,716	18,772	22,015	2,416	2,462
Acquisition, integration and separation costs	14,124	—	12,700	2,493	—
Debt extinguishment and related costs	7,382	17,891	—	—	4,423
Sales and use tax settlement	—	(7,221)	—	—	—
Gain on non-monetary transaction	—	(242)	—	—	—
Impairment charge	—	—	355,000	—	—

Adjusted EBITDA	$264,931	$256,933	$237,725	$91,355	$65,543

Three Months Ended March 31, 2011 Compared With Three Months Ended March 31, 2010

Revenue.    Total revenue increased $105.5 million, or 27.0%, to $495.5 million for the 2011 quarter from $390.1 million for the 2010 quarter primarily from the inclusion of operating results from Cavalier and other recently acquired businesses for the full 2011 quarter. Of total revenue for the 2011 quarter, revenue from network services, carrier services and integrated solutions accounted for 76.1%, 16.6% and 7.3%, respectively, compared to 79.6%, 16.2% and 4.2%, respectively, for the 2010 quarter.

Revenue from network services increased $66.6 million, or 21.4%, to $377.0 million for the 2011 quarter from $310.5 million for the 2010 quarter. Of total network services revenue for the 2011 quarter, revenue from core network services, access fee and reciprocal compensation revenue related to network services, and non-core POTS revenue related to network services accounted for 89.3%, 4.0% and 6.7%, respectively, compared to 91.2%, 5.7% and 3.1%, respectively, for the 2010 quarter.

Revenue from core network services increased $53.7 million, or 19.0%, to $336.8 million for the 2011 quarter from $283.1 million for the 2010 quarter. For the 2011 quarter, revenue from monthly recurring fees and usage-based fees accounted for 80.2% and 19.9%, respectively, of revenue from core network services, compared to 77.6% and 21.8%, respectively, of such revenue for the 2010 quarter. The increase in core network services revenue primarily resulted from the inclusion of Cavalier’s operating results for the full 2011 quarter.

Access fee revenue and reciprocal compensation included in network services revenue decreased $2.9 million, or 16.2%, to $14.9 million for the 2011 quarter from $17.8 million for the 2010 quarter. Of total access fee revenue and reciprocal compensation included in network services for the 2011 quarter, revenue from access fees accounted for 92.1% compared to 91.8% for the 2010 quarter.

Non-core POTS revenue included in network services revenue increased $15.8 million, or 165%, to $25.3 million for the 2011 quarter from $9.5 million for the 2010 quarter. The increase in non-core POTS revenue primarily resulted from the inclusion of Cavalier’s operating results for the full 2011 quarter, the effect of which was partially offset by customer attrition during the quarter.

Revenue from carrier services increased $19.2 million, or 30.4%, to $82.2 million for the 2011 quarter from $63.0 million for the 2010 quarter. Of total carrier services revenue for the 2011 quarter, revenue from core carrier services, access fee and reciprocal compensation revenue related to carrier services, and non-core POTS revenue related to carrier services accounted for 72.0%, 24.5% and 3.5%, respectively, compared to 70.8%, 23.4% and 5.8%, respectively, for the 2010 quarter.

Revenue from core carrier services increased $14.6 million, or 32.6%, to $59.2 million for the 2011 quarter from $44.7 million for the 2010 quarter. The increase in core carrier services revenue primarily resulted from the inclusion of Cavalier’s operating results for the full 2011 quarter. For the 2011 quarter, revenue from monthly recurring fees and usage-based fees accounted for 67.6% and 20.0%, respectively, of revenue from core carrier services, compared to 59.9% and 27.1%, respectively, of such revenue for the 2010 quarter.

Access fee revenue and reciprocal compensation included in carrier services revenue increased $5.4 million, or 36.4%, to $20.1 million for the 2011 quarter from $14.7 million for the 2010 quarter. Of total access fee revenue and reciprocal compensation included in carrier services revenue for the 2011 quarter, revenue from access fees accounted for 88.8% compared to 83.0% for the 2010 quarter.

Non-core POTS revenue included in carrier services revenue decreased $0.8 million, or 21.3%, to $2.9 million for the 2011 quarter from $3.6 million for the 2010 quarter. The decrease in non-core POTS revenue primarily resulted from customer attrition.

Revenue from integrated solutions services increased $19.8 million, or 119.4%, to $36.3 million for the 2011 quarter from $16.5 million for the 2010 quarter. The increase in integrated solution services revenue primarily resulted from growth in both equipment sales and energy supply services due to the inclusion of operating results from U.S. Energy Partners LLC and Quagga Corporation for the full 2011 quarter.

Cost of Sales.    Cost of sales increased to $233.9 million for the 2011 quarter from $192.7 million for the 2010 quarter, in part because of increased costs associated with the acquisition of Cavalier, increased costs associated with equipment sales due to the June 2010 acquisition of Quagga Corporation, and costs incurred to procure electricity from market operators on a wholesale basis.

Leased transport charges increased to $177.2 million, or 75.8% of cost of sales, for the 2011 quarter from $153.0 million, or 79.3% of cost of sales, for the 2010 quarter.

Usage costs for local and long distance calls increased to $33.4 million, or 14.3% of cost of sales, for the 2011 quarter from $29.5 million, or 15.3% of cost of sales, for the 2010 quarter.

Cost of sales as a percentage of total revenue decreased to 47.2% for the 2011 quarter from 49.4% for the 2010 quarter. The improvement was driven by a broad array of operational enhancements, including the contribution of higher margin Cavalier revenues, improved local network cost resulting from earlier initiatives to transition special access circuits to unbundled network elements, and an increase in integrated equipment and network sales driven by our IP Simple Product, which leverages PAETEC’s proprietary Allworx platform.

Selling, General and Administrative Expenses.    Selling, general and administrative expenses increased to $172.7 million for the 2011 quarter from $134.3 million for the 2010 quarter primarily due to costs associated with higher staffing levels in PAETEC’s sales force and additional growth in headcount from acquisitions completed during 2010. Selling, general and administrative expenses as a percentage of total revenue increased to 34.9% for the 2011 quarter from 34.4% for the 2010 quarter.

Acquisition, Integration and Separation Costs.    During the 2011 quarter, PAETEC recognized approximately $2.5 million of acquisition, integration and separation costs. These costs were primarily related to employee separations.

Depreciation and Amortization.    Depreciation and amortization expense increased to $63.3 million for the 2011 quarter from $47.2 million for the 2010 quarter. The increase was primarily attributable to the inclusion of Cavalier’s operating results for the full 2011 quarter and PAETEC’s network deployment and maintenance activities.

Debt Extinguishment and Related Costs.    During the 2010 quarter, PAETEC recognized a total of $4.4 million of debt extinguishment and related costs, which represented the elimination of $3.6 million of debt issuance costs and unamortized debt discount associated with the repayment of $240.2 million aggregate principal amount of term loans and $30.0 million aggregate principal amount of revolving loans outstanding under its senior secured credit facilities with the proceeds from the January 2010 issuance of $300.0 million aggregate principal amount of its 8 7/8% senior secured notes and $0.8 million of costs related to the termination of its interest rate swap agreement.

Interest Expense.    PAETEC’s average outstanding debt balances increased to $1,470.2 million for the 2011 quarter from $946.0 million for the 2010 quarter, as a result of the December 2010 issuance of $450.0 million aggregate principal amount of the 9 7/8% senior notes subject to the exchange offer covered by this prospectus. Interest expense increased to $34.5 million for the 2011 quarter from $22.0 million for the 2010 quarter due primarily to an increase in the average outstanding debt balances and an increase in the average annual borrowing rate. The weighted average annual borrowing rate, including the amortization of the debt discount and the debt premium but excluding the amortization of deferred financing costs, for the 2011 quarter was 9.4%, compared to 9.1% for the 2010 quarter.

Income Taxes.    The provision for income taxes for the 2011 quarter was $0.7 million. The difference between the statutory rate and the effective tax rate for the 2011 quarter was primarily attributable to the existence of a valuation allowance on PAETEC’s net deferred tax assets.

2010 Compared With 2009

Revenue.    Total revenue increased $43.6 million, or 2.8%, to $1,623.8 million for 2010 from $1,580.2 million for 2009, primarily because of revenue attributable to acquisitions during 2010, the effect of which was substantially offset by declines in usage-based revenue and non-core POTS revenue. Of total revenue for 2010, revenue from network services, carrier services and integrated solutions accounted for 76.7%, 16.2% and 7.1%, respectively, compared to 79.6%, 16.5% and 3.9%, respectively, for 2009.

Revenue from network services decreased $13.3 million, or 1.1%, to $1,245.2 million for 2010 from $1,258.5 million for 2009. Of total network services revenue for 2010, revenue from core network services, access fee and reciprocal compensation fee revenue related to network services, and non-core POTS revenue related to network services accounted for 91.6%, 5.2% and 3.2%, respectively, compared to 90.7%, 5.7% and 3.6%, respectively, for 2009.

Revenue from core network services decreased $1.3 million, or 0.1%, to $1,140.5 million for 2010 from $1,141.8 million for 2009. For 2010, revenue from monthly recurring fees and usage-based fees accounted for 78.1% and 21.6%, respectively, of revenue from core network services, compared to 76.7% and 22.5%, respectively, of such revenue for 2009. The decrease in core network services revenue primarily resulted from a decline in usage-based revenue and compression associated with the migration of traditional voice customers to newer VoIP technology. The revenue impact of these factors was partially offset by an increase in data revenue generated by increased sales of Dynamic IP and MPLS VPN products and the inclusion of Cavalier’s results.

Access fee revenue and reciprocal compensation included in network services revenue decreased $6.1 million, or 8.6%, to $65.4 million for 2010 from $71.5 million for 2009. Of total access fee revenue and reciprocal compensation included in network services for 2010, revenue from access fees accounted for 91.6% compared to 90.2% for 2009.

Non-core POTS revenue included in network services revenue decreased $5.8 million, or 12.9%, to $39.3 million for 2010 from $45.1 million for 2009. The decrease in non-core POTS revenue primarily resulted from continued customer attrition.

Revenue from carrier services increased $2.7 million, or 1.0%, to $262.7 million for 2010 from $260.0 million for 2009. Of total carrier services revenue for 2010, revenue from core carrier services, access fee and reciprocal compensation fee revenue related to carrier services, and non-core POTS revenue related to carrier services accounted for 70.4%, 24.6% and 5.0%, respectively, compared to72.1%, 21.1% and 6.8%, respectively, for 2009.

Revenue from core carrier services decreased $2.5 million, or 1.3%, to $184.9 million for 2010 from $187.4 million for 2009. The decrease in core carrier services revenue primarily resulted from a decline in usage-based revenue. For 2010, revenue from monthly recurring fees and usage-based fees accounted for 59.8% and 26.8%, respectively, of revenue from core carrier services, compared to 56.1% and 30.9%, respectively, of such revenue for 2009.

Access fee revenue and reciprocal compensation included in carrier services revenue increased $9.6 million, or 17.5%, to $64.5 million for 2010 from $54.9 million for 2009. Of total access fee revenue and reciprocal compensation included in carrier services revenue for 2010, revenue from access fees accounted for 85.8% compared to 77.0% for 2009.

Non-core POTS revenue included in carrier services revenue decreased $4.4 million, or 24.7%, to $13.3 million for 2010 from $17.7 million for 2009. The decrease in non-core POTS revenue primarily resulted from continued customer attrition.

Revenue from integrated solutions services increased $54.2 million, or 87.9%, to $115.9 million for 2010 from $61.7 million for 2009. Of this increase, $44.6 million was attributable to growth in both equipment sales and energy services as a result of business acquisitions during 2010.

Cost of Sales.    Cost of sales increased to $808.9 million for 2010 from $782.4 million for 2009, in part because of an increase in special access rates and associated unbundled network element migration costs, increased costs associated with the acquisition of Cavalier, increased costs associated with equipment sales due to the June 2010 acquisition of Quagga Corporation, and costs incurred to procure electricity from market operators on a wholesale basis, the effects of which were partially offset by a decline in the rates associated with variable usage.

Leased transport charges increased to $613.0 million, or 75.8% of cost of sales, for 2010 from $610.6 million, or 78.0% of cost of sales, for 2009.

Usage costs for local and long distance calls decreased to $120.9 million, or 14.9% of cost of sales, for 2010 from $131.0 million, or 16.7% of cost of sales, for 2009. The decrease was primarily attributable to a decline in the average usage rates PAETEC is charged by network providers.

Cost of sales as a percentage of total revenue increased slightly from 49.5% for 2009 to 49.8% for 2010.

Selling, General and Administrative Expenses.    Selling, general and administrative expenses increased to $559.7 million for 2010 from $559.5 million for 2009 primarily due to costs associated with higher staffing levels in PAETEC’s sales force and additional growth in headcount from acquisitions during 2010. The impact of these factors was substantially offset by a decrease in stock-based compensation. Selling, general and administrative expenses as a percentage of total revenue decreased to 34.5% for 2010 from 35.4% for 2009, due to initiatives initiated by management during 2010 to align costs more closely with revenue performance and expectations.

Acquisition, Integration and Separation Costs.    During 2010, PAETEC recognized approximately $14.1 million of acquisition, integration and separation costs. These costs included acquisition related advisory, legal, accounting, valuation, and other professional fees, as well as costs incurred in connection with employee separations.

Depreciation and Amortization.    Depreciation and amortization expense increased to $196.5 million for 2010 from $184.6 million for 2009. The increase was primarily attributable to PAETEC’s network deployment activities.

Debt Extinguishment and Related Costs.    During 2010, PAETEC recognized a total of $7.4 million of debt extinguishment and related costs, which represented the elimination of $3.6 million of debt issuance costs and unamortized debt discount associated with the repayment of $240.2 million aggregate principal amount of term loans and $30.0 million aggregate principal amount of revolving loans outstanding under the company’s senior secured credit facilities with the proceeds from the January 2010 issuance of $300 million aggregate principal amount of its 8  7/8% senior secured notes and $0.8 million of costs related to the termination of its interest rate swap agreement. Approximately $3.0 million represented the elimination of unamortized debt issuance costs associated with a financing commitment for senior secured bridge loans which PAETEC terminated upon completion of its offering of the 9 7/8% senior notes in December 2010.

Interest Expense.    PAETEC’s average outstanding debt balances increased to $1,019.4 million for 2010 from $941.2 million for 2009, as a result of the December 2010 issuance of $450 million aggregate principal amount of the 9  7/8% senior notes subject to the exchange offer covered by this prospectus and the January 2010 issuance of $300 million aggregate principal amount of its 8 7/8% senior secured notes, which was partially offset by the repayment of the outstanding loans under its senior secured credit facilities from the proceeds of the 8 7/8% senior secured notes issuance. Interest expense increased to $96.3 million for 2010 from $74.1 million for 2009 due primarily to an increase in the average outstanding debt balances and an increase in the average annual borrowing rate. The weighted average annual borrowing rate, including the amortization of the debt discount and debt premium but excluding the amortization of deferred financing costs, for 2010 was 9.1%, compared to 7.7% for 2009.

Income Taxes.    PAETEC completed a reorganization involving some of PAETEC Holding’s direct and indirect wholly-owned subsidiaries during 2010. The benefit from income taxes for 2010 reflects the impact to deferred taxes from the reorganization, net of certain current state taxes and income taxes in selected jurisdictions where net operating losses are not available.

PAETEC recorded a benefit from income taxes of $1.0 million for the year ended December 31, 2010, which represented an effective tax rate of 1.7%. The difference between the statutory rate and PAETEC’s effective tax rate for the tax year ended December 31, 2010 was primarily attributable to a $6.2 million tax charge to establish a valuation allowance in the current year, the effect of non-deductible stock-based compensation, and the tax impact of the reorganization.

Deferred income tax assets or liabilities reflect temporary differences between amounts of assets and liabilities, including net operating loss, or “NOL,” carryforwards, for financial and tax reporting. Such amounts are adjusted as appropriate to reflect changes in the tax rates expected to be in effect when the temporary differences reverse. A valuation allowance is established for any deferred income tax asset for which realization is uncertain.

PAETEC considers all available positive and negative evidence, including future reversals of existing temporary differences, projected future taxable income and recent financial operations, to determine whether, based on the weight of that evidence, a valuation allowance is needed for some portion or all of a net deferred income tax asset. Judgment is used in considering the relative impact of negative and positive evidence. In arriving at these judgments, the weight given to the potential effect of negative and positive evidence is commensurate with the extent to which such evidence can be objectively verified. In evaluating the objective evidence that historical results provide, PAETEC considered the past three years of combined results on a pro forma basis, including the results of Cavalier beginning on January 1, 2008.

Based on an assessment of the available positive and negative evidence, including the historical pro forma combined results, PAETEC determined that there are uncertainties relative to its ability to utilize the net deferred income tax assets. In recognition of these uncertainties, PAETEC has provided a valuation allowance of $468.8 million on the net deferred income tax assets as of December 31, 2010. A valuation allowance of $367.9 million existed on the net deferred income tax assets as of December 31, 2009, resulting in a net increase of $100.9 million in the year ended December 31, 2010, of which $6.2 million represents a charge to income tax expense and $94.7 million represents a charge to goodwill as it relates primarily to purchase accounting for the Cavalier acquisition. PAETEC will continue to evaluate the need for a valuation allowance in the future, and if it is determined that its deferred income tax assets are realizable, an adjustment to the valuation allowance will be reflected.

Upon the January 1, 2009 adoption of ASC 805, Business Combinations, changes in deferred tax asset valuation allowances and income tax uncertainties after an acquisition date generally will affect income tax expense, including charges and uncertainties associated with acquisitions that closed prior to the effective date of ASC 805.

As of December 31, 2010, PAETEC had federal NOL carryforwards of approximately $1.3 billion, including approximately $262.9 million of NOL carryforwards acquired as part of the December 6, 2010 acquisition of Cavalier. PAETEC has recorded a deferred income tax asset of approximately $519.8 million reflecting the benefit of federal and state loss carryforwards. If unused, the NOL carryforwards would expire on various dates from 2016 through 2030. Included in the NOL carryforward deferred tax asset above is approximately $457.4 million of deferred tax assets attributable to federal NOLs and $62.4 million of deferred tax assets attributable to state NOLs. In recognition of the uncertainties relative to the utilization of the NOLs, a full valuation allowance has been recorded.

As a result of the realization requirements of ASC 718, Compensation—Stock Compensation, PAETEC’s deferred tax assets at December 31, 2010 do not include approximately $89.8 million of excess tax benefits from employee stock option exercises that are a component of PAETEC’s NOL carryforwards. Equity will be increased by approximately $31.4 million if and when such deferred tax assets are ultimately realized for federal income tax purposes. PAETEC uses ordering pursuant ASC 740, Income Taxes, for purposes of determining when excess tax benefits have been realized.

ASC 740 also provides guidance to address uncertainty in tax positions and clarifies the accounting for income taxes by prescribing a minimum recognition threshold, which income tax positions must achieve before being recognized in the financial statements. ASC 740 requires expanded annual disclosures, including a rollforward of the beginning and ending aggregate unrecognized tax benefits as well as specific information related to tax uncertainties for which it is reasonably possible the amount of unrecognized tax benefit will significantly increase or decrease within twelve months. The amount of unrecognized tax benefits from uncertain tax positions, including interest, at December 31, 2010 was $0.8 million, the majority of which, if recognized, would affect the effective tax rate.

2009 Compared With 2008

Revenue.    Total revenue increased $9.8 million, or 0.6%, to $1,580.2 million for 2009 from $1,570.4 million for 2008, principally due to a 12.9% increase in PAETEC’s data revenue and the inclusion of McLeodUSA’s results for the full 2009 period. Of total revenue for 2009, revenue from network services, carrier services and integrated solutions accounted for 79.6%, 16.5% and 3.9%, respectively, compared to 78.8%, 17.3% and 3.9%, respectively, for 2008.

Revenue from network services increased $20.8 million, or 1.7%, to $1,258.5 million for 2009 from $1,237.7 million for 2008. For 2009, revenue from monthly recurring fees and usage-based fees accounted for 72.3% and 26.6%, respectively, of revenue from network services, compared to 71.6% and 27.8%, respectively, of such revenue for 2008. Revenue from core network services accounted for 72.3% of total revenue for 2009, compared to 70.5% for 2008. Revenue from core network services increased $34.3 million, or 3.1%, to $1,141.8 million for 2009 from $1,107.5 million for 2008. The increase in core network services revenue primarily resulted from a 13.0% increase in PAETEC’s data revenue generated by increased sales of its Dynamic IP and MPLS VPN products, as well as from the inclusion of McLeodUSA’s results for the full 2009 period. Growth of the network services business was affected by lower billable minutes of use, increased pricing pressure, and continued customer attrition, particularly in the non-strategic POTS portion of the business obtained as part of the McLeodUSA acquisition.

Revenue from carrier services decreased $11.3 million, or 4.1%, to $260.0 million for 2009 from $271.3 million for 2008. Revenue from core carrier services accounted for 11.9% of total revenue for 2009, compared to 11.6% for 2008. The decrease in carrier services revenue primarily resulted from a decrease in access fee revenue and reciprocal compensation. For 2009, revenue from monthly recurring fees and usage-based fees accounted for 47.2% and 43.4%, respectively, of revenue from carrier services, compared to 42.0% and 49.9%, respectively, of such revenue for 2008. The increase in monthly recurring fees as a percentage of total carrier services revenue was primarily attributable to the inclusion of McLeodUSA’s results for the full 2009 period, as monthly recurring fees historically have represented a higher percentage of total carrier services revenue of McLeodUSA’s business than of PAETEC’s business.

Access fee revenue and reciprocal compensation included in network services revenue and access fee revenue and reciprocal compensation included in carrier services revenue together accounted for 8.0% of total revenue for 2009, compared to 8.6% for 2008. Reciprocal compensation revenue included in network services revenue and reciprocal compensation revenue included in carrier services revenue together accounted for 1.2% of total revenue for 2009, compared to 1.6% for 2008. Access fee revenue as a percentage of network services usage-based fees increased to 19.3% for 2009 from 17.7% for 2008, while reciprocal compensation as a percentage of network services usage-based fees increased slightly to 2.1% for 2009 from 2.0% for 2008. Network access fee revenue grew primarily due to the inclusion of McLeodUSA’s results for the full 2009 period. Access fee revenue as a percentage of carrier services usage-based fees increased to 37.5% for 2009 from 37.1% for 2008. Reciprocal compensation as a percentage of carrier services usage-based fees decreased to 11.2% for 2009 from 13.2% for 2008. The decrease in reciprocal compensation as a percentage of carrier services usage-based fees was principally attributable to a shift in product mix toward IP-based services and other services that do not generate as much or any reciprocal compensation for PAETEC. PAETEC believes that the decrease also reflected in part adverse economic conditions in PAETEC’s markets that have contributed to usage-related pressure experienced by the carrier services business. The carrier services business also experienced a loss of some wireless customers, which PAETEC believes is primarily due to continuing consolidation in the wireless communications industry.

Revenue from integrated solutions services increased $0.2 million, or 0.4%, to $61.7 million for 2009 from $61.4 million for 2008. The increase in revenue generated by the integrated solutions business, which has a longer revenue cycle causing irregular trends on a quarterly basis, was attributable to growth in equipment sales.

Cost of Sales.    Cost of sales increased slightly to $782.4 million for 2009 from $781.3 million for 2008, primarily due to the inclusion of McLeodUSA’s results for the full 2009 period.

Leased transport charges increased to $610.6 million, or 78.0% of cost of sales, for 2009 from $583.4 million, or 74.7% of cost of sales, for 2008, primarily due to the inclusion of McLeodUSA’s results for the full 2009 period.

Usage costs for local and long distance calls decreased to $131.0 million, or 16.7% of cost of sales, for 2009 from $153.2 million, or 19.6% of cost of sales, for 2008. The decrease was attributable in part to a decline in the average usage rates PAETEC is charged by network providers, as well as to a decline in minutes of use.

Cost of sales as a percentage of total revenue decreased slightly from 49.8% for 2008 to 49.5% for 2009.

Selling, General and Administrative Expenses.    Selling, general and administrative expenses decreased to $559.5 million for 2009 from $572.2 million for 2008. The decrease was primarily due to a decline in salaries, wages and benefits and a decrease in sales and marketing expenses. The decrease was partially offset by the inclusion of McLeodUSA’s results for the full 2009 period, which resulted in an increase in facilities expense to support the company’s more extensive network infrastructure after the McLeodUSA acquisition. Selling, general and administrative expenses as a percentage of total revenue decreased to 35.4% for 2009 from 36.4% for 2008.

Sales and Use Tax Settlement.    PAETEC recognized a $7.2 million benefit recorded as a sales and use tax settlement in the accompanying consolidated statements of operations and comprehensive (loss) income during the year ended December 31, 2009 as a result of settlement agreements entered into with the Iowa Department of Revenue. These assessments, including estimated interest and penalties, originally amounted to approximately $16.5 million. PAETEC entered into settlement agreements with the Iowa Department of Revenue in April 2009 and January 2010, resolving a substantial portion of the disputed assessments.

Depreciation and Amortization.    Depreciation and amortization expense increased to $184.6 million for 2009 from $174.3 million for 2008, largely due to the inclusion of McLeodUSA’s results for the full 2009 period.

Debt Extinguishment and Related Costs.    During 2009, PAETEC recognized a total of $17.9 million of debt extinguishment and related costs. In connection with the June 2009 issuance of $300 million aggregate principal amount of its 8 7/8% senior secured notes, PAETEC recognized $10.3 million of debt extinguishment and related costs, which reflected the elimination of $5.8 million of debt issuance costs and unamortized debt discount related to the repayment of approximately $330.5 million of outstanding term loans under the company’s senior secured credit facilities and $4.5 million of costs incurred related to the reduction of the notional amount of its swap agreement in effect as of June 30, 2009 from $400.0 million to $265.0 million. PAETEC recognized another $7.5 million of debt extinguishment and related costs in connection with the December 2009 reclassification into earnings of derivative losses previously reported in accumulated other comprehensive loss, due to the discontinuation of hedge accounting treatment of PAETEC’s swap agreement in effect as of December 31, 2009.

Interest Expense.    PAETEC’s average outstanding debt balances increased to $933.2 million for 2009 from $878.2 million for 2008, primarily as a result of the $50.0 million principal amount of loans PAETEC obtained in October 2008 under its revolving credit facility and also as a result of PAETEC’s issuance in June 2009 of $300 million aggregate principal amount of its 8  7/8% senior secured notes and application of the note proceeds to repay outstanding credit facility term loans. Interest expense increased slightly to $74.1 million for 2009 from $73.7 million for 2008, as the effect of higher debt levels and PAETEC’s issuance in June 2009 of its senior secured notes was offset by a decline in the weighted average annual borrowing rates under PAETEC’s credit facilities and its notes to 7.6% for 2009 from 7.8% for 2008.

Income Taxes.    PAETEC recorded a tax benefit of $1.4 million for the year ended December 31, 2009, which represented an effective tax rate of 4.5%. The difference between the statutory rate and PAETEC’s effective tax rate for the tax year ended December 31, 2009 was primarily attributable to a $7.0 million tax charge to establish the valuation allowance on net operating losses generated in the current year, and the effect of non-deductible stock-based compensation.

PAETEC recorded a tax provision of $89.8 million for 2008, which represented an effective tax rate of (22)%. The difference between the statutory rate and PAETEC’s effective tax rate for the tax year ended December 31, 2008 was primarily attributable to a $355.0 million non-deductible goodwill impairment charge, a $104.3 million tax charge to establish a valuation allowance, and the effect of non-deductible stock-based compensation.

Based on an assessment of the available positive and negative evidence, including the historical pro forma combined results, PAETEC determined that there are uncertainties relative to its ability to utilize the net deferred tax assets. In recognition of these uncertainties, PAETEC provided a valuation allowance of $367.9 million on the net deferred income tax assets as of December 31, 2009. A valuation allowance of $368.2 million existed on the net deferred income tax assets as of December 31, 2008, resulting in a net decrease of $0.3 million in the year ended December 31, 2009, of which $7.0 million represented a charge to income tax expense and the offsetting $7.3 million decrease to equity.

As of December 31, 2009, PAETEC had federal NOL carryforwards of approximately $962.7 million, including approximately $300.0 million of NOL carryforwards acquired as part of PAETEC Corp.’s February 8, 2008 merger with McLeodUSA. PAETEC recorded a deferred income tax asset of approximately $381.4 million reflecting the benefit of federal and state loss carryforwards. If unused, the NOL carryforwards would expire on various dates from 2016 through 2029. In recognition of the uncertainties relative to the utilization of the federal NOLs, a full valuation allowance has been recorded.

Included in the NOL carryforward deferred tax asset above was approximately $44.4 million of deferred tax assets attributable to state NOLs. Management believes that it is more likely than not that the benefit from certain state NOL carryforwards will not be realized prior to their expiration. In recognition of this uncertainty, PAETEC provided a valuation allowance of $43.8 million on the deferred tax assets related to the state NOL carryforwards.

As a result of the realization requirements of ASC 718, Compensation—Stock Compensation, PAETEC’s deferred tax assets at December 31, 2009 do not include approximately $89.7 million of excess tax benefits from employee stock option exercises that are a component of PAETEC’s NOL carryforwards. Equity will be increased by approximately $31.4 million if and when such deferred tax assets are ultimately realized for federal income tax purposes.

The amount of unrecognized tax benefits from uncertain tax positions, including interest, at December 31, 2009 was $0.6 million, the majority of which, if recognized, would affect the effective tax rate.

Critical Accounting Policies

PAETEC’s consolidated financial statements are prepared in accordance with generally accepted accounting principles, which require PAETEC to make estimates and assumptions. Of PAETEC’s significant accounting policies described in Note 2 to PAETEC’s audited consolidated financial statements appearing elsewhere in this prospectus, PAETEC believes that the following policies may involve a higher degree of judgment and complexity.

Revenue Recognition.    PAETEC generates recurring operating revenue pursuant to contracts with PAETEC’s customers and non-recurring revenue pursuant to non-recurring agreements. PAETEC recognizes revenue in accordance with generally accepted accounting principles, which require satisfaction of the following four basic criteria before revenue can be recognized:

•	there is persuasive evidence that an arrangement exists;

•	delivery has occurred or services have been rendered;

•	the fee is fixed or determinable; and

•	collectibility is reasonably assured.

PAETEC bases its determination of the third and fourth criteria above on the company’s judgment regarding the fixed nature of the fee it has charged for the services rendered and products delivered, and the prospects that those fees will be collected. If changes in conditions should cause it to determine that these criteria likely will not be met for some future transactions, revenue recognized for any reporting period could be materially adversely affected.

Management makes estimates of future customer credits through the analysis of historical trends and known events. The provisions for revenue adjustments are recorded as a reduction of revenue when incurred. Since any revenue allowances are recorded as an offset to revenue, any future increases or decreases in the allowances will positively or negatively affect revenue by the same amount.

Network Services and Carrier Services Revenue.    PAETEC derives revenue primarily from its sale of communications services. PAETEC’s service revenue consists principally of usage fees and monthly recurring fees.

Usage fees consist of fees paid by PAETEC’s customers for each call made, fees paid by the incumbent carriers in PAETEC’s markets as reciprocal compensation when the company terminates non-toll calls originated by their customers, and access fees paid by carriers for long distance calls that PAETEC originates and terminates. PAETEC recognizes revenue related to usage fees when the service is provided. PAETEC bills usage fees in arrears and uses estimates to recognize revenue for unbilled usage fees. PAETEC’s ability to generate reciprocal compensation revenue and access revenue is subject to numerous regulatory and legal proceedings. Until these proceedings are ultimately resolved, PAETEC’s policy is to recognize reciprocal compensation and access revenue only when it concludes that its realization of that revenue is reasonably assured.

Monthly recurring fees include the fees paid by PAETEC’s customers for lines in service and additional features on those lines. Monthly recurring fees are paid by PAETEC’s end-user customers and are billed in advance. PAETEC recognizes this revenue during the period in which it is earned.

PAETEC has arrangements where it recognizes revenue in accordance with ASC 605-20, Revenue Recognition Services, which requires some non-recurring service activation and installation fee revenues that are payable in advance of the provision of services to be deferred over the average customer life. In accordance with those guidelines, PAETEC defers service activation and installation fee revenues and related costs and amortizes them over the average customer life, which is primarily three years.

PAETEC also derives revenue from sales of indefeasible rights to use fiber optic telecommunications network facilities, or “IRUs,” and telecommunications network maintenance arrangements on such IRUs. The revenue from IRUs is recognized over the term of the related lease unless it qualifies as a sales type lease, for which revenue is recognized at the time the sale criteria in ASC 605-976, Real Estate—Retail Land, are met. Base annual revenue for telecommunications network maintenance is recognized on a straight-line basis over the term of the contract. Additional services provided under these contracts are recognized as the services are performed.

Integrated Solutions Revenue.    PAETEC also derives revenue from sales of telecommunications equipment, software and energy supply services. Equipment revenue consists of fees PAETEC’s customers pay for equipment and for PAETEC’s system design and installation services. PAETEC recognizes equipment revenue upon delivery and acceptance of the equipment. PAETEC derives software revenue through selling and supporting its proprietary telecommunications software. PAETEC recognizes revenue related to software sales upon delivery and acceptance of the software in accordance with ASC 605-985, Software. Support fees include fees for maintenance of PAETEC’s telecommunications software and fees for training the end user in the proper use of PAETEC’s telecommunications software. PAETEC recognizes maintenance fees pro rata over the length of the underlying maintenance contract. PAETEC recognizes training fees after the training obligation has been fulfilled. Energy revenue is derived through the sale of energy supply services. PAETEC recognizes revenue related to energy sales when the service is provided.

Allowance for Doubtful Accounts.    To determine its allowance for bad debts, PAETEC uses estimates based on the company’s historical collection experience, its assessment of current industry and economic trends, its customer concentrations and its credit policies. As of March 31, 2011, PAETEC had reserved for $12.7 million of bad debts.

PAETEC has reserved for expected bad debt losses based on the factors referred to above, and believes that its reserves are adequate. It is possible, however, that the sufficiency of PAETEC’s estimates could become materially inadequate as the composition of PAETEC’s receivables changes over time. PAETEC continually reviews and refines the estimation process to take account of these changes, but from time to time the company may need to adjust its estimate to reflect actual experience.

Cost of Sales.    Costs of sales are composed primarily of network costs, which are costs incurred for leased transport charges and for transmission of voice and data services over other carriers’ networks. These costs consist of both fixed payments and variable amounts based on actual usage and negotiated or regulated contract rates. PAETEC expenses network costs as incurred. These costs include PAETEC’s estimate of charges for which it has not yet received bills, and are based upon the estimated number of transmission lines and facilities PAETEC has in service and its estimated minutes of use based on internal reports. Once PAETEC receives an invoice from a carrier, the company begins a process of reconciling that carrier’s invoice to PAETEC’s internal reports. Once the reconciliation is complete, PAETEC follows contractual terms to dispute any erroneous billing and, ultimately, agrees with the carrier on the final amount due. In some cases, this reconciliation process can take several months to complete. PAETEC may make subsequent adjustments to its estimates after it receives bills for the actual costs it incurs, but PAETEC generally does not expect that these adjustments will be material to its operating results. Accordingly, PAETEC’s accrual for network costs includes estimates for which the reconciliation of the carriers’ invoices to PAETEC’s internal reports has not been completed. Because of the significance of access costs, the complexity of the systems that capture accrual information, and the quantity of negotiated and regulated rates, PAETEC believes that the estimation of network cost accruals is a critical accounting policy. As of December 31, 2010 and 2009, PAETEC had $36.2 million and $27.8 million, respectively, of disputed network invoices and approximately $4.7 million and $8.1 million, respectively, of recorded reserves related to disputed balances recorded in accounts payable on the consolidated balance sheets. As of March 31, 2011, PAETEC had approximately $34.9 million of disputed network invoices and approximately $4.5 million of recorded reserves related to that disputed balance recorded in accounts payable on the consolidated balance sheet.

Impairment of Long-Lived Assets and Finite-Lived Intangible Assets.    It is PAETEC’s policy to review its long-lived assets for possible impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Factors the company considers important, and which could trigger an impairment review, include the following:

•	significant under-performance of PAETEC’s assets relative to expected historical or projected future operating results;

•	significant changes in the manner in which PAETEC uses its assets or significant changes in PAETEC’s overall business strategy;

•	significant negative industry or economic trends; and

•	a significant decline in fair market value of PAETEC’s common stock for a sustained period.

PAETEC determines whether the carrying value of its long-lived assets, including property and equipment, and finite-lived intangible assets may not be recoverable based upon the existence of one or more of the foregoing or other indicators of impairment. PAETEC determines if impairment exists relating to long-lived assets by comparing future undiscounted cash flows to the asset’s carrying value. If the carrying value is greater than the undiscounted cash flows, PAETEC measures the impairment as the amount by which the carrying value of the assets exceeds the fair value of the assets. Because of the significance of long-lived assets and finite-lived intangible assets and the judgments and estimates that go into the fair value analysis, PAETEC believes that its policies regarding impairment are critical.

Goodwill and Indefinite-Lived Intangible Assets.    In accordance with the provisions of ASC 350, Goodwill and Other Intangible Assets, PAETEC does not amortize goodwill or other acquired intangible assets with indefinite useful lives. PAETEC has identified two reporting units as defined in ASC 350. As of December 31, 2010 and 2009, PAETEC had $439.6 and $300.6 million of goodwill, respectively, with the telecommunications reporting unit accounting for approximately 99% of such goodwill as of the same dates. As of December 31, 2010 and 2009, PAETEC had $2.4 million of intangible assets with indefinite lives, respectively.

Goodwill is assessed for impairment at least annually using a two-step impairment test. Step one of the test is used to identify whether or not impairment may exist. In step one, PAETEC compares the fair value of each individual reporting unit with its carrying amount. PAETEC estimates the fair value of its reporting units based on the income approach, using a discounted projection of future cash flows, supported with a market-based valuation. The income approach is dependent on a number of critical management assumptions, including estimates of future cash flows that take into account assumed growth rates, price increases, profitability margins, capital expenditures, benefits of recent acquisitions and expected synergies, and an appropriate discount rate. PAETEC’s estimates of discounted cash flows may differ from actual cash flows due to, among other factors, economic conditions, changes to PAETEC’s business model or changes in operating performance. Significant differences between these estimates and actual cash flows could materially affect PAETEC’s future financial results. If a reporting unit’s carrying amount exceeds its fair value, impairment may exist. Step two of the impairment test must then be performed to measure the amount of impairment, if any. Goodwill impairment potentially exists when the implied fair value of a reporting unit’s goodwill is less than its carrying value. ASC 350 requires PAETEC to determine the implied fair value of goodwill in the same manner as if PAETEC had acquired those reporting units. Specifically, PAETEC allocates the fair value of the reporting unit to the assets, including any unrecognized intangible assets, and liabilities of that reporting unit, in a hypothetical calculation that yields the implied fair value of the goodwill. If the carrying amount of the reporting unit’s goodwill is greater than the implied fair value of its goodwill, an impairment loss must be recognized for the excess.

PAETEC assesses the carrying value of its goodwill during the third quarter of each fiscal year. The annual assessment of the carrying value of PAETEC’s reporting units undertaken with respect to 2010, 2009 and 2008 indicated that goodwill was not impaired as of July 1, 2010, 2009 and 2008, respectively.

In accordance with ASC 350, goodwill of a reporting unit will also be tested for impairment between annual tests if a triggering event occurs, as defined by ASC 350, which could potentially reduce the fair value of the reporting unit below its carrying value. During the third quarter of 2008, PAETEC experienced a significant decline in market capitalization as a result of a decrease in the market price of its common stock as reported on the NASDAQ Global Select Market. The decline in market capitalization occurred after PAETEC’s announcement in August 2008 that its operating results for the second quarter of 2008 would be lower than expected. Some factors contributing to this performance below expectations included less robust billable minutes of use, an increase in customer attrition rates, and continued pricing pressures resulting from competitive product offerings and customer demands for price reductions in connection with contract renewals. PAETEC determined that these factors combined with the overall general decline in the economy and financial markets were an indicator that a goodwill impairment test was required pursuant to ASC 350. As a result, PAETEC completed step one of the impairment process and concluded that the fair values of some of its reporting units were less than the carrying values. For those reporting units whose fair values were less than the carrying values, PAETEC conducted step two of the impairment process and determined that the fair value of each reporting unit’s goodwill was less than the carrying value and concluded that goodwill was impaired. PAETEC recorded a non-cash goodwill impairment charge of $340.0 million in the third quarter of 2008 based on a preliminary assessment. In the fourth quarter of 2008, management finalized the assessment in connection with the preparation of the company’s audited financial statements and recorded an additional non-cash charge of $15.0 million. Approximately 95% of the goodwill impairment charge was attributed to the telecommunications reporting unit. The $355.0 million impairment charge is representative of the cumulative impairment charges since PAETEC adopted ASC 805.

During the fourth quarter of 2008, PAETEC’s market capitalization declined further as a result of a decrease in the market price of its common stock as reported on the NASDAQ Global Select Market from the market price at September 30, 2008. PAETEC determined that the continued decline in market capitalization and the continuation of the factors that were identified during the third quarter of 2008 were an indicator that a goodwill impairment test was again required pursuant to ASC 350 for the fourth quarter of 2008. As a result, PAETEC completed step one of the impairment process and concluded that the fair values of its reporting units exceeded the carrying values and therefore recorded no impairment.

The changes in the carrying value of goodwill from January 1, 2009 through March 31, 2011 were as follows (in thousands):

Balance as of January 1, 2009 and December 31, 2009	$300,597
Goodwill related to the acquisition of Cavalier	112,363
Goodwill related to other acquisitions	26,596

Balance as of December 31, 2010	$439,556
Goodwill related to other acquisitions	4,237

Balance as of March 31, 2011	$443,793

Share-Based Payment.    Employees of PAETEC participate in various equity incentive plans. In accordance with ASC 718, Compensation—Stock Compensation, PAETEC measures the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. PAETEC recognizes these compensation costs ratably over the period during which an employee is required to provide service in exchange for the award. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model that uses assumptions regarding expected volatilities based on historical experience. The expected term of options granted is derived from the vesting period of the award, as well as exercisability of the award, and represents the period of time that options granted are expected to be outstanding. The risk-free rate is calculated using the U.S. Treasury yield curve, and is based on the expected term of the option. PAETEC uses historical data to estimate forfeitures.

The assumptions used in calculating the fair value of share-based payment awards represent management’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and PAETEC uses different assumptions, its stock-based compensation expense could be materially different in the future. In addition, PAETEC is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. If PAETEC’s actual forfeiture rate is materially different from its estimate, the stock-based compensation expense could be significantly different from the amount recorded by PAETEC in the current period.

Income Taxes.    PAETEC accounts for income taxes in accordance with ASC 740, Income Taxes. The asset and liability approach underlying ASC 740 requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Management provides valuation allowances against the net deferred income tax asset for amounts that are not considered more likely than not to be realized.

PAETEC considers all available evidence, both positive and negative, to determine whether, based on the weight of that evidence, a valuation allowance is needed for some portion or all of a net deferred income tax asset. PAETEC uses judgment in considering the relative impact of negative and positive evidence. In arriving at these judgments, the weight given to the potential effect of negative and positive evidence is commensurate with the extent to which such evidence can be objectively verified.

Business Combinations.    PAETEC accounts for businesses acquired subsequent to January 1, 2009 using the acquisition method of accounting. Under this method, all acquisition-related costs are expensed as incurred. PAETEC records the underlying net assets at their respective acquisition-date fair values. As part of this process, PAETEC identifies and attributes values and estimated lives to property and equipment and intangible assets acquired. These determinations involve significant estimates and assumptions, including those with respect to future cash flows, discount rates and asset lives, and therefore require considerable judgment. These determinations affect the amount of depreciation and amortization expense recognized in future periods. The results of operations of acquired businesses are included in the consolidated statement of operations beginning on the respective business’s acquisition date.

Previously, PAETEC accounted for businesses acquired using the purchase method of accounting. PAETEC allocated the total cost of an acquisition, including certain acquisition-related costs, to the underlying net assets based on their respective estimated fair values.

Derivatives.    ASC 815, Derivatives and Hedging, allows the gains and losses of a derivative to offset related results on the hedged item in the consolidated statements of operations and comprehensive loss, and requires PAETEC formally to document, designate and assess the effectiveness of transactions that receive hedge accounting.

Derivatives are recognized on the consolidated balance sheet at fair value. PAETEC’s freestanding derivative instruments are designated as hedges at inception and evaluated for effectiveness at least quarterly throughout the hedge period. These derivatives are designated as hedges of the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge). The effective portion of the derivative’s gain or loss is initially reported as a component of comprehensive income and subsequently reclassified into earnings when the forecasted transaction affects earnings. The ineffective portion of the gain or loss is reported in earnings immediately.

PAETEC formally documents all relationships between hedging instruments and hedged items, as well as the risk-management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives that are designated as cash flow hedges to specific assets and liabilities on the balance sheet.

PAETEC discontinues hedge accounting prospectively when it determines that the derivative is no longer effective in offsetting changes in cash flows of a hedged item, the derivative or hedged item expires or is sold, terminated, or exercised, or management determines that it is no longer appropriate to designate the derivative as a hedge instrument.

Legal and Contingency Reserves.    PAETEC accounts for legal and other contingencies in accordance with ASC 450, Contingencies. Loss contingencies are accrued by a charge to income if both of the following conditions are met: information before issuance of the financial statements indicates that it is probable that an asset has been impaired or a liability has been incurred at the date of the financial statements; and the amount of the loss can be reasonably estimated.

The foregoing list of critical accounting policies is not intended to be a comprehensive list of all of PAETEC’s accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States of America, with no need for PAETEC to judge their application. There are also areas in which PAETEC’s judgment in selecting any available alternative would not produce a materially different result. In addition to reviewing the foregoing list, PAETEC encourages you to review carefully the notes to its audited consolidated financial statements appearing elsewhere in this prospectus, where you will find a more comprehensive description of the company’s accounting policies and additional disclosures that are required by generally accepted accounting principles.

Liquidity and Capital Resources

PAETEC finances its operations and growth primarily with cash flow from operations, issuances of debt securities and other loans, operating leases and normal trade credit terms.

Sources and Uses of Cash.    PAETEC’s cash flows for the three months ended March 31, 2011 and 2010, respectively, were as follows (in thousands):

	Three Months Ended March 31,
	2011	2010
Net cash provided by operating activities	$60,685	$7,828
Net cash used in investing activities	$(49,331)	$(34,997)
Net cash (used in) provided by financing activities	$(3,034)	$18,561

The $52.9 million increase in cash flows from operating activities for the 2011 quarter over the 2010 quarter was primarily attributable to a $11.6 million increase in net loss adjusted for non-cash items and a $41.2 million increase in working capital.

PAETEC’s investing activities during the 2011 and 2010 quarters consisted primarily of activities related to the purchase of property and equipment. Investing activities during the 2010 quarter also included the acquisition of U.S. Energy Partners LLC.

Net cash used in financing activities of $3.0 million for the 2011 quarter was primarily related to repayments of long-term debt. Net cash provided by financing activities of $18.6 million for the 2010 quarter was primarily related to the January 2010 issuance and sale of $300.0 million aggregate principal amount of the 8 7/8% senior secured notes, partially offset by the payment of debt issuance costs incurred in connection with such sale. PAETEC applied a portion of the proceeds from the January 2010 sale of the 8  7/8% senior secured notes to repay $240.2 million aggregate principal amount of term loans and $30.0 million aggregate principal of revolving loans outstanding under its senior secured credit facilities.

PAETEC’s cash flows for 2010, 2009 and 2008 were as follows (in thousands):

	Years Ended December 31,
	2010	2009	2008
Net cash provided by operating activities	$125,768	$152,169	$152,131
Net cash used in investing activities	$(621,894)	$(119,748)	$(227,971)
Net cash provided by (used in) financing activities	$438,771	$(44,061)	$127,767

The $26.4 million decrease in cash flows from operating activities for 2010 compared to 2009 was primarily attributable to a $27.4 million decrease in net income adjusted for non-cash items, which was offset by a $1.0 million increase in working capital. Cash flows from operating activities for 2009 were consistent with those for 2008, with a $33.3 million increase in net income adjusted for non-cash items being offset by a $33.3 million decrease in working capital.

PAETEC’s investing activities for 2010 consisted primarily of activities related to the acquisition of Cavalier and the purchase and installation of property and equipment. PAETEC’s investing activities for 2009 consisted primarily of activities related to the purchase and installation of property and equipment. PAETEC’s investing activities for 2008 consisted primarily of activities related to the acquisition of McLeodUSA and the purchase and installation of property and equipment.

Net cash provided by financing activities of $438.8 million for 2010 was primarily related to the January 2010 issuance and sale of $300.0 million aggregate principal amount of the 8 7/8% senior secured notes and the December 2010 issuance and sale of $450 million aggregate principal amount of the 9 7/8% senior notes subject to the exchange offer covered by this prospectus by a wholly-owned subsidiary of PAETEC Holding and the subsequent assumption by PAETEC Holding of the subsidiary’s obligations and agreements in respect of the 9  7/8% senior notes. The effects of these note issuances were partially offset by the payment of debt issuance costs incurred in connection with each sale. See “Indebtedness” below for information about the application of the proceeds of these note issuances. Net cash used in financing activities of $44.1 million for 2009 was primarily related to the repayment of $330.5 million aggregate principal amount of borrowings under PAETEC’s senior secured credit facilities with the proceeds of its June 2009 offering of $350 million aggregate principal amount of its 8  7/8% senior secured notes, the payment of debt issuance costs incurred in connection with such sale, and the repayment of $20.0 million aggregate principal amount of loans outstanding under PAETEC’s revolving credit facility. Net cash provided by financing activities for 2008 of $127.8 million was primarily related to $100 million of borrowings incurred under PAETEC’s incremental term loan facility, a portion of which was applied toward the redemption of McLeodUSA’s outstanding senior secured notes in connection with the McLeodUSA acquisition, and $50.0 million of borrowings under PAETEC’s revolving credit facility.

Contractual Obligations and Commitments.    PAETEC has various contractual obligations and commercial commitments. PAETEC does not have off-balance sheet financing arrangements other than its letters of credit and operating leases. As of March 31, 2011, PAETEC was party to letters of credit totaling $8.0 million. PAETEC does not expect any material losses from the resolution of these letters of credit since performance is not likely to be required.

The following table sets forth, as of December 31, 2010, PAETEC’s future contractual obligations and commercial commitments:

Contractual Obligations

(in thousands)

	Total	Less Than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Long-term debt	$1,425,530	$130	$25,165	$300,043	$1,100,192
Capital lease obligations	45,805	10,603	27,270	5,931	2,001
Operating leases	203,220	40,685	65,399	41,843	55,293
Purchase obligations	180,413	144,866	31,950	3,597	—
Other long-term liabilities	78,822	—	27,116	14,714	36,992

Total	$1,933,790	$196,284	$176,900	$366,128	$1,194,478

The long-term debt obligations in the table above do not include scheduled interest payments on the $25 million aggregate principal amount under PAETEC’s variable-rate revolving credit facility outstanding at December 31, 2010, which are generally based on the London interbank offered rate, or “LIBOR,” and on the $1,400 million aggregate principal amount under PAETEC’s senior notes and senior secured notes outstanding at December 31, 2010. PAETEC projects interest payments on such indebtedness to be $136.1 million for fiscal 2011, $135.5 million for fiscal 2012, $135.4 million for fiscal 2013 and 2014, $119.7 million for fiscal 2015, and $216.1 million thereafter. See Note 6 to PAETEC’s audited consolidated financial statements appearing elsewhere in this prospectus for additional information regarding the company’s indebtedness as of December 31, 2010.

As discussed below under “—Indebtedness,” PAETEC obtained $225 million of new senior secured credit facilities on May 31, 2011.

Indebtedness.    At March 31, 2011, PAETEC had approximately $1,447.1 million of total indebtedness, net of an unamortized discount of $22.5 million. The overall weighted average annual interest rate, including the amortization of the debt discount and debt premium but excluding deferred financing costs, was 9.4%. Of this total indebtedness, an aggregate principal amount of $300.0 million was outstanding under the 9.5% senior notes, an aggregate principal amount of $650.0 million was outstanding under 8  7/8% senior secured notes, an aggregate principal amount of $450.0 million was outstanding under the 9 7/8% senior notes subject to the exchange offer covered by this prospectus, an aggregate principal amount of $25.0 million was outstanding under the company’s revolving credit facility, and an aggregate of $44.6 million consisted of capital leases and other indebtedness.

Under the terms of the total leverage ratio covenant contained in PAETEC’s credit agreement for its senior credit facilities as of March 31, 2011, PAETEC’s ratio of consolidated debt to consolidated adjusted EBITDA (as defined for purposes of the credit agreement) as of any measurement date was not permitted to be greater than 5.00:1.00. PAETEC was in compliance with this financial covenant as of March 31, 2011.

On May 31, 2011, in connection with completion of the XETA acquisition, PAETEC obtained $225 million of new senior secured credit facilities, consisting of a $100 million term loan credit facility and a $125 million revolving credit facility. On that date, PAETEC drew down $100 million aggregate principal amount of term loans and applied approximately $69.5 million of the loan proceeds to pay the XETA merger consideration and associated costs and expenses and approximately $25.1 million of such proceeds to repay in full all revolving loans outstanding under its prior revolving credit facility. PAETEC received gross proceeds of $99.8 million from its $100 million of borrowings under the term loan facility. For a description of PAETEC’s senior secured credit facilities as of May 31, 2011, See “Description of Certain Indebtedness—Senior Secured Credit Facilities.”

Operating Lease Obligations.    PAETEC has entered into various non-cancelable operating lease agreements, with expiration dates through 2030, for office space and equipment. Some of these leases have free or escalating rent payment provisions. PAETEC recognizes rent expense under these leases on a straight-line basis. The company began occupying its current corporate headquarters in January 2001 under a 20-year lease agreement. PAETEC expects that its annual rental payments under the lease will increase to approximately $2.0 million for the last ten years of the lease term. PAETEC’s rental payments under the lease were $2.0 million for 2010.

In December 2010, PAETEC entered into an agreement with the city of Rochester, New York, under which PAETEC will purchase from the city a parcel of land in downtown Rochester and construct a new headquarters building for an estimated total cost of approximately $54 million. The agreement is subject to numerous conditions, contingencies, and approvals, including the receipt of various forms of governmental financial subsidies.

Purchase Obligations.    PAETEC’s purchase obligations as of March 31, 2011 represent non-cancelable contractual obligations for equipment and services and minimum commitments under data and voice contracts with certain carriers.

Other Long-Term Liabilities.    Included in PAETEC’s long-term liabilities as of March 31, 2011, the majority of which the company anticipates will not require payments during the periods presented or thereafter, are deferred revenues, tax contingency reserve and deferred rent credits.

Stock Repurchase Program.    In 2009, PAETEC Holding’s board of directors authorized the repurchase of up to $25.0 million of PAETEC Holding’s outstanding common stock through December 31, 2010, subject to conditions. PAETEC Holding was permitted to repurchase shares from time to time, at its discretion, on the open market or in private transactions. The repurchase program did not obligate PAETEC Holding to repurchase any specific number of shares.

During 2010, PAETEC Holding repurchased, at fair market value and on the open market, a total of 4,033,036 shares of its common stock at a total cost of approximately $16.1 million. In connection with the repurchases, PAETEC Holding paid commissions totaling approximately $0.1 million. The authorized stock repurchase program expired on December 31, 2010.

Capital and Cash Requirements.    PAETEC expects that it will continue to require significant capital expenditures to maintain and enhance its network and services and to generate planned revenue growth. PAETEC made capital expenditures, principally for the purchase of communications equipment, of approximately $46.8 million in the 2011 quarter. PAETEC expects to fund all of its 2011 capital expenditures from cash on hand and cash flow from operations. PAETEC plans to make such capital expenditures primarily for the following purposes:

•	to continue to acquire and install equipment to enhance and maintain its network;

•	to increase penetration of its existing markets;

•	to expand its operations into additional geographic markets; and

•	to make infrastructure enhancements, principally for its back office systems.

The actual amount and timing of PAETEC’s capital requirements may differ materially from its estimates as a result of regulatory, technological and competitive developments in the company’s industry. As of March 31, 2011, PAETEC had entered into agreements with vendors to purchase approximately $169.6 million of equipment and services, of which PAETEC expects $136.7 million to be delivered and payable in the year ending December 31, 2011, $15.1 million to be delivered and payable in the year ending December 31, 2012, $15.1 million to be delivered and payable in the year ending December 31, 2013, and the remaining $2.7 million to be delivered and payable in the year ending December 31, 2014.

PAETEC may seek to purchase from time to time some of its outstanding senior notes and/or some of its outstanding senior secured notes for cash in open market transactions, privately negotiated transactions or otherwise. Such repurchases, if any, will depend on prevailing market conditions and the discount, if any, at which the notes may be purchased, PAETEC’s liquidity requirements, contractual restrictions and other factors. The amounts involved in any such purchases may be material.

PAETEC believes that cash on hand and cash flow from operations, and amounts expected to be available under its revolving credit facility will provide sufficient cash to enable the company to fund its planned capital expenditures, make scheduled principal and interest payments on its debt, meet its other cash requirements, and maintain compliance with the terms of its financing agreements for at least the next 12 months. After the foregoing period, PAETEC may require additional capital for network enhancements to provide increased capacity to meet expected increased demand for its services. The amount and timing of these additional network enhancements, if any, will depend on the anticipated demand for services, the availability of funds and other factors. The actual amount and timing of PAETEC’s future capital requirements may differ materially from the company’s estimates depending on the demand for its services and new market developments and opportunities, and on other factors, including those described in this prospectus under “Risk Factors.” If PAETEC’s plans or assumptions change or prove to be inaccurate, the foregoing sources of funds may prove to be insufficient. In addition, if PAETEC seeks to acquire other businesses or to accelerate the expansion of its business, it may be required to seek material amounts of additional capital. Additional sources may include equity and debt financing and other financing arrangements, such as vendor financing. Further, if PAETEC believes it can obtain additional debt financing on advantageous terms, PAETEC may seek such financing at any time, to the extent that market conditions and other factors permit it to do so. The debt financing PAETEC may seek could be in the form of additional term loans under its existing or new senior secured credit facilities or additional debt securities having substantially the same terms as, or different terms from, PAETEC’s outstanding senior notes and senior secured notes. Any inability of PAETEC to generate the sufficient funds that it may require or to obtain such funds under reasonable terms could limit its ability to increase its revenue or to operate profitably. PAETEC’s ability to raise any required funds is subject to restrictions imposed by covenants contained in its existing debt agreements and could be negatively affected by a continuation of adverse conditions in the credit and capital markets.

Recently Issued Accounting Standards

In October 2009, the FASB issued Accounting Standards Update, or “ASU,” 2009-13, Revenue Recognition (Topic 605). This ASU provides amendments to the criteria in ASC 605-25 for separating consideration in multiple-deliverable revenue arrangements. It establishes a hierarchy of selling prices to determine the selling price of each specific deliverable, which includes vendor-specific objective evidence (if available), third-party evidence (if vendor-specific evidence is not available), or estimated selling price if neither of the first two is available. This ASU also eliminates the residual method for allocating revenue between the elements of an arrangement and requires that arrangement consideration be allocated at the inception of the arrangement. Finally, this ASU expands the disclosure requirements regarding a vendor’s multiple-deliverable revenue arrangements. The adoption of this accounting standard on January 1, 2011 did not have a material impact on PAETEC’s financial statements.

In October 2009, the FASB issued ASU 2009-14, Certain Revenue Arrangements that include Software Elements. This ASU amends accounting and reporting guidance under ASC 605-985 to exclude from its scope all tangible products containing both software and non-software components that function together to deliver the product’s essential functionality. The adoption of this accounting standard on January 1, 2011 did not have a material impact on PAETEC’s financial statements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None

Quantitative and Qualitative Disclosures about Market Risk

PAETEC is exposed to market risks in the normal course of business. PAETEC manages the sensitivity of its results of operations to these risks by maintaining an investment portfolio consisting primarily of short-term, interest-bearing securities and by entering into long-term debt obligations with appropriate pricing and terms. PAETEC does not hold or issue derivative, derivative commodity or other financial instruments for trading purposes. PAETEC does not have any material foreign currency exposure. PAETEC’s major market risk exposure is to changing interest rates associated with borrowings the company uses to fund the expansion of its business and to support its acquisition activities. The interest rates that PAETEC is able to obtain on this debt financing depend on market conditions. PAETEC’s policy is to manage interest rates through a combination of fixed-rate debt and, from time to time, the use of interest rate swap contracts to manage the company’s exposure to fluctuations in interest rates on variable-rate debt. As of March 31, 2011, the $25.0 million aggregate principal amount outstanding under PAETEC’s revolving credit facility accrued interest at floating rates. As of March 31, 2011, a change of one percentage point in the interest rates applicable to the balance of PAETEC’s variable rate debt would result in a fluctuation of approximately $0.3 million in the company’s annual interest expense.

Management’s Annual Report on Internal Control Over Financial Reporting

The management of PAETEC Holding Corp. (the “Company”) is responsible for establishing and maintaining an adequate system of internal control over financial reporting. This system is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with the accounting principles generally accepted in the United States of America.

The Company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (3) provide reasonable assurance regarding the prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, a system of internal control over financial reporting can provide only reasonable assurance and may not prevent or detect misstatements. Further, because of changes in conditions, effectiveness of internal control over financial reporting may vary over time. The Company’s system contains self-monitoring mechanisms, and actions are taken to correct deficiencies as they are identified.

Management conducted an evaluation of the effectiveness of the system of internal control over financial reporting based on the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commissions (the “COSO Framework”). Based on this evaluation, management concluded that the Company’s system of internal control over financial reporting was effective as of December 31, 2010, based on the COSO Framework. Management has excluded from the scope of its assessment of internal control over financial reporting the operations and related assets of U.S Energy Partners LLC (“U.S. Energy”), Quagga Corporation (“Quagga”), and Cavalier Telephone Corporation and its subsidiaries (collectively, “Cavalier”), which the Company acquired on February 28, 2010, June 7, 2010 and December 6, 2010, respectively. At December 31, 2010 and for the period from March 1, 2010 through December 31, 2010, total assets and total revenues subject to U.S. Energy’s internal control over financial reporting represented 0.7% and 1.5% of the Company’s consolidated total assets and consolidated total revenues, respectively, as of December 31, 2010 and for the year ended December 31, 2010. At December 31, 2010 and for the period from June 8, 2010 through December 31, 2010, total assets and total revenues subject to Quagga’s internal control over financial reporting represented 2.1% and 1.3% of the Company’s consolidated total assets and consolidated total revenues, respectively, as of December 31, 2010 and for the year ended December 31, 2010. At December 31, 2010 and for the period from December 6, 2010 through December 31, 2010, total assets and total revenues subject to Cavalier’s internal control over financial reporting represented 28.3% and 1.4% of the Company’s consolidated total assets and consolidated total revenues, respectively, as of December 31, 2010 and for the year ended December 31, 2010.

Deloitte & Touche LLP, an independent registered public accounting firm, has audited the effectiveness of PAETEC’s internal control over financial reporting, as stated in its report which is included herein.

PAETEC Holding Corp.

March 16, 2011	By:	/s/ ARUNAS A. CHESONIS
	Name:	Arunas A. Chesonis
	Title:	Chairman, President and Chief Executive Officer (Principal Executive Officer)

March 16, 2011	By:	/s/ KEITH M. WILSON
	Name:	Keith M. Wilson
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

BUSINESS

PAETEC is a competitive broadband communications services and solutions provider guided by the principle that delivering superior customer service is the key to competing successfully with other communications services providers. PAETEC’s primary business is providing business end-user customers in metropolitan areas with a package of integrated broadband communications services that encompasses data services, including Internet access services and virtual private network services, and voice services, including local telephone services and domestic and international long distance services. As of March 31, 2011, PAETEC provided services for over 54,000 business customers in a service area encompassing 86 of the top 100 metropolitan statistical areas.

We maintain a corporate Internet web site at www.paetec.com. We make available free of charge through our web site our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, as soon as reasonably practicable after we electronically file or furnish the reports with the SEC. The contents of our web site are not a part of this prospectus.

PAETEC’s Business

PAETEC provides a range of broadband data and voice “network services” on a retail basis primarily to business customers. In addition, PAETEC has an existing base of residential customers and expects to continue to expand that base as a result of its acquisition of Cavalier. PAETEC’s provision of residential services is not a central part of its business.

PAETEC also offers a range of data and voice “carrier services” on a wholesale basis to other communications companies and to larger-scale purchasers of network capacity.

PAETEC complements its offering of its network and carrier services with sales to its business customers of “integrated solutions,” including data center solutions, software applications, network integration services, managed services, energy services and communications equipment. PAETEC also offers these integrated services on a stand-alone basis to its business customers. PAETEC’s sales and marketing initiatives focus on bundling its network services and integrated solutions for sale to its customers. PAETEC believes this bundling adds value for its customers and increases its share of its customers’ expenditures on broadband communications services.

As of March 31, 2011, PAETEC delivered its communications services in 48 states and the District of Columbia, had broadband network and facilities spanning approximately 36,700 route miles and operated 166 switching facilities that provide traditional voice and Internet Protocol capabilities.

PAETEC has designed its network, developed its back office systems and trained its employees and sales agents to support a broad line of services. PAETEC believes that its ability to bundle a package of value-added communications services enables it to build customer loyalty, increase the penetration of its existing markets and facilitate its entry into additional markets.

Network Services

PAETEC offers a range of broadband network services and solutions to its retail end-user customers, encompassing both data services, including Internet access services and virtual private network services, and voice services, including local telephone services and domestic and international long distance services. PAETEC derived approximately 76.7% of its total revenue for 2010 from its network services.

Data Services.    PAETEC offers its customers the following broadband Internet connectivity and other data services:

•

High-speed dedicated Internet access services.    PAETEC offers integrated voice and broadband Internet access over a single digital transmission line. With this service, PAETEC’s customers are able to obtain voice and broadband Internet access services at competitive prices from a single source. PAETEC also offers its high-volume broadband Internet access customers a specialized Internet access service that provides very high speed Internet access.

•

Virtual private network services.    Virtual private networks, or “VPNs,” are networks that are typically leased and that link multiple customer locations by using computer software to dedicate circuits solely for the customer’s use, instead of building a physical circuit to each customer location. PAETEC offers VPN services to businesses seeking a cost-effective means of creating their own secure networks for communicating and conducting business with their employees, customers and suppliers. PAETEC offers its VPN services primarily utilizing multi-protocol label switching, or “MPLS.”

•

Internet security services.    To supplement its Internet and MPLS VPN data access services, PAETEC offers data encryption services and electronic message screening services on a resale basis to customers that seek to minimize security issues associated with direct Internet access.

Voice Services.    PAETEC offers its customers the following local, long distance and other voice services:

•

Local telephone services.    PAETEC’s local telephone service offering provides basic local dial tone service, as well as additional services, such as directory assistance, call forwarding and call hunting. PAETEC is certified to offer local telephone services in 48 states and the District of Columbia.

•

Long distance services.    PAETEC offers a range of switched and dedicated long distance services to customers connected to its network. These include services that originate and terminate within the same local transport area and in different local transport areas, international services, 1+ outbound services and inbound toll-free services. PAETEC also offers ancillary long distance services, such as audio and web conferencing services. In those instances in which PAETEC is not able to connect a customer to its network, the company resells the long distance services of other communications carriers. PAETEC generally sells its long distance services as part of a bundle that includes one or more of its local services offerings, its other network services offerings and/or its integrated solutions offerings.

Access Services.    In addition to services it provides to its retail end-user customers, PAETEC offers switched and dedicated access services that other communications providers use when they originate or terminate long distance calls to or from PAETEC’s retail end-user customers. PAETEC also provides access services to other local exchange carriers when it terminates local calls made by the customers of other local carriers.

Related Services.    PAETEC offers its customers in some regions the following additional services that relate to its core business:

•

IP traffic classification.    PAETEC’s service management tools enable customers to classify their IP traffic into tiers for voice, video conferencing, enterprise data and Internet traffic. These tools permit some types of traffic to be prioritized to ensure higher quality during transmission and delivery.

•

Network storage.    PAETEC’s VPN services provide the company’s customers with the ability to store and share files on network-based storage devices. Customers can access their files remotely or via their VPN connection and establish unique privileges on all shared files.

•

PC back-up.    PAETEC provides its virtual private network customers with the application-based ability to back up their workstations to PAETEC’s network-based storage devices, as well as to restore backed-up files that otherwise might be lost or damaged.

Virtual NXX.    PAETEC offers its business customers a remote office feature, known as “virtual NXX,” that enables them to place from any location calls that appear to be originating from their offices, as well as a simultaneous ring feature that provides customers with the ability to have their calls ring at multiple locations, affording customers greater flexibility than traditional call forwarding.

Carrier Services

PAETEC supplements the network services it provides to end users on a retail basis with its wholesale offering of voice and data carrier services to other communications providers and to larger-scale purchasers of network capacity. PAETEC’s carrier services customers include communications companies that resell PAETEC’s local and long distance services, interactive voice response providers, VoIP providers, other competitive carriers such as PAETEC, wireless service providers, web services providers and Internet service providers. PAETEC derived approximately 16.2% of its total revenue for 2010 from its carrier services.

PAETEC offers the following services to some or all of its carrier customers:

•	dedicated local services, including primary rate interface, or “PRI,” services, that provide high capacity local service for carrier access services, such as dial-up Internet access and VoIP services;

•	local voice and related enabling services, such as digital loop carrier services and local switching services;

•	long distance network services;

•	origination, including toll-free origination, for competitive local providers and other carriers;

•	end-user MPLS aggregation services that provide secure IP communications connections between carrier end users and single or multiple network points of presence, or “POPs,” of the carrier;
•	private line services to allow customers to enhance their network and/or to provide bandwidth to their end users;

•	local access to Internet service providers;

•	high-speed Internet connectivity for Internet service providers and web services applications;

•	Internet transit services that provide global routing;

•

physical fiber circuitry without electronics, sometimes referred to as “dark fiber,” enabling the customer to “light,” or activate, fiber circuitry for purposes of providing bandwidth services to their end users; and

•	collocation services in which the customer’s equipment is installed in PAETEC’s network equipment centers.

The majority of PAETEC’s carrier services revenue is generated from terminating and originating communications traffic to and from end-user customers on the PAETEC network that is sent to and from these end users by other communications companies. PAETEC historically has generated the majority of these revenues by terminating and originating traditional long distance services. Through its centralized network equipment centers, PAETEC provides its regional customers with the flexibility to extend their coverage areas without extending their operational centers or investing in additional personnel.

Integrated Solutions

PAETEC also offers a variety of customized services that help network and carrier services customers build and operate their own data and voice networks. Sales of these offerings can follow or often result in subsequent sales of one or more of PAETEC’s network or carrier services. These customized services enhance customer retention and frequently represent a decisive factor for customers that choose PAETEC over its competitors for the provision of network services. PAETEC derived approximately 7.1% of its total revenue for 2010 from its integrated solutions.

Data Center Solutions.    As of March 31, 2011, PAETEC operated seven data centers in the United States, four of which were deployed during 2010 or early 2011 and one of which was acquired as part of the Cavalier transaction. At each of these facilities, PAETEC provides a highly secure, protected and environmentally controlled location for PAETEC’s customers to maintain their critical data, server operating applications and network and communications assets. These data centers, which are accessible 24 hours a day, seven days a week, also are utilized by PAETEC to provide managed cloud computing and virtual services, such as virtual hosting and data storage, to PAETEC customers.

Applications Services.    PAETEC’s Pinnacle software product provides customers with many of the network management and cost allocation capabilities of a telecommunications carrier. Customers using PAETEC’s software are able to perform rate inquiries, initiate trouble ticketing, track work orders and perform other tasks associated with maintaining a large scale internal telecommunications network. In addition, Pinnacle software customers can track and allocate the costs of voice, data and other communications charges at the individual, departmental and general ledger levels. Customers can license the software or utilize the functionality through a managed solution hosted by PAETEC in one of its data centers. PAETEC’s target market segment for the Pinnacle software products includes institutions with large internal telecommunications networks, such as Fortune 1,000 companies, universities and government agencies.

Network Design and Implementation.    PAETEC offers design, installation and maintenance services for networks, including local and wide area networks, located on the customers’ premises.

Energy Services.    PAETEC sells electricity to business and residential customers, primarily in certain geographic regions in New York state, as a competitive electricity supplier.

Customer Premise Equipment Sales, Installation and Management Services.    PAETEC sells and installs equipment located on its customers’ premises. This equipment, including products from Avaya and Cisco, historically has included private branch exchanges, local area networks and servers and routers. Through its Allworx Corp. subsidiary, PAETEC develops and sells complete phone and network systems and provides software and digital hardware engineering services specifically designed to benefit small and medium-sized businesses. In addition, to complement its own work force, PAETEC establishes relationships with local equipment installation companies to sell and install equipment that PAETEC does not sell directly.

PAETEC’s Network Architecture and Deployment

Overview.    PAETEC has developed, installed and continues to invest in a flexible network that facilitates delivery of its data and voice services. As of March 31, 2011, to deploy its network, PAETEC employed:

•	a facilities-based network pursuant to which PAETEC owns approximately 36,700 route miles of fiber in portions of 39 states and the District of Columbia; and

•	a cost-effective strategy of combining telephone and data transmission lines that it leases with other electronic network components that it owns and operates.

This network deployment strategy has allowed PAETEC to enter new markets relatively rapidly and to offer its customers flexible technological solutions tailored to their specific needs. PAETEC believes that this network deployment strategy also will facilitate the company’s adoption and delivery of new technologies.

“Last Mile” Connections.    PAETEC connects its customers to its network by leasing “special access” digital T1 transmission lines, unbundled network element, or “UNE,” high capacity loops, which we refer to as “UNE digital T1,” as well as mid-bandwidth (3-20Mb) and high-bandwidth (20Mb+) Ethernet access links. All of these types of access lines provide a dedicated connection between customer locations and PAETEC switches. PAETEC has obtained the majority of these leased digital transmission lines from the major incumbent local exchange carriers such as AT&T Inc., Verizon Communications Inc., Qwest Corporation and CenturyLink, Inc. PAETEC also has relationships with providers to supply alternative types of last mile connectivity to certain locations. PAETEC’s strategy traditionally has been to improve reliability through alternative network paths by forming relationships with multiple providers of last mile access to locations where alternative last mile facilities are available, as well as to lower its costs through competitive procurement. PAETEC is able to provide direct access to a limited number of buildings using its own last mile facilities. The PAETEC-owned facilities are capable of providing up to 1Gigabit of Ethernet managed services to the customers located in those buildings, as well as services via digital system cross-connect frame, or “DSX,” and very high capacity optical carrier, or “OC-n,” lines. In certain geographic areas, PAETEC also can provide direct wireless last mile access using a variety of speeds over wireless spectrum at the DSX, OC-n, or Ethernet levels of 10, 100 or 1,000 megabits per second.

Packet Technology.    PAETEC’s network infrastructure and operations support systems enable it to control the types of services that it offers, how these services are packaged and how they are integrated to serve customers. Through its installation of IP routers at its switch sites, PAETEC has broadly deployed packet-based technology across its service area as it migrates from traditional circuit-switching technology. Circuit switch-based systems, which historically have dominated the public telephone network, establish a dedicated channel for each communication, such as a telephone call for voice or fax, maintain the channel for the duration of the call, and disconnect the channel at the conclusion of the call. Packet-switched systems format the information to be transmitted into a series of shorter digital messages called “packets.” Each packet consists of a portion of the complete message plus the addressing information to identify the destination and return address. Unlike circuit-switching, packet-switching does not require a single dedicated channel between communication points. This type of communication between sender and receiver is considered connectionless, rather than circuit -based. Traffic over the Internet, which is a connectionless network, uses packet-switching technology. We believe a transition to combining the delivery of PAETEC data and voice services over a converged packet-based network enables us to streamline the delivery of core communications services to our customer base in a more flexible manner than circuit-switching technology has permitted, to deliver a new generation of product offerings, and to leverage our network assets more effectively and efficiently.

Network Infrastructure and Backbone Network.    PAETEC’s network “backbone” enables it to offer high-quality broadband Internet access and VPN services. This backbone consists of high-capacity fiber optic facilities that allow PAETEC to transport traffic between points on its network in portions of 39 states and the District of Columbia. As of March 31, 2011, PAETEC’s fiber backbone network spanned approximately 26,100 intercity and 10,600 metropolitan local route miles and encompassed approximately 1,577,000 intercity backbone fiber miles and 743,000 fiber miles of metropolitan local fiber optic cable. PAETEC primarily leases these facilities between locations where it does not operate its fiber network. The packet-switching portion of PAETEC’s backbone is based on Internet Protocol, which is a broadly deployed standards-based protocol that allows unrelated computer networks to exchange data and is the technological basis of the Internet. IP technology has enabled PAETEC to accelerate network traffic flow and has made it easier and less costly for PAETEC to manage its network. This technology generally makes more of the network capacity available for revenue-generating customer traffic. PAETEC’s infrastructure is intended to provide a network switching presence closer to the customer to reduce access mileage and switching costs, and to allow the company to expand its network rapidly to meet customer demand. The regional design also is intended to enhance service reliability and allow PAETEC to improve quality and performance.

Collocations.    As of March 31, 2011, PAETEC had approximately 1,100 collocations, enabling it to access lower-cost special access digital T1 lines and UNE digital T1 lines from within the central offices of regional Bell operating companies to connect to customer locations in local service areas using shorter access loops. In addition, PAETEC can serve outlying areas of its markets where it does not have collocations by using enhanced extended loops, or “EELs,” or special access T1 lines to connect more remote customer locations to its network.

Geographic Markets

As of March 31, 2011, PAETEC provided service in 86 of the top 100 metropolitan statistical areas and operated 166 switches.

Sales and Marketing

Network Services Sales Strategy.    PAETEC targets business customers that it believes can benefit from the company’s value-added services. PAETEC pursues a decentralized sales strategy, which affords its sales representatives substantial flexibility to negotiate the pricing and other terms of its customer agreements for medium-sized and large businesses, subject to meeting specified revenue and profitability requirements. For this strategy to succeed, PAETEC must be able to attract, train, motivate and retain skilled sales professionals. PAETEC seeks to recruit sales representatives with experience working for other communications providers, telecommunications equipment manufacturers and network systems integrators in the company’s existing and target markets. PAETEC then augments that experience with an internal training program and software tools that provide its sales representatives with the information they need to negotiate profitable customer contracts.

Sales of network services in each of the markets in which PAETEC provides such services to medium-sized and large businesses is led by PAETEC’s President of National Sales and Service, who is responsible for the acquisition and retention of all network services accounts and who reports directly to PAETEC’s Chief Executive Officer. Network sales teams are divided into four geographic regions, with a regional sales president responsible for managing all direct sales, agent sales, account development, network design and service engineering in the assigned region. Each sales team generally includes branch sales managers, account managers, sales representatives, sales engineers and field technicians. PAETEC’s sales teams use a variety of methods to qualify leads and schedule initial appointments, including developing relationships with local industry associations and obtaining customer referrals. PAETEC believes this regionalized sales structure allows the company to maintain personalized customer service across its national operations.

PAETEC’s sales representatives generally make the initial customer contacts and sales. After the initial sale, PAETEC provides follow-up support and the sale of additional services, based on the size of the customer account, either through an account manager assigned to the customer or as part of the customer service organization. PAETEC also provides the local sales offices with technical resources to support the sales force and to coordinate switching the customer to PAETEC service. PAETEC’s service agreements with new customers generally have a fixed period initial term (averaging approximately 36 months as of March 31, 2011) and a specified volume commitment, which is typically measured on a monthly basis. The service agreement may be terminated by the customer at any time following a specified notice period and upon payment of a termination fee. Following expiration of the initial term, PAETEC seeks to enter into a new term agreement with the customer. If a new agreement is not reached, the initial agreement will continue either on a term or monthly basis. Some of PAETEC’s integrated solutions agreements have initial terms of up to five years.

PAETEC’s network services sales force uses proprietary software tools to allow the sales force to create a customized solution for each prospective customer and to conduct profitability and pricing analysis for use in preparing proposals. This procedure serves to ensure that PAETEC maintains its focus on obtaining customers that meet internal profitability standards, while illustrating the potential benefits that a customer may realize by using a broader bundle of services. The focus of the software tool is to afford PAETEC’s network services sales representatives maximum flexibility in pricing individual services so long as each bundled sale is profitable. In addition, through its “Equipment for Services” program, PAETEC offers flexible options for the customer to finance its purchases of hardware and software by including those charges on the network bill. Thus, PAETEC’s sales representatives can customize their sales approach to the unique requirements, budgetary constraints, and price sensitivities of each customer. PAETEC believes that this pricing flexibility provides its sales force with a competitive advantage over the sales efforts of many other telecommunications carriers and allows the company to position itself as a flexible and responsive service provider at the initial point of contact with customers.

Network Services Sales Force.    As of March 31, 2011, over 1,300 of PAETEC’s employees were dedicated to developing and supporting its direct sales and marketing activities. As of the same date, PAETEC maintained a total of 92 sales offices in 36 states and the District of Columbia. Each sales office is generally staffed with at least one sales manager, who has primary responsibility for the results of that office. PAETEC uses its sales offices not only to target businesses and other customers operating within its markets, but also to solicit and service national accounts. To increase operating efficiency, some of its sales offices support the sales teams for multiple markets.

PAETEC requires each new member of its direct sales force to participate in an initial in-house training program, which includes seminars, on-the-job training and direct one-on-one supervision by experienced sales personnel. PAETEC also requires members of its direct sales force to participate in an ongoing training program designed to enhance their knowledge of the communications industry, the company’s services and the needs of its targeted customers. PAETEC seeks to motivate its direct sales force with a total compensation program that includes base salary, a cash commissions plan, and eligibility to participate in PAETEC’s long-term equity plan. The PAETEC sales commission program is primarily designed to reward the addition of new profitable customers and the sale of additional products and services to existing customers. The commission program also includes an element for some sales personnel that is designed to promote account retention and minimize customer turnover.

The efforts of PAETEC’s direct sales force are complemented by marketing activities conducted by independent sales agents. PAETEC seeks to select sales agencies that are well known to medium-sized and large businesses and institutions in their markets, and trains its sales agents on how to retain and develop the customer accounts they introduce to the company. For 2010, customers referred to PAETEC by its sales agents generated approximately 33.7% of the company’s network services revenue. As of March 31, 2011, approximately 140 of its employees were dedicated to developing and supporting its agent program.

In early 2011, PAETEC established sales divisions separate from its regional sales structure to sell and market services to small business and residential customers as well as to sell and market to national accounts.

Carrier Services Sales Strategy.    Carrier services sales in each of the markets in which PAETEC provides such services are led by PAETEC’s Senior Vice President of Wholesale Services, who is responsible for the acquisition and retention of all carrier services accounts and who reports directly to PAETEC’s Chief Executive Officer. Initial sales are made through national account managers located in various sales offices throughout the company’s markets. Sales support is provided through carrier sales account managers and sales engineers. As of March 31, 2011, approximately 60 of PAETEC’s employees were dedicated to developing and supporting its carrier sales organization.

Customer Service.    PAETEC believes that customer service is a critical element in attracting and retaining customers in the communications industry. PAETEC has designed its customer service strategy to allow it to meet its customer needs rapidly and efficiently. PAETEC operates customer service centers in Cedar Rapids, Iowa, Rochester, New York and Palm Harbor, Florida and also outsources some support functions with respect to residential and small business customers to a third-party service provider. Functions handled by the customer service operations include billing questions, order inquiries and changes to services. As of March 31, 2011, PAETEC operated network operations centers, or “NOCs,” in Rochester, New York, Charlotte, North Carolina and Richmond, Virginia. PAETEC operates a NOC with a network health center in Cedar Rapids, Iowa. The functions handled by the NOC portion of the Cedar Rapids facility will be transferred to the Rochester network operations center before the end of 2011. The network health center, which is responsible for monitoring the nationwide PAETEC network 24 hours a day, seven days a week, will remain in Cedar Rapids. The NOCs and the network health center are staffed by skilled technicians who complete a certification program to advance through four levels of proficiency. The network operations center staff evaluates any out-of-service or service affecting condition and directs remedial action to be implemented by PAETEC’s technical personnel or, where appropriate, its equipment vendors or external service providers. In addition, the network operations center staff maintains contact with the customer and prepares reports documenting the service issue and any corrective action taken.

Marketing.    In its markets, PAETEC seeks to position the company as the high-quality alternative for communications services by offering network reliability, increased customer support and a broad spectrum of communications services at competitive prices. PAETEC intends to continue to build its reputation and brand identity by working closely with its customers to develop services tailored to the customer’s particular needs. PAETEC implements targeted promotional efforts that emphasize the breadth of its communications solutions and its ability to deliver a cost-effective integrated services package to its target customer base.

Customer Concentration.    No single customer, or group of related customers, represented 10% or more of our total operating revenues for 2010, 2009 or 2008.

Back Office Systems

PAETEC believes that its information systems and procedures for operations support and other back office systems enable it to price its services competitively, to meet the needs of its customers and to interface with other carriers. PAETEC utilizes Oracle Metasolv Software as its primary operational support system and also uses the RevChain billing platform. PAETEC is continuing its integration efforts to consolidate the operational support systems and the billing systems of acquired companies, including Cavalier, with those for PAETEC.

PAETEC has developed a common sales tool that uses a combination of Oracle’s E-business suite and customized internal software. All network services sales personnel submit prospects and sales forecasts as well as generate customer proposals and contracts through this system. This sales tool enables PAETEC to have real-time, single source data on sales performance across the country. PAETEC completed its consolidated customer portal, PAETEC Online, in 2010, and continues to implement numerous customer self-service functions available via the Internet.

Acquisitions

To supplement its internal growth, PAETEC has pursued a targeted acquisition strategy that has sought acquisition candidates that fulfill one or more of the following objectives:

•	to increase its penetration of PAETEC’s existing markets;

•	to expand into new markets;

•	to augment the geographic scope of PAETEC’s network fiber-based assets, primarily in high density markets; and

•	to enhance PAETEC’s ability to sell and deliver value-added services.

PAETEC continues to seek acquisition candidates that will add customers and cash flow to its existing network services business or that will enhance its operating efficiencies by lowering access costs through the acquisition of fiber-based assets. In accordance with this strategy, PAETEC focuses its acquisition efforts on other competitive carriers, local and long distance providers, enhanced service providers, network integrators and equipment solutions providers. From time to time, PAETEC may consider selective acquisitions of the types of businesses that PAETEC believes will enhance its package of service offerings, increase its customer base and bring experienced back office, technical and customer service personnel to the company.

Subsidiary Reorganization

Following a comprehensive review of its organizational structure, PAETEC completed in March 2010 a reorganization involving some of PAETEC Holding Corp.’s direct and indirect wholly-owned subsidiaries that was designed to achieve various administrative and tax efficiencies. As of December 31, 2010, all but two of PAETEC Holding Corp.’s subsidiaries were wholly owned, directly or indirectly, by PAETEC Corp., which in turn is a direct, wholly-owned subsidiary of PAETEC Holding Corp.

Competition

The telecommunications industry is highly competitive. PAETEC competes primarily on the basis of a flexible product solution, the availability, reliability, variety, price and quality of its service offerings, and the quality of its customer service. PAETEC’s competitors in the provision of local and long distance, Internet connectivity, and related network services include:

•	incumbent carriers such as AT&T, Qwest, Verizon and CenturyLink;

•	local and long distance resellers, and other competitive carriers like PAETEC; and

•

other types of companies, including cable companies, Internet service providers, wireless carriers, satellite carriers, equipment vendors, network integration outsourcing vendors, and businesses offering long distance data and voice services using VoIP.

Incumbent Carriers.    PAETEC believes that its primary competition in each of its markets will continue to be the incumbent carriers, which are the large telephone companies, such as AT&T, Qwest and Verizon, that historically provided local telephone service before the enactment of Telecommunications Act of 1996. Today, these companies offer a comprehensive package of local, long distance and Internet services to their customers in direct competition with PAETEC. AT&T and Verizon, which also have wireless affiliates, are investing to upgrade their networks, which will enhance their ability to offer a range of services and compete with PAETEC.

Incumbent carriers generally have long-standing relationships with their customers, have resources substantially greater than PAETEC’s and have the potential to subsidize competitive services with revenue from a variety of other businesses. The mergers between AT&T and SBC Communications, Inc., between Verizon and MCI, Inc., and between AT&T and BellSouth Corporation, as well as the proposed merger between CenturyLink and Qwest provide these carriers with significant operating efficiencies and substantial marketing, financial and technical resources. The Communications Act of 1934, as amended, which we refer to as the “Communications Act,” and past decisions by the Federal Communications Commission and state regulatory commissions have imposed extensive obligations on the incumbent carriers to allow non-incumbent carriers such as PAETEC to interconnect with the facilities of the incumbent carriers and to obtain critical network elements, such as digital T1 transmission lines, from those carriers. The scope of such obligations, however, has been narrowed by court decisions and regulatory changes. These developments, which have resulted in increased pricing flexibility and relaxed regulatory oversight for incumbent carriers, may have a negative impact on PAETEC’s business opportunities and competitive position.

FCC decisions and policy initiatives have provided incumbent carriers with increased pricing flexibility for their private line, special access and switched access services. These FCC decisions and initiatives provide that, when an incumbent carrier demonstrates that competitors have made specified competitive inroads in providing a specified federally-regulated service in a geographic area, the incumbent carrier in that area may offer discounts to large customers through contract tariffs, engage in aggressive volume and term discount pricing practices for its customers, or otherwise free itself of regulatory constraints. Legislatures and regulatory authorities in some states have adopted or are considering similar forms of deregulation. These actions could have a material adverse effect on the ability of competitive carriers, including PAETEC, to compete with the incumbent carriers.

Other Competitors.    Other current and prospective competitors in the local and long distance voice and data markets include the following:

•	cable television companies;

•	Internet service providers;

•	VoIP providers;

•	wireless carriers; and

•	others, such as resellers of local and long distance telephone services, microwave carriers, service providers offering alternative access methods, and private networks built by large end users.

Cable Television Companies

Cable television companies such as Cablevision Systems Corp., Comcast Corporation, Cox Communications Inc. and Time Warner Cable Inc. have continued to deploy telecommunications and broadband Internet access services aggressively to customers on a broad scale to primarily residential and small business customers. These companies initially deployed telecommunications services using circuit-switched facilities, but, increasingly, they are using VoIP applications and other technologies to provide voice services in a less costly, more efficient manner. In addition, some of these companies resell wireless services, which potentially could lead to the creation of new bundled competitive service offerings that incorporate multimedia components of cable television and wireless broadband Internet access services at competitive rates. Some of these companies have acquired a financial interest in spectrum capable of accommodating advanced mobile wireless services, which could result in additional competitive offerings.

Internet Service Providers

Advances in digital transmission technologies have created opportunities for the transmission of voice and data services over the Internet. Broadband Internet service providers such as AT&T, Qwest, Verizon and the largest cable television companies are exploiting their market position as incumbent providers of telecommunications or cable television services to promote their broadband Internet services and related voice and data applications. If successful, these plans will increase the number of competitive providers of broadband service, which could place additional downward pressure on prices for this service.

VoIP Providers

PAETEC expects to face increasing competition from companies offering long distance data and voice services using VoIP. The emergence of these companies could present a competitive threat, principally because the regulatory classification of VoIP remains unclear. Providers of VoIP services may be able to avoid significant costs, such as the payment of switched access intercarrier compensation fees, if these regulatory classification issues are resolved in favor of VoIP providers. Such a resolution could impede PAETEC’s ability to compete against these providers on the basis of price.

Wireless Service Providers

National carriers such as AT&T Mobility, Sprint Nextel Corporation, T-Mobile USA, Inc. and Verizon Wireless, as well as smaller regional companies, provide voice services that increasingly are viewed by consumers as competitive with wireline telecommunications offerings. Robust growth in wireless usage has caused a decline in the volume of voice traffic carried by PAETEC and other wireline carriers. Cable television companies and other companies have entered into arrangements to resell or re-brand wireless services. Technological advances have allowed wireless service providers to add data transmission, Internet access services and next-generation services, such as mobile multimedia products. Recent spectrum auctions and other regulatory changes have afforded wireless service providers access to substantial additional spectrum resources that can be used for deployment of high-speed broadband wireless services. New wireless service providers could include Microsoft Corporation and Google Inc. using unlicensed white space spectrum, which is unused wireless spectrum between broadcast television channels. Additional spectrum auctions in the next few years may accelerate the deployment of wireless high-speed broadband networks and offerings. In addition, the introduction of fixed wireless applications has facilitated the creation of companies that are in the process of installing equipment and building networks that may offer the same types of services that PAETEC offers or intends to offer. A commercially successful deployment of WiMax technology, for example, would facilitate the development of similar broadband access services on a fixed and mobile basis. Some wireless service providers have long-standing relationships with customers and financial, technical, marketing and other resources substantially greater than PAETEC’s relationships and resources.

In the last few years, consolidation within the wireless industry has resulted in significant growth for the largest wireless providers. Wireless Holdings, Inc. and Sprint Nextel, together with a group of cable television operators and information technology companies, recently made major investments in Clearwire Corp. Continued consolidation within the wireless industry could further enhance the economies of scale that would improve the competitiveness of wireless service providers in the telecommunications market.

PAETEC expects that new competitors, including large computer hardware, software, media and other technology and telecommunications companies, will enter the tailored, value-added network services market, resulting in even greater competition. Some telecommunications companies and online services providers are currently offering broadband Internet access services, or have announced plans to expand these services and other network services. Other companies, including Time Warner, also have obtained or expanded their broadband Internet access products and services as a result of acquisitions. Still others, such as Google, are developing new technologies and applications, the effect of which PAETEC cannot determine at this time. These developments may permit PAETEC’s competitors to devote greater resources to the marketing of existing competitive products and services and the creation of new competitive products and services. In addition, the ability of some of PAETEC’s competitors to bundle other services and products with outsourced corporate networking services or Internet access services could place it at a competitive disadvantage.

Industry Consolidation.    Consolidation of telecommunications providers has occurred with relative frequency over recent years and is expected to continue to create larger, better situated competitors that may put PAETEC at a greater competitive disadvantage. For example, the mergers between AT&T and SBC, between MCI and Verizon, and between AT&T and BellSouth increased the strength of those combined companies in the local, long distance, data and wireless markets. These mergers also decreased the competitive alternatives available to PAETEC for various network elements and services. The proposed merger of CenturyLink and Qwest will create an incumbent local exchange carrier, or “ILEC,” with a presence in 35 states. Many other incumbent and non-incumbent carriers also are expanding their facilities-based and non-facilities-based offerings in the long distance and data markets. Other competitive carriers already have established full service local operations in some of PAETEC’s current and target markets. Many competitive carriers and independent long distance service providers have been struggling financially, but PAETEC cannot accurately predict which of these carriers will be able to compete effectively against it over time. Recent consolidation activities involving telecommunications providers also have begun to blur the line between different types of competitors in a manner that may also make it more difficult for PAETEC to compete. In February 2010, Windstream Corporation, a mid-sized incumbent local exchange carrier, acquired NuVox, Inc., a competitive local carrier that has competed with PAETEC in a variety of markets in the Southeast. In January 2011, the FCC granted approval of the assignment and transfer of control of broadcast, satellite, and other radio licenses from General Electric Company to Comcast Corporation, which allows GE and Comcast to create a joint venture involving

NBC Universal, Inc. and some Comcast properties. PAETEC cannot accurately predict all of the changes that the marketplace for telecommunications services may continue to experience as a result of this consolidation trend.

Regulation

PAETEC’s services are subject to varying degrees of federal, state and local regulation. The following summary of regulatory developments and legislation does not purport to describe all current and proposed federal, state and local regulations, administrative rulemakings and legislation affecting PAETEC. Federal and state legislation and regulations governing telecommunications and related services are the subject of ongoing judicial proceedings, rulemakings and legislative initiatives that could change, in varying degrees, the manner in which the communications industry operates.

Under the Communications Act, the rules of the FCC, and comparable state laws and regulations, PAETEC and other competitive carriers are required to provide service upon reasonable request and to interconnect their networks with the networks of other carriers, and are subject to other regulatory obligations, some of which are described below. The FCC exercises jurisdiction over PAETEC’s facilities and services to the extent that they are used to provide, originate or terminate interstate or international communications services offered to the public. State regulatory commissions regulate the same facilities and services to the extent they are used to originate or terminate intrastate communications services offered to the public. In addition, as a result of the passage of the Telecommunications Act of 1996, state and federal regulators share responsibility for implementing and enforcing rules to allow new companies to compete with the local phone companies that historically have operated as monopolies.

Existing federal and state regulations are subject to amendment by federal and state administrative agencies, judicial proceedings, and legislative action that could affect, in varying degrees, the manner in which PAETEC operates. Bills intended to amend the Communications Act are introduced in Congress from time to time and their effect on PAETEC and the communications industry cannot always be predicted. Proposed legislation, if enacted, could have a significant effect on PAETEC’s business, particularly if the legislation impairs PAETEC’s ability to interconnect with incumbent carrier networks, lease portions of other carriers’ networks or resell their services at reasonable prices, or lease elements of networks of the incumbent local exchange carriers under acceptable rates, terms and conditions. PAETEC cannot predict the outcome of any ongoing legislative initiatives or administrative or judicial proceedings or their potential impact upon the communications and information technology industries generally or upon PAETEC specifically.

Federal Regulation

PAETEC is regulated by the FCC as a non-dominant carrier subject to minimal regulation under the Communications Act. Both the Communications Act and the FCC’s rules and policies implementing the Act generally favor entry into local and other telecommunications markets by new competitors, such as PAETEC, and seek to prevent anti-competitive practices by incumbent carriers.

Licenses and Authorizations.    The FCC requires all telecommunications service providers, including non-dominant carriers such as PAETEC, to maintain authorizations to provide or resell domestic long distance and international services. The FCC generally has the power to modify or terminate a carrier’s authority to provide domestic long distance or international services for failure to comply with federal laws or FCC regulations and may impose fines or other penalties for violations. In addition, the FCC maintains jurisdiction to act upon complaints filed against any telecommunications service provider for failure to comply with statutory or regulatory obligations.

Tariffs and Retail Pricing Requirements.    Under the Communications Act, PAETEC is subject to the general requirement that its charges, practices and classifications for communications services must be “just and reasonable,” and that it refrain from engaging in any “unjust or unreasonable discrimination” with respect to its charges, practices or classifications. The FCC must grant its approval before any change in control of any carrier providing interstate or international services, or of any entity controlling such a carrier, and before the assignment of any authorizations held by such a carrier.

Measures Designed to Speed Competitive Entry.    The Communications Act imposes a variety of duties on local telephone service providers, including PAETEC, to promote competition in the provision of local telephone services. These duties include requirements to:

•	interconnect directly or indirectly with other carriers;

•	permit resale of services;

•	permit users to retain their telephone numbers when changing carriers;

•	provide competing carriers access to poles, ducts, conduits and rights-of-way at regulated prices; and

•	establish reciprocal compensation arrangements for the transport and termination of telecommunications.

Incumbent carriers also are subject to additional duties that facilitate local market entry by competitive carriers such as PAETEC. For example, incumbent carriers must:

•	permit competitors to collocate their equipment on the premises of the incumbent carriers at cost-based rates and on a nondiscriminatory basis;

•

allow competitors to make use of designated elements of incumbent carrier networks on an unbundled basis, and on non-discriminatory, cost-based rates, in combination with or separate from other wholesale or special access services purchased from the incumbent; and

•	offer wholesale versions of their retail telecommunications services for resale at discounted rates.

Interconnection Agreements.    Incumbent carriers are required to negotiate statewide interconnection agreements in good faith with competitive carriers such as PAETEC that set forth the terms for, among other items, interconnection, collocation, intercarrier compensation, access to unbundled network elements and reselling of an incumbent carrier’s services. If the negotiating carriers cannot reach agreement within a prescribed time, either carrier may request binding arbitration of the disputed issues by a state regulatory commission. In addition, carriers are permitted to “adopt” or “opt-in” in their entirety an existing state commission-approved interconnection agreement between an incumbent carrier and another carrier in the same state. As of March 31, 2011, PAETEC had interconnection agreements with incumbent carriers in 47 states and the District of Columbia that encompass all local exchange markets in which PAETEC currently offers local services. Each statewide interconnection agreement with an incumbent carrier allows PAETEC to enter other local exchanges served by that same incumbent in that state. Each interconnection agreement and subsequent amendments must be approved by the applicable state regulatory agency before becoming effective. Although parties may negotiate prices contained in the interconnection agreement, such statewide agreements typically incorporate prices for interconnection, collocation, intercarrier compensation and UNEs that have been established by the state regulatory agency in generic proceedings for the incumbent carrier using the FCC’s approved pricing methodology. When an interconnection agreement does not resolve a particular operational issue, PAETEC and the incumbent carrier seek resolution of those issues through informal and formal dispute processes, including commercial negotiations or arbitration.

Interconnection agreements typically have terms of three years, although the parties may mutually agree to extend or amend such agreements. If PAETEC cannot negotiate new interconnection agreements or renew its existing interconnection agreements in each state on acceptable terms, or find an acceptable interconnection agreement available for opt-in, PAETEC may invoke its ability to seek binding arbitration before state regulatory agencies. The arbitration process conducted on a state-by-state basis can be costly and time-consuming, and the results of arbitration may be unfavorable to PAETEC. If PAETEC is not able to renegotiate or enter into interconnection agreements on acceptable terms, or if it is subject to unfavorable arbitration decisions, PAETEC’s cost of doing business could increase and its ability to compete could be impeded. Moreover, PAETEC’s interconnection agreements with companies other than incumbent local exchange carriers (such as wireless and VoIP providers and other competitive carriers) are not subject to the statutory arbitration mechanism, making it potentially more difficult to reach any agreement on terms PAETEC views as acceptable.

The availability of acceptable interconnection agreements that competitive carriers such as PAETEC can opt into without incurring the expense of lengthy negotiation and arbitration with an incumbent carrier in each state has significantly declined due to industry consolidation. It is likely that competitive carriers such as PAETEC will be required to invest more resources than in the past to secure acceptable interconnection agreements, or be willing to accept less favorable terms of interconnection and access to the ILEC’s network.

In March 2007, Qwest provided notice to PAETEC that Qwest was terminating all current interconnection agreements with PAETEC’s McLeodUSA operating subsidiary. The termination notice began a negotiation period for new interconnection agreements for the 12 Qwest states in which PAETEC interconnects with Qwest on a facilities-basis. However, in January 2011, CenturyLink and Qwest offered a voluntary commitment to secure FCC approval of their proposed merger that would entitle PAETEC to extend any existing interconnection agreement with Qwest for an additional three years after their proposed transaction closes.

Intercarrier Compensation.    Interconnected carriers exchange communications traffic, and must establish the compensation arrangements for the use of their respective networks in carrying that traffic for each other. Long distance carriers compensate local exchange carriers for the origination and termination of long distance traffic through the payment of switched or dedicated access charges. Facilities-based telecommunications providers, including wireless carriers, charge other facilities-based telecommunications providers to terminate local traffic on the terminating provider’s network. These charges are known as “reciprocal compensation.” The FCC has established rules governing how much PAETEC may charge for interstate switched access and reciprocal compensation, including rules that apply to traffic bound for Internet service providers. However, the FCC repeatedly has refused to decide whether long distance calls originated in VoIP format are subject to tariffed access charges at the terminating end of the call, resulting in significant confusion and uncertainty within the industry and divergent practices and positions. This uncertainty, combined with the steady growth of VoIP as a percentage of all telecommunications traffic, increases PAETEC’s risk on both the revenue and cost sides. Moreover, although the FCC first proposed major reforms to its intercarrier compensation scheme in 2001, it has yet to act on those or subsequent proposals. In February 2011, the FCC issued another notice of proposed rulemaking, or “NPRM,” that proposes to modify the existing scheme of intercarrier compensation. PAETEC’s business could be affected by whether, when, and how the FCC acts to reform its rules in this area.

Universal Service.    The FCC has established a federal universal service subsidy regime known as the Universal Service Fund, or “USF,” which provides subsidies for the provision of telecommunications and information services to rural and other high-cost areas and for discounted communications services to schools and libraries. Providers of interstate telecommunications services such as PAETEC must pay assessments that fund these subsidies. The FCC currently is assessing USF contribution payments based on a percentage of each telecommunications provider’s projected interstate and international telecommunications revenue. Carriers are permitted to pass through a specified percentage of their USF contribution assessment to their customers in a manner consistent with FCC billing regulations.

In February 2011, the FCC issued a notice of proposed rulemaking to significantly modify the USF distribution to support universal access to broadband services rather than voice services. The FCC proposal includes limiting the number of carriers eligible to receive funds in a specific geographic area, and asks for comments on a variety of USF-related proposals to support the goal of making broadband access available everywhere in the country. The February 2011 NPRM did not propose changes to the existing USF contribution method, or ask for comments regarding how the contribution formula should be changed to support universal access to broadband services. However, the FCC indicated that a goal of USF reform is to expand the pool of contributors to the USF to enable a reduction in the USF assessment. These and other proposals pending before the FCC related to USF reform are expected to generate considerable debate and their outcome is not predictable. In addition, various states maintain, or are in the process of implementing, their own universal service programs.

Customer Proprietary Network Information.    Federal regulations protect the privacy of some subscriber data that telecommunications carriers such as PAETEC acquire in the course of providing their services. This information is referred to as “Customer Proprietary Network Information,” or “CPNI,” and includes information related to the quantity, technological configuration, type, destination and amount of use of a communications service. PAETEC must file a verified certification of compliance by March 1 of each year that affirms the existence of training and other sales and marketing processes designed to prevent improper use and unauthorized release of CPNI. A violation of these and related CPNI requirements by PAETEC could subject our company to significant fines or other regulatory penalties.

Network Element Rules.    The FCC’s current unbundling rules identify some competitive conditions in terms of business line counts and fiber-based collocators at a wire center level that, if such competitive conditions are found to exist, eliminate an RBOC’s obligation to offer competitive carriers access to unbundled network elements such as UNE digital T1 or DS3 loops or high capacity transport, as well as combinations of those elements, under federal and state price regulations. Under the current unbundling rules, PAETEC is not able to obtain UNE digital T1 loops at regulated prices from RBOCs in 100 wire centers serving areas.

Incumbent carriers are permitted to charge just and reasonable rates for network elements in these wire centers and make them available on a deregulated commercial basis. Incumbent carriers also are permitted to designate in the future additional wire centers in which they believe competitive conditions should entitle the RBOC to limit the availability of UNE digital T1 loops, high capacity transport or both, and to make these services available only on a commercial basis.

Pending FCC Proceedings.    PAETEC faces substantial uncertainties stemming from ongoing FCC proceedings related to the implementation of the statutory requirements discussed above, as well as ongoing judicial review of various FCC decisions, both of which could result in significant changes to these regulatory obligations. PAETEC cannot predict the outcome of ongoing administrative or judicial proceedings or their potential impact upon the company. The following examples illustrate the types of ongoing rule changes that could affect PAETEC’s business:

Special Access Regulatory Regime

PAETEC relies to a considerable extent on special access lines as the last mile facility to reach its customer locations. As a result, the price of special access lines must be available at a rate that allows PAETEC to price its retail offerings to meet its gross margin expectations while remaining competitively priced in the retail market. Incremental increases in prices of special access lines will exert pressure on PAETEC’s gross margins. In 2005, the FCC opened an inquiry into whether and how to reform its special access rules. In November 2009, the FCC asked interested parties to respond to several questions regarding the appropriate analytical framework for resolution of issues in its longstanding special access proposed rulemaking proceeding. Interested parties filed initial comments in January 2010 and reply comments were filed in February 2010. In November 2010, the FCC asked companies to voluntarily submit on a confidential basis detailed network data such as fiber maps, lit buildings, collocations, and switch sites. At this time, PAETEC cannot predict when the FCC will issue a decision regarding special access prices or how any such decision will affect its business.

TELRIC Proceeding

A proceeding was initiated at the FCC in 2003 to examine the current rules governing the methodology by which state regulatory authorities set wholesale prices for UNEs, including UNE digital T1 loops, and for collocation, interconnection and intercarrier compensation provided by incumbent carriers to competitive carriers. If the FCC adopts significant changes to the pricing methodology, incumbent carriers could seek approval from state regulatory commissions to increase their prices for a variety of wholesale services required by PAETEC to provide service to its customers. Such an event could raise the cost of doing business for competitive carriers such as PAETEC. We cannot predict whether the FCC will change its pricing rules, or, if it does so, the extent to which state regulatory commissions will permit incumbent carriers to increase their UNE prices.

Qwest and Verizon Dominant Carrier Forbearance Proceedings

Under the Telecommunications Act of 1996, the RBOCs can petition the FCC to forbear from applying regulations implementing the Act. All of the RBOCs have used the provision to secure deregulation of certain services. Qwest and Verizon have petitioned the FCC on multiple occasions to have the FCC forbear from enforcing the unbundling rules in various markets. In June 2010, the FCC denied the second Qwest petition for forbearance in Phoenix filed in March 2009. In rejecting the Qwest petition, the FCC used a market power test, under which the FCC separately analyzed Qwest’s market power in different market segments, such as residential retail, enterprise retail and wholesale. Qwest appealed the denial to a federal appellate court, where the matter remains pending. If the court overturns the FCC’s use of a market power test, or remands the denial of forbearance back to the FCC for further consideration, or the FCC upholds or grants any forbearance or similar petitions filed by incumbent carriers in the future affecting markets in which PAETEC operates, PAETEC’s ability to purchase wholesale network services from these carriers at cost-based prices that would allow PAETEC to achieve its target profit margins in those markets could be materially adversely affected. The grant of these petitions also would enable incumbent carriers to compete with their competitors, including PAETEC, more aggressively on price in the affected markets.

Intercarrier Compensation

In February 2011, the FCC issued an NPRM to materially modify the compensation arrangements between all carriers for the use of their respective networks. The FCC first initiated a proceeding to reform intercarrier compensation in 2001, and the new NPRM is the fourth issued by the FCC on this subject. The proposed changes, if adopted, would significantly alter the manner in which carriers, including carriers that use different service platforms such as wireless, cable and VoIP, are compensated for the origination and termination of communications traffic and the rates local exchange carriers charge for these access services. The proceeding also will alter the manner in which facilities-based local carriers charge other carriers, such as VoIP providers and wireless providers, for the origination and termination of local communications traffic.

If intercarrier compensation and Universal Service Fund reforms are adopted by the FCC, these reforms could have a substantial effect on PAETEC’s access revenues, network capital expenditures and costs of sales.

Broadband Network Management and Net Neutrality Policies.    In August 2005, the FCC adopted a policy statement that outlined four principles intended to preserve and promote the open and interconnected nature of the public Internet. The FCC explained at the time that these “net neutrality” principles are subject to reasonable network management. In January 2008, the FCC sought comment on petitions filed by a number of parties seeking clarification on what conduct constitutes reasonable network management and whether the practice of degrading certain peer-to-peer network traffic is unreasonable or violates the net neutrality principles. In August 2008, the FCC characterized these net neutrality principles as binding and enforceable and stated that network operators have the burden to prove that their network management techniques are reasonable. In that order, the FCC imposed sanctions on a cable broadband Internet access provider for managing its network by blocking or degrading some Internet transmissions and applications in a way that the FCC found to be unreasonably discriminatory. This FCC decision was overturned by a federal appellate court in April 2010. The court ruled the FCC had deregulated broadband services, and, therefore, lacked jurisdiction to enforce net neutrality principles. The FCC issued an NPRM in which it proposed adoption of rules that would require open Internet access subject to a carrier’s reasonable traffic management needs. In December 2010, the FCC adopted a narrowed set of network neutrality regulations focused on protecting end-user rights relying on similar jurisdictional grounds previously rejected by the court of appeals. Several parties, including Verizon, appealed the new rules in January 2011.

Expanding Network Access Options.    In November 2009, PAETEC and other competitive carriers asked the FCC to initiate a rulemaking to adopt a regulatory structure governing network elements known as “271 Checklist” elements. Under the Telecommunications Act of 1996, Bell operating companies are required to make some network elements, such as access loops, transport and local switching, available to competitive local exchange companies at just and reasonable prices in exchange for regaining the ability to offer long distance and information services in their respective local exchange markets, which the RBOCs had been prohibited from offering in their respective local exchanges since 1984. Beginning in 2005, multiple federal appellate courts have determined that state utility agencies do not have authority to regulate the 271 Checklist network element pricing, and that only the FCC has authority to set prices for these network elements. In response to the rulemaking petition, the FCC asked interested parties to comment on the proposed rules. In December 2009, another petition was filed asking the FCC to require RBOCs to provide competitive providers access to bit streams on fiber facilities serving small business locations. The FCC had previously eliminated the RBOC obligation to provide unbundled access to fiber and hybrid loop facilities. Interested parties have filed comments on the proposal. PAETEC cannot predict whether the FCC will proceed with action on either proposal at this time.

Other Provisions.    Telecommunications carriers such as PAETEC are subject to a variety of miscellaneous regulations that can have cost or operational implications. The regulations, for instance, require the filing of periodic revenue and service quality reports, the provision of services to customers with hearing or speech disabilities and associated funding of telecommunications relay services, the capability to associate a physical address with a calling party’s telephone number (E-911), compliance with “truth in billing” requirements, and cooperation with law enforcement officials engaged in lawful communication intercept or monitoring activities, in addition to regulating telemarketing and slamming, which involves an unauthorized change in a subscriber’s carrier of choice. Noncompliance with these and other provisions can result in administrative fines and penalties.

Red Flag Rules.    On January 1, 2011, the Federal Trade Commission implemented regulations that require companies that provide services to residential and small business accounts to have defined processes to handle situations that may signal that an unauthorized person could be engaged in fraudulent or identity theft activities. The processes addressing up to 26 “red flags” must be sanctioned by the company’s board of directors. As PAETEC launches new sales in the small business and residential markets, its red flag processes will have to expand to address these protected customer classes.

State Regulation

PAETEC provides local telephone service and other intrastate telecommunications services that are subject to the jurisdiction of state regulatory commissions.

To provide local and intrastate telecommunications services in a state, PAETEC generally is required to obtain a certificate of public convenience and necessity from the state public utility commission and to comply with applicable state regulations, including, in some states, the requirement to file tariffs setting forth the company’s terms and conditions for providing services. Certificates of authority can be conditioned, modified, cancelled, terminated or revoked by state regulatory authorities for a carrier’s failure to comply with state laws or rules, regulations and policies of state regulatory authorities. State utility commissions generally have authority to supervise telecommunications service providers in their states and to enforce state utility laws and regulations. Fines or other penalties also may be imposed for violations. As of March 31, 2011, PAETEC provided local telecommunications services in 46 states and the District of Columbia, and provided intrastate long distance services in 48 states.

State public utility commissions typically require PAETEC to file periodic reports, pay various regulatory fees and assessments, and comply with state regulations governing service quality, billing, consumer protection and other similar issues. State public utility commissions also regulate intercarrier compensation rates between local services providers. Interexchange carriers led by AT&T have urged several state commissions to initiate proceedings to institute generic investigations of switched access rate levels of competitive local exchange carriers such as PAETEC. AT&T, Verizon and Sprint are proposing that state utility agencies should cap such switched access rates at levels charged by RBOCs in the state for the same intrastate access services, or at existing interstate rate levels. AT&T and other interexchange carriers also are pursuing state legislation that seeks to impose caps on intrastate switched access rates charged by competitive carriers such as PAETEC. PAETEC cannot predict the outcome of these state agency investigations into intrastate access rates or legislative initiatives that may arise from time to time. PAETEC’s retail rates for enterprise customers are not subject to any price regulation in any of its current or planned markets. Because complying with state regulations can be costly and burdensome, the imposition of new regulations in a particular state may adversely affect the profitability of PAETEC’s services in that state.

Some of the states in which PAETEC operates require public utility commission approval before the transfer of a carrier’s authority to operate within the state, the transfer of its assets to a new entity, or a change in the control of an entity that controls a carrier operating within the state. Some states also regulate a carrier’s issuance of securities, incurrence of debt, guarantees or pledges of security in support of such debt. These requirements can delay and increase the cost we incur to complete various financing transactions, including future stock or debt offerings, the sale of part or all of our regulated business, or the acquisition of assets and other entities to be used in our regulated business.

Local Regulation

PAETEC’s network is subject to numerous local regulations such as building codes, municipal franchise requirements and licensing. Such regulations vary on a city-by-city and county-by-county basis and can affect the company’s provision of both network services and carrier services, as well as, where applicable, video services. In some of the areas where PAETEC provides service, it may be subject to municipal franchise requirements and may be required to pay license or franchise fees based on a percentage of gross revenue or other formula. It is possible that some municipalities that do not currently impose fees could seek to impose fees in the future, and that, following the expiration of existing franchises, they could increase fee levels. In many markets, the traditional local telephone companies do not pay rights-of-way fees or pay fees that are substantially less than those paid by PAETEC. In some markets, PAETEC’s McLeodUSA operating subsidiary is objecting to or challenging various fees as improper under state or federal law. The outcome of these challenges cannot be predicted.

Intellectual Property

PAETEC’s ability to compete depends in part upon its proprietary rights in its technology and business procedures and systems. PAETEC relies on a combination of contractual restrictions and copyright, trademark and trade secret laws to establish and protect these proprietary rights. It is the company’s policy to require employees, consultants and, if warranted based on the service to be provided, vendors to execute confidentiality agreements upon the commencement of their relationships with PAETEC. These agreements provide that confidential information developed or made known during the course of a relationship with PAETEC must be kept confidential and not disclosed to third parties except in specific circumstances.

The U.S. Patent and Trademark Office has granted PAETEC federal registrations for some of PAETEC’s trademarks. Federal registration of trademarks is effective for as long as PAETEC continues to use the trademarks and renew its registrations. PAETEC does not generally register any of its copyrights with the U.S. Copyright Office, but relies on the protection afforded to such copyrights by the U.S. Copyright Act. That law provides protection to authors of original works whether published or unpublished and whether registered or unregistered.

Employees

As of March 31, 2011, PAETEC had approximately 4,500 full-time employees. None of its employees are covered by collective bargaining contracts. PAETEC considers its relationships with its employees to be good.

Properties

PAETEC owns and leases numerous sales offices, switch sites, collocation sites, and other facilities across its nationwide service area. PAETEC’s corporate headquarters and one of its network operations centers are located in Fairport, New York. The shared facility consists of approximately 100,000 square feet of office space and is occupied under a 20-year lease expiring in April 2021. In December 2010, PAETEC entered into an agreement with the city of Rochester, New York, under which PAETEC will purchase from the city a parcel of land in downtown Rochester and construct a new headquarters building for an estimated total cost of approximately $54 million. The agreement is subject to numerous conditions, contingencies, and approvals, including the receipt of various forms of governmental financial subsidies. For information about the leased facilities, see Note 12 to PAETEC’s audited consolidated financial statements appearing elsewhere in this prospectus.

PAETEC intends to lease additional sales offices and network equipment sites as it expands. PAETEC believes that necessary space will be available on a commercially reasonable basis to accommodate its anticipated growth.

All owned properties secure PAETEC’s obligations under its senior secured indebtedness, which as of March 31, 2011 totaled $675 million aggregate principal amount. For information about PAETEC’s indebtedness, see Note 6 to PAETEC’s audited consolidated financial statements appearing elsewhere in this prospectus.

For additional information about PAETEC’s properties, see “Business—PAETEC’s Business—PAETEC’s Network Architecture and Deployment.”

Legal Proceedings

In October 2008, PaeTec Communications, Inc. filed a claim in the Supreme Court for the State of New York, County of Monroe, against Lucent Technologies, Inc., Alcatel USA Marketing, Inc. and Alcatel-Lucent, which we refer to collectively as “Alcatel-Lucent,” for reimbursement of costs and fees in connection with a patent infringement case brought against PAETEC by Sprint Communications Company L.P., or “Sprint,” and settled in May 2009. PAETEC’s claim against Alcatel-Lucent alleges that because the Sprint claims arose from the use by PAETEC of Alcatel-Lucent equipment, Alcatel-Lucent has an obligation to defend and indemnify PAETEC pursuant to the contract terms under which it sold the equipment to PAETEC. Alcatel-Lucent has denied the claim and counter-claimed against PAETEC for allegedly unpaid switch software licensing charges, and associated late fees. PAETEC believes that it has meritorious defenses against these counter-claims.

From time to time, PAETEC is subject to other legal proceedings in the normal course of its operations. See “Business—Regulation” for information about some of these proceedings.

MANAGEMENT

Executive Officers and Directors

The table below presents information about our executive officers and directors as of March 1, 2011:

Name	Age	Positions
Arunas A. Chesonis	48	Chairman of the Board, President and Chief Executive Officer
Keith M. Wilson	44	Director and Executive Vice President and Chief Financial Officer, Treasurer
Mario DeRiggi	42	Executive Vice President and President, National Sales and Service
Robert D. Moore, Jr.	42	Executive Vice President and Chief Information Officer
Mary K. O’Connell	47	Executive Vice President, General Counsel and Secretary
Algimantas K. Chesonis	45	Senior Vice President, Chief Accounting Officer and Controller
Richard T. Aab	61	Vice Chairman of the Board of Directors
Shelley Diamond	57	Director
H. Russell Frisby	60	Director
Tansukh V. Ganatra	67	Director
Michael C. Mac Donald	57	Director
William R. McDermott	49	Director
Alex Stadler	60	Director
Mark Zupan	51	Director

Our executive officers serve at the pleasure of the board of directors. See “Board of Directors—Director Qualifications” for a discussion of the director qualifications set forth below as part of each director’s business history.

Arunas A. Chesonis has served as Chairman of the Board, President and Chief Executive Officer of PAETEC Holding since August 2006. Mr. Chesonis has served as Chairman of the Board, President and Chief Executive Officer of PAETEC Corp., of which he was the founder, since its formation in May 1998 and as Chairman of the Board, President and Chief Executive Officer of its principal operating subsidiary, PaeTec Communications, Inc., since July 1998. Mr. Chesonis was appointed as President of ACC Corp., an international telecommunications company in Rochester, New York, in February 1994 and was elected to its board of directors in October 1994. Mr. Chesonis joined ACC in May 1987 as Vice President of Operations for the U.S. business unit and was named President of ACC Long Distance Corp. in January 1989. Mr. Chesonis also served as President of ACC’s Canadian operations and Managing Director of ACC’s U.K. enterprise. Before he joined ACC, Mr. Chesonis held several positions within Rochester Telephone Corporation, now known as Frontier Communications Corporation, a subsidiary of Citizens Communications Company. Mr. Chesonis is the brother of Algimantas Chesonis.

Director qualifications:

•	Leadership, industry and operational experience—current CEO of PAETEC and former senior executive positions with other telecommunications companies

Keith M. Wilson has served as a director and as Executive Vice President and Chief Financial Officer of PAETEC Holding since August 2006. Mr. Wilson has served as Executive Vice President and Chief Financial Officer of PAETEC Corp. and PaeTec Communications, Inc. since January 2001 and as a director of PAETEC Corp. since March 2006. From June 1999 until January 2001, Mr. Wilson served as Vice President and head of the Telecommunications Finance Group at Union Bank of California, where he focused on sourcing and providing capital for telecommunications services companies in the wireline, wireless and data services markets. From March 1998 until May 1999, Mr. Wilson was a Vice President of Merchant Banking and head of Syndicated Finance for First Dominion Capital, based in New York. Mr. Wilson also held positions with NationsBank from September 1996 until March 1998, Bank of Boston and Fleet Bank.

Director qualifications:

•	Industry and finance experience—current CFO of PAETEC, former head of telecommunications finance group at a bank, and former senior positions with other financial institutions

Mario DeRiggi has served as Executive Vice President and President, National Sales and Service since January 2009. Prior to his current role, he has held positions of increasing responsibility in the areas of sales and account development since joining PAETEC in May 1999 as Vice President and General Manager, including as Senior Vice President, Sales; Executive Vice President, Sales; and President, East Region. In his capacity as Executive Vice President and President, National Sales and Service, Mr. DeRiggi is responsible for managing all of PAETEC’s direct sales, agent sales, account development, sales support, and customer service operations. Prior to joining PAETEC, Mr. DeRiggi had over ten years’ experience in the telecommunications industry, holding positions at Allnet Communications Services, Inc., AT&T, Winstar Communications, Inc. and Cablevision Lightpath, Inc.

Robert D. Moore, Jr. has served as the Executive Vice President and Chief Information Officer of PAETEC Holding since December 2009. Before assuming his current position, Mr. Moore served as the Senior Vice President and Chief Information Officer of PAETEC Holding since February 2007 and in that position with PaeTec Communications since December 2005. Before assuming these positions with PAETEC Holding and PaeTec Communications, Mr. Moore served as Senior Vice President-Information Technology from August 2004 and, beginning in 1998, in various other roles with PaeTec Communications. In his capacity as Senior Vice President and Chief Information Officer, Mr. Moore has been responsible for overseeing operating support systems, systems operations and engineering, and applications development and deployment. Mr. Moore possesses more than 16 years of experience in the telecommunications industry and was employed by ACC Corp. before joining PaeTec Communications.

Mary K. O’Connell has served as Executive Vice President, General Counsel and Secretary of PAETEC Holding since January 2011. Ms. O’Connell joined PaeTec Communications in September 2001 as Director and Senior Corporate Counsel and held various positions of increasing responsibility prior to her appointment as General Counsel, including service as PAETEC’s Corporate Compliance Officer and Vice President and Senior Corporate Counsel. From November 2008 through December 2010, she served as Senior Vice President, General Counsel and Secretary of PAETEC Holding. Before joining PAETEC, Ms. O’Connell was in private practice at the law firms of Morrison & Foerster, LLP and Levine, Blaszak, Block & Boothby, LLP in Washington, D.C. and Phillips, Lytle LLP in Rochester, New York. Ms. O’Connell’s experience before joining PAETEC included work in the areas of commercial law, telecommunications, corporate legal matters, and regulatory affairs.

Algimantas K. Chesonis has served as Senior Vice President, Chief Accounting Officer and Controller of PAETEC Holding since March 2007. Mr. Chesonis has served as Senior Vice President and Controller of PAETEC Corp. and PaeTec Communications since August 2004. Mr. Chesonis served as Vice President of Finance and Controller of PaeTec Communications from July 1998 to August 2004. In his capacity as Senior Vice President and Controller, Mr. Chesonis has been responsible for all aspects of accounting and financial reporting. Mr. Chesonis previously served as Director of Public Reporting for US Foodservice and Audit Manager for the international accounting firm of PriceWaterhouse, LLP. Mr. Chesonis is the brother of Arunas Chesonis.

Richard T. Aab has served as Vice Chairman of the Board of PAETEC Holding, a director position, since February 2007. Mr. Aab co-founded US LEC Corp. in June 1996 and served as its Chairman of the Board from June 1996 to February 2007, when US LEC completed its combination by merger with PAETEC Corp. In 1982, Mr. Aab co-founded ACC Corp. Between 1982 and 1997, he held various positions with ACC, including Chairman of the Board, Chief Executive Officer, President and director. Also during that period, he served as Chairman and director of ACC’s international subsidiaries in Canada, ACC TelEnterprises, Ltd., and the United Kingdom, ACC Long Distance UK Ltd. Mr. Aab is a member of the boards of trustees of the University of Rochester, the University of Rochester Medical Center and Rochester Institute of Technology, and is a director of several privately-held corporate businesses, including Ovation Payroll, a nationwide payroll processing company, for which he serves as Chairman. From May 2007 to May 2008, Mr. Aab served on the board of directors of Medifast, Inc.

Director qualifications:

•	Leadership, industry and operational experience—former CEO and other senior executive positions with telecommunications companies

Shelley Diamond was appointed to the PAETEC Holding board of directors on March 6, 2009. Ms. Diamond has served since December 2009 as the Global Managing Partner for Young and Rubicam, or “Y&R,” an advertising agency, where she is responsible for several large, multi-national clients. In this role, she oversees all services rendered by Y&R to these clients around the world. She is also a member of the Y&R board of directors. From July 2007 until December 2009, she served as the Managing Director of the New York office of Y&R, in which role she led the day-to-day operations of the agency, formulating and implementing strategic direction, attracting talent, expanding the office’s new media and digital capabilities, and cultivating new business from both existing and new clients. Ms. Diamond has served in various roles at Y&R since joining the firm in 1991, including Director of Client Services. Before joining Y&R, she held various positions at Ted Bates Advertising, at Grey Advertising and at Foote Cone and Belding, an advertising agency.

Director qualifications:

•	Leadership and operational experience—global managing partner for multinational clients of advertising agency and former managing director

H. Russell Frisby, Jr. has served as a director of PAETEC Holding since February 2007 and as a director of PAETEC Corp. since January 2007. Mr. Frisby is a partner in the Energy and Telecommunications Group of Stinson Morrison Hecker LLP, a law firm. Mr. Frisby’s legal practice focuses on regulatory and corporate matters affecting entities in the communications, energy and technology areas, and for over 20 years he has represented clients in a wide variety of proceedings before the FCC, state utility commissions and federal courts. Before joining Stinson Morrison Hecker, Mr. Frisby was a partner with the law firms Fleischman and Harding LLP and Kirkpatrick & Lockhart Nicholson Graham LLP. From February 1998 to March 2005, Mr. Frisby was the President, Chief Executive Officer and Acting Chief Legal Officer of the Competitive Telecommunications Association (CompTel). Before his service in that position, he served as Chairman of the Maryland Public Service Commission.

Director qualifications:

•	Leadership and industry experience—former CEO and chief legal officer of industry association and currently a law firm partner focusing on communications, energy and technology areas

Tansukh V. Ganatra has served as a director of PAETEC Holding since February 2007. Mr. Ganatra co-founded US LEC in June 1996, served as a director of US LEC from June 1996 to February 2007 and served as interim Chief Executive Officer of US LEC from November 2006 to February 2007. He served as Chief Executive Officer and Vice Chairman of the board of directors of US LEC from July 1999 until his retirement in December 2001. Mr. Ganatra also served as President and Chief Operating Officer of US LEC from June 1996 until July 1999. From 1987 to 1997, Mr. Ganatra held various positions with ACC Corp., including service as its President and Chief Operating Officer. Before joining ACC, Mr. Ganatra held various positions during a 19-year career with Rochester Telephone Corporation, now known as Frontier Communications Corporation, a subsidiary of Citizens Communications Company, culminating with the position of Director of Network Engineering.

Director qualifications:

•	Leadership, industry and finance experience—former CEO and other senior positions with telecommunications companies over four decades

Michael C. Mac Donald has served as a director of PAETEC Holding since February 2007 and as Lead Director since March 2010. Mr. Mac Donald is currently retired. He served as a director of US LEC from April 2003 to February 2007. Before his retirement on December 31, 2009, Mr. Mac Donald held various sales and marketing positions with Xerox Corporation, a provider of document management technology and services, beginning in 1977. These positions included President of Xerox Marketing Operations and, most recently prior to his retirement, Senior Vice President, Operational Effectiveness. Mr. Mac Donald is a director of Medifast, Inc. and of the Jimmy V Foundation.

Director qualifications:

•	Leadership, finance and operational experience—former senior executive sales and marketing positions with a public technology company focused on enterprise customer sales

William R. McDermott has served as a director of PAETEC Holding since February 2007 and as a director of PAETEC Corp. since March 2004. Mr. McDermott is the co- Chief Executive Officer of SAP AG, a provider of business software solutions headquartered in Walldorf, Germany. In this capacity, and also as a member of the Executive Board of SAP, he oversees SAP’s strategic business activities relating to sales, all customer operations and ecosystem activities. Before joining SAP, Mr. McDermott served as the Executive Vice President, Worldwide Sales & Operations of Siebel Systems, a business software provider, as President of Gartner, Inc., a provider of research and analysis on the information technology industry, and on the boards of directors of two subsidiaries of Xerox Corporation. Mr. McDermott is also a director of Under Armour, Inc. and Ansys, Inc.

Director qualifications:

•	Leadership, finance and operational experience—Co-CEO of a technology company

Alex Stadler has served as a director of PAETEC Holding since June 2008. Mr. Stadler previously served on the board of directors of McLeodUSA Incorporated from January 2006 until its acquisition by PAETEC Holding on February 8, 2008. From 1999 until 2002, he served as Chief Executive Officer of Riodata NV, a data services carrier specializing in private network and Internet access and connectivity for medium-sized companies. A wholly-owned subsidiary of Riodata NV filed for bankruptcy protection under the laws of Germany during the time that Mr. Stadler served as an officer for its controlling shareholder. Before joining Riodata NV, Mr. Stadler served as Chief Operating Officer of Otelo Communications, a competitive local exchange carrier, and as Chief Executive Officer of RWE Telliance AG, a German telecommunications company. Mr. Stadler joined GTE Corporation in 1977, and from 1985 to 1996 served in a variety of senior management positions at GTE’s cellular and telephone subsidiaries and as GTE’s head of mergers and acquisitions. Since 2002, Mr. Stadler has pursued private interests. Mr. Stadler started his career as an Economist at the Reserve Bank of Rhodesia.

Director qualifications:

•	Leadership and industry experience—former CEO and other senior executive positions with technology and telecommunications companies

•	Finance experience—former economist

Mark Zupan has served as a director of PAETEC Holding since February 2007 and as a director of PAETEC Corp. since May 2006. Mr. Zupan is dean of the William E. Simon Graduate School of Business Administration at the University of Rochester, a position which he has held on a full-time basis since January 1, 2004. Mr. Zupan previously served as dean and professor of economics at the University of Arizona’s Eller College of Management from 1997 to 2003. Before his appointment at the University of Arizona, Mr. Zupan taught at the University of Southern California’s Marshall School of Business, where he also served as associate dean of master degree programs. He was a teaching fellow in Harvard University’s Department of Economics while pursuing his doctoral studies at the Massachusetts Institute of Technology, and has been a visiting faculty member at the Amos Tuck School of Business Administration at Dartmouth College. Mr. Zupan is also a director of Constellation Brands, Inc and served from 2003 to 2005 as a director of StockerYale, Inc.

Director qualifications:

•	Finance experience—academic specialty in finance and dean of a graduate school of business administration

Board of Directors

Director Qualifications.    We believe that individuals who serve on our board of directors should demonstrate the requisite expertise, business acumen and experience to make a significant contribution to PAETEC; should display maturity of judgment and have the highest ethical character; should not present conflicts of interest that might impede proper performance; should have sufficient time to devote to board matters; should exhibit the ability to work effectively and collegially with other board members; and should be committed to building long-term stockholder value. We seek board members that represent a diversity of professional viewpoints, background and experience in areas that are relevant to our activities. We identify and describe below some of the key experience, qualifications, attributes and skills our directors bring to the board that are important in light of our business and structure.

•

Leadership experience.    We seek directors who possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. We believe that individuals with long-term experience in significant leadership positions are likely to provide the vision and insight that our industry and our company demand. Such individuals demonstrate an in-depth and practical understanding of strategy, technology, risk management and the methods to drive efficiency and growth. Through their current or former service as top leaders at other organizations, they are able to provide deep market and operational knowledge and have cultivated professional relationships that benefit our company.

•

Industry experience.    We seek directors with experience as senior executives or directors, or in other leadership positions, in the communications industry. A sophisticated understanding of the competitive, technological and regulatory issues confronting our business is critical to our success.

•

Finance experience.    We believe that all directors should possess an understanding of finance and related reporting processes. We also seek directors who can qualify as an “audit committee financial expert,” as that term is defined in the SEC’s rules.

•

Operational experience.    We seek directors who have operational expertise as well as experience in the areas of sales, marketing and business development, particularly in connection with large businesses.

Size and Composition of Board of Directors.    The size of our board of directors is determined by resolution of the board of directors, subject to requirements of PAETEC’s certificate of incorporation and bylaws described below. As of the date of this prospectus, the board of directors had ten members. Under our certificate of incorporation and bylaws, the number of directors constituting the entire board of directors may not be fewer than four or more than 15 directors.

Classification of Board of Directors.    Our certificate of incorporation provides that the PAETEC board of directors is to be divided into three classes of directors. The three classes, which are required to be as nearly equal in number as possible, are designated Class I, Class II and Class III. As a result, approximately one-third of the board of directors is elected each year. Messrs. Frisby and Mac Donald and Ms. Diamond are Class I directors with a term expiring at our annual meeting of stockholders in 2013. Messrs. Ganatra, McDermott and Zupan are Class II directors with a term expiring at our annual meeting of stockholders in 2014. Messrs. Aab, Chesonis, Stadler and Wilson are Class III directors with a term expiring at our annual meeting of stockholders in 2012.

Board Membership Agreement.    In connection with the completion on February 8, 2008 of PAETEC’s acquisition of McLeodUSA, PAETEC entered into a board membership agreement, dated as of February 8, 2008, which it amended as of March 10, 2008, with former stockholders of McLeodUSA consisting of investment funds managed by Wayzata Investment Partners LLC, which we refer to as the “Wayzata funds,” and investment funds and entities advised by Fidelity Management & Research Company and its affiliates, which we refer to as the “Fidelity funds.” The board membership agreement provided for, among other things, the right for the Wayzata funds to designate to PAETEC one representative for appointment or nomination to the board of directors and the right for the Fidelity funds to appoint one representative to attend each meeting of PAETEC’s board of directors as a non-voting observer. In accordance with these provisions, in June 2008, the PAETEC board of directors appointed Alex Stadler to serve as the director representative of the Wayzata funds, and in October 2008, the Fidelity funds designated Richard J. Santagati to serve as an observer. Mr. Stadler subsequently was elected by the PAETEC stockholders at the 2009 annual meeting to serve as a Class III director for a term of three years. The rights of the Wayzata funds and the Fidelity funds under the board membership agreement with respect to board representation and non-voting board observer status terminated on February 8, 2010.

Director Independence.    PAETEC’s board of directors has determined that the following seven of its ten directors are “independent directors” within the meaning of the NASDAQ Marketplace Rules: Shelley Diamond; H. Russell Frisby, Jr.; Tansukh V. Ganatra; Michael C. MacDonald; William R. McDermott; Alex Stadler; and Mark Zupan. In making this determination, the board of directors concluded that none of those directors had any relationships which, in the board’s opinion, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Compensation Committee Interlocks and Insider Participation.    No member of the compensation committee of PAETEC’S board of directors during 2010 is or has been an officer or employee of PAETEC or any subsidiary of PAETEC and no member of the compensation committee had any relationships requiring disclosure under the SEC’s rules regarding transactions with related persons. In addition, during 2010, no member of the compensation committee or board of directors was an executive officer of another entity on whose board of directors a PAETEC executive officer serves.

Compensation of Directors

Directors who are also PAETEC officers or employees do not receive any compensation for serving on PAETEC’s board of directors or any of its committees. Mr. Chesonis and Mr. Wilson are the only directors who serve as officers and employees of PAETEC.

The following policies regarding compensation of non-employee directors applied from January 1, 2010 through June 30, 2010:

•

the audit committee chairman was entitled to annual cash fees of $80,000 and an annual grant of stock options for 12,500 shares of common stock and restricted stock units for 12,500 shares of common stock;

•

the other audit committee members were entitled to annual cash fees of $60,000 and an annual grant of stock options for 9,500 shares of common stock and restricted stock units for 9,500 shares of common stock;

•

the compensation committee chairman was entitled to annual cash fees of $70,000 and an annual grant of stock options for 10,500 shares of common stock and restricted stock units for 10,500 shares of common stock;

•

the other compensation committee members were entitled to annual cash fees of $55,000 and an annual grant of stock options for 8,500 shares of common stock and restricted stock units for 8,500 shares of common stock;

•

directors who do not serve on any board committees were entitled to annual cash fees of $50,000 and an annual grant of stock options for 7,500 shares of common stock and restricted stock units for 7,500 shares of common stock; and

•	the Vice Chairman was entitled to annual cash fees of $70,000 and an annual grant of stock options for 10,500 shares of common stock and restricted stock units for 10,500 shares of common stock.

In 2010, the board of directors formed a nominating and governance committee and appointed a Lead Director. Thus, effective as of July 1, 2010, the following policies apply with respect to compensation of non-employee directors:

•

the Lead Director, who also serves as the chairman of the nominating and governance committee and as a member of the audit committee, is entitled to annual cash fees of $100,000 and an annual grant of stock options for 15,000 shares of common stock and restricted stock units for 15,000 shares of common stock;

•

the nominating and governance committee non-chairman member serving solely on that committee is entitled to annual cash fees of $55,000 and an annual grant of stock options for 8,500 shares of common stock and restricted stock units for 8,500 shares of common stock;

•

the audit committee chairman is entitled to annual cash fees of $80,000 and an annual grant of stock options for 12,500 shares of common stock and restricted stock units for 12,500 shares of common stock;

•

the audit committee non-chairman member serving solely on that committee is entitled to annual cash fees of $60,000 and an annual grant of stock options for 9,500 shares of common stock and restricted stock units for 9,500 shares of common stock;

•

the compensation committee chairman is entitled to annual cash fees of $70,000 and an annual grant of stock options for 10,500 shares of common stock and restricted stock units for 10,500 shares of common stock;

•

the compensation committee non-chairman member serving solely on that committee is entitled to annual cash fees of $55,000 and an annual grant of stock options for 8,500 shares of common stock and restricted stock units for 8,500 shares of common stock;

•

the director serving as a member of both the compensation committee and the nominating and governance committee is entitled to annual cash fees of $60,000 and an annual grant of stock options for 9,500 shares of common stock and restricted stock units for 9,500 shares of common stock; and

•	the Vice Chairman is entitled to annual cash fees of $70,000 and an annual grant of stock options for 10,500 shares of common stock and restricted stock units for 10,500 shares of common stock.

Non-employee directors also receive an equity award in connection with their appointment to the board of directors. All cash fees are payable in four equal quarterly installments in arrears. All equity grants vest with respect to one-third of the underlying shares of common stock on each of the first, second and third anniversaries of the grant date.

All directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with their board service. In addition, Mr. Ganatra is entitled to participate in the company’s medical, dental and vision healthcare plans under which the company covers a portion of the premiums.

The table below shows the compensation paid to our non-employee directors in 2010.

2010 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Richard T. Aab(2)	70,000	41,055	28,044	—	139,099
Shelley Diamond(3)	56,250	37,455	25,575	—	119,280
H. Russell Frisby, Jr.(4)	52,500	33,235	22,703	—	108,438
Tansukh V. Ganatra(5)	60,000	37,145	25,374	10,782	133,301
Michael C. Mac Donald(6)	80,000	60,355	41,173	—	181,528
William R. McDermott(7)	70,000	41,055	28,044	—	139,099
Alex Stadler(8)	52,500	33,545	22,904	—	108,949
Mark Zupan(9)	80,000	48,875	33,386	—	162,261

(1)

Amounts shown in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of stock or option awards granted in 2010 calculated in accordance with FASB ASC Topic 718, Compensation-Stock Compensation, or “ASC 718.” Assumptions used in the calculation of these amounts are set forth in Note 9 to PAETEC’s audited consolidated financial statements appearing elsewhere in this prospectus.

(2)

Mr. Aab served as Vice Chairman of the Board of Directors in 2010. As of December 31, 2010, Mr. Aab held unvested restricted stock units for 21,167 shares of common stock and options to purchase 34,500 shares of common stock, of which options to purchase 13,333 shares were vested.

(3)

Shelley Diamond served as a member of the compensation committee and of the nominating and governance committee in 2010. As of December 31, 2010, Ms. Diamond held unvested restricted stock units for 12,834 shares of common stock and options to purchase 89,500 shares of common stock, of which options to purchase 20,416 shares were vested.

(4)

Mr. Frisby served as a member of the compensation committee in 2010. As of December 31, 2010, Mr. Frisby held unvested restricted stock units for 15,167 shares of common stock and options to purchase 141,892 shares of common stock, of which options to purchase 96,293 shares were vested.

(5)

Mr. Ganatra served as a member of the audit committee in 2010. As of December 31, 2010, Mr. Ganatra held unvested restricted stock units for 18,834 shares of common stock and options to purchase 30,500 shares of common stock, of which options to purchase 11,666 shares were vested. In connection with Mr. Ganatra’s participation as a director in the PAETEC medical, dental and vision healthcare plans, PAETEC incurred a cost for premiums of $10,782.

(6)

Mr. Mac Donald served as the Lead Director beginning in March 2010, and as a member of the nominating and governance committee and of the audit committee in 2010. As of December 31, 2010, Mr. Mac Donald held unvested restricted stock units for 23,000 shares of common stock and options to purchase 28,000 shares of common stock, of which options to purchase 5,000 shares were vested.

(7)

Mr. McDermott served as the chairman of the compensation committee in 2010. As of December 31, 2010, Mr. McDermott held unvested restricted stock units for 21,167 shares of common stock and options to purchase 64,932 shares of common stock, of which options to purchase 43,765 were vested.

(8)

Mr. Stadler served as a member of the nominating and governance committee in 2010. As of December 31, 2010, Mr. Stadler held unvested restricted stock units for 15,167 shares of common stock and options to purchase 176,800 shares of common stock, of which options to purchase 105,383 shares were vested.

(9)

Mr. Zupan served as the chairman of the audit committee in 2010. As of December 31, 2010, Mr. Zupan held unvested restricted stock units for 25,834 shares of common stock and options to purchase 164,225 shares of common stock, of which options to purchase 138,391 shares were vested.

The table below shows the grant date fair value of each stock option award and each restricted stock unit award granted to our non-employee directors in 2010, as computed in accordance with ASC 718.

2010 Director Equity Awards Table

	Option Awards			Stock Awards
Name	Date of Grant(1)	Stock Options Awarded (#)	Grant Date Fair Value ($)	Date of Grant	Restricted Stock Units Awarded (#)	Grant Date Fair Value ($)
Richard T. Aab	2/23/2010	10,500	28,044	2/23/2010	10,500	41,055
Shelley Diamond	2/23/2010	8,500	22,703	2/23/2010	8,500	33,235
Shelley Diamond	5/27/2010	1,000	2,873	5/27/2010	1,000	4,220
H. Russell Frisby, Jr.	2/23/2010	8,500	22,703	2/23/2010	8,500	33,235
Tansukh V. Ganatra	2/23/2010	9,500	25,374	2/23/2010	9,500	37,145
Michael C. Mac Donald	2/23/2010	9,500	25,374	2/23/2010	9,500	37,145
Michael C. Mac Donald	5/27/2010	5,500	15,799	5/27/2010	5,500	23,210
William R. McDermott	2/23/2010	10,500	28,044	2/23/2010	10,500	41,055
Alex Stadler	2/23/2010	7,500	20,032	2/23/2010	7,500	29,325
Alex Stadler	5/27/2010	1,000	2,873	5/27/2010	1,000	4,220
Mark Zupan	2/23/2010	12,500	33,386	2/23/2010	12,500	48,875

(1)

Additional awards issued on May 27, 2010 reflect awards made to directors appointed to the newly-formed nominating and governance committee and, in the case of Mr. Mac Donald, also appointed as the Lead Director.

Compensation Discussion and Analysis

The purpose of this Compensation Discussion and Analysis is to provide material information about our compensation philosophy, objectives, programs and policies and to explain to our stockholders how we arrived at the levels and forms of compensation that were earned by or paid to the executive officers identified in the Summary Compensation Table under “Executive Compensation” for their service in 2010. We describe not only what we pay these “named executive officers,” but also why and how we link their compensation to our business results.

Compensation Philosophy and Objectives

Our executive compensation programs and policies are intended to promote and sustain profitable growth in the dynamic business environment in which PAETEC operates.

We seek to design and administer our executive compensation plans and programs in alignment with a number of central objectives, which are to:

•

complement and support PAETEC’s mission “to be the most customer- and employee-oriented communications provider,” and advance our corporate values, which include a caring culture, open communication, unmatched service and personalized solutions;

•	promote relative consistency and balance in the components of compensation across all levels of our employees;

•	attract and retain high-quality executives through programs that are competitive within the telecommunications industry;

•	tie a significant portion of our executives’ overall compensation to key short-term and long-term strategic, financial and operational goals;

•

align the interests of our executives with those of our stockholders through a philosophy that provides considerable opportunity for above-target performance and downside risk if performance goals are not achieved; and

•	provide compensation programs that are financially efficient, affordable and sustainable.

We believe that encouraging executives to think and act like owners aligns to a significant degree the interests of our management with the interests of our long-term stockholders.

Setting of Executive Compensation

In determining the levels and forms of compensation paid to the named executive officers for 2010, the compensation committee considered measures of company performance, measures of individual executive performance and experience, and internal equity with respect to positions within the same level (such as senior vice president or executive vice president). The committee reviewed executive compensation tally sheets for each of the named executive officers prepared by its consultant to gain a comprehensive view of the total compensation paid or payable to each executive. We discuss below under “Elements of Compensation” the compensation decisions for the named executive officers for 2010.

In evaluating and structuring PAETEC’s executive compensation program for 2010, the compensation committee also considered the competitive market for comparable executives and compensation opportunities provided by comparable companies. To assist it in these determinations, the committee engaged an outside consultant, First Niagara Benefits Consulting Group, to provide benchmark and market data for each individual element of executive compensation, as well as for total compensation levels. The consultant provided data to assist the committee in understanding how PAETEC’s executive compensation compared to the executive compensation paid by its market competitors. The committee compared PAETEC’s actual compensation paid, as well as its executive compensation elements and practices generally, with the compensation paid and executive compensation elements and practices of a selected comparison group of public companies.

During 2010, with the assistance of its consultant, the compensation committee conducted a review of the composition of the comparison group of companies it had established in the previous year when fixing executive compensation for 2009. The review of the comparison group took into account continuing consolidation and other changes within the telecommunications industry and the size and complexity of PAETEC’s operations. The committee concluded that the current mix of communications services companies and comparably-sized companies that are principally engaged in technology and non-manufacturing services was appropriate. For 2010, the following companies were included in the compensation comparison group:

3Com Corporation	Global Crossing Limited
ADC Telecommunications, Inc.	Leap Wireless International, Inc.
Arris Group, Inc.	Level 3 Communications, Inc.
Belo Corp.	Mediacom Communications Corp.
CenturyTel, Inc.	MetroPCS Communications, Inc.
Cincinnati Bell Inc.	The Dun & Bradstreet Corp.
Compuware Corporation	tw telecom inc.
Earthlink, Inc.	Windstream Corporation
Frontier Communications Corporation	XO Holdings, Inc.
Hughes Communications Inc.

The committee’s consultant provided detailed compensation data for the named executive officers in the compensation comparison group, aggregate data for the group, and information on compensation practices across the group. The committee intends to continue to review the composition of the peer group annually to ensure that it accurately reflects the overall competitive marketplace for PAETEC executive compensation.

The consultant also prepared and presented the committee with data from national survey sources, including Watson Wyatt Data Services, Mercer Human Resources, and the Economic Research Institute, using, to the extent reasonably possible, reported data from the telecommunications industry for organizations having comparable revenue and size of employee base.

The committee used the comparison group information to target specifically a desired level of each element of compensation payable to the named executive officers. We discuss these specific targets below. The committee used the general survey data to support further its benchmark for each element of executive compensation for each of our named executive officers. The committee did not consider the individual companies within the general surveys, but instead focused only on the aggregated compensation data of the survey information.

Elements of Compensation

For 2010, we provided each of the named executive officers and our other executive officers with a total compensation package that included the following three individual elements:

•	base salary;

•	the potential for an annual cash incentive payment; and

•	long-term performance-based and time-based equity incentives.

We strive to provide appropriate levels of fixed versus at-risk compensation and cash versus equity-based compensation relative to each officer’s role and responsibilities. Other than our use of the benchmarks described below, however, we do not have any formal policies regarding specified relative levels of these compensation elements.

Our named executive officers are eligible to participate in the same benefit programs we offer to all employees. These plans include medical, dental, life insurance, disability, and qualified 401(k) retirement plans, and a variety of voluntary benefit plans.

Base Salary.    Base salary levels during 2010 for our named executive officers generally reflected the external market value of their respective roles and took into consideration the individual’s current performance and experience and the scope and complexity of the officer’s position within PAETEC. Executive officers do not receive automatic annual merit increases in base salary. The committee annually reviews base salary for executive officers and makes adjustments it deems to be appropriate based on market comparisons, performance and internal equity with respect to positions within the same level.

The committee believes that, for PAETEC’s executive compensation to remain competitive with the market, the desired market position for base salary generally is to achieve approximately the 50th percentile of the comparison group and general survey data. In February 2010, the committee reviewed an analysis prepared by its consultant of the competitiveness of the base salaries for the named executive officers. The committee decided to maintain base salaries at 2009 levels for service in 2010, even though the 2009 base salary levels were generally lower than the 50th percentile of the comparison group and companies represented in the general survey data. Although the committee was satisfied with Mr. Chesonis’s performance and Mr. Chesonis was satisfied with the individual performance of the other named executive officers, the committee concluded that total compensation, including annual and long-term incentives, was fair and competitive with compensation disclosed in the market data.

Annual Incentive Cash Compensation.    Annual incentive compensation at PAETEC is intended to reward employees for the achievement of specific key performance objectives identified as having the potential for a positive effect on our annual business results. The committee believes that the desired market position for annual incentive compensation generally is to pay approximately the market median for the achievement of targeted results, and to pay above the market median for the achievement of results that exceed the targets.

The bonus payment for the named executive officers under our annual cash bonus plan is determined in four steps:

1.	Bonus plan funding is based on PAETEC’s achievement of performance targets for the fiscal year and is expressed as a plan funding percentage.

2.	Each named executive officer is assigned a predetermined individual bonus award target, which is expressed as a percentage of eligible base salary. The individual bonus targets for 2010 are shown below.

3.	The standard bonus percentage is calculated by multiplying the individual bonus target by the 2010 plan funding percentage.

4.	The standard bonus percentage then may be subject to a potential increase or decrease from the individual target based on the CEO’s recommendation and the committee’s assessment of the participant’s performance toward individual, departmental or company-wide goals, except that the CEO’s percentage may not be increased.

2010 Bonus Plan.    The 2010 individual bonus award targets for each named executive officer, which were based on the executive’s responsibility level within PAETEC and an analysis of the comparison group and general survey data, were set as follows:

Position	Target % of Salary
Chief Executive Officer	75
Chief Financial Officer	75
President of PAETEC’s Energy Business	75
President National Sales & Service	50
Chief Information Officer	50
General Counsel & Secretary	40
Senior Vice President Human Resources	40

The funding of the bonus plan for 2010 was based on PAETEC’s operating results for fiscal 2010. Payout under the 2010 bonus plan was based on performance measured against the following metrics:

•	40% based on adjusted EBITDA;

•	40% based on revenue; and

•	20% based on customer satisfaction (net promoter score).

Adjusted EBITDA is not a measurement of financial performance under GAAP and is considered a “non-GAAP financial measure” under the SEC’s rules. As defined by PAETEC for purposes of its bonus plan, adjusted EBITDA represents net (loss) income before interest, taxes, depreciation and/or amortization, non-cash compensation expense, income from discontinued operations, gain on cancellation of debt, restructuring and/or integration charges and costs, reorganization and/or recapitalization items, impairment charges, and gain on non-monetary transaction, as further adjusted to exclude the following: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225, Income Statement, and/or in management’s discussion and analysis of financial condition and results of operations appearing in PAETEC’s annual report to stockholders for the applicable year; acquisitions or divestitures; and foreign exchange gains or losses.

The revenue metric reflected the importance of a continued focus on sales in light of the increased size and complexity of our operations.

PAETEC measures customer satisfaction using the “net promoter score” survey methodology, which is commonly used in the telecommunications industry. The survey is administered by a third-party firm and measures the likelihood that the customer would recommend PAETEC as a communications provider.

The plan provided for the funding of the bonus pool on a pro-rata basis based on achievement against threshold, target and “stretch” goals for each of the plan performance metrics.

To determine funding for the 2010 bonus plan pool, the committee considered the performance targets and actual results shown below:

Plan Performance Metric	Threshold	Target	Stretch	Actual Results
Adjusted EBITDA	$265.0 million	$275.0 million	$290.0 million	$264.9 million
Revenue	$1,600.0 million	$1,620.0 million	$1,720.0 million	$1,623.8 million
Customer satisfaction	18.8	20.7	22.7	13.4

Because we did not achieve all of the threshold performance targets for 2010, Mr. Chesonis did not recommend, and the committee did not approve, the payment of an annual bonus based on 2010 performance for any of the named executive officers. In addition, the committee did not approve the payment of an annual bonus for Mr. Chesonis. Accordingly, no amounts are shown for 2010 in the non-equity incentive plan compensation column of the 2010 Summary Compensation Table under “Executive Compensation” following this Compensation Discussion and Analysis. Although we did not pay any amounts under our 2010 bonus plan, we are obligated to make a bonus payment of $247,500 to Edward J. Butler, Jr., in connection with the termination of his employment as President of PAETEC’s Energy Business effective on November 5, 2010. For further information about this payment see “Termination and Change of Control Payments—Actual Payment Obligations to Former Named Executive Officer” under “Executive Compensation” following this Compensation Discussion and Analysis.

2011 Bonus Plan.    The cash bonus plan for 2011 for the Company’s named executive officers will be based on performance measured against the following metrics: 40% based on adjusted EBITDA (defined as described above); 40% based on revenue; and 20% based on customer satisfaction (net promoter score).

The 2011 individual bonus award targets for our named executive officers are set forth below:

Position	Target % of Salary
Chief Executive Officer	75
Chief Operating Officer	75
Chief Financial Officer	75
Chief Information Officer	50
President National Sales & Service	50
General Counsel & Secretary	50

All of the performance measures for the 2011 bonus plan are stockholder-approved performance measures under our 2007 omnibus incentive plan, and, with respect to the CEO, bonus awards payable upon achievement of these performance measures are intended to satisfy the requirements under section 162(m) of the Internal Revenue Code for “qualified performance-based” compensation.

Long-Term Incentive Compensation.    Long-term incentives under our 2007 omnibus incentive plan serve an important role in supporting the compensation program objectives by ensuring that a significant portion of executive compensation is tied to long-term company performance and changes in stockholder value. To support PAETEC’s long-term growth objectives, the committee believes that, for its named executive officers and other key executives, PAETEC should provide an opportunity for long-term incentive compensation generally at or above the 75th percentile of the competitive market.

In August 2007, the committee approved in principle a long-term, equity-based incentive program that would focus on achievement of PAETEC’s long-term business objectives. The committee reviewed and modified those objectives in December 2009. The current program as reviewed and endorsed by the compensation committee has the following two primary components:

•

Annual Base Equity Program.    This program provides a market level long-term compensation opportunity, assists in the retention of executives and, through its performance-based features, focuses executives on critical performance results. The annual grants of time-based stock options and performance-based restricted stock units, or “RSUs,” are awarded to our executive officers, with 50% of the shares subject to the grant issuable pursuant to stock options and 50% of the shares issuable pursuant to performance-based RSUs. The stock option awards vest with respect to one-fourth of the shares on each of the first four anniversaries of the grant date. The performance-based RSU awards vest with respect to one-third of the shares on each of the first three anniversaries of the grant date contingent in each year upon our achievement of the performance objective for such year. For awards granted in 2008, 2009 and 2010, the performance objective for the base equity RSU awards is achievement of specified annual levered free cash flow objectives. Levered free cash flow is considered a “non-GAAP financial measure” under the SEC’s rules. For purposes of the base equity program awards, levered free cash flow, as defined by PAETEC, consists of adjusted EBITDA (defined as described above) less capital expenditures (purchases of property, plant and equipment) less interest.

•

Performance Accelerator Program.    This program is intended to reward our executive officers and other key officers with above-market equity compensation for the achievement of performance goals considered exceptional and significant. The awards are performance-based grants of RSUs and vest with respect to one-fourth of the shares on each of the first four anniversaries of the grant date contingent upon the achievement of the specified performance goal during the first year of the award. For awards granted in 2008, 2009 and 2010, the performance goal for the performance accelerator RSU award was achievement of a specified increase in PAETEC’s stock price during the first year of the award.

2010 Grants Under Annual Base Equity Program.    The compensation committee approved grants under the annual base equity program in March 2010 for each of our named executive officers other than Mr. Wilson and Mr. Butler, and in May 2010 for Mr. Butler and Mr. Wilson. Of each grant, 50% of the shares awarded are issuable pursuant to a grant of stock options and 50% of the shares awarded are issuable pursuant to a grant of performance-based RSUs. The stock option awards vest with respect to one-fourth of the shares on each of the first four anniversaries of the grant date. The performance-based RSU awards vest with respect to one-third of the shares on each of the first three anniversaries of the grant date contingent each year upon the achievement of an annual levered free cash flow objective for such year. The levered free cash flow target for 2010 was set at $38.2 million, which the company exceeded. As a result, the first third of the awards granted in 2010 vested in March 2011 or, with respect to the awards to Mr. Butler and Mr. Wilson, will vest in May 2011. The levered free cash flow targets for 2010, 2011 and 2012 were set at levels that were considered to be challenging, but reasonably likely to be achieved based on PAETEC’s recent operating trends.

Vesting of 2009 and 2008 Grants Under Annual Base Equity Program.    The second tranche of the annual base equity awards granted in 2009 contained a 2010 levered free cash flow target of $44.1 million, which the company exceeded. Accordingly, this tranche vested in March 2011. The third and final tranche of the annual base equity awards granted in 2008 contained a 2010 levered free cash flow target of $59.9 million, which was not achieved. Accordingly, this tranche was cancelled in March 2011.

2010 Grants Under Performance Accelerator Program.    The compensation committee also approved grants of performance-based RSUs under the performance accelerator program for 2010 in March 2010 for each of our named executive officers other than Mr. Wilson and Mr. Butler, and in May 2010 for Mr. Butler and Mr. Wilson. Vesting of the awards was conditioned upon the achievement of a 10% increase in the PAETEC stock price in the 12 months following the award. Because the target was not achieved, the awards were cancelled in March 2011 or, with respect to the awards to Mr. Butler and Mr. Wilson, will be cancelled in May 2011.

For further information about the equity grants in 2010 discussed above, see the 2010 Grants of Plan-Based Awards Table under “Executive Compensation” following this Compensation Discussion and Analysis.

Perquisites and Other Benefits.    PAETEC does not offer perquisites or significant benefits to our named executive officers that are not otherwise available to all of our employees. We also do not currently provide our executive officers with pension arrangements, post-retirement health coverage, non-qualified deferred compensation arrangements, or other similar benefits.

Stock Ownership and Retention Policy

In July 2009, the committee adopted an officer stock ownership and retention policy intended to ensure a strong alignment between the interests of management and our stockholders. This policy requires that covered executives beneficially own and retain at least 50% of each equity award, on a net basis after the payment of taxes, for a period of 36 months from the vesting of each equity award granted after the implementation of the policy. This policy applies to all of our named executive officers.

Timing of Equity Awards

The grant date of equity awards for our executive officers is either the date of the compensation committee meeting at which the award determinations are made or a specified date after the compensation committee approval date. Because the compensation committee may take action to approve equity awards on or near the date that PAETEC’s annual or quarterly earnings are released, the compensation committee in these circumstances generally will provide that the second business day after the release will be the grant date to ensure that the earnings results are absorbed by the market before equity awards are granted and stock option exercise prices are established. In other circumstances, however, PAETEC could grant options or other equity awards to executive officers and other employees while material developments have not been disclosed. The compensation committee could, for example, grant awards in advance of announcing an acquisition or other corporate transaction, as a retention tool or to provide an incentive to accomplish the transaction. The exercise price of stock options issuable under our 2007 omnibus incentive plan is the closing price of our common stock as reported on the NASDAQ Global Select Market on the grant date.

Severance and Change of Control Arrangements

Severance and change of control arrangements give the company the flexibility to make changes in key executive positions, if changes are determined by the board of directors to be in our best interests. We consider these arrangements to be particularly important in situations involving a possible change of control of our company because they can help to secure the dedicated attention of executive officers whose personal positions are at risk in such situations and who may have other opportunities available to them. By establishing compensation and benefits payable under various merger and acquisition possibilities, the change of control provisions help to minimize distractions arising out of the officer’s concern over personal financial and career prospects and promote continuity of the leadership team at a time when business continuity is of paramount concern to our company.

Before 2008, we maintained a senior officer confidentiality, non-solicitation, non-competition and severance agreement with each senior officer, including our named executive officers. On February 22, 2008, we entered into new agreements with each executive officer, including each named executive officer, which more closely reflect current competitive practices relating to severance arrangements. Upon the effectiveness of the new agreements, the previous agreements between PAETEC and the executive officers were terminated. Among other provisions, the new agreements, as compared to the prior agreements, provide for reduced cash severance payments upon the termination of the executives’ employment in specified circumstances, limit the circumstances in which equity-based awards granted during the employment term will continue to vest following termination of employment, and increase the scope of the post-termination non-solicitation and non-competition covenants to which the executives are subject. These agreements also require the executive to provide us with a general release of claims against the company and our affiliates. The agreements for five of our named executive officers, Mr. Chesonis, Mr. DeRiggi, Mr. Moore, Ms. O’Connell and Ms. Zaucha, were revised on March 26, 2010 to reduce the amount of cash severance payable upon any voluntary termination of their employment by these officers. In addition, on January 1, 2011, Ms. O’Connell entered into the form of severance agreement applicable to certain executive vice presidents of PAETEC, which superseded her prior agreement applicable to certain senior vice presidents of PAETEC.

For a more detailed discussion of our severance agreements, including information regarding the amounts that would have been payable to each named executive officer if a payment triggering event had occurred on December 31, 2010, see “Termination and Change of Control Payments” under “Executive Compensation” following this Compensation Discussion and Analysis.

Compensation Deductibility

Section 162(m) of the Internal Revenue Code generally limits to $1 million per person PAETEC’s tax deduction of certain non-performance-based compensation paid in a given year to PAETEC’s principal executive officer and three most highly compensated officers (other than the principal financial officer).

The levels of non-performance-based salary, bonus and other compensation paid by PAETEC typically do not exceed the $1 million cap for our executive officers. As discussed above and as a matter of practice, with respect to the CEO, the committee intends to set performance-based goals annually under PAETEC’s various variable compensation plans and for PAETEC to deduct compensation paid under these plans and gains realized from stock options to the extent consistent with the provisions of section 162(m). The committee may conclude, however, that paying non-deductible compensation is consistent with our stockholders’ best interests for certain events.

Accounting Considerations

In structuring equity-based awards, the compensation committee considers the accounting impact under ASC 718, Compensation-Stock Compensation, of granting such awards. ASC 718 requires the measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award.

Executive Compensation

Summary Compensation Information

The following summary compensation table presents information about compensation that was earned by or paid to PAETEC’s Chief Executive Officer, Chief Financial Officer, each of our other three most highly compensated executive officers serving with us at December 31, 2010, and two additional individuals who served as executive officers for part of 2010. We refer to these individuals in this prospectus as the “named executive officers.” Information is provided only for 2010 for Mario DeRiggi and Mary K. O’Connell, each of whom first became named executive officers during that year. The employment with the company of Edward J. Butler, Jr., formerly Executive Vice President and President of PAETEC’s Energy Business, terminated on November 5, 2010. The employment with the company of Laurie L. Zaucha, formerly Senior Vice President Human Resources, terminated on March 4, 2011.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
Arunas A. Chesonis	2010	500,000		—	527,712	157,115	—	—		1,184,827
Chairman, President and Chief Executive Officer	2009	500,000		—	45,335	12,743	363,750	—		921,828
	2008	500,000		—	1,294,016	72,075	—	6,900		1,872,991

Edward J. Butler, Jr.	2010	298,269	(5)	—	117,551	39,374	—	1,178,842	(6)	1,634,036
Executive Vice President and President of PAETEC’s Energy Business	2009	330,000		—	45,335	12,743	240,075	—		628,153
	2008	330,000		—	1,127,416	72,075	—	6,900		1,536,391

Keith M. Wilson	2010	330,000		—	117,551	39,374	—	—		486,925
Executive Vice President and Chief Financial Officer, Treasurer	2009	330,000		—	45,335	12,743	240,075	—		628,153
	2008	330,000		—	1,127,416	72,075	—	6,900		1,536,391

Robert D. Moore, Jr.	2010	250,000		—	211,085	62,846	—	—		523,931
Executive Vice President and Chief Information Officer	2009	230,000		—	60,856	32,711	86,562	—		410,129
	2008	230,000		—	465,041	33,635	—	6,900		735,576

Laurie L. Zaucha	2010	250,000		—	158,314	47,135	—	—		455,449
Senior Vice President Human Resources	2009	250,000		—	21,156	27,184	121,249	—		419,589
	2008	250,000		112,000	348,421	33,635	—	6,900		750,956

Mario DeRiggi.	2010	300,000		—	211,085	62,846	—	—		573,931
Executive Vice President and President, National Sales and Service

Mary K. O’Connell	2010	250,000		—	158,314	47,135	—	—		455,449
Executive Vice President, General Counsel and Secretary

(1)	Amount paid for 2008 to Ms. Zaucha represents a signing bonus upon her commencement of employment with PAETEC in November 2007.
(2)

Amounts shown in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of the awards computed in accordance with ASC 718. Assumptions used in the calculation of these amounts, including with respect to performance-based awards, are set forth in Note 9 to PAETEC’s audited consolidated financial statements appearing elsewhere in this prospectus.

(3)	No Non-Equity Incentive Plan Compensation payments were earned for 2010 because the applicable performance targets for 2010 were not achieved.
(4)	The amounts shown consist of matching contributions by PAETEC pursuant to its 401(k) savings and retirement plan. For 2009 and 2010, there were no matching contributions by PAETEC.
(5)	Amount shown represents actual salary for 2010 paid to Mr. Butler, whose employment with PAETEC terminated in November 2010.
(6)

Amount represents salary and benefits continuation and payment in lieu of bonuses paid or accrued by PAETEC in connection with the termination of Mr. Butler’s employment in November 2010. For further information, see “Termination and Change of Control Payments—Actual Payment Obligations to Former Named Executive Officer” below.

Grants of Plan-Based Awards

The following table presents information with respect to the grants of plan-based awards by PAETEC to the named executive officers during 2010.

2010 Grants of Plan-Based Awards Table

Name	Grant Date	Action Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)(2)	Maximum ($)(2)	Threshold (#)	Target (#)		Maximum (#)
Arunas A. Chesonis	—	—	—	375,000	750,000	—	—		—	—	—		—	—
	3/26/10	3/25/10	—	—	—	—	—		—	—	50,000	(4)	4.59	157,115
	3/26/10	3/25/10	—	—	—	—	50,000	(5)	—	—	—		—	229,500
	3/26/10	3/25/10	—	—	—	—	100,000	(6)	—	—	—		—	298,212

Edward J. Butler, Jr.	—	—	—	247,500	—	—	—		—	—	—		—	—
	5/25/10	5/25/10	—	—	—	—	—		—	—	15,000	(4)	3.87	39,374
	5/25/10	5/25/10	—	—	—	—	15,000	(7)	—	—	—		—	58,050
	5/25/10	5/25/10	—	—	—	—	30,000	(8)	—	—	—		—	59,501

Keith M. Wilson	—	—	—	247,500	—	—	—		—	—	—		—	—
	5/25/10	5/25/10	—	—	—	—	—		—	—	15,000	(4)	3.87	39,374
	5/25/10	5/25/10	—	—	—	—	15,000	(7)	—	—	—		—	58,050
	5/25/10	5/25/10	—	—	—	—	30,000	(8)	—	—	—		—	59,501

Robert D. Moore, Jr.	—	—	—	125,000	—	—	—		—	—	—		—	—
	3/26/10	3/25/10	—	—	—	—	—		—	—	20,000	(4)	4.59	62,846
	3/26/10	3/25/10	—	—	—	—	20,000	(5)	—	—	—		—	91,800
	3/26/10	3/25/10	—	—	—	—	40,000	(6)	—	—	—		—	119,285

Laurie L. Zaucha	—	—	—	100,000	—	—	—		—	—	—		—	—
	3/26/10	3/25/10	—	—	—	—	—		—	—	15,000	(4)	4.59	47,135
	3/26/10	3/25/10	—	—	—	—	15,000	(5)	—	—	—		—	68,850
	3/26/10	3/25/10	—	—	—	—	30,000	(6)	—	—	—		—	89,464

Mario DeRiggi	—	—	—	150,000	—	—	—		—	—	—		—	—
	3/26/10	3/25/10	—	—	—	—	—		—	—	20,000	(4)	4.59	62,846
	3/26/10	3/25/10	—	—	—	—	20,000	(5)	—	—	—		—	91,800
	3/26/10	3/25/10	—	—	—	—	40,000	(6)	—	—	—		—	119,285

Mary K. O’Connell	—	—	—	100,000	—	—	—		—	—	—		—	—
	3/26/10	3/25/10	—	—	—	—	—		—	—	15,000	(4)	4.59	47,135
	3/26/10	3/25/10	—	—	—	—	15,000	(5)	—	—	—		—	68,850
	3/26/10	3/25/10	—	—	—	—	30,000	(6)	—	—	—		—	89,464

(1)

On March 25, 2010, the compensation committee approved grants of stock options and restricted stock units effective, subject to specified conditions, on March 26, 2010 to each of the named executive officers other than Mr. Wilson and Mr. Butler. The grants to Mr. Wilson and Mr. Butler were approved by the compensation committee on May 25, 2010.

(2)

Amounts represent potential payments to each named executive officer under our annual bonus plan for 2010 if performance targets had been achieved. The bonus plan does not provide for any minimum amounts payable or, except with respect to PAETEC’s Chief Executive Officer, maximum amounts payable. The material terms of these incentive awards are described under “Compensation Discussion and Analysis.”

(3)

Represents the grant-date fair value computed in accordance with ASC 718. For a discussion of assumptions used in the 2010 valuations, see Note 9 to PAETEC’s audited consolidated financial statements appearing elsewhere in this prospectus.

(4)	Reflects an award of stock options that will vest in four equal annual installments beginning on March 26, 2011.
(5)

Reflects an award of restricted stock units that will vest in three equal annual installments beginning on March 26, 2011 subject to the achievement of specified performance targets each year. The performance target for the vesting of the first installment was achieved. The material terms of these incentive awards are described under “Compensation Discussion and Analysis.”

(6)

Reflects an award of restricted stock units that will vest in four equal annual installments beginning on March 26, 2011 subject to the achievement of a performance target in the first year. The performance target was not achieved and all of the awards were cancelled on March 26, 2011. The material terms of these incentive awards are described under “Compensation Discussion and Analysis.”

(7)

Reflects an award of restricted stock units that will vest in three equal annual installments beginning on May 25, 2011 subject to the achievement of specified performance targets each year. The performance target for the first installment was achieved. The material terms of these incentive awards are described under “Compensation Discussion and Analysis.”

(8)

Reflects an award of restricted stock units that will vest in four equal annual installments beginning on May 25, 2011 subject to the achievement of a performance target in the first year. The performance target was not achieved and all of the awards will be cancelled on May 25, 2011. The material terms of these incentive awards are described under “Compensation Discussion and Analysis.”

Outstanding Equity Awards at Fiscal Year-End

The following table presents information with respect to the outstanding equity awards at 2010 fiscal year-end for the named executive officers.

2010 Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Arunas A. Chesonis	—	—		—	—	115,000	(2)	430,100	187,500	(3)	701,250
	226,062	—		2.16	3/26/2012	—		—	—		—
	291,223	—		1.85	4/2/2013	—		—	—		—
	7,500	7,500	(4)	7.64	3/3/2018	—		—	—		—
	3,750	11,250	(5)	1.28	3/2/2019	—		—	—		—
	—	50,000	(6)	4.59	3/26/2020	—		—	—		—

Edward J. Butler, Jr.	—	—		—	—	95,000	(7)	355,300	55,000	(8)	205,700
	7,500	7,500	(4)	7.64	11/5/2015	—		—	—		—
	3,750	7,500	(9)	1.28	11/5/2015	—		—	—		—
	—	7,500	(10)	3.87	11/5/2015	—		—	—		—

Keith M. Wilson	—	—		—	—	95,000	(2)	355,300	82,500	(11)	308,550
	591,749	—		4.01	6/15/2011	—		—	—		—
	81,149	—		1.85	4/2/2013	—		—	—		—
	7,500	7,500	(4)	7.64	3/3/2018	—		—	—		—
	3,750	11,250	(5)	1.28	3/2/2019	—		—	—		—
	—	15,000	(12)	3.87	5/25/2020	—		—	—		—

Robert D. Moore, Jr.	—	—		—	—	44,500	(13)	166,430	77,500	(14)	289,850
	15,271	—		4.01	6/30/2011	—		—	—		—
	243	—		2.16	3/15/2012	—		—	—		—
	2,191	—		2.16	4/30/2012	—		—	—		—
	649	—		1.85	3/15/2013	—		—	—		—
	3,471	—		1.85	4/2/2013	—		—	—		—
	243	—		3.39	3/20/2014	—		—	—		—
	24,345	—		3.39	3/31/2014	—		—	—		—
	324	—		3.86	3/31/2015	—		—	—		—
	24,345	—		1.24	12/29/2015	—		—	—		—
	324	—		1.37	3/15/2016	—		—	—		—
	3,500	3,500	(4)	7.64	3/3/2018	—		—	—		—
	1,750	5,250	(5)	1.28	3/2/2019	—		—	—		—
	2,500	7,500	(15)	3.97	12/9/2019	—		—	—		—
	—	20,000	(6)	4.59	3/26/2020	—		—	—		—

Laurie L. Zaucha	—	—		—	—	30,000	(2)	112,200	62,500	(16)	233,750
	18,750	6,250	(17)	9.45	12/19/2017	—		—	—		—
	3,500	3,500	(4)	7.64	3/3/2018	—		—	—		—
	8,000	24,000	(5)	1.28	3/2/2019	—		—	—		—

Mario DeRiggi	—	—		—	—	50,000	(2)	187,000	85,000	(18)	317,900
	81	—		3.39	3/20/2014	—		—	—		—
	24,345	—		3.39	3/31/2014	—		—	—		—
	162	—		3.86	3/31/2015	—		—	—		—
	10,144	—		1.24	12/29/15	—		—	—		—
	5,000	5,000	(4)	7.64	3/3/2018	—		—	—		—
	2,500	7,500	(5)	1.28	3/2/2019	—		—	—		—
	—	20,000	(6)	4.59	3/26/2020	—		—	—		—

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Mary K. O’Connell	—	—		—	—	23,361	(19)	87,370	61,500	(20)	230,010
	324	—		2.16	3/15/2012	—		—	—		—
	1,460	—		2.16	4/30/2012	—		—	—		—
	649	—		1.85	3/15/2013	—		—	—		—
	738	—		1.85	4/30/2013	—		—	—		—
	162	—		2.93	12/17/2013	—		—	—		—
	324	—		3.39	3/20/2014	—		—	—		—
	16,230	—		3.39	3/31/2014	—		—	—		—
	324	—		3.86	3/31/2015	—		—	—		—
	4,869	—		1.24	12/29/2015	—		—	—		—
	324	—		1.37	3/15/2016	—		—	—		—
	4.057	—		1.37	3/30/2016	—		—	—		—
	1,500	500	(21)	11.93	8/31/2017	—		—	—		—
	2,000	2,000	(4)	7.64	3/3/2018	—		—	—		—
	1,000	1,000	(22)	3.56	9/3/2018	—		—	—		—
	3,500	3,500	(23)	1.29	12/18/2018	—		—	—		—
	3,500	10,500	(5)	1.28	3/2/2019	—		—	—		—
	—	15,000	(6)	4.59	3/26/2020	—		—	—		—

(1)

Amount shown is determined by multiplying the value of PAETEC’s common stock as of December 31, 2010, which was the closing sale price of $3.74 per share as reported on the NASDAQ Global Select Market, by the number of units of stock subject to the restricted stock unit awards.

(2)	Of the awards shown, one-half vested on February 22, 2011 and one-half will vest on February 22, 2012.
(3)

Of the awards shown, restricted stock units for 5,000 shares awarded on March 3, 2008 were cancelled in March 2011 because the performance target was not achieved. Of the restricted stock units for 22,500 shares awarded on March 2, 2009, one-third vested on March 2, 2011 and the remaining two-thirds will vest in two equal annual installments beginning on March 2, 2012, as the sole performance target was achieved in the first year of the vesting period. Of the restricted stock units for 10,000 shares separately awarded on March 2, 2009, one-half vested on March 2, 2011 and one-half will vest on March 2, 2012 subject to the achievement of a performance target. Of the restricted stock units for 50,000 shares awarded on March 26, 2010, one-third vested on March 26, 2011 and the remaining two-thirds will vest in two equal annual installments beginning on March 26, 2012 subject to the achievement of a performance target in each year of the vesting period. The restricted stock units for 100,000 shares separately awarded on March 26, 2010 were cancelled in March 2011 because the performance target was not achieved.

(4)	Of the awards shown, one-half vested on March 3, 2011 and one-half will vest on March 3, 2012.
(5)	Of the awards shown, one-third vested on March 2, 2011 and the remaining two-thirds will vest in two equal annual installments on March 2, 2012 and March 2, 2013.
(6)	Of the awards shown, one-fourth vested on March 26, 2011 and the remaining three-fourths will vest in three equal annual installments on March 26, 2012, March 26, 2013, and March 26, 2014.
(7)	Of the awards shown, one-half vested on February 22, 2011 and one-half will vest on February 22, 2012 subject to compliance with certain conditions in Mr. Butler’s severance agreement.
(8)

Of the awards shown, restricted stock units for 5,000 shares awarded on March 3, 2008 were subject to a performance target that was not achieved and were cancelled in March 2011. Of the restricted stock units for 15,000 shares awarded on March 2, 2009, one-half vested on March 2, 2011 and one-half will vest on March 2, 2012, as the performance target was achieved in the first year of the vesting period, subject to compliance with certain conditions in Mr. Butler’s severance agreement. Of the restricted stock units for 10,000 shares awarded on March 2, 2009, one-half vested on March 2, 2011 and one-half will vest on March 2, 2012 subject to the achievement of a performance target and subject to compliance with certain conditions in Mr. Butler’s severance agreement. The restricted stock units for 10,000 shares awarded on May 25, 2010 will vest in two equal annual installments beginning on the first anniversary of the grant date subject to the achievement of a performance target in each year of the vesting period and subject to compliance with certain conditions in Mr. Butler’s severance agreement. The performance target for the first installment was achieved, and 5,000 shares of this award will vest in May 2011. The restricted stock units for 15,000 shares separately awarded on May 25, 2010 will be cancelled in May 2011 because the performance target was not achieved.

(9)	Of the awards shown, one-half vested on March 2, 2011 and one-half will vest on March 2, 2012 subject to compliance with certain conditions in Mr. Butler’s severance agreement.
(10)	The awards shown will vest in two equal annual installments on May 25, 2011 and May 25, 2012 subject to compliance with certain conditions in Mr. Butler’s severance agreement.

(11)

Of the awards shown, restricted stock units for 5,000 shares awarded on March 3, 2008 were cancelled in March 2011 because the performance target was not achieved. Of the restricted stock units for 22,500 shares awarded on March 2, 2009, one-third vested on March 2, 2011, as the sole performance target was achieved in the first year of the vesting period, and the remaining two-thirds will vest in two equal annual installments beginning on March 2, 2012. Of the restricted stock units for 10,000 shares separately awarded on March 2, 2009, one-half vested on March 2, 2011, as the performance target for that installment was achieved, and one-half will vest on March 2, 2012 subject to the achievement of the remaining performance target. Of the restricted stock units for 15,000 shares awarded on May 25, 2010, one-third will vest on May 25, 2011, as the performance target for that installment was achieved, and the remaining two-thirds will vest in two equal annual installments beginning on May 25, 2012 subject to the achievement of a performance target in each year of the vesting period. The restricted stock units for 30,000 shares separately awarded on May 25, 2010 will be cancelled in May 2011 because the performance target was not achieved.

(12)	The awards shown will vest in four equal annual installments beginning on May 25, 2011.
(13)

Of the restricted stock units for 37,000 shares awarded on February 22, 2008, one-half vested on February 22, 2011 and one-half will vest on February 22, 2012. The restricted stock units for 7,500 shares awarded on December 9, 2009 will vest in three equal annual installments beginning on December 9, 2011.

(14)

Of the awards shown, restricted stock units for 2,333 shares awarded on March 3, 2008 were cancelled in March 2011 because the performance target was not achieved. Of the restricted stock units for 10,500 shares awarded on March 2, 2009, one-third vested on March 2, 2011, as the sole performance target was satisfied in the first year of the vesting period, and the remaining two-thirds will vest in two equal annual installments beginning on March 2, 2012. Of the restricted stock units for 4,667 shares separately awarded on March 2, 2009, one-half vested on March 2, 2011, as the performance target for that installment was achieved, and one-half will vest on March 2, 2012 subject to the achievement of the remaining performance target. Of the restricted stock units for 20,000 shares awarded on March 26, 2010, one-third vested on March 26, 2011, as the performance target for that installment was achieved, and the remaining two-thirds will vest in two equal annual installments beginning on March 26, 2012 subject to the achievement of a performance target in each year of the vesting period. The restricted stock units for 40,000 shares separately awarded on March 26, 2010 were cancelled in March 2011 because the performance target was not achieved.

(15)	The awards shown will vest in three equal annual installments beginning on December 9, 2011.
(16)

Of the awards shown, restricted stock units for 2,333 shares awarded on March 3, 2008 were cancelled in March 2011 because the performance target was not achieved. Of the restricted stock units for 10,500 shares awarded on March 2, 2009, one-third vested on March 2, 2011, as the sole performance target was achieved in the first year of the vesting period, and the remaining two-thirds will vest in two equal annual installments beginning on March 2, 2012. Of the restricted stock units for 4,667 shares separately awarded on March 2, 2009, one-half vested on March 2, 2011, as the performance target for that installment was achieved, and one-half will vest on March 2, 2012 subject to the achievement of the remaining performance target. Of the restricted stock units for 15,000 shares awarded on March 26, 2010, one-third vested on March 26, 2011, as the performance target for that installment was achieved, and the remaining two-thirds will vest in two equal annual installments beginning on March 26, 2012, subject to the achievement of a performance target in each year of the vesting period. The restricted stock units for 30,000 shares separately awarded on March 26, 2010 were cancelled in March 2011 because the performance target was not achieved.

(17)	The awards shown will vest on December 19, 2011.
(18)

Of the awards shown, restricted stock units for 3,333 shares awarded on March 3, 2008 were cancelled in March 2011 because the performance target was not achieved. Of the restricted stock units for 15,000 shares awarded on March 2, 2009, one-third vested on March 2, 2011, as the sole performance target was achieved in the first year of the vesting period, and the remaining two-thirds will vest in two equal annual installments beginning on March 2, 2012. Of the restricted stock units for 6,667 shares separately awarded on March 2, 2009, one-half vested on March 2, 2011, as the performance target for that installment was achieved, and one-half will vest on March 2, 2012 subject to the achievement of the remaining performance target. Of the restricted stock units for 20,000 shares awarded on March 26, 2010, one-third vested on March 26, 2011, as the performance target for that installment was achieved, and the remaining two-thirds will vest in two equal annual installments beginning on March 26, 2012 subject to the achievement of a performance target in each year of the vesting period. The restricted stock units for 40,000 shares separately awarded on March 26, 2010 were cancelled in March 2011 because the performance target was not achieved.

(19)

Of the awards shown, restricted stock units for 11,361 shares awarded on February 27, 2007 vested on February 27, 2011. The restricted stock units for 500 shares awarded on August 31, 2007 will vest on August 31, 2011. Of the restricted stock units for 8,000 shares awarded on February 22, 2008, one-half vested on February 22, 2011 and one-half will vest on February 22, 2012. The restricted stock units for 3,500 shares awarded on December 18, 2008 will vest in two equal annual installments beginning on December 18, 2011.

(20)

Of the awards shown, restricted stock units for 1,333 shares awarded on March 3, 2008 were cancelled in March 2011 because the performance target was not achieved. Of the restricted stock units for 10,500 shares awarded on March 2, 2009, one-third vested on March 2, 2011, as the sole performance target was achieved in the first year of the vesting period, and the remaining two-thirds will vest in two equal annual installments beginning on March 2, 2012. Of the restricted stock units for 4,667 shares separately awarded on March 2, 2009, one-half vested on March 2, 2011, as the performance target for that installment was achieved, and one-half will vest on March 2, 2012 subject to the achievement of the remaining performance target. Of the restricted stock units for 15,000 shares awarded on March 26, 2010, one-third vested on March 26, 2011, as the performance target for that installment was achieved, and the remaining two-thirds will vest in two equal annual installments beginning on March 26, 2012 subject to the achievement of a performance target in each year of the vesting period. The restricted stock units for 30,000 shares separately awarded on March 26, 2010 were cancelled in March 2011 because the performance target was not achieved.

(21)	The awards shown will vest on August 31, 2011.
(22)	The awards shown will vest in two equal annual installments beginning on September 3, 2011.
(23)	The awards shown will vest in two equal annual installments beginning on December 18, 2011.

Option Exercises and Stock Vested

The following table presents information with respect to the options exercised and stock awards vested during 2010 for the named executive officers.

2010 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(3)
Arunas A. Chesonis	—	—	25,000	105,950
Edward J. Butler, Jr.	83,680	252,593	235,990	852,855
Keith M. Wilson	—	—	203,530	737,946
Robert D. Moore, Jr.	—	—	36,888	139,726
Laurie L. Zaucha	8,000	29,760	8,166	35,581
Mario DeRiggi	—	—	53,995	202,775
Mary K. O’Connell	—	—	11,416	48,261

(1)

Amounts shown have not been adjusted to reflect shares sold to cover the exercise cost of the aggregate stock options exercised or the withholding of shares in payment of withholding taxes associated with stock option exercises or the vesting of restricted stock units.

(2)

Dollar amounts shown are determined by multiplying (a) the number of shares of common stock subject to the options exercised by (b) the difference between the closing price of the common stock on the NASDAQ Global Select Market on the exercise date and the exercise price of the stock option.

(3)

Dollar amounts shown are determined by multiplying (a) the number of shares of common stock subject to restricted stock units awards that vested by (b) the closing price of the common stock on the NASDAQ Global Select Market on the vesting date.

Termination and Change of Control Payments

Each of our named executive officers is entitled to receive payments from PAETEC under special circumstances. Generally, we will be obligated to make these payments upon a termination of the officer’s employment or upon a change of control of our company.

The circumstances that would trigger these payments and the estimated amounts of the payments are set forth below. In accordance with the SEC’s rules, the quantitative disclosures in this section assume that the triggering event took place on December 31, 2010, although no named executive officer’s employment terminated on December 31, 2010 and no change of control of our company occurred on that date. If a triggering event were to occur in the future, actual payments could be different from the payments presented below. The employment with the company of Mr. Butler, formerly Executive Vice President and President of PAETEC’s Energy Business, terminated on November 5, 2010. For further information about the actual payments Mr. Butler is entitled to receive in connection with his termination, see “Actual Payment Obligations to Former Named Executive Officer” below. We have omitted any discussion of potential payments to Mr. Butler based on the assumed occurrence of a triggering event on December 31, 2010 because his actual termination occurred before such date.

The market value of the restricted stock unit awards we show below is determined by multiplying the closing price of our common stock as reported on the NASDAQ Global Select Market on December 31, 2010, or $3.74 per share, by the number of shares of common stock subject to the awards. This valuation does not take into account the diminution in value attributable to the restrictions applicable to the common stock subject to restricted stock units. The market value of the stock option awards we show below is based on the difference between the value of PAETEC common stock on December 31, 2010 of $3.74 per share and the exercise price of each of the unvested options.

The amounts shown in the tables below exclude, to the extent permitted under the SEC’s rules, obligations due from us to the named executive officer following a triggering event for:

•	any earned and vested but unpaid salary, annual incentive compensation and long-term incentive compensation through the date of termination;

•	vested benefits under the employee 401(k) plan and all other benefit plans applicable to all of our employees in accordance with their terms and conditions;

•	accrued vacation pay;

•	reimbursement of reasonable business expenses incurred and unpaid before the date of termination; and

•	any other compensation or benefits to which the named executive officer may be entitled under and in accordance with our generally applicable non-discriminatory plans or employee benefit programs.

Severance Agreements.    We are required to provide some termination and change of control payments to each named executive officer under the officer’s executive confidentiality, non-solicitation, non-competition and severance agreement with us entered into on February 22, 2008. The agreements for five of our named executive officers, Mr. Chesonis, Mr. Moore, Mr. DeRiggi, Ms. O’Connell, and Ms. Zaucha, were revised on March 26, 2010 to reduce the amount of cash severance payable upon any voluntary termination of their employment by those officers. In addition, on January 1, 2011, Ms. O’Connell entered into the form of severance agreement applicable to certain executive vice presidents of PAETEC, which superseded her prior agreement applicable to certain senior vice presidents of PAETEC. The discussion below assumes that the terms of Ms. O’Connell’s current agreement were in effect as of December 31, 2010.

Non-Solicitation and Non-Competition Covenants.    Each severance agreement conditions the payments and other benefits described below on continued compliance by the named executive officer with two-year non-solicitation and non-competition covenants, except in the case of Ms. Zaucha, whose severance agreement contains one-year non-solicitation and non-competition covenants. The covenants provide that, for two years (or one year in the case of Ms. Zaucha) after the termination of such officer’s employment for any reason, the officer will not:

•	solicit, recruit or hire any of the employees or sales agents of PAETEC or any of its subsidiaries;

•

serve as an officer, director, employee, 1% or greater stockholder, consultant, contractor, partner, joint venturer, agent, manager or other representative of any enterprise that is competitive with PAETEC’s business or any of its subsidiaries in any geographical area in which the companies are then conducting operations, or that would divert business from PAETEC or any subsidiary in any such geographical area; or

•

take any action to influence PAETEC’s customers, prospective customers, vendors or suppliers or any of its subsidiaries to divert their business to a competitive enterprise, or solicit or accept business from any customer or prospective customer of PAETEC or any subsidiary on behalf of any competitive enterprise.

If an applicable final judgment is obtained that a named executive officer violated the terms of these covenants, we may, in addition to all other available remedies, discontinue the provision of the payments and benefits described below, including continued vesting of the applicable equity awards.

Severance Payments and Benefits Before Change of Control.    If a named executive officer complies with the foregoing non-solicitation and non-competition covenants, the executive will be entitled to receive payment of the following amounts and benefits following termination of the executive’s employment for any reason other than death, disability or, in specified circumstances, “cause,” as described below:

•

salary continuation during the applicable covenant period in an amount equal to the highest annualized base salary paid to the named executive officer at any time during the one-year period before the executive’s employment was terminated, except that if the employment of Mr. Chesonis, Mr. Wilson or Ms. Zaucha is terminated by PAETEC without cause or by such named executive officer for “good reason,” as described below, within one year following the consummation of a “change of control transaction,” as described below, the executive will be entitled to receive an amount equal to 1.5 times such base salary; and

•

payment of elected COBRA premiums for medical and dental plan benefits during the covenant period, as well as the premiums for company-provided life insurance that the named executive officer elects to continue after the executive’s employment terminates.

The named executive officers also may be entitled to an additional severance payment related to the annual bonus payment as follows:

•

if the employment of Mr. Chesonis, Mr. Moore, Mr. DeRiggi, Ms. O’Connell or Ms. Zaucha is terminated by such named executive officer for “good reason” or by PAETEC without “cause,” such named executive officer also will be entitled to an additional severance payment for each annual bonus period ending during the applicable covenant period equal to the lesser of (1) the “target” bonus amount which the named executive officer would have been eligible to receive under PAETEC’s annual bonus plan if the executive had been employed during the entire bonus year and the particular bonus target had been fully achieved at the “target” level (as opposed to the maximum level), or (2) if the amount achieved is less than the target level, the amount that is achieved (and in the event that no bonus is achieved, no amount will be paid), except that, if such named executive officer’s employment is terminated by PAETEC without cause or by such named executive officer for good reason within one year following the consummation of a change of control transaction, then the foregoing clause (2) will not apply and the target level bonus will be paid; and

•

if the employment of Mr. Wilson is terminated for any reason other than death, disability or, in specified circumstances, cause, Mr. Wilson also will be entitled to an additional severance payment for each annual bonus period ending during the applicable covenant period equal to the target bonus amount which Mr. Wilson would have been eligible to receive under PAETEC’s annual bonus plan if he had been employed during the entire bonus year.

If the named executive officer’s employment is terminated for cause and PAETEC elects to waive the named executive officer’s compliance with the non-solicitation and non-competition covenants, the executive will not be entitled to receive any of the foregoing severance payments and benefits.

As defined in the severance agreements, “cause” means the termination of the executive’s employment as a result of any of the following events:

•

the named executive officer’s material failure or refusal to perform the duties assigned to the executive, so long as the duties are not materially inconsistent with those of other individuals reporting directly to the officer of PAETEC to whom the named executive officer directly reports (or to the board of directors, in the case of the chief executive officer);

•

the named executive officer’s refusal to follow the reasonable directives of the board of directors, the chief executive officer or the other officer to whom the named executive officer directly reports, as applicable, so long as the directives are not materially inconsistent with those applicable to other individuals reporting directly to the officer of the company to whom the named executive officer directly reports (or to the board of directors, in the case of the chief executive officer); or

•	the named executive officer’s conviction of a felony.

Subject to specified conditions, a named executive officer will be deemed to have terminated the officer’s employment for “good reason” as the result of any of the following events:

•	any action by PAETEC to reduce the responsibilities, duties or position of the executive to a materially lesser status or degree;

•	any action by PAETEC to reduce the executive’s base salary by a material amount;

•	any action by PAETEC to reduce the executive’s target annual bonus opportunity, expressed as a percentage of the executive’s annual base salary, by a material amount; or

•	a requirement by PAETEC that the executive be based anywhere other than within 50 miles of the executive’s current location without the executive’s consent.

Assuming a December 31, 2010 employment termination event unrelated to a change of control by PAETEC without cause or by the named executive officer for good reason, the aggregate payments over the two-year covenant period (or one-year covenant period in the case of Ms. Zaucha) are estimated to be as follows:

Name	Salary Due ($)	Bonus Due ($)(1)	Benefits and Health Programs ($)(2)	Total Due ($)
Arunas A. Chesonis	1,000,000	750,000	23,842	1,773,842
Keith M. Wilson	660,000	495,000	23,842	1,178,842
Robert D. Moore, Jr.	500,000	250,000	23,842	773,842
Laurie L. Zaucha	250,000	100,000	8,835	358,835
Mario DeRiggi	600,000	300,000	23,842	923,842
Mary K. O’Connell	500,000	250,000	13,327	763,327

(1)

Assumes named executive officer is entitled to receive the target amount payable to the executive under the annual cash bonus plan. The bonus as shown above would not be payable if the employment of Mr. Chesonis, Mr. Moore, Mr. DeRiggi, Ms. O’Connell or Ms. Zaucha is not terminated by such officer for good reason or by PAETEC without cause.

(2)

Assumes continuation for the covenant period of elected COBRA premiums for a family health insurance contract and premium payments based on continued life insurance for two years in the amount of base salary at the date of termination (or one year in the case of Ms. Zaucha).

Severance Payments and Benefits After Change of Control.    If the employment of Mr. Chesonis, Mr. Wilson, or Ms. Zaucha is terminated by PAETEC without cause or such executive officer terminates employment for good reason within one year following a “change of control transaction” involving our company, PAETEC will be obligated to make payments to such named executive officer for each of the two years after termination of such executive’s employment (or one year in the case of Ms. Zaucha) in an amount equal to 1.5 times the highest annualized base salary paid to such executive at any time during the one-year period immediately preceding the employment termination date. If the employment of Mr. Moore, Mr. DeRiggi or Ms. O’Connell is terminated by PAETEC without cause or such executive officer terminates employment for good reason within one year following a change of control transaction involving our company, PAETEC will be obligated to make payments to such named executive officer for each of the two years after termination of the executive’s employment in an amount equal to the highest annualized base salary paid to such executive at any time during the one-year period immediately preceding the employment termination date.

Each severance agreement defines “change of control transaction” generally to include each of the following transactions:

•	the dissolution or liquidation of PAETEC;

•

a merger or similar transaction involving PAETEC in which it is not the surviving entity or which results in PAETEC becoming a wholly-owned subsidiary of another entity, unless the stockholders of PAETEC immediately before the transaction collectively beneficially own more than 50% of the voting power of the company’s successor;

•	a sale of all or substantially all of PAETEC’s assets;

•

any other transaction that results in any person, other than Mr. Chesonis and his controlled affiliates, beneficially owning immediately after the transaction more than 50% of the voting power of PAETEC or a successor entity; and

•

any event as a result of which the members of the PAETEC board of directors as of February 22, 2008, and any members subsequently appointed or nominated by a majority of the incumbent directors, cease to constitute a majority of the directors of PAETEC before the transaction or a majority of the directors of the entity whose voting securities are issued to PAETEC’s stockholders in the transaction.

Assuming a December 31, 2010 termination event as described above, following a change of control transaction, the aggregate payments over the two-year covenant period to Messrs. Chesonis, Wilson, Moore and DeRiggi and Ms. O’Connell, and over the one-year covenant period to Ms. Zaucha, are estimated to be as follows:

Name	Salary Due ($)	Bonus Due ($)(1)	Benefits and Health Programs ($)(2)	Total Due ($)
Arunas A. Chesonis	1,500,000	750,000	23,842	2,273,842
Keith M. Wilson	990,000	495,000	23,842	1,508,842
Robert D. Moore, Jr.	500,000	250,000	23,842	773,842
Laurie L. Zaucha	375,000	100,000	8,835	483,835
Mario DeRiggi	600,000	300,000	23,842	923,842
Mary K. O’Connell	500,000	250,000	13,327	763,327

(1)	Assumes the named executive officer is entitled to receive the target amount payable to the executive under the annual cash bonus plan.
(2)

Assumes continuation for the covenant period of elected COBRA premiums for a family health insurance contract and premium payments based on continued life insurance for two years in the amount of base salary at the date of termination (or one year in the case of Ms. Zaucha).

Terms of All Payments.    The salary continuation payments will be made in installments during the covenant period in accordance with PAETEC’s customary payroll practices, while the payments equal to the annual bonus amounts will be made in accordance with PAETEC’s annual bonus payout practices.

PAETEC may elect to discontinue the payments and provision of other severance benefits described above if:

•	it determines in good faith that the executive has violated the terms of any of the foregoing non-solicitation and non-competition covenants; or

•	a court determines in an action initiated by the executive that any of the foregoing covenants is void or unenforceable.

Continued and Accelerated Vesting of Equity-Based Awards Made After February 21, 2008.    Each severance agreement provides that equity-based awards made to the named executive officer on or after February 22, 2008 will include provisions to the following effect:

•	the awards will continue to vest over the covenant period after the termination of the executive’s employment by PAETEC without cause or by the executive for good reason;

•

immediately before the consummation of a change of control transaction, all restricted stock, restricted stock unit and similar awards will vest and the shares subject to the awards will be delivered to the executive; and

•

15 days before the scheduled consummation of a change of control transaction, all stock options, stock appreciation rights and similar awards will become exercisable and will remain exercisable until the transaction is consummated.

Continued and Accelerated Vesting of Equity Awards Outstanding as of December 31, 2010.    As of December 31, 2010, the named executive officers had, as specified below, unvested restricted stock units and unvested stock options that were entitled to continued vesting or accelerated vesting upon specified events of change of control or upon the termination of the named executive officer’s employment in some circumstances under provisions of the severance agreements described above and of the incentive plans and award agreements under which the awards were granted.

The senior officer confidentiality, non-solicitation, non-competition and severance agreements that were in effect between PAETEC and each named executive officer before February 22, 2008, which we refer to as the “prior severance agreements,” provided that unvested stock options and restricted stock units would continue to vest after the termination of employment under specified circumstances during the non-solicitation and non-competition covenant periods under those agreements. The new severance agreements entered into after such time generally preserve the terms and conditions of vesting of awards outstanding at the time the severance agreements were entered into, except that continued vesting is now subject to compliance with the non-solicitation and non-competition covenants contained in such agreements.

Our named executive officers hold unvested equity awards granted under the PAETEC Holding Corp. 2007 Omnibus Incentive Plan, which we refer to as the “2007 omnibus incentive plan.” As described in more detail below, the 2007 omnibus incentive plan and the award agreements under the 2007 omnibus incentive plan provide for accelerated vesting of unvested options and restricted stock units in some circumstances, and continued vesting of the awards after termination of employment in other circumstances, subject to compliance with the non-solicitation and non-competition covenants contained in the severance agreements.

We describe below the effects which the various triggering events would have had on the vesting of these outstanding awards held by our named executive officers if the events had occurred as of December 31, 2010.

Stock Options.    As of December 31, 2010, each of the named executive officers holds unvested stock options awarded under the 2007 omnibus incentive plan. These stock option awards are subject to the terms of the executive’s severance agreements. For further information about these stock options, see the 2010 Outstanding Equity Awards at Fiscal Year-End Table above. Under the terms of the applicable option award agreements, these stock options will continue to vest following termination of the executive’s employment by PAETEC without cause or by the executive for good reason, as defined in the severance agreements, during the two-year covenant period under the severance agreements for Messrs. Chesonis, Wilson, Moore and DeRiggi and Ms. O’Connell, and during the one-year covenant period under the severance agreement for Ms. Zaucha. PAETEC may discontinue vesting if it obtains a qualified judicial determination that the covenants were violated. The award agreements also provide that 15 days before the scheduled consummation of a change of control transaction, as defined in the severance agreements, all stock options will become exercisable and will remain exercisable until the transaction is consummated.

In the event of the named executive officer’s death or disability, no acceleration of vesting or continued vesting will apply to stock options granted to the executive under the 2007 omnibus incentive plan.

Assuming the occurrence on December 31, 2010 of a covered termination of the named executive officers or a covered change of control, the number and value of stock options that would have been entitled to continued or accelerated vesting under the 2007 omnibus incentive plan are set forth below. The value of the stock options is calculated based on the difference between the value of PAETEC common stock on December 31, 2010 of $3.74 per share, which was the closing sale price of the common stock on that date as reported on the NASDAQ Global Select Market, and the exercise price of each of the unvested options that would be subject to continued or accelerated vesting. The actual value on the vesting date of the stock options subject to continued vesting will depend on the value of PAETEC’s common stock on that date.

	Termination Without Cause or For Good Reason		Change of Control
	Continued Vesting		Accelerated Vesting
Name	Number of Stock Options (#)	Value of Stock Options ($)	Number of Stock Options (#)	Value of Stock Options ($)
Arunas A. Chesonis	40,000	18,450	68,750	27,675
Keith M. Wilson	22,500	18,450	33,750	27,675
Robert D. Moore, Jr.	22,000	8,610	36,250	12,915
Laurie L. Zaucha	19,750	19,680	48,750	59,040
Mario DeRiggi	20,000	12,300	32,500	18,450
Mary K. O’Connell	21,500	25,975	32,500	34,585

Restricted Stock Units.    As of December 31, 2010, all of the named executive officers held unvested restricted stock units awarded under the 2007 omnibus incentive plan. The restricted stock units are subject to the terms of the executive’s severance agreements. For additional information about these restricted stock units, see the 2010 Outstanding Equity Awards at Fiscal Year-End Table above. Under the terms of the applicable option award agreements, these restricted stock units will continue to vest following termination of employment by PAETEC without cause or by the executive for good reason, as defined in the severance agreements, during the two-year covenant period under the severance agreements for Messrs. Chesonis, Wilson, Moore and DeRiggi and Ms. O’Connell, and over the one-year covenant period under the severance agreement for Ms. Zaucha. PAETEC may discontinue vesting if it obtains a qualified judicial determination that the covenants were violated. The award agreements also provide that all restricted stock units will vest immediately before the consummation of a change of control transaction, as defined in the severance agreements, as well as upon the executive’s death or disability.

Assuming the occurrence on December 31, 2010 of a covered termination of the named executive officers, a change of control, or any other triggering event as described above, the number and value of restricted stock units that would have been entitled to continued or accelerated vesting for each named executive officer under the 2007 omnibus incentive plan are as set forth below. The value of the restricted stock units is calculated based on the value of PAETEC common stock on December 31, 2010 of $3.74 per share, which was the closing sale price of the common stock on that date as reported on the NASDAQ Global Select Market. The actual value on the vesting date of the restricted stock units subject to continued vesting will depend on the value of PAETEC’s common stock on that date.

	Termination Without Cause or For Good Reason		Change of Control/ Death or Disability
Name	Continued Vesting		Accelerated Vesting
	Number of RSUs (#)	Value of RSUs ($)	Number of RSUs (#)	Value of RSUs ($)
Arunas A. Chesonis	228,333	853,965	302,500	1,131,350
Keith M. Wilson	150,000	561,000	177,500	663,850
Robert D. Moore, Jr.	89,334	334,109	122,001	456,284
Laurie L. Zaucha	35,667	133,395	92,501	345,954
Mario DeRiggi	103,334	386,469	135,001	504,904
Mary K. O’Connell	61,362	229,494	84,862	317,384

Actual Payment Obligations to Former Named Executive Officer.    Effective on November 5, 2010, Mr. Butler’s employment as Executive Vice President and President of PAETEC’s Energy Business was terminated. As a result of his termination, Mr. Butler is entitled to receive the termination payments described below pursuant to his severance agreement.

Mr. Butler is entitled to receive, during each of the two years following his termination, an amount equal to his highest annualized base salary paid to him at any time during the one-year period preceding his resignation. This amount is payable in accordance with the company’s normal payroll practices beginning in May 2011. Mr. Butler also is entitled to receive in May 2011 and March 2012 payments in an amount approximately equal to the “target” bonus opportunity for each of 2010 and 2011, respectively, that he would have been eligible to receive under PAETEC’s annual bonus plan and his severance agreement. Mr. Butler is also entitled to receive benefits continuation coverage as described in his severance agreement, including elected COBRA premiums for a family health insurance contract and premium payments based on continued life insurance for two years in the amount of Mr. Butler’s base salary at the date of termination. Payment of these amounts and benefits is conditioned upon continued compliance with the non-solicitation and non-competition covenants in Mr. Butler’s severance agreement.

Under the terms of equity-based award agreements between Mr. Butler and the company, Mr. Butler is entitled to the continued vesting of options to purchase 22,500 shares of PAETEC common stock and of restricted stock units for 150,000 shares of PAETEC common stock. The continued vesting also is conditioned upon continued compliance with the non-solicitation and non-competition covenants in Mr. Butler’s severance agreement.

The following table sets forth the payments Mr. Butler is entitled to receive in connection with the termination of his employment:

Payments Upon Termination	Value ($)
Cash Compensation and Benefits:
Salary continuation under severance agreement	660,000
Payment in lieu of bonuses	495,000
Benefits continuation	23,842
Long-Term Incentives:
Stock options	24,375	(1)
Restricted stock units	630,000	(2)

(1)

The value of the stock options is calculated based on the difference between the value of PAETEC’s common stock on November 5, 2010, the effective date of Mr. Butler’s termination, of $4.20 per share, which was the closing sale price of the common stock on that date as reported on the NASDAQ Global Select Market, and the exercise price of each unvested option that is subject to continued vesting. The actual value on the vesting date of the stock options subject to continued vesting will depend on the value of PAETEC’s common stock on that date.

(2)

The value of the restricted stock units is calculated based on the value of PAETEC’s common stock on November 5, 2010, the effective date of Mr. Butler’s termination, of $4.20 per share, which was the closing sale price of the common stock on that date as reported on the NASDAQ Global Select Market. The actual value on the vesting date of the restricted stock units subject to continued vesting will depend on the value of PAETEC’s common stock on that date.

Transactions with Related Persons

Under its charter, the PAETEC audit committee has the responsibility to conduct an appropriate review of and to approve transactions that are subject to disclosure under Item 404(a) of the SEC’s Regulation S-K. Such transactions generally include those in which PAETEC or a subsidiary is a participant and in which the amount involved exceeds $120,000 in any fiscal year, if any of PAETEC’s directors, director nominees, executive officers, or 5% stockholders, or an immediate family member or person sharing the household of the foregoing persons, has a direct or indirect material interest in any such transaction. We refer to all such persons as “related persons.” Transactions involving director and executive compensation are subject to oversight and, in some cases, approval by the compensation committee under its charter. All transactions during 2008, 2009 and 2010 that were subject to audit committee approval were reviewed and approved by the audit committee.

The following is a summary of transactions during 2008, 2009, 2010 and the first quarter of 2011 among PAETEC and its subsidiaries and the related persons identified below.

PAETEC employs as an executive officer Algimantas Chesonis, who is a brother of Arunas Chesonis, the company’s Chairman, President and Chief Executive Officer. PAETEC made total salary and bonus payments to this family member of $229,703 for 2008, $200,000 for 2009, $313,676 for 2010 and $48,462 for the first quarter of 2011. PAETEC issued this family member options to purchase 7,000 shares of common stock at an exercise price of $7.64 per share and restricted stock units for 65,000 shares of common stock during 2008, options to purchase 7,000 shares of common stock at an exercise price of $1.28 per share and restricted stock units for 21,000 shares of common stock during 2009, and options to purchase 15,000 shares of common stock at an exercise price of $4.59 per share and restricted stock units for 45,000 shares of common stock during 2010.

In 2008, PAETEC entered into arrangements with an unrelated aircraft charter corporation pursuant to which it commits over a specified period to charter a minimum number of hours of flight time on the charter corporation’s managed fleet of jet aircraft. One of the several jet aircraft in the charter corporation’s fleet that were used by PAETEC during 2008, 2009 and 2010 is owned by a limited liability company that is 50% owned by Arunas Chesonis, PAETEC’s Chairman, President and Chief Executive Officer, and 50% owned by Richard Aab, PAETEC’s Vice Chairman. Under an agreement between the charter corporation and the limited liability company, the charter corporation leases the limited liability company’s jet on an exclusive basis, manages the operation of the jet and solicits charter customers to use the jet. Under the agreement, the charter corporation is required to pay the limited liability company a specified rate for each flight hour for which the limited liability company’s aircraft is used by customers of the charter corporation for charter services. The charter corporation also pays all associated fuel costs and other specified expenses. As a result of PAETEC’s purchase of flight time from the charter corporation for use of the jet owned by the limited liability company, the charter corporation made payments to the limited liability company of $464,889 during 2008, $416,716 during 2009 and $420,674 during 2010. In the first quarter of 2011, the parties amended the foregoing arrangements to provide that PAETEC would lease the jet directly from the limited liability company, rather than charter the jet through a charter corporation. For the first quarter of 2011, the limited liability company received payments of $240,000 under the new arrangement.

During 2009, PAETEC recognized approximately $0.8 million of stock-based compensation expense in connection with an amendment to an outstanding common stock warrant held by Richard Aab, PAETEC’s Vice Chairman, in order to extend the expiration date of the warrant. The warrant was originally assumed by PAETEC pursuant to the US LEC merger on February 28, 2007, at which time it was fully vested.

SECURITY OWNERSHIP

The following table presents information regarding the beneficial ownership of PAETEC common stock as of April 1, 2011 by:

•	each of PAETEC’s directors;

•	PAETEC’s Chief Executive Officer, its Chief Financial Officer and the other executive officers named in the Summary Compensation Table under “Management—Executive Compensation”;

•	all directors and executive officers of PAETEC as a group; and

•	each person known by PAETEC to own beneficially more than 5% of PAETEC’s common stock.

The following information has been presented in accordance with the SEC’s rules and is not necessarily indicative of beneficial ownership for any other purpose. Under the SEC’s rules, beneficial ownership of a class of capital stock as of any date includes any shares of that class as to which a person, directly or indirectly, has or shares voting power or investment power as of that date and also any shares as to which a person has the right to acquire sole or shared voting or investment power as of or within 60 days after that date through the exercise of any stock option, warrant or other right, without regard to whether the right expires before the end of the 60-day period or continues thereafter. If two or more persons share voting power or investment power with respect to specific securities, all of those persons may be deemed to be the beneficial owners of the securities. Information with respect to persons other than the holders listed in the table below that share beneficial ownership with respect to the securities shown is set forth following the table.

As of April 1, 2011, there were 144,842,543 shares of PAETEC common stock outstanding.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
Executive Officers and Directors:
Richard T. Aab	8,391,543	5.8
Edward J. Butler, Jr.	1,121,894	*
Arunas A. Chesonis	7,589,191	5.2
Mario DeRiggi	323,710	*
Shelley Diamond	50,498	*
H. Russell Frisby, Jr.	144,057	*
Tansukh V. Ganatra	2,421,761	1.7
Michael C. Mac Donald	100,998	*
William R. McDermott	104,857	*
Robert D. Moore, Jr.	316,103	*
Mary K. O’Connell	69,689	*
Alex Stadler	139,798	*
Keith M. Wilson	1,430,559	1.0
Laurie Zaucha	56,739	*
Mark Zupan	176,723	*
All directors and executive officers as a group (16 persons)	22,687,353	15.4
Other Stockholders:
BlackRock, Inc.	8,871,966	6.1
Columbia Wanger Asset Management, L.P.	14,743,000	10.2
FMR LLC	8,024,360	5.5
Penn Capital Management	7,921,094	5.5
Sankaty Credit Opportunities III, L.P. and others	7,801,908	5.4
Wayzata Investment Partners LLC	12,876,887	8.9

*	Represents beneficial ownership of less than 1%.

The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by the person, which includes the number of shares as to which the person has the right to acquire voting or investment power as of or within 60 days after such date, by the sum of the number of shares outstanding as of the date plus the number of shares as to which the person has the right to acquire voting or investment power as of or within 60 days after such date. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner.

The information concerning Mr. Aab is based on PAETEC’s records and on information filed with the SEC on Schedule 13D/A on December 17, 2009. Mr. Aab reports that the shares of common stock shown as beneficially owned by him include shares held by Melrich Associates, L.P., for which Mr. Aab and his wife are the sole general partners and share voting and investment power. The amount shown in the table also includes 811,639 shares issuable upon the exercise of stock options and warrants that are exercisable as of or within 60 days after April 1, 2011. Mr. Aab’s address is c/o PAETEC Holding Corp., One PAETEC Plaza, 600 Willowbrook Office Park, Fairport, New York 14450.

The shares of common stock shown as beneficially owned by Mr. Butler are based on PAETEC’s records as of the termination of Mr. Butler’s employment on November 5, 2010 and include 11,250 shares issuable upon the exercise of stock options that were exercisable as of or within 60 days after such date.

The information concerning Mr. Chesonis is based on PAETEC’s records and on information filed with the SEC on Schedule 13D/A on May 17, 2010. The shares of common stock shown as beneficially owned by Mr. Chesonis include 548,535 shares issuable upon the exercise of stock options that are exercisable as of or within 60 days after April 1, 2011. Mr. Chesonis’s address is c/o PAETEC Holding Corp., One PAETEC Plaza, 600 Willowbrook Office Park, Fairport, New York 14450.

The shares of common stock shown as beneficially owned by Mr. DeRiggi include 52,232 shares issuable upon the exercise of stock options that are exercisable as of or within 60 days after April 1, 2011.

The shares of common stock shown as beneficially owned by Ms. Diamond include 44,332 shares issuable upon the exercise of stock options that are exercisable as of or within 60 days after April 1, 2011.

The shares of common stock shown as beneficially owned by Mr. Frisby include 132,891 shares issuable upon the exercise of stock options that are exercisable as of or within 60 days after April 1, 2011.

The shares of common stock shown as beneficially owned by Mr. Ganatra include 342,500 shares as to which Mr. Ganatra has sole voting and investment power through a stock control agreement with his son, 235,000 shares as to which Mr. Ganatra has sole voting and investment power through a stock control agreement with his wife, 1,700,000 shares held in charitable remainder trusts for which Mr. Ganatra has sole voting and investment power, and 19,499 shares issuable upon the exercise of stock options that are exercisable as of or within 60 days after April 1, 2011.

The shares of common stock shown as beneficially owned by Mr. Mac Donald include 15,832 shares issuable upon the exercise of stock options that are exercisable as of or within 60 days after April 1, 2011.

The shares of common stock shown as beneficially owned by Mr. McDermott include 52,598 shares issuable upon the exercise of stock options that are exercisable as of or within 60 days after April 1, 2011.

The shares of common stock shown as beneficially owned by Mr. Moore include 87,656 shares issuable upon the exercise of stock options that are exercisable as of or within 60 days after April 1, 2011.

The shares of common stock shown as beneficially owned by Ms. O’Connell include 42,611 shares issuable upon the exercise of stock options that are exercisable as of or within 60 days after April 1, 2011.

The shares of common stock shown as beneficially owned by Mr. Stadler include 130,632 shares issuable upon the exercise of stock options that are exercisable as of or within 60 days after April 1, 2011.

The shares of common stock shown as beneficially owned by Mr. Wilson include 707,898 shares issuable upon the exercise of stock options that are exercisable as of or within 60 days after April 1, 2011.

The shares of common stock shown as beneficially owned by Ms. Zaucha are based on PAETEC’s records as of the termination of Ms. Zaucha’s employment on March 4, 2011 and include 48,250 shares issuable upon the exercise of stock options that were exercisable as of or within 60 days after such date.

The shares of common stock shown as beneficially owned by Mr. Zupan include 149,224 shares issuable upon the exercise of stock options that are exercisable as of or within 60 days after April 1, 2011.

The shares of common stock shown as beneficially owned by all directors and executive officers as a group include 2,942,487 shares issuable upon the exercise of stock options and warrants that are exercisable as of or within 60 days after April 1, 2011, or, with respect to the executive officers identified above who are no longer employed by PAETEC, as of or within the dates indicated above.

The information concerning BlackRock, Inc. is based on information filed with the SEC on Schedule 13G on February 7, 2011. BlackRock, Inc. reports sole dispositive and sole voting power over all of the shares shown. BlackRock, Inc.’s address is 40 East 52nd Street, New York, New York 10022.

The information concerning Columbia Wanger Asset Management, L.P. is based on information filed with the SEC on Schedule 13G/A on February 11, 2011. Columbia Wanger Asset Management, L.P. reports that it has sole dispositive power over all of the shares shown and sole voting power over 13,518,000 of the shares shown. The shares shown include shares held by Columbia Acorn Trust, a Massachusetts business trust advised by the reporting person. Columbia Wanger Asset Management, L.P.’s address is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

The information concerning FMR LLC, or “FMR,” is based on information filed with the SEC on Schedule 13G/A on February 14, 2011. FMR reports that the shares of common stock shown as beneficially owned by it include 7,624,220 shares beneficially owned by Fidelity Management & Research Company, or “Fidelity,” a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, as a result of Fidelity’s service as investment adviser to various investment companies. Each of Edward C. Johnson, III, the Chairman of FMR, FMR, through its control of Fidelity, and unnamed investment companies has sole power to dispose of the shares owned by the investment companies. Members of the family of Mr. Johnson are the predominant owners of FMR and may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by any investment company, which power resides with each such investment company’s board of trustees. Pyramis Global Advisors Trust Company, an indirect, wholly-owned subsidiary of FMR and a bank, is the beneficial owner of 400,140 shares of common stock as a result of its serving as investment manager of institutional accounts owning such shares. Mr. Johnson and FMR each has sole dispositive power over 400,140 shares of common stock and sole power to vote or direct the voting of 400,140 shares of common stock owned by the institutional accounts managed by Pyramis Global Advisors Trust Company. FMR’s address is 82 Devonshire Street, Boston, Massachusetts 02109.

The information concerning Penn Capital Management is based on information filed with the SEC on Schedule 13G on February 15, 2011. Penn Capital Management reports sole voting and dispositive power over all of the shares shown. Penn Capital Management’s address is Navy Yard Corporate Center, Three Crescent Drive, Suite 400, Philadelphia, Pennsylvania 19112.

The information concerning Sankaty Credit Opportunities III, L.P. and others is based on information filed with the SEC on Schedule 13G on February 14, 2011 by Sankaty Credit Opportunities III, L.P., or “COPS III,” Sankaty Credit Opportunities IV, L.P., or “COPS IV,” Sankaty Credit Opportunities (Offshore) IV, L.P., or “COPS IV Offshore,” and Sankaty Advisors, LLC in its capacity as the investment manager for a managed account client. The Schedule 13G states that COPS III has sole voting and dispositive power with respect to 2,425,677 shares of common stock, COPS IV has sole voting and dispositive power with respect to 2,046,296 shares of common stock, COPS IV Offshore has sole voting and dispositive power with respect to 2,636,310 shares of common stock, and Sankaty Advisors, LLC has sole voting and dispositive power with respect to 693,625 shares of common stock. The reporting persons also state that Sankaty Credit Member, LLC is the managing member of COPS III and COPS IV, that Sankaty Credit Member (Offshore), Ltd. is the general partner of COPS IV Offshore, that Sankaty Advisors, LLC has entered into an investment management agreement with a managed account client pursuant to which it has authority to acquire, dispose of, and vote securities on behalf of such client, and that Jonathan S. Lavine is the managing member of Sankaty Credit Member, LLC and a director of Sankaty Credit Member (Offshore), Ltd. The address for COPS III, COPS IV, COPS IV Offshore and Sankaty Advisors, LLC is 111 Huntington Avenue, Boston, Massachusetts 02199.

The information concerning Wayzata Investment Partners LLC, or “Wayzata,” is based on information filed with the SEC on Schedule 13G/A on February 14, 2011. Wayzata serves as an investment adviser to Wayzata Recovery Fund, LLC, Wayland Distressed Opportunities Fund I-B, LLC, Wayland Distressed Opportunities Fund I-C, LLC, Wayzata Opportunities Fund II, L.P., Wayzata Opportunities Fund Offshore II, L.P., Wayzata Opportunities Fund, LLC, and Wayzata Opportunities Fund Offshore, L.P. Wayzata and Patrick J. Halloran, an individual who serves as the managing member of Wayzata, report that they share voting and dispositive power over all of the shares shown. Wayzata and Mr. Halloran disclaim beneficial ownership of the shares owned by the funds which they manage. The address for Wayzata and Mr. Halloran is 701 East Lake Street, Suite 300, Wayzata, Minnesota 55391.

DESCRIPTION OF CERTAIN INDEBTEDNESS

The following summarizes the principal terms of our indebtedness as of May 31, 2011.

Senior Secured Credit Facilities

As of May 31, 2011, our senior secured credit facilities consisted of the following:

•	a $100 million term loan credit facility under which we obtained term loans on May 31, 2011 in an aggregate principal amount of $100 million; and

•	a revolving credit facility under which we may obtain from time to time revolving loans of up to an aggregate principal amount of $125 million outstanding at any time.

PAETEC Holding is the borrower under the term loan and revolving credit facilities. All obligations under the facilities are unconditionally guaranteed on a senior secured basis by all of PAETEC Holding’s directly and indirectly owned domestic subsidiaries, except as expressly provided in the credit facility agreement. The obligations of the PAETEC loan parties under the credit facilities are secured by first-priority liens on, and first-priority security interests in, substantially all of their assets.

We may elect, subject to pro forma compliance with a total leverage ratio covenant and other conditions, to solicit the lenders under the credit facility agreement or other prospective lenders to extend up to $300 million in aggregate principal amount of additional loans under the credit facilities.

Borrowings under the credit facilities may be used for working capital, capital expenditures and general corporate purposes. A portion of the revolving credit facility is available for the issuance of letters of credit to support PAETEC Holding’s operating requirements.

The term loan facility will mature on May 31, 2018. We will be required to make quarterly principal payments of $250,000 beginning in the quarter ending June 30, 2011 and continuing each quarter through the term loan facility maturity date. In addition, we will be required to make principal repayments under the term loan facility from specified excess cash flows from operations and from the net proceeds of specified types of asset sales, debt issuances, and insurance recovery and condemnation events.

The revolving credit facility will mature on May 31, 2016 except that, if more than $25 million in aggregate principal amount of the 9.5% senior notes is outstanding on January 15, 2015, the revolving credit facility will mature on January 15, 2015. There are no scheduled principal payments under the revolving loans. Any outstanding revolving loans will be payable in full on the revolving loan maturity date.

Interest accrued on borrowings outstanding under the credit facilities generally is payable on a monthly or quarterly basis. The term loan borrowings bear interest, at our option, at an annual rate equal to either a specified base rate plus a margin of 2.50%, or the applicable LIBOR plus a margin of 3.50%. The margin applicable to loans under the revolving credit facility is subject to specified reductions based on certain reductions in our total leverage ratio and is either the specified base rate plus a margin of 1.75% to 2.25% or LIBOR plus a margin of 2.75% to 3.25%. The base rate is equal to the highest of a specified prime lending rate, the overnight federal funds rate plus 0.50%, one month LIBOR plus 1.00%, and, with respect to term loan borrowings, 2.50%. Subject to availability and other conditions, we have the right to select interest periods of 1, 2, 3, 6 or, in the case of the revolving credit facility borrowings (subject to the approval of the revolving credit lenders), 9 or 12 months for LIBOR loans.

The credit facility agreement contains customary representations and warranties by PAETEC Holding, as well as customary events of default. The credit facility agreement requires the PAETEC loan parties to comply with affirmative and negative covenants customarily applicable to senior secured credit facilities, including covenants restricting the ability of the PAETEC loan parties, subject to specified exceptions, to incur additional indebtedness and additional liens on their assets, engage in mergers or acquisitions or dispose of assets, pay dividends or make other distributions, voluntarily prepay certain other indebtedness, enter into transactions with affiliated persons, make investments, change the nature of their businesses and amend the terms of certain other indebtedness. The credit facility agreement permits the incurrence of $55 million of non-recourse debt for the acquisition and construction of PAETEC’s new corporate headquarters.

We are required to satisfy a total leverage ratio under which the ratio of our consolidated debt to our adjusted consolidated EBITDA (as defined for purposes of the credit facility agreement) will not be permitted to be greater than (a) 5.00:1.00 on the last day of any fiscal quarter ending before December 31, 2011 or (b) 4:75:1.00 on the last day of any fiscal quarter ending on or after December 31, 2011.

8  7/8% Senior Secured Notes

As of May 31, 2011, we had outstanding $650 million principal amount of 8 7/8% Senior Secured Notes due 2017, which we refer to as the “8 7/8% senior secured notes” in this prospectus.

The 8  7/8% senior secured notes accrue interest at a rate of 8 7/8% per year. Interest is payable semi-annually in arrears on June 30 and December 31 of each year. The 8 7/8% senior secured notes will mature on June 30, 2017.

We may redeem some or all of the 8  7/8% senior secured notes, at any time before June 30, 2013, at a redemption price equal to 100% of their principal amount plus a “make-whole” premium. We may redeem some or all of the 8  7/8% senior secured notes, at any time on or after June 30, 2013, at specified redemption prices declining to 100% of their principal amount. In addition, before June 30, 2012, we may redeem up to 35% of the aggregate principal amount of the 8 7/8% senior secured notes at a redemption price of 108.875% of their principal amount with the net cash proceeds of certain equity offerings. If we undergo certain kinds of changes of control, or sell certain of our assets and do not apply the net proceeds to repay indebtedness under our senior secured credit facilities or reinvest such net proceeds in our business, we may be required to offer to repurchase the 8  7/8% senior secured notes.

The 8  7/8% senior secured notes are PAETEC Holding’s senior obligations and rank or will rank equally in right of payment with all of PAETEC Holding’s existing and future senior indebtedness, including our indebtedness under our existing senior credit facilities and the exchange notes, but the exchange notes will be effectively subordinated to the 8  7/8% senior secured notes and our existing senior credit facilities to the extent of the value of the collateral that secures such indebtedness. Our domestic restricted subsidiaries that are eligible and required under the 8  7/8% senior secured notes indenture to do so have, jointly and severally, fully and unconditionally guaranteed, to each holder of the 8  7/8% senior secured notes, the full and prompt performance of PAETEC Holding’s obligations under the 8 7/8% senior secured notes indenture and the 8  7/8% senior secured notes, including the payment of principal (and premium, if any) and interest on the 8  7/8% senior secured notes, on an equal and ratable basis. Each guarantee ranks or will rank equally in right of payment with all existing and future senior secured indebtedness of the subsidiary guarantors, including their guarantees of our existing senior secured credit facilities and the exchange notes, but their guarantees of the exchange notes will be effectively subordinated to their guarantees of the 8 7/8% senior secured notes and our existing senior credit facilities to the extent of the value of the collateral that secures such guarantees. The 8  7/8% senior secured notes and the related subsidiary guarantees are secured on a first-priority basis, equally and ratably with our senior secured credit facilities and any future pari passu secured obligations subject to permitted liens, by substantially all of our assets.

The 8  7/8% senior secured notes indenture contains covenants that, among other things, limit our ability, and the ability of our restricted subsidiaries, to incur additional indebtedness, pay dividends on, redeem or repurchase our capital stock, make investments or repay subordinated indebtedness, engage in sale-leaseback transactions, enter into transactions with affiliates, sell assets, create liens, create restrictions on dividend and other payments from our subsidiaries, issue or sell stock of subsidiaries, and engage in a merger, sale or consolidation. All of the covenants are subject to a number of important qualifications and exceptions.

9.5% Senior Notes

As of May 31, 2011, we had outstanding $300 million principal amount of 9.5% Senior Notes due 2015, which we refer to as the “9.5% senior notes” in this prospectus.

The 9.5% senior notes accrue interest at a rate of 9.5% per year. Interest is payable semi-annually in arrears on January 15 and July 15 of each year. The 9.5% senior notes will mature on July 15, 2015.

We may redeem some or all of the 9.5% senior notes, at any time before July 15, 2011, at a redemption price equal to 100% of their principal amount plus a “make-whole” premium. We may redeem some or all of the 9.5% senior notes, at any time on or after July 15, 2011, at specified redemption prices declining to 100% of their principal amount. If we undergo certain kinds of changes of control, or sell certain of our assets and do not apply the net proceeds to repay indebtedness under our senior secured credit facilities or reinvest such net proceeds in our business, we may be required to offer to repurchase the 9.5% senior notes.

The 9.5% senior notes are PAETEC Holding’s senior unsecured obligations and rank or will rank equally in right of payment with all of PAETEC Holding’s existing and future senior indebtedness, including the exchange notes. Our domestic restricted subsidiaries that are eligible and required under the 9.5% senior notes indenture to do so have, jointly and severally, fully and unconditionally guaranteed, to each holder of the 9.5% senior notes, the full and prompt performance of PAETEC Holding’s obligations under the 9.5% senior notes indenture and the 9.5% senior notes, including the payment of principal (and premium, if any) and interest on the 9.5% senior notes, on an equal and ratable basis. Each guarantee ranks or will rank equally in right of payment with all existing and future senior unsecured indebtedness of the subsidiary guarantors. The 9.5% senior notes and the guarantees are or will be effectively subordinated in right of payment to all of the existing and future secured obligations of PAETEC Holding and the subsidiary guarantors, including our senior secured credit facilities, the 8  7/8% senior secured notes and the guarantees of all such indebtedness, to the extent of the value of the collateral securing those obligations.

The 9.5% senior notes indenture contains covenants that, among other things, limit our ability, and the ability of our restricted subsidiaries, to incur additional indebtedness, pay dividends on, redeem or repurchase our capital stock, make investments or repay subordinated indebtedness, engage in sale-leaseback transactions, enter into transactions with affiliates, sell assets, create liens, create restrictions on dividend and other payments from our subsidiaries, issue or sell stock of subsidiaries, and engage in a merger, sale or consolidation. All of the covenants are subject to a number of important qualifications and exceptions.

Other Indebtedness

Our other indebtedness as of May 31, 2011 totaled approximately $43 million, which consisted primarily of capital lease obligations.

DESCRIPTION OF THE EXCHANGE NOTES

The terms of the exchange notes offered in exchange for the original notes will be substantially identical to the terms of the original notes, except that the exchange notes are registered under the Securities Act and the transfer restrictions, registration rights and related additional interest terms applicable to the original notes (as described under “The Exchange Offer—Purpose of the Exchange Offer—Registration Rights Agreement”) will not apply to the exchange notes. As a result, we refer to the original notes and the exchange notes collectively as “Notes” for purposes of the following summary.

From and after the consummation of the Assumption on December 6, 2010 described below under “— Issuance and Assumption of Original Notes,” the references to the “Company” in the following summary refer only to PAETEC Holding Corp. and not to any of its Subsidiaries.

The following summary of certain provisions of the Indenture and the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture and the Registration Rights Agreement, including the definitions of certain terms in the Indenture, which provisions are made a part of the Indenture by reference to the Trust Indenture Act. Copies of the Indenture and the Registration Rights Agreement are available upon request from the Company. Whenever particular defined terms of the Indenture not otherwise defined herein are referred to, such defined terms are incorporated herein by reference. For definitions of certain capitalized terms used in the following summary, see “—Certain Definitions.”

Issuance and Assumption of Original Notes

On December 2, 2010, PAETEC Escrow Corporation (the “Escrow Issuer”), a wholly-owned subsidiary of PAETEC Holding, issued and sold $450 million aggregate principal amount of 9   7/8% Senior Notes due 2018 (the “original notes”) pursuant to an Indenture, dated as of December 2, 2010 (as amended or supplemented from time to time, the “Indenture”), among the Escrow Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). On December 2, 2010, the gross proceeds of approximately $435 million received from the offering of the original notes, together with certain additional amounts, were deposited into a segregated escrow account. On December 6, 2010, upon the effectiveness of PAETEC Holding’s acquisition by merger of Cavalier and the satisfaction of other conditions, (1) PAETEC Holding assumed the Escrow Issuer’s obligations and agreements in respect of the original notes and under the Indenture and (2) the escrow arrangements were terminated and the offering proceeds and other amounts were disbursed from the escrow account and used, together with cash on hand of PAETEC Holding and Cavalier, to pay the merger consideration and other costs and expenses related to the acquisition of Cavalier.

In connection with the Assumption and related transactions, PAETEC Holding and certain of its subsidiaries entered into the following agreements relating to the original notes and the Indenture effective on December 6, 2010:

•

First Supplemental Indenture, dated as of December 6, 2010, among the Escrow Issuer, PAETEC Holding and the Trustee, pursuant to which (1) PAETEC Holding assumed unconditionally all of the Escrow Issuer’s obligations and agreements in respect of the original notes and under the Indenture on the terms and subject to the conditions set forth in of the Indenture, became bound by all other applicable provisions of the Indenture and the original notes, and agreed to perform all of the obligations and agreements of the Escrow Issuer in respect of the original notes and under the Indenture, and (2) the Escrow Issuer was unconditionally and irrevocably released and discharged from all obligations, agreements and liabilities as issuer of the original notes in respect of the original notes and under the Indenture.

•	Second Supplemental Indenture, dated as of December 6, 2010, among PAETEC Holding, the Escrow Issuer and the other initial Subsidiary Guarantors named therein and the Trustee, pursuant to which the eligible domestic subsidiaries of PAETEC Holding were added as parties to the Indenture as Subsidiary Guarantors thereunder to guarantee the payment and performance of the original notes and PAETEC Holding’s other obligations under the Indenture.

•

Joinder Agreement, dated December 6, 2010, pursuant to which PAETEC Holding and the Subsidiary Guarantors under the Indenture were added as parties to the Registration Rights Agreement, dated as of December 2, 2010, by and among the Escrow Issuer and the initial purchasers of the original notes under which PAETEC Holding agreed to use commercially reasonable efforts to file, and cause to be declared effective, a registration statement with the SEC to effectuate the exchange offer described in this prospectus.

As supplemented on December 6, 2010, the Indenture is among PAETEC Holding, the Subsidiary Guarantors party thereto and the Trustee.

Brief Description of Exchange Notes and Guarantees

The exchange notes:

•	will be general senior unsecured obligations of the Company;

•

will rank equally in right of payment with all existing and future Senior Indebtedness of the Company, but will be effectively subordinated to all of the Company’s existing and future secured Indebtedness to the extent of the value of the collateral that secures such Indebtedness;

•	will be senior in right of payment to all existing and future Indebtedness of the Company that is subordinated in right of payment to the exchange notes;

•	will be unconditionally guaranteed, jointly and severally, by each Subsidiary Guarantor; and

•	will be structurally subordinated to any existing and future Indebtedness and liabilities of Subsidiaries that are not Subsidiary Guarantors.

Each Subsidiary Guarantee of a Subsidiary Guarantor:

•	will be a general senior unsecured obligation of such Subsidiary Guarantor;

•

will rank equally in right of payment with all existing and future Senior Indebtedness of such Subsidiary Guarantor, but will be effectively subordinated to all of such Subsidiary Guarantor’s secured Indebtedness to the extent of the value of the collateral that secures such Indebtedness; and

•	will be senior in right of payment to all existing and future Indebtedness of such Subsidiary Guarantor that is subordinated in right of payment to its Subsidiary Guarantee.

As of May 31, 2011, following the closing of the offering of the original notes, our use of the net offering proceeds to pay the merger consideration and other costs and expenses related to our acquisition of Cavalier, and subsequent transactions, we had $1,500 million aggregate principal amount of senior indebtedness outstanding, $750 million of which was senior secured indebtedness.

Principal, Maturity and Interest

The original notes were originally issued in an aggregate principal amount of $450,000,000. The Notes will mature on December 1, 2018.

Interest on the Notes will be payable semi-annually (to holders of record at the close of business on the May 15 or November 15 immediately preceding the interest payment date) on June 1 and December 1 of each year. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. As described under “—Registration Rights” and “—Events of Default,” the Company may be required to pay additional interest under certain circumstances. All references in the Indenture, in any context, to any interest payable on or with respect to the Notes shall be deemed to include any additional interest payable under such circumstances.

Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York, or at the corporate trust office of the Trustee, provided, however, that, at the Company’s option, payment of interest may be made by check mailed to the holders at their addresses as they appear in the security register maintained for the Notes.

The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount and any integral multiple of $1,000. See “—Book-Entry; Delivery and Form.” No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a fee to cover any transfer tax or other similar governmental charge payable in connection with a registration of transfer or exchange.

The Company may, subject to the covenants described below under the caption “—Certain Covenants— Incurrence of Indebtedness” and applicable law, issue additional Notes (“Additional Notes”) under the Indenture. Any original notes that remain outstanding after the exchange offer, the exchange notes and any Additional Notes subsequently issued would be treated as a single series for all purposes under the Indenture and would be considered “Notes” for purposes of the provisions of the Indenture summarized in this prospectus.

Subsidiary Guarantees

All obligations of the Company under the Indenture (including, without limitation, the Company’s obligations to make payments of principal, interest and premium, if any) with respect to the Notes are and will be guaranteed fully and unconditionally, jointly and severally, by each Subsidiary Guarantor for the ratable benefit of each holder of any outstanding Note from time to time. Under the Indenture, any amount received by the Trustee through the enforcement of any Subsidiary Guarantee will be applied to all outstanding obligations in respect of principal, interest and premium, if any, then owing on the Notes.

If

(1)    the Company and its Restricted Subsidiaries have sold their ownership interest in a Subsidiary Guarantor such that it ceases to be a Subsidiary of any such entity, or

(2)    a Subsidiary Guarantor has sold all or substantially all its assets,

in each case, in a transaction that complies with the Indenture, then such Subsidiary Guarantor will be released from all of its obligations under its Subsidiary Guarantee. See “—Certain Covenants—Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries” and “—Consolidation, Merger and Sale of Assets.”

If the Subsidiary Guarantors have paid, pursuant to enforcement by the Trustee of any Subsidiary Guarantees, the aggregate principal amount of, and accrued and unpaid interest and premium (if any) under, the Notes then outstanding and any other amounts due under the Indenture, then, at such time, all of the Subsidiary Guarantors will be discharged from their Subsidiary Guarantees and all other obligations under the Indenture.

The Indenture provides that the obligations of a Subsidiary Guarantor under its Subsidiary Guarantee will be limited to the maximum amount that will result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not to be deemed to constitute a fraudulent conveyance or fraudulent transfer under federal or state law. See “Risk Factors—Risks Related to Investing in the Exchange Notes—Federal and state fraudulent conveyance laws may permit a court to void the exchange notes and the subsidiary guarantees, and, if that occurs, you may not receive any payments on the exchange notes or the subsidiary guarantees.”

The following Subsidiaries are not required to guarantee the Notes:

(1)    Subsidiaries, whether now existing or hereafter formed, for which proper regulatory approvals for the incurrence of obligations under Subsidiary Guarantees have not been or cannot be obtained or which otherwise under applicable law may not incur obligations under Subsidiary Guarantees;

(2)    at the Company’s option, Subsidiaries, in the aggregate, whose assets are less than 5% of the consolidated assets of the Company and its consolidated Subsidiaries as shown on the most recent consolidated financial statements of the Company;

(3)    the Mortgage Subsidiary; and

(4)    any Receivables Subsidiary.

In addition, if the Company designates a Subsidiary Guarantor as an Unrestricted Subsidiary, which the Company may do under certain circumstances, the designated Subsidiary Guarantor will be released from all of its obligations under its Subsidiary Guarantee.

To the extent that Subsidiaries of the Company are not Subsidiary Guarantors, claims of creditors of such Subsidiaries, including trade creditors, and preferred stockholders, if any, of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Company, including holders of the Notes. The Notes, therefore, are effectively subordinated in right of payment to the claims of creditors, including trade creditors, and preferred stockholders, if any, of Subsidiaries of the Company formed or acquired in the future that are not Subsidiary Guarantors.

Optional Redemption

Prior to December 1, 2014, the Company may, at its option, in whole or in part, at any time or from time to time, redeem any of the Notes upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each holder’s last address as it appears in the security register, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the redemption date, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after December 1, 2014 and prior to maturity, the Company may, at its option, in whole or in part, at any time or from time to time, redeem any of the Notes upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each holder’s last address as it appears in the security register. The Notes will be redeemable at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant regular record date that is on or prior to the redemption date to receive interest due on an interest payment date), if redeemed during the 12-month period commencing on December 1 of the following years:

Year	Redemption Price
2014	104.938%
2015	102.469%
2016 and thereafter	100.000%

In addition, prior to December 1, 2013, the Company may, at its option, at any time or from time to time, redeem up to 35% of the aggregate principal amount of the Notes (including any Additional Notes) with the net proceeds from one or more equity offerings of the Company or, if there is a Parent Transaction, Parent at a redemption price of 109.875% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption; provided, however, that:

•	Notes representing at least 65% of the principal amount of the Notes (including any Additional Notes) initially issued remain outstanding immediately after each such redemption; and

•	notice of each such redemption is mailed within 90 days after the closing of the related equity offering.

In the case of any partial redemption of the Notes, the Trustee will select the Notes for redemption:

•	in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or

•

if the Notes are not listed, by lot or by such other method as the Trustee in its sole discretion deems to be fair and appropriate, except that no Note of $1,000 or less, in original principal amount, will be redeemed in part.

If any Note is to be redeemed in part, the notice of redemption relating to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder upon cancellation of the original Note.

No Sinking Fund

There will be no sinking fund payments for the Notes.

Certain Covenants

Limitation on Indebtedness

The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness (other than the Notes issued on the Closing Date, and any Notes exchanged therefor or for Additional Notes under the terms of the Indenture and the Registration Rights Agreement, and any other Existing Indebtedness); provided, however, that the Company and any Subsidiary Guarantor may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio of the Company would be greater than zero and less than 4.75:1.0.

Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

(1)    Indebtedness incurred under Credit Agreements outstanding at any time in an aggregate principal amount not to exceed $115.0 million, less the aggregate amount of all Net Cash Proceeds of Asset Sales applied to permanently repay any such Indebtedness pursuant to the covenant described below under “—Limitation on Asset Sales”;

(2)    Indebtedness owed:

(A)    to the Company; or

(B)    to any Restricted Subsidiary; provided, however, that any such Indebtedness of the Company or a Subsidiary Guarantor owing to a Restricted Subsidiary that is not a Subsidiary Guarantor is expressly subordinated in right of payment to the Notes or the Subsidiary Guarantee, as the case may be; provided, further, that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company, another Restricted Subsidiary or the holder of a Lien permitted by the Indenture) will be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2);

(3)    Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause (1), (2), (4) or (10) of this paragraph) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided, however, that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu in right of payment with, or subordinated in right of payment to, the Notes shall only be permitted under this clause (3) if:

(A)    in case the Notes or any Subsidiary Guarantees are refinanced in part or the Indebtedness to be refinanced is pari passu in right of payment with the Notes or any Subsidiary Guarantees, such new

Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu in right of payment with, or subordinate in right of payment to, the remaining Notes or such Subsidiary Guarantees, as applicable;

(B)    in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes or any Subsidiary Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes or such Subsidiary Guarantee, as applicable, at least to the extent that the Indebtedness to be refinanced is subordinated in right of payment to the Notes or such Subsidiary Guarantee, as applicable; and

(C)    such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or funded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided, further, that in no event may the Company’s Indebtedness be refinanced by means of any Indebtedness of any of its Restricted Subsidiaries pursuant to this clause (3);

(4)    Indebtedness:

(A)    under Currency Agreements and Interest Rate Agreements; provided, however, that such agreements are:

(i)    designed to protect the Company or the Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and not for speculative purposes; and

(ii)    do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; or

(B)    arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any of the Company’s obligations or those of any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the purchase or disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary, as applicable, in connection with such purchase or disposition;

(5)    Indebtedness of the Company and Guarantees thereof, to the extent the net proceeds thereof are promptly:

(A)    used to purchase Notes tendered in an Offer to Purchase made as a result of a Change of Control; or

(B)    deposited to defease the Notes as described below under “—Defeasance”;

(6)    Guarantees of the Notes and Guarantees by the Company or any Restricted Subsidiary of Indebtedness of the Company or another Restricted Subsidiary that was permitted to be Incurred by another provision of this covenant; provided that if the Indebtedness being Guaranteed is subordinated in right of payment to the Notes or a Subsidiary Guarantee, then such Guarantee shall be subordinated in right of payment to the Notes or such Subsidiary Guarantee to the same extent as the Indebtedness Guaranteed; and provided, further, that only the Company and Subsidiary Guarantors may Guarantee Indebtedness Incurred pursuant to the first paragraph of this covenant;

(7)    Indebtedness Incurred to finance or refinance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration and all transaction costs related to the foregoing) to acquire equipment, inventory or network assets (including acquisitions by way of Capitalized Lease Obligations and acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the equipment, inventory or network assets so acquired, plus goodwill associated therewith) by the Company or a Restricted Subsidiary after the Closing Date; provided, however, that the aggregate principal amount of such Indebtedness outstanding at any time may not exceed the greater of $50 million and 3.5% of Total Assets at the time of Incurrence;

(8)    Non-Recourse Indebtedness of the Mortgage Subsidiary Incurred to finance the purchase of the Company’s headquarters buildings and related real and personal property in an aggregate principal amount not to exceed $35 million (and Non-Recourse Indebtedness of the Mortgage Subsidiary issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness Incurred pursuant to this clause (8));

(9)    Acquired Indebtedness; provided, however, that after giving effect to the Incurrence of such Indebtedness pursuant to this clause (9) and the related acquisition transaction, either (a) the Company would have been able to Incur $1.00 of Indebtedness under the first paragraph of this covenant or (b) the Company’s Consolidated Leverage Ratio would not be greater than such ratio immediately prior to such acquisition transaction;

(10)    Indebtedness under Shareholder Subordinated Notes;

(11)    Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Company or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings); and

(12)    Indebtedness (in addition to Indebtedness permitted under clauses (1) through (11) above) in an aggregate principal amount outstanding at any time not to exceed $35 million.

Notwithstanding any other provision of this “Limitation on Indebtedness” covenant, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this “Limitation on Indebtedness” covenant shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

For purposes of determining any particular amount of Indebtedness under this “Limitation on Indebtedness” covenant, (i) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount of Indebtedness shall not be included, (ii) any Liens granted pursuant to the equal and ratable provisions referred to in the “Limitation on Liens” covenant shall not be treated as Indebtedness and (iii) the consummation of the Assumption shall not constitute the Incurrence of additional Indebtedness.

For purposes of determining compliance with this “Limitation on Indebtedness” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; provided, however, that the Company need not classify such item of Indebtedness solely by reference to one provision permitting such Indebtedness, but instead may classify such item of Indebtedness in part by reference to one such provision and in part by reference to one or more other provisions of this covenant; provided, further, that Indebtedness under Credit Agreements outstanding on the Closing Date will be deemed to have been Incurred on such date in reliance on the exception provided by clause (1) of the second paragraph of this covenant.

Neither the Company nor any Subsidiary Guarantor will Incur any Indebtedness that pursuant to its terms is subordinated or junior in right of payment to any Indebtedness unless such Indebtedness is subordinated in right of payment to the Notes or the relevant Subsidiary Guarantee, as applicable, to the same extent; provided that Indebtedness will not be considered subordinated or junior in right of payment to any other Indebtedness solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority.

Limitation on Restricted Payments

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1)    declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (A) dividends or distributions payable solely in shares of the Company’s Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock (other than Disqualified Stock); and (B) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders) held by Persons other than the Company or any Restricted Subsidiary;

(2)    purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of:

(A)    the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person; or

(B)    a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Company’s Capital Stock;

(3)    make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of any Indebtedness that is subordinated in right of payment to the Notes or any Subsidiary Guarantee (other than Indebtedness Incurred under clause (2) of the second paragraph of the “Limitation on Indebtedness” covenant); or

(4)    make any Investment, other than a Permitted Investment, in any Person;

(such payments or any other actions described in clauses (1) through (4) above being collectively called “Restricted Payments”) if, at the time of, and after giving effect to, the proposed Restricted Payment:

(A)    a Default or Event of Default shall have occurred and be continuing;

(B)    the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of the “Limitation on Indebtedness” covenant; or

(C)    the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution) made after the Closing Date shall exceed the sum of:

(i)    the amount by which Consolidated EBITDA of the Company exceeds 140% of Consolidated Interest Expense of the Company, in each case determined on a cumulative basis during the period (taken as one accounting period) beginning on October 1, 2010 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the Trustee pursuant to the “SEC Reports and Reports to Holders” covenant; plus

(ii)    the aggregate Net Cash Proceeds and the fair market value of all non-cash proceeds received by the Company after October 1, 2010 from the issuance and sale permitted by the Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by the Indenture of Indebtedness of the Company for cash subsequent to October 1, 2010 upon the conversion of such Indebtedness into the Company’s Capital Stock (other than Disqualified Stock), or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes); plus

(iii)    an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted

Subsidiary, or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; plus

(iv)    $35 million.

The foregoing provision shall not be violated by reason of:

(1)    the payment of any dividend within 60 days after the date of declaration thereof if, at such date of declaration, such payment would comply with the foregoing paragraph;

(2)    the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes or any Subsidiary Guarantee, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (3) of the second paragraph of the “Limitation on Indebtedness” covenant;

(3)    the repurchase, redemption or other acquisition of the Company’s Capital Stock or that of an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

(4)    the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of any Indebtedness which is subordinated in right of payment to the Notes or any Subsidiary Guarantee in exchange for, or out of the proceeds of a substantially concurrent sale of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

(5)    payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the Company’s property and assets;

(6)    Investments in any Person the primary business of which is related, ancillary or complementary to the Company’s business and that of the Restricted Subsidiaries on the date of such Investments; provided, however, that the aggregate amount of Investments made pursuant to this clause (6) does not exceed the sum of:

(A)    $40 million, plus

(B)    the amount of Net Cash Proceeds and the fair market value of all non-cash proceeds received by the Company after the Closing Date from the sale of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock) to a Person who is not a Subsidiary of the Company, except to the extent such Net Cash Proceeds or non-cash proceeds are used to make Restricted Payments pursuant to clause (4)(C)(ii) of the first paragraph of this “Limitation on Restricted Payments” covenant, or clause (3), (4) or (7) of this paragraph, plus

(C)    the net reduction in Investments made pursuant to this clause (6) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds or non-cash proceeds from the sale of any such Investment (except in each case to the extent any such distributions, repayments or proceeds are included in the calculation of Adjusted Consolidated Net Income) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of “Investments”), provided, however, that the net reduction in any Investment shall not exceed the amount of such Investment;

(7)    Investments acquired in exchange for Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock), except to the extent such Investments have been used to make Restricted Payments pursuant to clause (4)(C) (ii) of the first paragraph of this “Limitation on Restricted Payments” covenant;

(8)    payments of cash in lieu of fractional shares of the Company’s Capital Stock in an aggregate amount not to exceed $250,000;

(9)    Restricted Payments in addition to the Restricted Payments permitted by the other clauses of this paragraph, in an aggregate amount not to exceed $150 million;

(10)    the repurchase, redemption or other acquisition of the Company’s Capital Stock (or options, warrants or other rights to acquire such Capital Stock) or the payment of any dividend to Parent in order to fund the repurchase, redemption or other acquisition of Capital Stock of Parent (or options, warrants or other rights to acquire such Capital Stock) from Persons who are or were formerly the directors, officers or employees of Parent, the Company or any of the Company’s Restricted Subsidiaries, provided, however, that (x) the only consideration paid by the Company or any Restricted Subsidiary in respect of such redemptions, repurchases or other acquisitions for value shall be cash and Shareholder Subordinated Notes, and (y) the sum of (I) the aggregate amount paid by the Company or any Restricted Subsidiary in cash in respect of all such redemptions, repurchases or other acquisitions for value pursuant to this clause (10) plus (II) the aggregate amount of all cash payments made on all Shareholder Subordinated Notes shall not exceed $10 million;

(11)    the purchase, redemption, retirement or other acquisition for value of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock) (A) in exchange for other Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock), including in connection with a Benefit Plan Exchange Offer, (B) upon the conversion of Preferred Stock or the exercise, exchange or conversion of options, warrants or other rights to acquire Capital Stock of the Company, or (C) tendered to the Company by a holder of Capital Stock of the Company in settlement of indemnification or similar claims by the Company against such holder, so long as no cash or other consideration is paid to such holder in connection with such purchase, redemption or other acquisition for value (unless otherwise independently permitted under another provision of this “Limitation on Restricted Payments” covenant);

(12)    the declaration and payment of dividends to holders of Disqualified Stock of the Company issued in compliance with the covenant described under “—Limitation on Indebtedness” to the extent such dividends are included in the definition of “Consolidated Interest Expense”;

(13)    Permitted Payments to Parent;

(14)    the purchase, redemption, retirement or other acquisition for value of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock) tendered by the holder thereof in payment of withholding or other taxes relating to the vesting, delivery, exercise, exchange or conversion of options, restricted stock, restricted stock units, warrants or other rights relating to, or representing rights to acquire, Capital Stock of the Company; and

(15)    purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

provided further, however, that, except in the case of clauses (1), (3), (4), (7), (11), (13), (14) and (15) of this paragraph, no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (2), (9) or (15) thereof, an exchange of Capital Stock (or options, warrants or other rights to acquire Capital Stock) for Capital Stock (or options, warrants or other rights to acquire Capital Stock) or

Indebtedness referred to in clause (3), (4), (11) or (14) thereof and an Investment referred to in clause (6) or (7) thereof), and the Net Cash Proceeds and the fair market value of non-cash proceeds from any issuance of Capital Stock referred to in clauses (3), (4), (6) and (7) thereof, shall be included in calculating whether the conditions of clause (C) of the first paragraph of this “Limitation on Restricted Payments” covenant have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of the Company’s Capital Stock or options, warrants or other rights to acquire such Capital Stock are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu in right of payment with the Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this “Limitation on Restricted Payments” covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Restricted Subsidiary to:

(1)    pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary;

(2)    pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

(3)    make loans or advances to the Company or any Restricted Subsidiary; or

(4)    transfer any of its property or assets to the Company or any other Restricted Subsidiary.

The foregoing provisions shall not restrict any encumbrances or restrictions:

(1)    existing on the Closing Date or any other agreements in effect on the Closing Date, and any amendments, modifications, extensions, refinancings, renewals or replacements of such agreements; provided, however, that the encumbrances and restrictions in any such amendments, modifications, extensions, refinancings, renewals or replacements, taken as a whole, are not materially more restrictive (as determined by the Company) than those encumbrances or restrictions that are then in effect and that are being amended, modified, extended, refinanced, renewed or replaced;

(2)    existing under or by reason of applicable law or required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary;

(3)    existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired, and any amendments, modifications, extensions, refinancings, renewals or replacements of such encumbrances or restrictions; provided, however, that the encumbrances and restrictions in any such amendments, modifications, extensions, renewals or replacements, taken as a whole, are not materially more restrictive (as determined by the Company) than those encumbrances or restrictions that are then in effect and that are being amended, modified, extended, refinanced, renewed or replaced;

(4)    in the case of clause (4) of the first paragraph of this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant:

(A)    that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(B)    existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on any of the property or assets of the Company or a Restricted Subsidiary not otherwise prohibited by the Indenture; or

(C)    arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, reduce the value of the property or assets of the Company or a Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary;

(5)    with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

(6)    contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

(A)    the encumbrance or restriction either:

(i)    applies only in the event of a payment default or non-compliance with respect to a financial covenant contained in such Indebtedness or agreement; or

(ii)    is contained in a Credit Agreement;

(B)    the encumbrance or restriction is not materially more disadvantageous to the holders of the Notes than is customary in comparable financings (as determined by the Company); and

(C)    the Company determines on the date of the Incurrence of such Indebtedness that any such encumbrance or restriction would not be expected to materially impair the Company’s ability to make principal or interest payments on the Notes;

(7)    arising from customary provisions in joint venture agreements and other agreements entered into in the ordinary course of business;

(8)    pursuant to the Notes and the Subsidiary Guarantees and any exchange notes and Subsidiary Guarantees exchanged therefor or for Additional Notes and the related Subsidiary Guarantees to be issued pursuant to the Indenture and the Registration Rights Agreement;

(9)    imposed on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(10)    imposed in connection with purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature specified in clause (4) above on the property so acquired;

(11)    contained in the terms of any Indebtedness of any Restricted Subsidiary that is Incurred as permitted pursuant to the “Limitation on Indebtedness” covenant;

(12)    imposed in connection with any Investment not prohibited by the “Limitation on Restricted Payments” covenant and or in connection with any Permitted Investment;

(13)     contained in the terms of any Secured Indebtedness otherwise permitted to be Incurred pursuant to the “Limitation on Indebtedness” and “Limitation on Liens” covenants that limit the right of the debtor to dispose of the assets securing such Secured Indebtedness; or

(14)    applicable to a Receivables Subsidiary and effected in connection with a Qualified Receivables Financing; provided, however, that such restriction or encumbrance applies only to such Receivables Subsidiary.

Nothing contained in this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant shall prevent the Company or any Restricted Subsidiary from:

(1)    creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the “Limitation on Liens” covenant; or

(2)    restricting the sale or other disposition of the Company’s property or assets or the property or assets of any of its Restricted Subsidiaries that secure the Company’s Indebtedness or the Indebtedness of any of its Restricted Subsidiaries.

Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries

The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to acquire shares of such Capital Stock) except:

(1)    to the Company or a Wholly Owned Restricted Subsidiary;

(2)    issuances of director’s qualifying shares or sales to foreign nationals of shares of Capital Stock of Foreign Restricted Subsidiaries, to the extent required by applicable law;

(3)    if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the “Limitation on Restricted Payments” covenant if made on the date of such issuance or sale;

(4)    issuances or sales of Common Stock of a Restricted Subsidiary, provided, however, that the Company or such Restricted Subsidiary applies the Net Cash Proceeds, if any, of any such sale in compliance with the “Limitation on Asset Sales” covenant; and

(5)    issuances to employees of PAETEC Software Corp. of shares (and options, warrants and other rights to acquire or purchase shares) of the Capital Stock of PAETEC Software Corp. pursuant to employee incentive plans in an aggregate amount, calculated on an as-converted basis, not to exceed at any time 10% of the number of shares of Capital Stock of PAETEC Software Corp. then issued and outstanding, so long as PAETEC Software Corp. is a Subsidiary Guarantor.

Limitation on Transactions With Affiliates

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with a Related Person or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such a Related Person or an Affiliate.

The foregoing limitation does not limit and shall not apply to:

(1)    transactions:

(A)    approved by a majority of the disinterested members of the Company’s Board of Directors or by a majority of the members of the audit committee or compensation committee of such Board of Directors constituted in accordance with the rules of The Nasdaq Stock Market, Inc. or other United States national securities exchange; or

(B)    for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view:

(2)    any transaction solely between the Company and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries;

(3)    fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company’s Board of Directors (or a committee thereof) or senior management;

(4)    any transactions pursuant to employment agreements or arrangements entered into by the Company or any Restricted Subsidiary in the ordinary course of business and any issuance of securities, or other payments, awards or grants in cash, securities or otherwise, pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans or other employee benefit plans approved by the Company’s Board of Directors;

(5)    any grant of stock options, restricted stock or other awards to employees and directors of the Company or any Restricted Subsidiary pursuant to plans approved by the Company’s Board of Directors;

(6)    any transactions pursuant to any agreement or arrangement as in effect as of the Closing Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto and any extension of the maturity thereof) and any replacement agreement or arrangement thereto so long as any such amendment or replacement agreement or arrangement is not more disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Closing Date;

(7)    the issuance of Capital Stock of the Company (other than Disqualified Stock);

(8)    a Parent Transaction;

(9)    any Restricted Payments not prohibited by the “Limitation on Restricted Payments” covenant;

(10)    sales of accounts receivable, or participations therein, in connection with any Qualified Receivables Financing; or

(11)    the Escrow Transactions.

Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this “Limitation on Transactions With Affiliates” covenant and not covered by clauses (2) through (11) of the foregoing paragraph, (a) the aggregate amount of which exceeds $20 million, but does not exceed $50 million, in value, must be determined to be fair in the manner provided for in clause (1)(A) or (1)(B) above and (b) the aggregate amount of which exceeds $50 million in value, must be determined to be fair in the manner provided for in clause (1)(B) above.

Limitation on Liens

The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character (including, without limitation, licenses), or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary except Permitted Liens.

Limitation on Sale-Leaseback Transactions

The Company will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

The foregoing restriction shall not apply to any sale-leaseback transaction if:

(1)    the Company or such Restricted Subsidiary would be entitled to (a) incur Indebtedness in an amount equal to the Attributable Debt with respect to transaction pursuant to the covenant described under “—Limitation on Indebtedness” and (b) create a Lien on such property securing such Attributable Debt pursuant to the “Limitation on Liens” covenant; and

(2)    the Company or such Restricted Subsidiary applies an amount not less than the net proceeds received from such sale in compliance with the “Limitation on Asset Sales” covenant.

Limitation on Asset Sales

The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless:

(1)    the consideration received by the Company or the Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of; and

(2)    at least 75% of the consideration received consists of cash, Temporary Cash Investments or the assumption of Indebtedness of the Company (other than Indebtedness that is subordinated in right of payment to the Notes) or a Restricted Subsidiary (other than Indebtedness that is subordinated in right of payment to the Subsidiary Guarantee of such Restricted Subsidiary) and unconditional release of the Company or the Restricted Subsidiary from all liability on the Indebtedness assumed.

Within 12 months after the date of consummation of such Asset Sale, the Company shall or shall cause the relevant Restricted Subsidiary to:

(A)    apply an amount equal to the Net Cash Proceeds of such Asset Sale to repay Secured Indebtedness and permanently reduce the commitments in respect thereof; or

(B)    invest an equal amount, or the amount of Net Cash Proceeds of such Asset Sale not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within such 12-month period, which investment shall be consummated within 12 months after the date of such agreement), in (i) property or assets (other than current assets) of a nature or type or that are used in a business similar or related to the nature or type of the property and assets of, or the business of, the Company and the Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution) (a “Related Business”) or (ii) the Capital Stock of a Person primarily engaged in a Related Business that becomes a Restricted Subsidiary as a result of such investment; and

(C)    apply such Net Cash Proceeds (to the extent not applied pursuant to clause (A) or (B)) as provided in the following paragraph of this “Limitation on Asset Sales” covenant.

The amount of such Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in the preceding sentence and not applied as so required by the end of such period shall constitute “Excess Proceeds.”

If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this “Limitation on Asset Sales” covenant totals at least $20 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the holders on a pro rata basis an aggregate principal amount of Notes and, to the extent permitted or required by the terms thereof, any other of the Company’s Senior Indebtedness, equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes and such other Senior Indebtedness, if applicable, on the relevant Payment Date, plus, in each case, accrued interest (if any) to, but excluding, the Payment Date. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other Senior Indebtedness tendered in response to such Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other Senior Indebtedness to be purchased on a pro rata basis. Upon completion of the Offer to Purchase, the amount of Excess Proceeds will be reset to zero.

Future Subsidiary Guarantors

The Indenture requires PAETEC Holding Corp. to cause each Person that is a Domestic Restricted Subsidiary of PAETEC Holding Corp. as of the Closing Date (and is eligible to be a Subsidiary Guarantor on or after the consummation of the Assumption) or becomes a Domestic Restricted Subsidiary of PAETEC Holding

Corp. following the Closing Date (and is eligible to be a Subsidiary Guarantor on or after the consummation of the Assumption) and any Foreign Restricted Subsidiary that Guarantees any Indebtedness of the Company or any Domestic Restricted Subsidiary of the Company to execute and deliver to the Trustee a supplemental indenture pursuant to which such Domestic Restricted Subsidiary or Foreign Restricted Subsidiary will guarantee the payment and performance of the Notes at the time such Person becomes a Domestic Restricted Subsidiary or Guarantees any such Indebtedness, as applicable.

Repurchase of Notes Upon a Change of Control

The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof on the relevant Payment Date, plus accrued interest (if any) to, but excluding, the Payment Date.

The Company cannot assure you that it will have sufficient funds available at the time of any Change of Control to make any payment on outstanding Indebtedness (including repurchases of the Notes) required by the foregoing covenant (or that may be contained in agreements relating to the Company’s other Indebtedness which might be outstanding at such time).

The above covenant requiring the Company to repurchase the Notes will, unless consents are obtained, require the Company to repay all Indebtedness then outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

SEC Reports and Reports to Holders

Whether or not the Company is then required to file reports with the SEC under the Exchange Act, the Company will file with the SEC (unless the SEC will not accept or does not permit such a filing, in which case the Company will supply to the Trustee for forwarding to each holder, without cost to any holder), within the time periods specified in the SEC’s rules and regulations:

(1)    all quarterly and annual financial information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms under the Exchange Act, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)    all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports under the Exchange Act.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, or in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In addition, the Company agrees that, for so long as any Notes remain outstanding, if at any time it is not required to file with the SEC the reports and other information required by the preceding paragraphs, it will furnish to holders of Notes and prospective investors in the Notes, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

For so long as the Company files the foregoing reports and other information with the SEC, the Company will be deemed to have furnished such reports and other information to the Trustee if the Company has filed such reports and other information with the SEC via the EDGAR filing system or any successor electronic filing system and such reports are publicly available.

Consolidation, Merger and Sale of Assets

The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company, unless:

(1)    the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased the Company’s property and assets shall be a corporation, partnership or limited liability company organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, all of the Company’s obligations on all of the Notes and under the Indenture;

(2)    immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing;

(3)    immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of the “Limitation on Indebtedness” covenant; provided, however, that this clause (3) shall not apply to a consolidation, merger or sale of all or substantially all of the Company’s assets if immediately after giving effect to such transaction, on a pro forma basis, the Company or any Person becoming the successor obligor of the Notes shall have a Consolidated Leverage Ratio equal to or less than the Consolidated Leverage Ratio of the Company immediately prior to such transaction; and

(4)    the Company delivers to the Trustee an Officers’ Certificate and opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with;

provided that clause (3) above will not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a board resolution, the principal purpose of such transaction is to change the state of incorporation of the Company or to create a holding company pursuant to a Parent Transaction and provided, further, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations. In addition, clause (3) above will not apply to any consolidation, merger, sale, conveyance, transfer, lease or other disposition of assets between or among the Company and any Restricted Subsidiaries.

This covenant shall not restrict or otherwise apply to the consummation of the Assumption, including any merger of the Escrow Issuer with and into PAETEC Holding Corp., as a result of which PAETEC Holding Corp. shall be the continuing Person, or any sale, conveyance, transfer or other disposition by the Escrow Issuer of its property or assets to PAETEC Holding Corp. in connection with the consummation of the Assumption.

The Person formed by such consolidation or merger, or to which such sale, transfer, lease or other disposition is made, will succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture, but in the case of:

(1)    a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company), or

(2)    a lease, the Company will not be released from any of the obligations or covenants under the Indenture, including with respect to the payment of the Notes.

Events of Default

The following events are defined as “Events of Default” in the Indenture:

(1)    default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

(2)    default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

(3)    default in the performance or breach of the provisions of the “Consolidation, Merger and Sale of Assets” covenant or the failure to make or consummate an Offer to Purchase in accordance with the “Limitation on Asset Sales” or “Repurchase of Notes Upon a Change of Control” covenant;

(4)    the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes (other than a default specified in clause (1), (2) or (3) above), and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee to the Company or the holders of 25% or more in aggregate principal amount of the Notes to the Company and the Trustee;

(5)    there occurs with respect to any issue or issues of Indebtedness of the Company or any Restricted Subsidiary having an outstanding principal amount of $20 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (A) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (B) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(6)    any final judgment or order (not covered by insurance) for the payment of money in excess of $20 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Restricted Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $20 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(7)    a court having jurisdiction in the premises enters a decree or order for

(A)    relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

(B)    appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary; or

(C)    the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(8)    the Company or any Significant Subsidiary

(A)    commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law;

(B)    consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary; or

(C)    effects any general assignment for the benefit of creditors;

(9)    Subsidiary Guarantees provided by Subsidiary Guarantors that individually or together would constitute a Significant Subsidiary cease to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantees or the terms of the Indenture) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.

If an Event of Default (other than an Event of Default specified in clause (7) or (8) above that occurs with respect to the Company) occurs and is continuing under the Indenture, the Trustee or holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company (and to the Trustee if such notice is given by the holders), may, and the Trustee at the request of such holders shall, declare the principal amount of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal amount, premium, if any, and accrued interest shall be immediately due and payable.

Notwithstanding the foregoing, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure to comply with “—Certain Covenants—SEC Reports and Reports to Holders” and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the first 120 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest on the Notes at an annual rate equal to 0.50% of the principal amount of the Notes. This additional interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first interest payment date following the date on which the additional interest begins to accrue on any Notes. The additional interest will accrue on all outstanding Notes from and including the date on which such Event of Default first occurs to, but excluding, the 120th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived). On such 120th day (or earlier, if such Event of Default shall have been cured or waived prior to such 120th day), such special interest will cease to accrue and, if such Event of Default has not been cured or waived prior to such 120th day, the Notes will be subject to acceleration as provided above. In the event the Company does not elect to pay additional interest upon an Event of Default in accordance with this paragraph, the Notes will be subject to acceleration as provided above. If the Company elects to pay such additional interest, it will notify the Trustee and paying agent of such election on or before the close of business on the date on which such Event of Default first occurs.

In the event of a declaration of acceleration because an Event of Default set forth in clause (5) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to such clause (5) shall be remedied or cured by the Company or the relevant Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

If an Event of Default specified in clause (7) or (8) above occurs with respect to the Company, the principal amount of, premium, if any, and accrued interest on the Notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

The holders of at least a majority in principal amount of the outstanding Notes, by written notice to the Company and to the Trustee, may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences if (1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see “—Modification and Waiver.”

The holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee pursuant to the Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such Notes. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders pursuant to the Indenture, unless such holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

A holder may not pursue any remedy with respect to the Indenture or the Notes unless:

(1)    the holder gives the Trustee written notice of a continuing Event of Default;

(2)    the holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)    such holder or holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4)    the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)    during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any holder of a Note to receive payment of the principal amount of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the holder.

The Indenture will require certain of the Company’s officers to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and the Restricted Subsidiaries and their performance under the Indenture and that the Company and the Restricted Subsidiaries have fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

Defeasance

Defeasance and Discharge

The Indenture will provide that the Obligors will be deemed to have paid and will be discharged from any and all obligations in respect of the outstanding Notes, and the provisions of the Indenture will no longer be in effect with respect to the Notes (except for, among other matters, certain obligations to register the transfer or exchange of the Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things:

(1)    the Company has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes;

(2)    the Company has delivered to the Trustee

(A)    either (i) an opinion of counsel to the effect that holders of Notes will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this “defeasance” provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (ii) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned opinion of counsel; and

(B)    an opinion of counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and that, after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(3)    immediately after giving effect to such deposit, on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit (other than any Default or Event of Default resulting from the borrowing of funds to be applied to make the deposit referred to in clause (1) above and the granting of Liens in connection therewith), and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; and

(4)    if at such time the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an opinion of counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.

Defeasance of Certain Covenants and Certain Events of Default

The Indenture will further provide that the provisions of the Indenture will no longer be in effect with respect to clause (3) under “—Consolidation, Merger and Sale of Assets” and all the covenants described herein under “—Certain Covenants,” and clause (3) under “—Events of Default” with respect to such clause (3) under “—Consolidation, Merger and Sale of Assets,” clause (4) under “—Events of Default” with respect to such other covenants and clauses (5), (6), (9) and (10) under “—Events of Default” shall be deemed not to be Events of Default upon, among other things, the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes, the satisfaction of the provisions described in clauses (2)(B), (3) and (4) under “—Defeasance—Defeasance and Discharge” and the delivery by the Company to the Trustee of an opinion of counsel to the effect that, among other things, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Defeasance and Certain Other Events of Default

In the event the Company exercises its option to omit compliance with certain covenants and provisions of the Indenture as described in the immediately preceding paragraph and the Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on such Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Notes at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable for such payments.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect when:

(1)    either:

(a)    all Notes that have been authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced, Notes that are paid and Notes for whose payment money or securities have theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation and the Company or any other Obligor has paid all sums payable under the Indenture; or

(b)    all Notes mature within one year or are to be called for redemption within one year and the Company or any other Obligor has irrevocably deposited with the Trustee, as trust funds in trust solely for the benefit of the holders, money or U.S. Government Obligations sufficient, without consideration of any reinvestment of interest, to pay the principal of, premium, if any, and accrued interest on the Notes to the date of maturity or redemption and all other sums payable under the Indenture;

(2)    no Default or Event of Default shall have occurred and be continuing on the date of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Indenture (other than any Default or Event of Default resulting from the borrowing of funds to be applied to make the deposit referred to in clause (1) above and the granting of Liens in connection therewith) or any other instrument to which the Company or any other Obligor is a party or by which the Company or any other Obligor is bound; and

(3)    the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as applicable.

In addition, the Company must deliver an Officers’ Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Modification and Waiver

With the Consent of Holders

Modifications and amendments of the Indenture and the Notes may be made by the Company, the Subsidiary Guarantors and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and the holders of not less than a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Trustee, may waive future compliance by the Company and the Subsidiary Guarantors or any other Restricted Subsidiaries with any provision of the Indenture or the Notes; provided, however, that no such modification, amendment or waiver may, without the consent of each affected holder of Notes (with respect to any Notes held by a non-consenting holder):

(1)    change the Stated Maturity of the principal of, or any installment of interest on, any Note;

(2)    reduce the principal amount of, or interest or premium, if any, on any Note;

(3)    change the place or currency of payment of principal of, or interest or premium, if any, on any Note;

(4)    impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note or any Subsidiary Guarantee;

(5)    reduce the percentage of outstanding Notes, the consent of whose holders is necessary to modify or amend the Indenture or the Notes, waive future compliance with any provision of the Indenture or the Notes or waive past Defaults;

(6)    waive a default in the payment of principal of, or interest or premium, if any, on the Notes; or

(7)    release any Subsidiary Guarantee other than pursuant to the terms of the Indenture.

Without the Consent of Holders

The Company, when authorized by a resolution of its Board of Directors (as evidenced by a board resolution), and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any holder:

(1)    to cure any ambiguity, defect or inconsistency in the Indenture;

(2)    to comply with the “Consolidation, Merger and Sale of Assets” covenant;

(3)    to comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(4)    to evidence and provide for the acceptance of appointment under the Indenture by a successor trustee;

(5)    to provide for uncertificated Notes in addition to or in place of certificated Notes;

(6)    to add one or more initial or additional Guarantees;

(7)    to grant Liens securing the Notes;

(8)    to conform the terms of the Indenture to the terms set forth under “Description of the Notes” in the Final Offering Memorandum;

(9)    to provide for the issuance of Additional Notes;

(10)    to consummate the Escrow Transactions, including the assumption by PAETEC Holding Corp. of all of the Escrow Issuer’s obligations under the Notes and the Indenture; or

(11)    to make any change that, in the good faith opinion of the Board of Directors of the Company as evidenced by a board resolution, does not materially and adversely affect the rights of any holder.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

The Indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Subsidiary Guarantor in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future stockholder, other equityholder, officer, director, employee or controlling Person, as such, of either the Company or the Subsidiary Guarantors or of any of their respective successors. Each holder, by accepting the Notes, waives and releases all such liability.

Trustee

The Indenture provides that, except during the continuance of a Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the Indenture as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The Indenture and the provisions of the Trust Indenture Act incorporated by reference into the Indenture contain limitations on the rights of the Trustee, if it should become a creditor of an Obligor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions with the Company or the Company’s affiliates; provided that, if it acquires any conflicting interest, it must eliminate such conflict or resign.

Book-Entry; Delivery and Form

The exchange notes will initially be represented by one or more global Notes in registered form without interest coupons attached.

Global Notes will be exchanged with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Except as set forth below, global Notes may be transferred only to another nominee of DTC or to a successor of DTC or its nominee, in whole and not in part. Except in the limited circumstances described below under “Exchange of Global Notes for Certificated Notes,” beneficial interests in global Notes may not be exchanged for Notes in certificated form and owners of beneficial interests in global Notes will not be entitled to receive physical delivery of Notes in certificated form.

Depositary Procedures

The following description of the operations and procedures of DTC, Euroclear System S.A./N.V., or “Euroclear,” as operator of the Euroclear System, and Clearstream Banking, société anonyme, or “Clearstream,” is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations, or “participants,” and to facilitate the clearance and settlement of transactions in those securities between the participants through electronic book-entry changes in accounts of the participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies, which are referred to as “indirect participants,” that clear though or maintain a direct or indirect custodial relationship with a participant. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

DTC has also advised us that, pursuant to procedures established by it:

(1)    upon deposit of the global Notes, DTC will credit the accounts of participants with portions of the principal amount of the global Notes; and

(2)    ownership of these interests in global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the global Notes).

All interests in a global Note may be subject to the procedures and requirements of DTC. Interests in a global Note held through Euroclear or Clearstream also may be subject to the procedures and requirements of those systems.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global Note to persons that are subject to those requirements will be limited to that extent. Because DTC may act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a person having beneficial interests in a global Note to pledge those interests to persons that do not participate in the DTC system, or otherwise take actions in respect of those interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in registered, certificated form, and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

Payments in respect of the principal of and premium, interest and special interest, if any, on a global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, we and the Trustee will treat the persons in whose names Notes, including global Notes, are registered as the owners of such Notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the Trustee nor any agent of us or the Trustee has or will have any responsibility or liability for:

(1)    any aspect or accuracy of DTC’s records or any participant’s or indirect participant’s records relating to, or payments made on account of, beneficial ownership interests in global Notes, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in global Notes; or

(2)    any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including payments of principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date in amounts proportionate to their respective ownership interests in the relevant security as shown on DTC’s records. Payments by the participants and the indirect participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of any Notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Notes for all purposes.

DTC has advised us that it will take any action permitted to be taken by a holder of the Notes only at the direction of one or more participants to whose account DTC has credited the interests in the global Notes and only in respect of the portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction. If there has occurred and is continuing an Event of Default under the Notes, DTC reserves the right to exchange the applicable global Notes for Notes in registered, certificated form, and to distribute such certificated forms of Notes to its participants.

Exchange of Global Notes for Certificated Notes

A global Note is exchangeable for definitive Notes in registered, certificated form if:

•

DTC (a) notifies us that it is unwilling or unable to continue as depositary for the applicable global Notes and we thereupon fail to appoint a successor depositary within 90 days or (b) has ceased to be a clearing agency registered under the Exchange Act;

•	we, at our option, notify the Trustee in writing that we elect to cause the issuance of the Notes in certificated form; or

•	there has occurred and is continuing an Event of Default with respect to the Notes.

In addition, beneficial interests in a global Note may be exchanged for certificated Notes upon prior written notice given to the Trustee by DTC on behalf of its direct or indirect participants in accordance with the Indenture.

In all cases, certificated Notes delivered in exchange for any global Note or beneficial interests in a global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of its direct or indirect participants (in accordance with DTC’s customary procedures).

Same Day Settlement and Payment

Except for trades involving only Euroclear and Clearstream participants, interests in the global Notes will trade in DTC’s same-day funds settlement system and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and the participants. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary. Such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global Note from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global Note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global Note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of interests in global Notes among participants, they are under no obligation to perform or to continue to perform those procedures, and may discontinue or change those procedures at any time. Neither we, the Trustee nor any agent of us or the Trustee will have any responsibility for the performance by DTC, Euroclear, Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Indenture. Reference is made to the Indenture for the definition of any other capitalized term used herein for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by the Company or a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided, however, that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

“Acquisition” means the acquisition of Cavalier Telephone Corporation and its subsidiaries pursuant to the Acquisition Agreement.

“Acquisition Agreement” means the Agreement and Plan of Merger, dated as of September 12, 2010, as amended from time to time, by and among PAETEC Holding Corp., Cairo Acquisition Corp., Cavalier Telephone Corporation and M/C Venture Partners V, L.P., as Stockholder Representative.

“Adjusted Consolidated Net Income” means, for any period, aggregate net income (or loss) of any Person and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided, however, that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

(1)    the net income (or loss) of any other Person that is not a Restricted Subsidiary, except (A) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Restricted Subsidiaries by such other Person during such period and (B) with respect to net losses, to the extent of the amount of Investments made by such Person or any of its Restricted Subsidiaries in such other Person during such period;

(2)    solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the “Limitation on Restricted Payments” covenant (and in such case, except to the extent includable pursuant to clause (1) above), the net income (or loss) of any other Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with such Person or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such other Person are acquired by such Person or any of its Restricted Subsidiaries;

(3)    the net income of any Restricted Subsidiary (other than a Subsidiary Guarantor) to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

(4)    any gains or losses (on an after-tax basis) attributable to Asset Sales;

(5)    solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the “Limitation on Restricted Payments” covenant, any amount paid or accrued as dividends (other than dividends to the extent paid or payable in shares of Capital Stock (other than Disqualified Stock) of such Person) on Preferred Stock of such Person or any Restricted Subsidiary owned by Persons other than such Person and any of its Restricted Subsidiaries;

(6)    all extraordinary, unusual or non-recurring gains and losses; and

(7)    any compensation expense paid or payable solely with Capital Stock (other than Disqualified Stock) of such Person or any options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1)    1.0% of the then outstanding principal amount of the Note; and

(2)    the excess of:

(a)    the present value at such redemption date of (i) the redemption price of the Note at December 1, 2014 (such redemption price being set forth in the table appearing above under “—Optional Redemption”) plus (ii) all required interest payments due on the Note, through December 1, 2014 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)    the then outstanding principal amount of the Note.

“Asset Acquisition” means:

(1)    an investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any Restricted Subsidiary; provided, however, that such Person’s primary business is related, ancillary or complementary to the Company’s businesses and those of the Restricted Subsidiaries on the date of such investment; or

(2)    an acquisition by the Company or any Restricted Subsidiary of the property and assets of any Person other than the Company or any Restricted Subsidiary that constitute substantially all of a division or line of business of such Person; provided, however, that the property and assets acquired are related, ancillary or complementary to the Company’s businesses and those of the Restricted Subsidiaries on the date of such acquisition.

“Asset Disposition” means the sale or other disposition by the Company or any Restricted Subsidiary (other than to the Company or another Restricted Subsidiary) of:

(1)    all or substantially all of the Capital Stock of any Restricted Subsidiary; or

(2)    all or substantially all of the assets that constitute a division or line of business of the Company or any of the other Restricted Subsidiaries.

“Asset Sale” means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any Restricted Subsidiary to any Person other than the Company or any of its Restricted Subsidiaries of:

(1)    all or any of the Capital Stock of any Restricted Subsidiary, except to the extent permitted pursuant to clause (5) of the “Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries” covenant;

(2)    all or substantially all of the property and assets of an operating unit or business of the Company or any Restricted Subsidiary; or

(3)    any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any Restricted Subsidiary outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of all or substantially all of the assets of the Company; provided, however that “Asset Sale” shall not include:

(A)    sales or other dispositions of inventory, receivables and other current assets;

(B)    sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under the “Limitation on Restricted Payments” covenant;

(C)    sales, transfers or other dispositions of assets with a fair market value not in excess of $20 million in any transaction or series of related transactions;

(D)    the sale, transfer or other disposition of the Capital Stock of ExtreamTV, LLC and assets related thereto;

(E)    sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would constitute property, assets or securities of the kind described in clause (B) of the second paragraph of the “Limitation on Asset Sales” covenant; or

(F)    the Escrow Transactions.

“Assumption” means the transactions pursuant to which PAETEC Holding Corp. shall assume all of the obligations of the Escrow Issuer under the Notes, the Indenture and the Registration Rights Agreement and, in connection therewith, from and after the effectiveness of such assumption, shall be the “Company” for all purposes of the Notes and the Indenture.

“Attributable Debt” means Indebtedness deemed to be Incurred in respect of a sale-leaseback transaction, which will be, at the date of determination, the present value (discounted at the actual rate of interest implicit in such transaction, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale-leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Average Life” means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing

(1)    the sum of the products of (A) the number of years from such date of determination to the dates of each successive scheduled principal payment of such Indebtedness and (B) the amount of such principal payment by

(2)    the sum of all such principal payments.

“Benefit Plan Exchange Offer” means any transaction in which the Company acquires and/or retires Equity Plan Securities in exchange for other Equity Plan Securities.

“Board of Directors” means the Board of Directors of the Company or the Board of Directors, the Board of Managers or other governing body of any Subsidiary Guarantor, as applicable.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

“Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease.

“Change of Control” means such time as:

(1)    a “Person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Existing Stockholders, has become the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Company’s Voting Stock, on a Fully Diluted Basis;

(2)    individuals who on the Closing Date constitute the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination by such Board of Directors for election by the stockholders of the Company was approved by a vote of at least a majority of the members of such Board of Directors then in office who either were members of such Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such Board of Directors then in office;

(3)    the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, other than any such transaction in which the holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction;

(4)    any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “Person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act);

(5)    the adoption by the Company’s stockholders of a plan or proposal for the liquidation, winding up or dissolution of the Company; or

(6)    after the occurrence of a Parent Transaction, the first day on which Parent ceases to be the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of 100% of the outstanding Capital Stock of the Company.

Notwithstanding any of the foregoing, neither the Assumption, or the occurrence of any of the events referred to in clauses (1) through (5) above with respect to the Escrow Issuer in connection with the Assumption, nor a Parent Transaction shall constitute a Change of Control.

“Closing Date” means the date on which the Notes are originally issued under the Indenture.

“Closing Date Credit Agreement” means the credit facilities existing or authorized under the Credit Agreement, dated as of February 28, 2007, as amended as of the Closing Date, among the Company, the Lenders party thereto from time to time, Deutsche Bank Trust Company Americas, as Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, and CIT Lending Services Corporation, as Documentation Agent.

“Common Stock” means, with respect to any Person, such Person’s equity other than Preferred Stock of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such common stock, including any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) thereof.

“Consolidated EBITDA” means, for any period and with respect to any Person, Adjusted Consolidated Net Income of such Person for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

(A)    Consolidated Interest Expense;

(B)    income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets);

(C)    depreciation expense;

(D)    amortization expense; and

(E)    all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, in each case as determined on a consolidated basis for such Person and its Restricted Subsidiaries in conformity with GAAP.

“Consolidated Interest Expense” means, for any period and with respect to any Person, the aggregate amount of interest in respect of Indebtedness, including, without limitation, (i) amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; (iii) the net costs associated with Interest Rate Agreements; (iv) interest on Indebtedness that is Guaranteed or secured by such Person or any of its Restricted Subsidiaries; (v) the interest component of rentals in respect of Capitalized Lease Obligations; and (vi) dividends on Disqualified Stock, in each case that is paid, accrued or scheduled to be paid or to be accrued by such Person and its Restricted Subsidiaries during such period; excluding, however,

(1)    in calculating Consolidated EBITDA, any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof); and

(2)    any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes;

in each case as determined on a consolidated basis for such Person and its Restricted Subsidiaries in conformity with GAAP.

“Consolidated Leverage Ratio” means, on any Transaction Date and with respect to any Person, the ratio of:

(1)    the aggregate principal amount of Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to:

(2)    the aggregate amount of Consolidated EBITDA for such Person and its Restricted Subsidiaries for the then most recent four fiscal quarters for which such Person’s financial statements have been filed with the SEC or provided to the Trustee pursuant to the “SEC Reports and Reports to Holders” covenant (such four fiscal quarter period being the “Four Quarter Period”); provided, that in making the foregoing calculation:

(A)    pro forma effect shall be given to any Indebtedness to be Incurred or repaid on the Transaction Date;

(B)    pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the Four Quarter Period through the Transaction Date (the “Reference Period”), as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

(C)    pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into such Person or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period;

provided that to the extent that clause (B) or (C) of this definition requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of a responsible financial officer of the Company as set forth in an Officers’ Certificate, to reflect operating expense reductions and other operating improvements or synergies resulting from the action being given pro forma effect (including, without limitation, the Acquisition) that have been realized or for which substantially all the steps necessary for realization have been taken or, at the time of determination, are reasonably expected to be taken within 12 months immediately following any such action.

Notwithstanding the foregoing, the Non-Recourse Indebtedness permitted to be Incurred pursuant to clause (8) of the second paragraph of the “Limitation on Indebtedness” covenant shall not be deemed Indebtedness for purposes of the definition of Consolidated Leverage Ratio.

The Four Quarter Period may include fiscal quarters of the applicable Person that ended, and Asset Acquisitions and Asset Dispositions that were consummated, before the date of the Indenture.

“Credit Agreements” means (i) the Closing Date Credit Agreement and (ii) any and all other credit agreements, vendor financings, or similar facilities or other evidences of indebtedness of the Company and any Restricted Subsidiary for the Incurrence of Indebtedness, including letters of credit, bankers acceptances and any related notes, Guarantees, collateral and security documents, indentures, instruments and agreements executed in connection therewith, in each case as the same may be amended, extended, renewed, restated, replaced, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness Incurred to refinance or otherwise replace, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under any such Credit Agreement or a successor Credit Agreement.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:

(1)    required to be redeemed prior to the Stated Maturity of the Notes;

(2)    redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes; or

(3)    convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or into or for Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes;

provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale,” “change of control” or similar event occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the provisions relating to such “asset sale,” “change of control” or similar event applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the “Limitation on Asset Sales” and “Repurchase of Notes Upon a Change of Control” covenants described above and such Capital Stock, or the agreements or instruments governing the repurchase or redemption rights thereof, specifically provide that such Person will not repurchase or redeem any such Capital Stock pursuant to such provision prior to the Company’s repurchase of such Notes as are required to be repurchased pursuant to the “Limitation on Asset Sales” and “Repurchase of Notes Upon a Change of Control” covenants described above.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary other than (i) a Foreign Restricted Subsidiary or (ii) a Subsidiary of a Foreign Restricted Subsidiary.

“Equity Plan” means any stock option, restricted stock, stock incentive, employee stock purchase, deferred compensation, profit sharing, defined benefit, defined contribution or other benefit plan of the Company or any of its Subsidiaries and the related award agreements under each such plan.

“Equity Plan Securities” means any Capital Stock of the Company and options, warrants and other rights to acquire Capital Stock of the Company awarded, granted, sold or issued pursuant to any Equity Plan.

“Escrow Investments” means Investments on deposit in the Escrow Account or credited thereto.

“Escrow Redemption Date” means a date that is no later than five business days after the Conditions Precedent Date.

“Escrow Redemption Price” means a redemption price equal to $435,033,000, plus accrued and unpaid interest on the Notes from the Closing Date to, but excluding, the Escrow Redemption Date.

“Escrow Transactions” means the Assumption, the addition of Guarantees under the Indenture in connection with the Assumption, and each other transaction contemplated by the Escrow Agreement.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means the Indebtedness of the Company and its Subsidiaries in existence on the Closing Date.

“Existing Stockholders” means one or more of Arunas A. Chesonis and his Affiliates.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

“Final Offering Memorandum” means that certain offering memorandum, dated November 19, 2010, of the Company used in connection with the offering of the Notes issued and sold on the Closing Date.

“Foreign Restricted Subsidiaries” means any Restricted Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“Fully Diluted Basis” means, as of any date of determination, the sum of (x) the number of shares of Voting Stock outstanding as of such date of determination plus (y) the number of shares of Voting Stock issuable upon the exercise, conversion or exchange of all then-outstanding warrants, options, convertible Capital Stock or indebtedness, exchangeable Capital Stock or indebtedness, or other rights exercisable for or convertible or exchangeable into, directly or indirectly, shares of Voting Stock, whether at the time of issue or upon the passage of time or upon the occurrence of some future event, and whether or not in the money as of such date of determination.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of July 10, 2007, including, without limitation, those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncement in SEC staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations contained or referred to in the Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to (1) the amortization of any expenses incurred in connection with the offering of the Notes and (2) except as otherwise provided, the amortization of any amounts required or permitted by Statement Nos. 141 and 142 of the Financial Accounting Standards Board.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person

(1)    to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)    entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

The term “Guarantee” used as a verb has a corresponding meaning.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an “Incurrence” of Acquired Indebtedness; provided, however, that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1)    the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)    the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)    all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in clause (1) or (2) above or clause (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement);

(4)    all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5)    all Capitalized Lease Obligations of such Person;

(6)    all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness;

(7)    all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;

(8)    to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements; and

(9)    the maximum fixed redemption or repurchase price of Disqualified Stock, exclusive of accrued dividends, of such Person at the time of determination.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP.

Notwithstanding the foregoing, the following will not constitute Indebtedness:

(A)    any obligation in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, security or performance cash deposits, performance bonds, completion bonds, bid bonds, appeal bonds and surety bonds or other similar bonds or obligations, in each case incurred in the ordinary course of business, and any Guarantees or letters of credit functioning as or supporting any of the foregoing;

(B)    any obligation consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(C)    cash management or similar treasury or custodial arrangements;

(D)    any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or cash equivalents (in an amount sufficient to satisfy all obligations, relating thereto at maturity or redemption, as applicable, including all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and in accordance with the other applicable terms of the instrument governing such indebtedness;

(E)    any obligation arising from the honoring by a bank or other financial institution or a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such obligation is extinguished within five business days after its incurrence;

(F)    money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness, so long as such money is held to secure the payment of such interest; and

(G)    any liability for federal, state, local or other taxes.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the Company’s balance sheet or those of any Restricted Subsidiary) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

(1)    the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

(2)    the fair market value of the Capital Stock (or any other Investment) held by the Company or any Restricted Subsidiary, of (or in) any Person that has ceased to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by clause (3) of the “Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries” covenant; provided that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall not exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments.

For purposes of the definition of “Unrestricted Subsidiary” and the “Limitation on Restricted Payments” covenant described above:

(1)    “Investment” shall include the fair market value of the assets (net of liabilities (other than liabilities to the Company or any Restricted Subsidiary)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary;

(2)    the fair market value of the assets (net of liabilities (other than liabilities to the Company or any Restricted Subsidiary)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and

(3)    any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Moody’s” means Moody’s Investors Service Inc. and its successors.

“Mortgage Subsidiary” means the Restricted Subsidiary that Incurs Non-Recourse Indebtedness pursuant to clause (8) of the second paragraph of the “Limitation on Indebtedness” covenant.

“Net Cash Proceeds” means,

(1)    with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of

(A)    brokerage commissions and other fees and expenses (including fees and expenses of counsel, accountants, consultants and investment bankers) related to such Asset Sale,

(B)    provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole,

(C)    payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (i) is secured by a Lien on the property or assets sold or (ii) is required to be paid as a result of such sale, and

(D)    appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

(2)    with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorneys’ fees, accountants’ fees, underwriters’ or initial purchasers’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-Recourse Indebtedness” means Indebtedness:

(1)    as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a Lien on the Company’s headquarters buildings and related real and personal property and other than “carve outs” guarantees and environmental indemnities in respect of Non-Recourse Indebtedness, in each case on customary and commercially reasonable terms, it being understood that the Investments contemplated by clause (9) of the definition of “Permitted Investments” shall not constitute credit support so long as neither the Company nor any of its Restricted Subsidiaries has agreed with (or for the benefit of) the lender or holder of the Non-Recourse Indebtedness to make such Investments except pursuant to a lease of the headquarters buildings and related real and personal property by the Mortgage Subsidiary to the Company and its Restricted Subsidiaries, such “carve outs” guarantees or such environmental indemnities or (b) is directly or indirectly liable as a guarantor or otherwise;

(2)    the terms of which do not provide for a cross-default or cross-acceleration to any other Indebtedness of the Company or any of its Restricted Subsidiaries (other than the Mortgage Subsidiary); and

(3)    as to which the explicit terms provide that there is no recourse against any of the assets of the Company or any of its Restricted Subsidiaries, other than recourse against the Company’s headquarters buildings and related real and personal property.

“Obligor” means a Person obligated as an issuer or guarantor of the Notes.

“Offer to Purchase” means an offer to purchase Notes by the Company from the holders commenced by mailing a notice to the Trustee and each holder stating:

(1)    the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

(2)    the purchase price and the date of purchase (which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Payment Date”);

(3)    that any Note not tendered will continue to accrue interest pursuant to its terms;

(4)    that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5)    that holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the business day immediately preceding the Payment Date;

(6)    that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third business day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such holder, the principal amount of Notes delivered for purchase and a statement that such holder is withdrawing his election to have such Notes purchased;

(7)    that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or an integral multiple thereof; and

(8)    in the event of an Offer to Purchase as a result of the occurrence of a Change of Control exclusively, the circumstances and relevant facts regarding such Change of Control, including information with respect to pro forma historical income, cash flow and capitalization, after giving effect to such Change of Control.

On the Payment Date, the Company shall:

(A)    accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase;

(B)    deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and

(C)     deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers’ Certificate specifying the Notes or portions thereof accepted for payment by the Company.

The Paying Agent shall promptly mail to the holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

“Parent” means any Person that as a result of and after a Parent Transaction is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of 100% of the outstanding Capital Stock of the Company.

“Parent Transaction” means a transaction, whether by merger, contribution, capitalization or otherwise, pursuant to which the Company becomes a wholly-owned subsidiary of Parent; provided that all of the Restricted Subsidiaries of the Company immediately prior to such transaction (other than any Restricted Subsidiary participating in such transaction that ceases to exist upon the consummation of such transaction) shall remain Restricted Subsidiaries of the Company immediately after such transaction and the “beneficial owners” (as defined in Rule 13d-3 under the Exchange Act) of the Capital Stock of the Company immediately prior to such transaction shall be the “beneficial owners” (as defined in Rule 13d-3 under the Exchange Act) of the Capital Stock of Parent in substantially the same proportion immediately after such transaction.

“Permitted Investment” means:

(1)    an Investment in the Company or a Restricted Subsidiary of the Company (other than the Mortgage Subsidiary) or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into, or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary (other than the Mortgage Subsidiary); provided, however, that such Person’s primary business is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the date of such Investment;

(2)    Temporary Cash Investments;

(3)    payroll, travel, moving and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(4)    Capital Stock, obligations or securities received in settlement of Indebtedness or other obligations Incurred in the ordinary course of business, upon foreclosure of a Lien created in the ordinary course of business or in satisfaction of litigation, arbitration or other disputes, including in connection with a bankruptcy proceeding;

(5)    Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits;

(6)    Interest Rate Agreements and Currency Agreements meeting the requirements specified in clause 4(A) of the second paragraph of the “Limitation on Indebtedness” covenant;

(7)    loans or advances to the Company’s officers or employees or those of any Restricted Subsidiary that do not in the aggregate exceed $7.5 million at any time outstanding;

(8)    any receipt of non-cash consideration from an Asset Sale that was made in compliance with the “Limitation on Asset Sales” covenant;

(9)    Investments in the Mortgage Subsidiary consisting of (x) an initial Investment not exceeding $10.0 million made in connection with the acquisition of the Company’s headquarters buildings and related real and personal property by the Mortgage Subsidiary, including for funding a down-payment, initial tenant improvements and other initial capital expenditures, and (y) amounts required to service Non-Recourse

Indebtedness Incurred pursuant to clause (8) of the second paragraph of the “Limitation on Indebtedness” covenant and principal, interest and associated fees and expenses thereunder, to maintain the Company’s headquarters buildings and related real and personal property, to maintain the legal existence of the Mortgage Subsidiary and to pay corporate overhead and legal, accounting and administrative costs and expenses and taxes (including franchise taxes) of the Mortgage Subsidiary;

(10)    any Investment existing on the Closing Date or made pursuant to a legally binding commitment in existence on the Closing Date;

(11)    any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;

(12)    the Escrow Investments; and

(13)    the Escrow Transactions.

“Permitted Liens” means:

(1)    Liens securing an aggregate principal amount of Senior Indebtedness not to exceed the greater of (x) $650.0 million and (y) the maximum principal amount of Indebtedness that, after giving effect to the Incurrence of such Indebtedness and the application of the proceeds therefrom, would not cause the Secured Indebtedness Leverage Ratio of the Company to exceed 3.25:1.0, and Liens securing other obligations under the documents governing such Senior Indebtedness not constituting Indebtedness;

(2)    Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(3)    statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(4)    Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(5)    Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety, performance and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

(6)    easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the business of the Company and the Restricted Subsidiaries, taken as a whole;

(7)    Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date, provided, however, that

(A)    such Lien is created solely for the purpose of securing Indebtedness Incurred in accordance with the “Limitation on Indebtedness” covenant described above, to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration and all transaction costs related to the foregoing) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property,

(B)    the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, and

(C)    any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

(8)    licenses, sublicenses, leases or subleases granted to others that do not materially interfere with the business of the Company and the Restricted Subsidiaries, taken as a whole;

(9)    Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or the Restricted Subsidiaries relating to such property or assets;

(10)    any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

(11)    Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(12)    Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;

(13)    Liens in favor of the Company or any Restricted Subsidiary;

(14)    Liens arising from the rendering of a judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default;

(15)    Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(16)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(17)    Liens securing Indebtedness under Interest Rate Agreements and Currency Agreements meeting the requirements specified in clause 4(A) of the second paragraph of the “Limitation on Indebtedness” covenant;

(18)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(19)    Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing;

(20)    Liens existing on the Closing Date (other than Liens securing the Credit Agreement or the Secured Notes);

(21)    Liens securing Indebtedness which is Incurred to refinance Secured Indebtedness which is permitted to be Incurred under clause (3) of the second paragraph of the “Limitation on Indebtedness” covenant; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

(22)    Liens on the Company’s headquarters buildings and related real and personal property securing Non-Recourse Indebtedness permitted pursuant to clause (8) of the second paragraph of the “Limitations on Indebtedness” covenant;

(23)    Liens created for the benefit of, or to secure, the Notes or the Subsidiary Guarantees (including Liens resulting from the defeasance of the obligations of the Obligors with respect to the Notes and Liens encumbering the Escrow Account and the Escrow Investments); and

(24)    Liens on any assets of the Company or any Restricted Subsidiary; provided that effective provision shall have been made for all the Notes and the Subsidiary Guarantees to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes or the Subsidiary Guarantees, prior to) the obligation or liability secured by such Liens.

“Permitted Payments to Parent” means (i) for so long as the Company is a member of a group filing a consolidated or combined tax return with Parent, payments to Parent in respect of an allocable portion of the tax liabilities of such group that is attributable to the Company and its Subsidiaries (“Tax Payments”) and (ii) any general administrative expenses incurred by Parent (including, without limitation, administrative expenses incurred in connection with the operation of Parent, the filing of required documents pursuant to the Exchange Act and the offering of the Notes). The Tax Payments shall not exceed the lesser of (x) the amount of the relevant tax (including any penalties and interest) that the Company would owe if the Company were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Company and such Subsidiaries from other taxable years and (y) the net amount of the relevant tax that Parent actually owes to the appropriate taxing authority. Any Tax Payments received from the Company shall be paid over to the appropriate taxing authority within 30 days of Parent’s receipt of such Tax Payments or refunded to the Company.

“Person” means, an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means, with respect to any Person, Capital Stock issued by such Person that is entitled to preference or priority over one or more series or classes of other Capital Stock issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1)    the Board of Directors of the Company shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the Receivables Subsidiary;

(2)    all sales of accounts receivable and related assets to the Receivables Subsidiary are made at fair market value; and

(3)    the financing terms, covenants, termination events and other provisions thereof are at market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure Indebtedness under Credit Agreements shall not be deemed a Qualified Receivables Financing.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Interest Rate Agreements entered into by the Company or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by, or any other event relating to, the seller.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of the Company (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Company in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary and:

(a)    no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations (other than the principal of and interest on Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b)    with which neither the Company nor any other Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

(c)    to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such Person’s financial condition or cause such Person to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Related Person” means, as applied to any Person, any other Person directly or indirectly owning

(1)    10% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 10% or more of the outstanding equity interest in such Person), or

(2)    10% or more of the combined outstanding voting power of the Voting Stock of such Person, and all Affiliates of any such other Person.

“Restricted Subsidiary” means any of the Company’s Subsidiaries other than an Unrestricted Subsidiary.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Indebtedness Leverage Ratio” means, on any Transaction Date and with respect to any Person, the ratio of:

(1)    the aggregate principal amount of Secured Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to:

(2)    the aggregate amount of Consolidated EBITDA for such Person and its Restricted Subsidiaries for the then most recent Four Quarter Period;

and otherwise calculated in accordance with the definition of Consolidated Leverage Ratio.

“Secured Notes” means the 8 7/8% senior secured notes due 2017 issued by PAETEC Holding Corp. pursuant to that certain Indenture, dated as of June 29, 2009 and as in effect from time to time, by and among PAETEC Holding Corp., the subsidiary guarantors parties thereto and The Bank of New York Mellon, as trustee.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Senior Indebtedness” means:

(1)    with respect to the Company, the Notes and any Indebtedness which ranks pari passu in right of payment with the Notes; and

(2)    with respect to any Subsidiary Guarantor, its Subsidiary Guarantee and any Indebtedness which ranks pari passu in right of payment with such Subsidiary Guarantee.

“Shareholder Subordinated Notes” means notes issued by the Company and not Guaranteed by any Subsidiary of the Company that (i) is by its terms expressly subordinated or junior in right of payment in all respects to the Notes, (ii) is not Secured Indebtedness, (iii) does not have any default provisions or provide to the holder any acceleration rights which are exercisable so long as the Notes are outstanding and (iv) limits the payment of principal, interest and premium, if any, on such Indebtedness to the extent that the Company may make Restricted Payments under the “Limitations on Restricted Payments” covenant.

“Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries,

(1)    for the Company’s most recent fiscal year, accounted for more than 10% of the consolidated revenue of the Company and its Restricted Subsidiaries; or

(2)    as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

“S&P ” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, and its successors.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means,

(1)    with respect to the Notes or other Indebtedness, the date specified in such Notes or other Indebtedness as the fixed date on which the final installment of principal of such Notes or other Indebtedness is due and payable; and

(2)    with respect to any scheduled installment of principal of or interest on any Notes or other Indebtedness, the date specified in such Notes or other Indebtedness as the fixed date on which such installment is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and/or one or more other Subsidiaries of such Person.

“Subsidiary Guarantee” means a Guarantee on the terms set forth in the Indenture by a Subsidiary Guarantor of the Company’s obligations under the Notes.

“Subsidiary Guarantor” means each Domestic Restricted Subsidiary of the Company and any other Person that becomes a Subsidiary Guarantor pursuant to the “Future Subsidiary Guarantors” covenant; provided, however, that the following Subsidiaries shall not be Subsidiary Guarantors:

(1)    Subsidiaries, whether now existing or hereafter formed, for which proper regulatory approvals for the incurrence of obligations under Subsidiary Guarantees have not been or cannot be obtained or which otherwise under applicable law may not incur obligations under Subsidiary Guarantees;

(2)    at the Company’s option, Subsidiaries, in the aggregate, whose assets are less than 5% of the consolidated assets of the Company and its consolidated Subsidiaries as shown on the most recent consolidated financial statements of the Company;

(3)    the Mortgage Subsidiary; and

(4)    any Receivables Subsidiary.

“Temporary Cash Investment” means any of the following:

(1)    direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

(2)    time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

(3)    repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4)    commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(5)    securities with maturities of one year or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s;

(6)    corporate debt securities with maturities of eighteen months or less from the date of acquisition and with a rating at the time as of which any Investment therein is made of “A3” (or higher) according to Moody’s or “A-” (or higher) according to S&P;

(7)    securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank organized under the laws of the United States or any state thereof and having a combined capital and surplus of not less than $500 million; and

(8)    money market funds sponsored by a registered broker-dealer or mutual fund distributor at least 95% of the assets of which are invested in the investments and securities described in clauses (1) through (7) above.

“Total Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

“Trade Payables” means, with respect to any Person, any accounts payable or any other Indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Treasury Rate“ means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to December 1, 2014; provided, however, that if the period from the redemption date to December 1, 2014 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to December 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Unrestricted Subsidiary” means

(1)    any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2)    any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary) of the Company to be an Unrestricted Subsidiary unless such Subsidiary owns any of the Capital Stock of the Company or owns or holds any Lien on any property of the Company or any Restricted Subsidiary of the Company; provided, however, that

(A)    any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Company or such Restricted Subsidiary at the time of such designation;

(B)    either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the “Limitation on Restricted Payments” covenant; and

(C)    if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under the “Limitation on Indebtedness” and “Limitation on Restricted Payments” covenants.

The Board of Directors of the Company may designate any Unrestricted Subsidiary of the Company to be a Restricted Subsidiary; provided, however, that

(i)    no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

(ii)    all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Indenture.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of such U.S. Government Obligation or the specific payment of interest on or principal of such U.S. Government Obligation evidenced by such depository receipt.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person or any combination thereof.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

The exchange offer is designed to provide holders of original notes with an opportunity to acquire exchange notes which, unlike the original notes, generally will be freely transferable at all times, subject to any restrictions on transfer imposed by state securities laws, so long as the holder is (1) acquiring the exchange notes in the ordinary course of its business, (2) has no arrangement or understanding with any person to participate in a distribution of the exchange notes and (3) is not our affiliate within the meaning of the Securities Act.

The following summary of certain provisions of the form of the letter of transmittal used in the exchange offer does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the form of the letter of transmittal, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Issuance and Assumption of Original Notes.    In November 2010, PAETEC Holding formed PAETEC Escrow Corporation, which we refer to as the “Escrow Issuer,” a Delaware corporation and wholly-owned subsidiary of PAETEC Holding, solely for the purpose of issuing the outstanding original 9 7/8% Senior Notes due 2018. The original notes in the aggregate principal amount of $450,000,000 were issued and sold by the Escrow Issuer on December 2, 2010 to Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, as initial purchasers, pursuant to a purchase agreement dated November 19, 2010.

The gross proceeds of the offering of the original notes, together with certain additional amounts, were deposited into a segregated escrow account until the date on which specified escrow conditions were satisfied, including the acquisition by PAETEC Holding of Cavalier Telephone Corporation. The Indenture limited the activities of the Escrow Issuer to issuing the original notes, issuing capital stock to PAETEC Holding and receiving capital contributions from PAETEC Holding, performing its obligations with respect to the original notes and completing the assumption by PAETEC Holding of all obligations of the Escrow Issuer under the original notes, the Indenture and the related Registration Rights Agreement described below. In connection with the satisfaction of the escrow conditions on December 6, 2010, PAETEC Holding acquired substantially all of the assets of the Escrow Issuer and, in consideration thereof, assumed the Escrow Issuer’s liabilities under the original notes, the Indenture and the Registration Rights Agreement.

The Escrow Issuer issued and sold the original notes in a transaction not requiring registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act. The concurrent resale of the original notes by the initial purchasers to investors was effected in transactions not requiring registration under the Securities Act pursuant to Rule 144A and Regulation S thereunder.

The original notes may not be offered for resale, resold or otherwise transferred other than pursuant to a registration statement filed pursuant to the Securities Act or unless an exemption from the registration requirements of the Securities Act is available or such registration requirements otherwise are not applicable to such resale or other transfer. Pursuant to Rule 144 under the Securities Act, the original notes generally may be resold without restriction in the public market commencing six months after the issue date by a holder who is not, and has not been for the preceding three months, our affiliate if PAETEC is current in the filing of its Exchange Act reports at the time of sale. After one year, no restrictions apply to public resales of the original notes by such persons, including the requirement that PAETEC be current in its public reporting under the Exchange Act. Other exemptions also may be available under other provisions of the federal securities laws for the resale of the original notes.

Registration Rights Agreement.     In connection with the original issuance and sale and subsequent assumption by PAETEC Holding of the original notes, we entered into a registration rights agreement dated as of December 2, 2010 with the initial purchasers of the original notes (the “Registration Rights Agreement”), pursuant to which we agreed to file with the SEC a registration statement covering the exchange by us of the exchange notes for the original notes. The Registration Rights Agreement obligates us and the subsidiary guarantors to file with the SEC an exchange offer registration statement on an appropriate form under the Securities Act with respect to an offer to the holders of the original notes to exchange their original notes for the exchange notes. The Registration Rights Agreement provides that unless the exchange offer would not be permitted by applicable law or SEC policy, we and the subsidiary guarantors will:

•	use our commercially reasonable efforts to file the exchange offer registration statement with the SEC;

•

use our commercially reasonable efforts to have the exchange offer registration statement declared effective by the SEC on or prior to 180 days after PAETEC Holding’s assumption on December 6, 2010 of the Escrow Issuer’s obligations and agreements under the original notes; and

•

upon the effectiveness of the exchange offer registration statement, commence the exchange offer and use our commercially reasonable efforts to cause the exchange offer to be consummated not later than 30 business days after the date on which notice of the exchange offer is required to be provided to holders of the original notes.

We and the subsidiary guarantors have filed the registration statement of which this prospectus forms a part, and are conducting the exchange offer, in compliance with these requirements.

In accordance with the Registration Rights Agreement, each holder of original notes is required to make specified representations and comply with the undertakings summarized below under the caption “Terms of the Exchange Offer—Resales of Exchange Notes.”

If for any of the reasons specified in the Registration Rights Agreement we and the subsidiary guarantors become obligated to file with the SEC a shelf registration statement covering resales of original notes by the holders, we will be required to use our commercially reasonable efforts to file the shelf registration statement on or prior to 90 days after such filing obligation arises and to cause the shelf registration statement to be declared effective by the SEC on or prior to 180 days after the obligation arises. In such an event, we will be obligated to use our commercially reasonable efforts to keep such shelf registration statement continuously effective, supplemented and amended until the second anniversary of the effective date of the shelf registration statement or such shorter period that will terminate when all notes covered by the shelf registration statement have been sold pursuant thereto. A holder of original notes that sells its original notes pursuant to the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such holder (including certain indemnification and contribution obligations).

Pursuant to the Registration Rights Agreement, we will be required to pay additional interest if a registration default exists. A registration default will exist if:

•

any registration statement required by the Registration Rights Agreement is not declared effective by the SEC on or prior to the date specified for effectiveness, which we refer to as the “effectiveness target date”;

•	the exchange offer is not consummated within 30 business days after the effectiveness target date with respect to the exchange offer registration statement; or

•

any registration statement required by the Registration Rights Agreement is declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose without being succeeded immediately by a post-effective amendment that cures such failure.

Additional interest will accrue on the principal amount of the original notes (in addition to the stated interest on the original notes) following the date on which any of the registration defaults described above has occurred and will continue until all registration defaults have been cured. Additional interest will accrue at a rate of

0.25% per annum during the 90-day period immediately following the occurrence of a registration default and will increase by 0.25% per annum at the end of each subsequent 90-day period while a registration default is continuing, up to a maximum rate of additional interest of 1.00% per annum.

We have agreed to pay all expenses incident to the exchange offer (other than commissions and concessions of any broker-dealer) and to indemnify the holders of the original notes against certain liabilities, including liabilities under the Securities Act.

This summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Registration Rights Agreement, which is included as an exhibit to the registration statement of which this prospectus forms a part. For information about how you can view or obtain a copy of the Registration Rights Agreement, see “Where You Can Find More Information.”

Terms of the Exchange Offer

General.    Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, which together constitute the exchange offer, we will accept any and all original notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. Subject to the minimum denomination requirements of the exchange notes, the exchange notes are being offered in exchange for a like principal amount of original notes. Original notes may be exchanged only in integral multiples of $1,000 principal amount. As of the date of this prospectus, $450,000,000 aggregate principal amount of original notes were outstanding.

The terms of the exchange notes will be substantially identical to the terms of the original notes, except that the exchange notes are registered under the Securities Act, and the transfer restrictions, registration rights and related additional interest terms applicable to the original notes (as described above under the caption “Purpose of the Exchange Offer—Registration Rights Agreement”) will not apply to the exchange notes. The exchange notes will evidence the same indebtedness as the original notes and will be entitled to the benefits of the indenture. The exchange notes will be treated as a single class under the indenture with any original notes that remain outstanding.

Holders may tender some or all of their original notes pursuant to the exchange offer, except that if any original notes are tendered for exchange in part, the untendered amount of such original notes must be in integral multiples of $1,000 principal amount. The exchange offer is not conditioned upon any minimum aggregate principal amount of original notes being tendered for exchange.

Holders of original notes do not have any appraisal or dissenters’ rights under the Delaware General Corporation Law in connection with the exchange offer.

Resales of Exchange Notes.    Based on interpretations by the staff of the SEC as set forth in no-action letters issued to third parties with respect to other transactions, the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery requirements of the Securities Act by holders who satisfy the conditions described in the following paragraph. If a holder does not satisfy such conditions, in the absence of an exemption, it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes. If a holder fails to comply with these requirements, it may incur liabilities under the Securities Act, and we will not indemnify the holder for such liabilities.

Each holder of original notes that wishes to exchange such original notes for exchange notes in the exchange offer will be required to make certain representations to us, including representations that:

•	any exchange notes to be received by it will be acquired in the ordinary course of its business;

•	it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes to be received in the exchange offer;

•

it is not our affiliate as defined in Rule 405 under the Securities Act or, if it is our affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

•	it is not prohibited by any law or policy of the SEC from participating in the exchange offer.

In addition, if the holder is not a broker-dealer, it will be required to represent to us that it is not engaged in, and does not intend to engage in, a distribution of exchange notes.

Any broker-dealer that holds original notes acquired for its own account as a result of market-making activities or other trading activities, and that receives exchange notes pursuant to the exchange offer, must deliver a prospectus in connection with any resale of such exchange notes, and must agree in the letter of transmittal that it will do so. By making this acknowledgement and by delivering a prospectus, any such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed in the Registration Rights Agreement that, for a period beginning on the date the exchange offer is consummated and ending on the earlier of 180 days after the effective date of the registration statement of which this prospectus forms a part (which is the date of this prospectus) and the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making activities or other trading activities, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act. For additional information, see “Plan of Distribution.”

Each broker-dealer that acquired original notes for its own account as a result of market-making activities or other trading activities, by tendering such original notes, will agree that, upon receipt of notice from us of the occurrence of any event or the discovery of any fact that makes any statement included in this prospectus untrue in any material respect or that causes this prospectus to omit to state a material fact necessary to make the statements included therein, in the light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such broker-dealer will suspend the sale of exchange notes pursuant to this prospectus until we have amended or supplemented the prospectus to correct such misstatement or omission and have furnished copies of the amended or supplemented prospectus to such broker-dealer or have given notice that the sale of the exchange notes may be resumed. If we give such a notice to suspend the sale of the exchange notes, we will extend the 180-day period referred to above during which such broker-dealers are entitled to use this prospectus in connection with the resale of exchange notes by the number of days during the period from and including the date on which we gave such notice to and including the date on which such broker-dealer received copies of the supplemented or amended prospectus necessary to permit resales of the exchange notes, or to and including the date on which we gave notice that the sale of exchange notes may be resumed.

A broker-dealer that intends to use this prospectus in connection with resales of exchange notes must so notify us on or prior to the expiration date. The notice may be given in the space provided for this notice in the letter of transmittal or may be delivered to the exchange agent at the address set forth below under the caption “Exchange Agent.”

Expiration Date; Extension; Termination

Unless extended by us, the exchange offer will expire at 5:00 p.m., New York City time, on July 7, 2011, which time and date we refer to as the “expiration date.” We reserve the right to extend the exchange offer at our discretion, in which event the term “expiration date” will mean the time and date on which the exchange offer as so extended will expire. If we extend the exchange offer, we will issue a press release or other public announcement of the extension as soon as reasonably practicable, but in any event no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right to extend or terminate the exchange offer and not accept for exchange any original notes if any of the events set forth below under the caption “Conditions to the Exchange Offer” occurs and is not waived by us, by giving oral or written notice of such extension or termination to the exchange agent. The rights reserved by us in this paragraph are in addition to our rights set forth below under the caption “Conditions to the Exchange Offer.”

Procedures for Tendering

The tender to us of original notes by a holder pursuant to one of the procedures set forth below and the acceptance thereof by us will constitute a binding agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

Except as set forth below, a holder that wishes to tender original notes for exchange must transmit, on or prior to the expiration date, a properly completed and duly executed letter of transmittal, or an “agent’s message” in lieu of a letter of transmittal, and all other documents required by the letter of transmittal to the exchange agent at the address set forth below under the caption “Exchange Agent.” In addition, either:

•	the exchange agent must receive certificates for such original notes along with the letter of transmittal; or

•

the exchange agent must receive, on or prior to the expiration date, a timely confirmation of a book-entry transfer, which we refer to as a “book-entry confirmation,” of such original notes into the exchange agent’s account at DTC pursuant to the book-entry transfer procedure described below under the caption “Book-Entry Transfer”; or

•	the holder must comply with the guaranteed delivery procedures described below.

Letters of transmittal, certificates for original notes and other documents should be sent to the exchange agent and not to us.

The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the tendering participant that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

The method of delivery of original notes, the letter of transmittal and other required documents to the exchange agent is at the option and sole risk of the holder, and delivery will be deemed made only when these items are actually received by the exchange agent. If delivery is to be made other than by hand or facsimile transmission, registered mail with return receipt requested, properly insured, or overnight delivery service is recommended. In all cases, sufficient time should be allowed to ensure timely delivery to the exchange agent.

Signatures on a letter of transmittal must be guaranteed unless the original notes tendered pursuant thereto are tendered (1) by a registered holder of original notes that has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal or (2) for the account of any firm that is an “eligible institution.” An eligible institution includes, among others, a commercial bank, broker, dealer, credit union and national securities exchange. In all other cases, an eligible institution must guarantee signatures on a letter of transmittal.

If the letter of transmittal is signed by a person other than a registered holder of any original notes tendered therewith, the certificates for such original notes must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name of the registered holder appears on the original notes, and such signatures must be guaranteed by an eligible institution.

If the letter of transmittal or any certificates for original notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to us of their authority to act in such a capacity.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered original notes will be resolved by us, and our determination of such questions will be final and binding on all parties. We reserve the absolute right to reject any or all tenders that are not in proper form or the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any irregularities or conditions in any tender of particular original notes, whether or not we waive similar irregularities or conditions in tenders of other original notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Neither we or our affiliates or assigns nor the exchange agent or any other person will be under any duty to give notification of any irregularities in tenders or will incur any liability for any failure to give such notification. Tenders of original notes will not be deemed to have been made until all irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be promptly returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the original notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s book-entry transfer facility systems may make book-entry delivery of original notes by causing DTC to transfer those original notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of original notes may be effected through book-entry transfer into the exchange agent’s account at DTC, an agent’s message or a duly executed letter of transmittal, including all other documents required by such letter of transmittal, must in any case be transmitted to and received by the exchange agent at the address set forth below under the caption “Exchange Agent” on or prior to the expiration date, or the guaranteed delivery procedures described below must be complied with.

Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

Holders who wish to tender their original notes and (1) whose original notes are not immediately available or (2) who cannot deliver their original notes, the letter of transmittal or any other required documents to the exchange agent on or prior to the expiration date, or comply with the procedures for book-entry transfer, may effect a tender if:

•	the tender is made by or through an eligible institution;

•	a properly completed and duly executed notice of guaranteed delivery, substantially in the form made available by us, is received by the exchange agent on or prior to the expiration date; and

•

the certificates (or a book-entry confirmation) representing all tendered original notes, in proper form for transfer, together with a letter of transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an agent’s message in lieu thereof, and any other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.

The notice of guaranteed delivery may be delivered by hand or transmitted by facsimile, overnight courier or mail to the exchange agent, and must include a guarantee by an eligible institution in the form set forth in such notice of guaranteed delivery. For original notes to be properly tendered pursuant to the guaranteed delivery procedure, the exchange agent must receive a notice of guaranteed delivery on or prior to the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes and may terminate the exchange offer (whether or not any original notes have been accepted for exchange) or may waive any conditions to or amend the exchange offer, if any of the following conditions has occurred or exists or has not been satisfied:

•

there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission:

(1)	seeking to restrain or prohibit the making or completion of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result of the exchange offer or any such transaction; or

(2)	resulting in a material delay in our ability to accept for exchange or exchange some or all of the original notes in the exchange offer; or

(3)	any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any governmental authority, domestic or foreign; or

•

any action has been taken, proposed or threatened by any governmental authority, domestic or foreign, that in our reasonable judgment might directly or indirectly result in any of the consequences referred to in clause (1), (2) or (3) above or, in our reasonable judgment, might result in the holders of exchange notes having obligations with respect to resales and transfers of exchange notes which are greater than those described in the interpretations by the staff of the SEC discussed above, or would otherwise make it inadvisable to proceed with the exchange offer; or

•	there has occurred:

(1)	any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market; or

(2)	any limitation by a governmental authority which may adversely affect our ability to complete the transactions contemplated by the exchange offer; or

(3)	a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or

(4)	a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the preceding events existing at the time of the commencement of the exchange offer, a material acceleration or worsening of these calamities; or

•

any change, or any development involving a prospective change, has occurred or been threatened in our business, financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we have become aware of facts that have or may have an adverse impact on the value of the original notes or the exchange notes, which, in our reasonable judgment, in any case makes it inadvisable to proceed with the exchange offer or with acceptance for exchange or exchange of some or all of the original notes; or

•

there has occurred a change in the interpretations by the staff of the SEC which permits the exchange notes issued pursuant to the exchange offer in exchange for original notes to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is our affiliate within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such exchange notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of such exchange notes; or

•	any law, statute, rule or regulation has been adopted or enacted which, in our reasonable judgment, would be expected to impair our ability to proceed with the exchange offer; or

•

a stop order has been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement of which this prospectus forms a part, or proceedings have been initiated or, to our knowledge, threatened for that purpose, or any governmental approval has not been obtained, which approval we shall, in our reasonable discretion, deem necessary for the consummation of the exchange offer as contemplated hereby; or

•

we have received an opinion of counsel experienced in such matters to the effect that there exists any actual or threatened legal impediment (including a default or prospective default under an agreement, indenture or other instrument or obligation to which we are a party or by which we are bound) to the consummation of the transactions contemplated by the exchange offer.

If we determine, in our sole discretion, that any of the foregoing events or conditions has occurred or exists or has not been satisfied, we may, subject to applicable law, terminate the exchange offer (whether or not any original notes have been accepted for exchange) or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. If any such waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the original notes and will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions, or we may waive them, in whole or in part, in our sole discretion, subject to applicable law. Any determination made by us concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Upon the terms and subject to the conditions of the exchange offer, we will accept all original notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on July 7, 2011 (or any later date to which we extend the exchange offer). We will issue exchange notes in exchange for such original notes promptly following the expiration date.

Subject to the conditions set forth above under the caption “Conditions to the Exchange Offer,” issuance of exchange notes in exchange for original notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for original notes or a book-entry confirmation of a book-entry transfer of original notes into the exchange agent’s account at DTC, a completed letter of transmittal, or, in the case of a book-entry transfer, an agent’s message in lieu of the letter of transmittal, and any other documents required by the letter of transmittal. Accordingly, the time of delivery of exchange notes will depend upon when certificates for original notes, book-entry confirmations with respect to original notes and other required documents are received by the exchange agent, and such delivery might not be made to all tendering holders at the same time.

Subject to the terms and conditions of the exchange offer, we will be deemed to have accepted for exchange, and thereby to have exchanged, original notes validly tendered and not withdrawn as, if and when we give oral or written notice to the exchange agent of our acceptance of such original notes for exchange pursuant to the exchange offer. The exchange agent will act as agent for us for the purpose of receiving tenders of original notes, letters of transmittal and related documents, and as agent for tendering holders for the purpose of receiving original notes, letters of transmittal and related documents and transmitting exchange notes that will not be held in global form by DTC or a nominee of DTC to validly tendered holders. Such exchange will be made promptly after the expiration date. If for any reason whatsoever, acceptance for exchange or the exchange of any original notes tendered pursuant to the exchange offer is delayed (whether before or after our acceptance for exchange of original notes) or we extend the exchange offer or are unable to accept for exchange or exchange any original notes tendered pursuant to the exchange offer, then, without prejudice to our rights set forth herein, the exchange agent may, nevertheless, on our behalf and subject to Rule 14e-l under the Exchange Act, retain tendered original notes and such original notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under the caption “Withdrawal Rights.”

Pursuant to the letter of transmittal or an agent’s message in lieu thereof, a holder of tendered original notes will represent and warrant to us that it has full power and authority to tender, exchange, sell, assign and transfer such original notes, that we will acquire good, marketable and unencumbered title to such original notes, free and clear of all liens, restrictions, charges and encumbrances, and that such original notes are not subject to any adverse claims or proxies. The holder also will warrant and agree with us that, upon request, it will execute and deliver any additional documents deemed by us or the exchange agent to be necessary or desirable to complete the exchange, assignment and transfer of the original notes tendered pursuant to the exchange offer.

Any original notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or in the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described above, such original notes will be credited to an account maintained with DTC for the original notes) promptly after withdrawal, rejection of tender or termination or expiration of the exchange offer.

Withdrawal Rights

Tenders of original notes may be withdrawn at any time prior to the expiration of the exchange offer. Any original notes that are properly withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer.

For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address, or in the case of eligible institutions, at the facsimile number, set forth below under the caption “Exchange Agent” before 5:00 p.m., New York City time, on July 7, 2011 (or any later date to which we extend the exchange offer). Any notice of withdrawal must specify the name of the person that tendered the original notes to be withdrawn, identify the original notes to be withdrawn (including the principal amount of the original notes), and (where certificates for original notes have been transmitted) specify the name in which such original notes are registered, if different from that of the withdrawing holder. If certificates for original notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder also must submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution. If original notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn original notes and otherwise comply with the procedures of such facility.

All questions as to the validity, form and eligibility (including time of receipt) of withdrawal notices will be determined by us, in our sole discretion, and our determination will be final and binding on all parties. Neither we or our affiliates or assigns nor the exchange agent or any other person will be under any duty to give notification of any irregularities in any notice of withdrawal or will incur any liability for any failure to give such notification.

Properly withdrawn original notes may be retendered by following one of the procedures described above under the caption “Procedures for Tendering” at any time on or prior to the expiration date.

Exchange Agent

We have appointed The Bank of New York Mellon Trust Company, N.A. as the exchange agent for the exchange offer. You should direct all executed letters of transmittal and other required documents to the exchange agent at the address indicated below. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail, or

Hand Delivery or Overnight Delivery:

The Bank of New York Mellon Trust Company, N.A., as Exchange Agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations—Reorganization Unit

480 Washington Boulevard—27th Floor

Jersey City, New Jersey 07310

Attn: Ms. Carolle Montreuil

By Facsimile Transmission:

(Eligible Institutions Only)

(212) 298-1915

To Confirm by Telephone:

(212) 815-5920

If you deliver the letter of transmittal and other required documents to an address other than any address indicated above or transmit instructions by facsimile to a facsimile number other than any facsimile number indicated above, your delivery or transmission will not constitute a valid delivery of the letter of transmittal or such other documents.

Payment of Expenses

We have not retained any dealer-manager or similar agent in connection with the exchange offer. We will not make any payment to brokers, dealers or others for soliciting acceptances of the exchange offer. However, we will pay the reasonable and customary fees and reasonable out-of-pocket expenses to the exchange agent for its services. We also will pay the cash expenses to be incurred in connection with the exchange offer, including accounting, legal, printing and other related fees and expenses.

Tendering holders will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes pursuant to the exchange offer. If exchange notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the original notes tendered, or if a transfer tax is imposed for any reason other than the exchange of original notes in connection with the exchange offer, the amount of any such transfer tax, whether imposed on the registered holder or any other person, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the original notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized.

Consequences of Failure to Exchange

Any original notes not exchanged in the exchange offer will remain entitled to the rights and subject to the limitations contained in the Indenture. Following the exchange offer, however, all outstanding original notes will continue to be subject to the same restrictions on transfer, and we will have no obligation to register outstanding original notes under the Securities Act or to pay contingent increases in interest based on our original registration obligation. Until termination of the transfer restrictions applicable to such original notes under the Securities Act and applicable state securities laws, such original notes generally may be resold or otherwise transferred only:

•	to us or our subsidiaries;

•	pursuant to an effective registration statement under the Securities Act;

•	to a qualified institutional buyer in compliance with Rule 144A under the Securities Act;

•	pursuant to offers or sales to non-U.S. Persons that occur outside the United States within the meaning of Regulation S under the Securities Act;

•

to an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the original notes (the form of which letter may be obtained from the Trustee) and, if the aggregate principal amount of such original notes at the time of transfer is less than $250,000, an opinion of counsel acceptable to us that such transfer is in compliance with the Securities Act; or

•	pursuant to another available exemption from the registration requirements of the Securities Act.

The liquidity of the original notes could be adversely affected by the exchange offer.

ERISA CONSIDERATIONS

The notes may be purchased and held by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” or by an individual retirement account or other plan subject to Section 4975 of the Internal Revenue Code of 1986, or the “Code.” A fiduciary of an employee benefit plan subject to ERISA must determine that the purchase and holding of a note is consistent with its fiduciary duties under ERISA. The fiduciary of an ERISA plan, as well as any other prospective investor subject to Section 4975 of the Code or any similar law, also must determine that its purchase and holding of notes does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code or any similar law. Each purchaser and transferee of a note who is subject to Section 406 of ERISA and/or Section 4975 of the Code or any similar law, which we refer to as a “Plan Investor,” will be deemed to have represented by its acquisition and holding of the note that its acquisition and holding of the note does not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any similar law. The sale of any notes to any Plan Investor is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plan Investors generally or any particular Plan Investor, or that such an investment is appropriate for Plan Investors generally or any particular Plan Investor.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax considerations of participation in the exchange offer and of the ownership and disposition of the exchange notes. This summary is based upon provisions of the Internal Revenue Code of 1986, or the “Code,” applicable regulations, administrative rulings and judicial decisions in effect as of the date of this prospectus, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service, or the “IRS,” so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary deals only with original notes and exchange notes held as a capital asset by a beneficial owner who purchased the original notes on original issuance at the first price at which a substantial portion of the original notes were sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, which we refer to as the “issue price.” This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•

tax consequences to dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	tax consequences to persons holding notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	tax consequences to U.S. holders, as defined below, whose “functional currency” is not the U.S. dollar;

•	tax consequences to entities treated as partnerships for U.S. federal income tax purposes and investors therein;

•	tax consequences to certain former citizens or residents of the United States;

•	alternative minimum tax consequences, if any;

•	any state, local or foreign tax consequences; and

•	estate or gift taxes.

If an entity that is treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner or member generally will depend upon the status of the partner or member and the activities of the entity. If you are a partner or member in such an entity holding the notes, you should consult your tax advisors.

If you are considering participating in the exchange offer, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of notes that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

We use the term “non-U.S. holder” to describe a beneficial owner of notes that is neither a U.S. holder nor a partnership or other entity that is treated as a partnership for U.S. federal income tax purposes. Non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Exchange of Original Notes for Exchange Notes

The exchange of original notes for exchange notes pursuant to the exchange offer will not constitute a taxable event to holders. Rather, the exchange notes will be treated as a continuation of the original notes for U.S. federal income tax purposes, and are referred to together with the original notes as “notes” in this summary of U.S. federal income tax consequences. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the original note, and the initial basis of the exchange note will be the same as the basis of the original note immediately before the exchange.

Consequences to U.S. Holders

Payment of Interest

Stated interest on a note generally will be taxable to a U.S. holder as ordinary income at the time it is received or accrued in accordance with the U.S. holder’s usual method of accounting for tax purposes.

Original Issue Discount

The original notes were issued with original issued discount, or “OID,” for U.S. federal income tax purposes as a result of their issuance at an issue price equal to 96.674% of their stated principal amount. The exchange notes, as a continuation of the original notes, will be treated as having been issued with OID. As a result, a U.S. holder will be subject to special tax accounting rules, as described in greater detail below. U.S. holders should be aware that they generally must include OID in gross income in advance of the receipt of cash attributable to that income.

A note with an “issue price” that is less than its stated redemption price at maturity (the sum of all payments to be made on the note other than payments of stated interest) will generally be issued with OID in an amount equal to that difference if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The “issue price” of a note will be the first price at which a substantial amount of the notes is sold to investors, excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

The stated interest payments on the notes are treated as described above under “—Payment of Interest.”

A U.S. holder generally must include OID in gross income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs.

The amount of OID that a U.S. holder must include in income is the sum of the “daily portions” of OID with respect to the note for each day during the taxable year or portion of the taxable year in which such holder held that note. The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for a note may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•

the note’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the sum of all stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a note at the beginning of any accrual period is equal to its issue price increased by the OID that has accrued for each prior accrual period. Under these rules, a U.S. holder will have to include in income increasingly greater amounts of OID in successive accrual periods.

U.S. holders may elect to treat all interest on any note as OID and calculate the amount includible in gross income under the constant yield method described above. The election is to be made for the taxable year in which such holder acquired the note and may not be revoked without the consent of the IRS. U.S. holders should consult with their own tax advisors about this election.

Effect of Early Redemption Rights

We may redeem all or part of the notes at any time on or after December 1, 2014 by, in some cases, paying the specified premium, as discussed under “Description of the Exchange Notes—Optional Redemption.” U.S. Treasury regulations regarding notes issued with OID contain special rules for determining the maturity date and the stated redemption price at maturity of a debt instrument where the issuer of such debt instrument has an unconditional option to make payments under such debt instrument under an alternative payment schedule. Under such rules, it is assumed that the issuer of such debt instrument will exercise an option to redeem a debt instrument if such exercise will lower the yield to maturity of such debt instrument. Since the terms of our option to redeem the notes on or after December 1, 2014 by, in some cases, paying a specified premium would not lower the yield to maturity of the notes, we will disregard this optional redemption provision in determining the amount or timing of any OID inclusions thereon.

We may redeem all or part of the notes at any time prior to December 1, 2014 at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium, as discussed under “Description of the Exchange Notes—Optional Redemption.” We believe that as of the issue date of the original notes, the likelihood of our right to redeem the notes prior to December 1, 2014 being exercised was for this purpose remote. We also may redeem up to 35% of the aggregate principal amount of the notes prior to December 1, 2013 at a premium with the proceeds of one or more equity offerings, as discussed under “Description of the Exchange Notes—Optional Redemption.” We believe that as of the issue date of the original notes, the likelihood of our right to redeem up to 35% of the aggregate principal amount of the notes prior to December 1, 2013 with the proceeds of one or more equity offerings being exercised was for this purpose remote. Similarly, you may require us to redeem your notes in the event of a Change of Control, as discussed under “Description of the Exchange Notes—Certain Covenants—Repurchase of Notes Upon a Change of Control.” Under the U.S. Treasury regulations regarding notes issued with OID, if based on all the facts and circumstances as of the date on which the original notes were issued there was a remote likelihood that a contingent redemption option will be exercised, it is assumed that such redemption will not occur. We believe that, as of the issue date of the original notes, the likelihood of the occurrence of any of these contingencies was for this purpose remote. In each case, our determination is not binding on the IRS, and if the IRS were to challenge this determination, you may be required to accrue income on the notes that you own in excess of stated interest, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of such notes before the resolution of the contingency. In the event that any of these contingencies were to occur, the occurrence of such a contingency would affect the amount and timing of the income that you recognize. U.S. holders are urged to consult their own tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences of such application.

Additional Interest

If we fail to meet specified obligations under the indenture governing the notes, we may be required to pay additional interest in the manner described under “Description of the Exchange Notes—Events of Default.” In general, when the amount or timing of any additional payments on a debt instrument is contingent, the debt instrument could be subject to special rules that apply to contingent payment debt instruments. Although it is not free from doubt, we intend to take the position for U.S. federal income tax purposes that the possibility of such payments should not cause the notes to be subject to the special rules applicable to contingent payment debt instruments and, accordingly, that any such payments of interest should be taxable to you as ordinary interest income when received or accrued, in accordance with your usual method of tax accounting. This position is based in part on our belief that, as of the issue date of the original notes, the possibility that such additional payments will be made was remote within the meaning of applicable U.S. Treasury regulations. Except as otherwise specifically discussed herein, the remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

Sale, Redemption or Other Taxable Disposition of Notes

A U.S. holder generally will recognize gain or loss upon the sale, redemption or other taxable disposition of a note equal to the difference between the amount realized (less accrued interest, which will be taxable as such) upon the sale, redemption or other taxable disposition and the U.S. holder’s adjusted tax basis in the note. A U.S. holder’s tax basis in a note generally will be equal to the amount that such U.S. holder paid for the note increased by any previously accrued OID and reduced (but not below zero) by any amortized bond premium. Any gain or loss recognized on a taxable disposition of the note will be capital gain or loss. If, at the time of the sale, redemption or other taxable disposition of the note, a U.S. holder is treated as holding the note for more than one year, this capital gain or loss will be long-term capital gain or loss. Otherwise, this capital gain or loss will be short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain generally will be subject to a maximum U.S. federal income tax rate of 15%, which maximum tax rate currently is scheduled to increase to 20% for dispositions occurring during the taxable years beginning on or after January 1, 2013. A U.S. holder’s ability to deduct capital losses may be limited.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to interest, including OID, on the notes and the proceeds of a sale of a note paid to a U.S. holder unless the U.S. holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability if the required information is furnished in a timely manner to the IRS.

Medicare Tax on Unearned Income

Recently enacted legislation requires certain U.S. holders that are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, interest on and gains from the sale or other disposition of notes for taxable years beginning after December 31, 2012. U.S. holders that are individuals, estates or trusts should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of the notes.

Consequences to Non-U.S. Holders

Payments of Interest

The 30% U.S. federal withholding tax will not apply to any payment of interest (which, for purposes of this discussion, includes OID) to a non-U.S. holder provided that:

•

interest paid on the note is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment);

•

the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;

•	the non-U.S. holder is not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code;

•	the non-U.S. holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership; and

•

(1) the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or other applicable form) or (2) the non-U.S. holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfies the certification requirements of applicable U.S. Treasury regulations.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides us with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment, then, although the non-U.S. holder will be exempt from the 30% withholding tax (provided the requirement to deliver an IRS Form W-8ECI, as discussed above, is satisfied), the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or a lesser rate as may be specified under an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Sale, Redemption or Other Taxable Disposition of Notes

Gain realized by a non-U.S. holder on the sale, certain redemptions or other taxable disposition of a note will not be subject to U.S. federal income tax unless:

•

that gain is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income treaty, is attributable to a U.S. permanent establishment); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

If a non-U.S. holder is described in the first bullet point above, it will be subject to tax on the net gain derived from the sale, redemption, conversion or other taxable disposition in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation that falls under the first bullet point above, it may be subject to the branch profits tax equal to 30% (or a lesser rate as may be specified under an applicable income tax treaty). If a non-U.S. holder is an individual described in the second bullet point above, such holder will be subject to a flat 30% tax on the gain derived from the sale, redemption, conversion or other taxable disposition, which may be offset by U.S. source capital losses, even though such holder is not considered a resident of the United States.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS and to non-U.S. holders the amount of interest paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest, including OID, that we make, provided the statement described above in the last bullet point under “—Consequences to Non-U.S. Holders—Payments of Interest” has been received and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and we do not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient, or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability if the required information is furnished in a timely manner to the IRS.

Discharge

If we were to obtain a discharge of the indenture governing the notes with respect to all of the notes then outstanding, as described above in clause (1)(b) under “Description of the Exchange Notes—Satisfaction and Discharge,” such a discharge generally would be deemed to constitute a taxable exchange of the notes outstanding for other property. In such a case, you would be required to recognize capital gain or loss in connection with such a deemed exchange, which generally will be U.S. source. In addition, after such a deemed exchange, you also might be required to recognize income from the property deemed to have been received in such an exchange over the life of the transaction in a manner or amount that is different than if the discharge had not occurred. Holders should consult their tax advisors as to the specific consequences arising from a discharge in their particular situations.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with the resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed in the Registration Rights Agreement that, for a period beginning on the date the exchange offer is consummated and ending on the earlier of 180 days after the effective date of the registration statement of which this prospectus forms a part (which is the date of this prospectus) and the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making activities or other trading activities, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

•	We will not receive any proceeds from any sale of exchange notes by broker-dealers.

•

Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices, or at negotiated prices.

•

Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any of the exchange notes.

•

Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.

•

The letter of transmittal states that, by acknowledging that it will deliver a prospectus and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For the period described above, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents. Any such requests should be made in the letter of transmittal where indicated or otherwise should be directed to PAETEC Holding Corp., 600 Willowbrook Office Park, Fairport, New York 14450, Attention: Legal Department, telephone: (585) 340-2500. For additional information about the obligations of participating broker-dealers in connection with the exchange offer and the resale of exchange notes, see “The Exchange Offer—Terms of the Exchange Offer—Resales of Exchange Notes.”

We have agreed in the Registration Rights Agreement to pay all expenses incident to the exchange offer (other than commissions and concessions of any broker-dealer) and to indemnify the holders of the original notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes and guarantees offered by this prospectus will be passed upon for us by Hogan Lovells US LLP, Washington, D.C. Certain matters of (1) Iowa law relating to the validity of the guarantees of the exchange notes by guarantors organized under Iowa law will be passed upon for us by Shuttleworth & Ingersoll, P.L.C., Cedar Rapids, Iowa, (2) North Carolina law relating to the validity of the guarantees of the exchange notes by guarantors organized under North Carolina law will be passed upon for us by Bryan Cave LLP, Charlotte, North Carolina, (3) New Jersey law relating to the validity of the guarantees of the exchange notes by the guarantor organized under New Jersey law will be passed upon for us by Flaster/Greenberg PC, (4) Michigan law relating to the validity of the guarantees of the exchange notes by the guarantor organized under Michigan law will be passed upon for us by Fraser Trebilcock Davis & Dunlap, P.C., (5) South Carolina law relating to the validity of the guarantees of the exchange notes by the guarantor organized under South Carolina law will be passed upon for us by Turner Padget Graham & Laney, P.A., (6) Oklahoma law relating to the validity of the guarantees of the exchange notes by the guarantor organized under Oklahoma law will be passed upon for us by Barber & Bartz, a professional corporation, and (7) Texas law relating to the validity of the guarantees of the exchange notes by the guarantor organized under Texas law will be passed upon for us by Mayer Brown LLP, in each case as set forth in and limited by the respective opinions of such counsel filed as exhibits to the registration statement of which this prospectus forms a part.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule, of PAETEC Holding Corp. and subsidiaries as of December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, included in this Prospectus and the effectiveness of PAETEC Holding Corp.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein and elsewhere in the Registration Statement (which reports (1) express an unqualified opinion on the consolidated financial statements and consolidated financial statement schedule and includes an explanatory paragraph relating to the acquisition of Cavalier Telephone Corporation on December 6, 2010 and the acquisition of McLeodUSA Incorporated on February 8, 2008, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements and consolidated financial statement schedule are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Cavalier Telephone Corporation and subsidiaries as of and for the year ended December 31, 2009, and as of December 31, 2008 and 2007 and for the years then ended included in this prospectus have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm and independent auditor, respectively, as stated in their reports which are included herein. Such consolidated financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We and the subsidiary guarantors of the notes have filed a registration statement on Form S-4 under the Securities Act with the SEC to register the offering of the exchange notes and guarantees. This prospectus forms a part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information you can find in our registration statement or the exhibits to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy reports and other information that we have filed with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information concerning the public reference room. PAETEC’s SEC filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at www.sec.gov for issuers such as PAETEC that file electronically with the SEC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

PAETEC Holding Corp. and Subsidiaries

PAETEC Holding Corp. and Subsidiaries

Cavalier Telephone Corporation and Subsidiaries

Cavalier Telephone Corporation and Subsidiaries

Unaudited Consolidated Condensed Financial Statements
Consolidated Condensed Balance Sheets as of September 30, 2010 and December 31, 2009	F-101
Consolidated Condensed Statements of Operations for the three and nine months ended September 30, 2010 and 2009	F-102
Consolidated Condensed Statements of Stockholders’ Deficit for the nine months ended September 30, 2010 and 2009	F-103
Consolidated Condensed Statements of Cash Flows for the nine months ended September 30, 2010 and 2009	F-104
Notes to Consolidated Condensed Financial Statements (Unaudited)	F-105

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

PAETEC Holding Corp.

Fairport, New York

We have audited the internal control over financial reporting of PAETEC Holding Corp. and subsidiaries (the “Company”) as of December 31, 2010, based on criteria established in Internal Control-Integrated issued by the Committee of Sponsoring Organizations of the Treadway Commission. As described in management’s annual report on internal control over financial reporting, management excluded from its assessment the internal control over financial reporting the following: U.S. Energy Partners, which was acquired on February 28, 2010 and whose financial statements constitute 0.7% and 1.5% of the Company’s consolidated total assets and consolidated total revenues, respectively, as of and for the year ended December 31, 2010; Quagga Corporation, which was acquired on June 7, 2010 and whose financial statements constitute 2.1% and 1.3% of the Company’s consolidated total assets and consolidated total revenues, respectively, as of and for the year ended December 31, 2010; and Cavalier Telephone Corporation, which was acquired on December 6, 2010 and whose financial statements constitute 28.3% and 1.4% of the Company’s consolidated total assets and consolidated total revenues, respectively, as of and for the year ended December 31, 2010. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Annual Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed by, or under the supervision of, the company’s principal executive and principal financial officers, or persons performing similar functions, and effected by the company’s board of directors, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error of fraud may not be prevented or detected on a timely basis. Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2010, based on the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements and financial statement schedule as of and for the year ended December 31, 2010 of the Company and our report dated March 16, 2011 expressed and unqualified opinion on those consolidated financial statements and consolidated financial statement schedule and included an explanatory paragraph relating to the acquisition of Cavalier Telephone Corporation on December 6, 2010 and the acquisition of McLeodUSA Incorporated on February 8, 2008.

/s/ DELOITTE & TOUCHE LLP

Rochester, New York

March 16, 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

PAETEC Holding Corp.

Fairport, New York

We have audited the accompanying consolidated balance sheets of PAETEC Holding Corp. and subsidiaries (the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2010. Our audits also included the consolidated financial statement schedule listed in the Index at Item 21(b). These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Boards (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statement present fairly in all material respects, the financial position of PAETEC Holding Corp. and subsidiaries as of December 31, 2010 and 2009, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2010, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 16, 2011 expressed an unqualified opinion.

As discussed in Note 1 to the consolidated financial statements, the Company acquired Cavalier Telephone Corporation on December 6, 2010 and the Company acquired McLeod USA Incorporated on February 8, 2008.

/s/ DELOITTE & TOUCHE LLP

Rochester, New York

March 16, 2011

PAETEC Holding Corp. and Subsidiaries

Consolidated Balance Sheets

December 31, 2010 and 2009

(Amounts in Thousands, Except Share and Per Share Amounts)

	December 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$95,533	$152,888
Accounts receivable, net of allowance for doubtful accounts of $11,044 and $11,892, respectively	253,175	201,308
Deferred income taxes	10,801	8,365
Prepaid expenses and other current assets	27,584	22,380

Total current assets	387,093	384,941
Property and equipment, net	860,782	619,048
Goodwill	439,556	300,597
Intangible assets, net	279,691	134,647
Other assets, net	40,816	18,347

Total assets	$2,007,938	$1,457,580

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$102,169	$63,528
Accrued expenses	36,954	34,885
Accrued payroll and related liabilities	20,373	34,512
Accrued taxes	48,897	37,203
Accrued commissions	22,532	18,180
Accrued capital expenditures	13,707	8,625
Accrued interest	17,278	13,376
Deferred revenue	82,232	62,215
Current portion of long-term debt and capital lease obligations	10,733	4,786

Total current liabilities	354,875	277,310
Long-term debt and capital lease obligations	1,437,356	921,271
Other long-term liabilities	78,822	59,939

Total liabilities	1,871,053	1,258,520

Commitments and contingencies (Note 12)
Stockholders’ Equity:
Common stock, $.01 par value; 300,000,000 authorized shares at December 31, 2010 and December 31, 2009, 144,026,358 shares issued and outstanding at December 31, 2010, 145,284,100 shares issued and outstanding at December 31, 2009	1,440	1,453
Additional paid-in capital	766,948	771,369
Accumulated deficit	(631,503)	(573,762)

Total stockholders’ equity	136,885	199,060

Total liabilities and stockholders’ equity	$2,007,938	$1,457,580

See notes to consolidated financial statements.

PAETEC Holding Corp. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

Years Ended December 31, 2010, 2009 and 2008

(Amounts in Thousands, Except Share and Per Share Amounts)

	Year Ended December 31,
	2010	2009	2008
Revenue:
Network services revenue	$1,245,157	$1,258,489	$1,237,668
Carrier services revenue	262,749	260,023	271,279
Integrated solutions revenue	115,910	61,675	61,433

Total revenue	1,623,816	1,580,187	1,570,380
Cost of sales (exclusive of operating items shown separately below)	808,892	782,389	781,347
Selling, general and administrative expenses (exclusive of operating items shown separately below and inclusive of stock-based compensation)	559,673	559,541	572,180
Acquisition, integration and separation costs	14,124	—	12,700
Sales and use tax settlement	—	(7,221)	—
Impairment charge	—	—	355,000
Depreciation and amortization	196,543	184,588	174,251

Income (loss) from operations	44,584	60,890	(325,098)
Debt extinguishment and related costs	7,382	17,891	—
Other income, net	(392)	(1,107)	(663)
Interest expense	96,339	74,149	73,663

Loss before income taxes	(58,745)	(30,043)	(398,098)
(Benefit from) provision for income taxes	(1,004)	(1,354)	89,797

Net loss	(57,741)	(28,689)	(487,895)
Other comprehensive income (loss):
Change in fair value of hedge instruments, net of income taxes	—	6,947	(13,403)

Comprehensive loss	$(57,741)	$(21,742)	$(501,298)

Basic and diluted net loss per common share	$(0.40)	$(0.20)	$(3.48)

Basic and diluted weighted average common shares outstanding	145,345,301	143,371,462	140,210,860

See notes to consolidated financial statements.

PAETEC Holding Corp. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

Years Ended December 31, 2010, 2009 and 2008

(Amounts in Thousands, Except Share Amounts)

	Common Stock	Treasury Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total
BALANCE, January 1, 2008	$1,031	$(1,063)	$216,550	$(5,619)	$(57,178)	$153,721
Issuance of shares in connection with McLeodUSA merger	400	—	493,371	—	—	493,771
Issuance of shares in connection with other acquisitions, 75,000 shares	1	—	648	—	—	649
Assumption of options and warrants in connection with McLeodUSA merger	—	—	26,828	—	—	26,828
Exercise of stock options and warrants, 3,053,164 shares	30	—	14,282	—	—	14,312
Excess tax benefits from employee stock option exercises	—	—	396	—	—	396
Costs of registering securities	—	—	(292)	—	—	(292)
Shares withheld to satisfy tax withholding requirements related to restricted stock units granted	—	(58)	(34)	—	—	(92)
Stock-based compensation expense	—	—	22,015	—	—	22,015
Shares issued under employee stock purchase plan	6	—	1,421	—	—	1,427
Repurchase of common stock	(59)	—	(12,951)	—	—	(13,010)
Retirement of treasury stock	—	1,121	(1,121)	—	—	—
Net loss	—	—	—	—	(487,895)	(487,895)
Change in fair value of interest rate swaps, net of income taxes	—	—	—	(13,403)	—	(13,403)

BALANCE, December 31, 2008	1,409	—	761,113	(19,022)	(545,073)	198,427
Exercise of stock options and warrants, 1,048,595 shares and vesting of restricted stock units, 6,689,167 shares	79	—	2,080	—	—	2,159
Costs of registering securities	—	—	(80)	—	—	(80)
Shares withheld to satisfy tax withholding requirements related to restricted stock units granted	(23)	—	(6,794)	—	—	(6,817)
Stock-based compensation expense	—	—	18,772	—	—	18,772
Shares issued under employee stock purchase plan	7	—	1,709	—	—	1,716
Repurchase of common stock	(19)	—	(5,431)	—	—	(5,450)
Net loss	—	—	—	—	(28,689)	(28,689)
Change in fair value of interest rate swaps, net of income taxes	—	—	—	6,947	—	6,947
Reclassification to debt extinguishment and related costs for reduction in notional amount of swap agreement	—	—	—	4,531	—	4,531
Reclassification to debt extinguishment and related costs for discontinuance of hedge accounting treatment	—	—	—	7,544	—	7,544

BALANCE, December 31, 2009	1,453	—	771,369	—	(573,762)	199,060
Exercise of stock options and warrants, 936,014 shares and vesting of restricted stock units, 1,819,083 shares	27	—	2,022	—	—	2,049
Shares withheld to satisfy tax withholding requirements related to restricted stock units granted	(6)	—	(2,383)	—	—	(2,389)
Stock-based compensation expense	—	—	9,716	—	—	9,716
Shares issued under employee stock purchase plan	6	—	2,287	—	—	2,293
Repurchase of common stock	(40)	—	(16,063)	—	—	(16,103)
Net loss	—	—	—	—	(57,741)	(57,741)

BALANCE, December 31, 2010	$1,440	$—	$766,948	$—	$(631,503)	$136,885

See notes to consolidated financial statements.

PAETEC Holding Corp. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2010, 2009 and 2008

(Amounts in Thousands)

	Year Ended December 31,
	2010	2009	2008
OPERATING ACTIVITIES:
Net loss	$(57,741)	$(28,689)	$(487,895)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	196,543	184,588	174,251
Amortization of debt issuance costs	5,167	2,214	2,062
Amortization of debt discount	1,457	1,548	1,006
Bad debt expense	10,577	17,055	10,597
Stock-based compensation expense	9,716	18,772	22,015
Sales and use tax settlement	—	(7,221)	—
Gain on non-monetary transaction	—	(242)	—
(Gain) loss on disposal of property and equipment	(294)	(15)	195
Deferred income taxes	(1,342)	(3,234)	87,557
Debt extinguishment and related costs	6,626	13,360	—
Impairment charge	—	—	355,000
Change in assets and liabilities which provided (used) cash, excluding effects of acquisitions:
Accounts receivable	(8,820)	(15,520)	(13,829)
Prepaid expenses and other current assets	(370)	(8,631)	3,423
Other assets	(4,011)	(26)	5,435
Accounts payable	(5,253)	(25,161)	(2,849)
Accrued expenses	(10,667)	(16,729)	(16,537)
Accrued payroll and related liabilities	(19,584)	6,333	9,061
Accrued taxes	(5,414)	7,851	(613)
Accrued commissions	2,942	1,175	707
Accrued interest	3,855	55	(334)
Deferred revenue	2,381	4,686	2,879

Net cash provided by operating activities	125,768	152,169	152,131

INVESTING ACTIVITIES:
Purchases of property and equipment	(125,076)	(121,511)	(119,492)
Acquisitions, net of cash received—Cavalier	(457,664)	—	—
Acquisitions, net of cash received—other acquisitions	(38,094)	(125)	(2,101)
Acquisitions, net of cash received—McLeodUSA	(75)	(197)	(115,497)
Purchase of short-term investments	(1,972)	—	—
Proceeds from sale of short-term investments	1,972	—	3,412
Proceeds from settlement of restricted cash	(504)	2,652	4,873
Proceeds from disposal of property and equipment	651	892	1,780
Software development costs	(1,132)	(1,459)	(946)

Net cash used in investing activities	(621,894)	(119,748)	(227,971)

FINANCING ACTIVITIES:
Repayments of long-term debt	(284,379)	(362,576)	(17,675)
Payment for debt issuance costs	(24,317)	(10,930)	(1,395)
Proceeds from long-term borrowings	761,617	337,921	144,400
Repurchase of common stock/stock options	(16,103)	(5,450)	(13,010)
Payment for registering securities	—	(80)	(292)
Proceeds from exercise of stock options, warrants and purchase plans	4,342	3,875	15,739
Payment of tax withholding on vested stock units	(2,389)	(6,821)	—

Net cash provided by (used in) financing activities	438,771	(44,061)	127,767

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(57,355)	(11,640)	51,927
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	152,888	164,528	112,601

CASH AND CASH EQUIVALENTS, END OF YEAR	$95,533	$152,888	$164,528

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$87,270	$71,000	$71,420

Cash paid for income taxes	$728	$2,015	$2,609

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Accrued property and equipment expenditures	$25,867	$14,171	$19,153

Treasury stock retirement	$—	$—	$1,121

Tenant incentive leasehold improvements	$1,713	$1,673	$955

Fair value of assets acquired in business acquisition	$—	$—	$661,338

Liabilities assumed in business acquisition	$—	$—	$140,090

Equity consideration issued in business acquisition	$—	$—	$521,248

Accrued business acquisition costs/contingent consideration	$7,499	$282	$668

Equipment purchased under capital leases	$38,668	$15,996	$5,789

See notes to consolidated financial statements.

PAETEC Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2010, 2009 and 2008

1.	DESCRIPTION OF BUSINESS

Nature of Business

PAETEC Holding Corp. (“PAETEC Holding”) is a Delaware corporation that, through its subsidiaries, provides broadband communications services, including data and Internet access services, local telephone services and domestic and international long distance services, primarily to business end-user customers.

On February 8, 2008, PAETEC Holding completed its combination by merger (the “McLeodUSA merger”) with McLeodUSA Incorporated (“McLeodUSA”), which became a wholly-owned subsidiary of PAETEC Holding upon completion of the merger. On December 6, 2010, PAETEC Holding completed its combination by merger (the “Cavalier merger”) with Cavalier Telephone Corporation (“Cavalier”), which became a wholly-owned subsidiary of PAETEC Holding upon completion of the merger (Note 3).

The accompanying historical consolidated financial statements and notes reflect the financial results of PAETEC Holding and PAETEC’s wholly-owned subsidiaries. For the period beginning on February 9, 2008, the accompanying historical consolidated financial statements and notes include the financial results of McLeodUSA and McLeodUSA’s wholly-owned subsidiaries. For the period beginning on December 6, 2010, the accompanying historical consolidated financial statements and notes include the financial results of Cavalier and Cavalier’s wholly-owned subsidiaries.

References to the “Company” in these Notes to Consolidated Financial Statements are to PAETEC Holding and PAETEC Holding’s wholly-owned subsidiaries.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation—The accompanying consolidated financial statements include the accounts of PAETEC Holding and PAETEC Holding’s wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated.

Segment Disclosure—The Company operates in one segment.

Cash and Cash Equivalents—The Company includes as cash and cash equivalents, cash, marketable securities and commercial paper with original maturities of three months or less.

Allowance for Doubtful Accounts—To determine its allowance for bad debts, the Company uses estimates based on its historical collection experience, its assessment of current industry trends and its credit policies.

Prepaid Expenses and Other Current Assets—Prepaid expenses and other current assets consist of prepaid services, insurance, maintenance contracts and refundable deposits. Prepayments are expensed on a straight-line basis over the corresponding life of the underlying agreements

Property and Equipment—Property and equipment are stated at cost less accumulated depreciation. Land is carried at cost. Employee-related costs directly related to network construction and enhancements are capitalized. Interest is also capitalized in connection with network construction. The capitalized labor and interest related to each asset is recorded as part of such asset and is amortized over the asset’s estimated useful life.

Depreciation is computed using the straight-line method over the estimated useful lives of the property and equipment as follows:

Communications networks	3 – 20 years
Computer hardware and purchased software	3 – 5 years
Equipment	3 – 20 years
Office equipment, furniture and fixtures	3 – 9 years
Leasehold improvements	shorter of 15 years or lease term
Buildings	12 – 30 years

Goodwill and Other Intangible Assets—Goodwill represents the excess of cost over the fair value of net assets of businesses acquired.

In accordance with the provisions of Accounting Standards Codification (“ASC”) Topic 350, Goodwill and Other Intangible Assets, the Company does not amortize goodwill or other acquired intangible assets with indefinite useful lives. The Company has identified two reporting units as defined in ASC 350. Goodwill is assessed for impairment at least annually, based upon the Company’s estimate of the fair value of each reporting unit. As of December 31, 2010 and 2009, the Company had $2.4 million of indefinite-lived intangible assets.

The Company assesses the carrying value of its goodwill as of July 1 of each fiscal year. In accordance with ASC 350, goodwill of a reporting unit will also be tested for impairment between annual tests if a triggering event occurs, as defined by ASC 350, which could potentially reduce the fair value of the reporting unit below its carrying value. The annual assessments of the carrying value of the Company’s reporting units for the years ended December 31, 2010, 2009 and 2008 indicated that the value of the recorded goodwill was not impaired. An interim assessment of the carrying value of the Company’s reporting units, performed as of September 30, 2008, indicated that the value of recorded goodwill was impaired, resulting in the Company recording a $355.0 million impairment charge for the year ended December 31, 2008. The $355.0 million impairment charge is representative of the cumulative impairment charges since PAETEC adopted ASC Topic 805, Business Combinations.

Intangible assets with finite lives consist mainly of acquired customer relationships. These customer relationships intangible assets are amortized between 2 and 14 years using an accelerated amortization method. The finite-lived intangible assets are reviewed for possible impairment in accordance with ASC 360, Property, Plant, and Equipment. Additional information concerning the Company’s goodwill and other intangible assets is provided in Note 5.

Long-Lived Assets—The Company has a policy to review the carrying value of its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of these assets may not be recoverable. For purposes of evaluating and measuring impairment, the Company groups a long-lived asset or assets with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future undiscounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. No impairment charge for long-lived assets has been recorded in the accompanying consolidated financial statements for the year ended December 31, 2010, 2009 or 2008.

Software Development Costs—Software development costs incurred subsequent to establishing technological feasibility through general release of the software products are capitalized in accordance with ASC 985-20, Costs of Software to be Sold, Leased, or Marketed. Capitalized costs will be amortized on a product-by-product basis, with annual amortization being the greater of (1) the ratio of current product gross revenues to the total of current and anticipated future product gross revenues or (2) the straight-line method over the product’s remaining estimated economic life, including the current reporting period. Amortization begins once the associated software product is available for general release to customers. The unamortized balance of capitalized software was $5.8 million and $3.7 million as of December 31, 2010 and 2009, respectively. Amortization expense related to these costs was $1.4 million, $1.0 million and $0.7 million in the years ended December 31, 2010, 2009 and 2008, respectively.

Income Taxes—The Company recognizes deferred income tax assets and liabilities for the expected future tax consequences of transactions and events. Under this method, deferred income tax assets and liabilities are determined based on the difference between the financial statement and income tax bases of assets and liabilities using enacted income tax rates in effect for the year in which the differences are expected to reverse. Deferred income tax assets are reduced by a valuation allowance to an amount that is determined to be more likely than not recoverable. In addition, the Company has adopted the provisions of ASC 740, Income Taxes, which provides guidance to address uncertainty in tax positions and clarifies the accounting for income taxes by prescribing a minimum recognition threshold that the income tax positions must achieve before being recognized in the financial statements.

Other Assets—Other assets consist primarily of debt issuance costs, deposits and miscellaneous other assets. Debt issuance costs are amortized over the term of the related debt instruments and are recorded as interest expense.

Self-Insurance Reserve—The Company is self-insured for certain losses related to insurance, although it maintains stop-loss coverage with third party insurers to limit exposures. The estimate of its self-insurance liability contains uncertainty since the Company must use judgment to estimate the ultimate cost that will be incurred to settle reported claims and claims for incidents incurred but not reported as of the balance sheet date. When estimating its self-insurance liability, the Company considers a number of factors which include, but are not limited to, historical claim experience and known claims not yet paid. The Company has not made any material changes in the accounting methodology used to establish its self-insurance liabilities during the three-year period ended December 31, 2010.

Legal and Contingency Reserves—The Company accounts for legal and other contingencies in accordance with ASC 450, Contingencies. Loss contingencies are accrued by a charge to income if two conditions are met. The first condition is that information prior to issuance of the consolidated financial statements indicates that it is probable that an asset has been impaired or a liability has been incurred at the date of the consolidated financial statements. It is implicit in this condition that it must be probable that one or more future events will occur confirming the fact of the loss. The second condition is that the amount of the loss can be reasonably estimated.

Revenue Recognition—The Company derives its revenue primarily from sales of telecommunications services, principally usage fees and monthly recurring fees. Usage fees consist of fees paid by customers for each call made, access fees paid by carriers for long distance calls that the Company originates and terminates, and fees paid by the incumbent carriers as reciprocal compensation when the Company terminates local calls made by their customers. Revenue related to usage fees is recognized when the service is provided. Usage fees are billed in arrears and estimates are used to recognize revenue for unbilled usage fees. The Company’s ability to generate access fee revenue, including reciprocal compensation revenue, is subject to numerous regulatory and legal proceedings. Until these proceedings are ultimately resolved, the Company’s policy is to recognize access fee revenue, including reciprocal compensation revenue, only when it is concluded that realization of that revenue is reasonably assured.

Monthly recurring fees include the fees paid for lines in service and additional features on those lines. Monthly recurring fees are paid by end-user customers and are primarily billed in advance. This revenue is recognized during the period in which it is earned.

Management makes estimates of future customer credits through the analysis of historical trends and known events. Provisions for customer credits are recorded as a reduction of revenue when incurred. Since any revenue allowances are recorded as an offset to revenue, any future increases or decreases in the allowances will positively or negatively affect revenue by the same amount.

The Company has arrangements where it recognizes revenue in accordance with ASC 605-20, Revenue Recognition Services, which requires some non-recurring service activation and installation fee revenues that are payable in advance of the provision of services to be deferred over the average customer life. In accordance with those guidelines, the Company defers service activation and installation fee revenues and related costs and amortizes them over the average customer life.

The Company also derives revenue from sales of indefeasible rights to use fiber optic telecommunications network facilities, or “IRU,” and telecommunications network maintenance arrangements on such IRUs. The revenue from IRUs is recognized over the term of the related lease unless it qualifies as a sales type lease, for which revenue is recognized at the time the sale criteria in ASC 605-976, Real Estate—Retail Land, are met. Base annual revenue for telecommunications network maintenance is recognized on a straight-line basis over the term of the contract. Additional services provided under these contracts are recognized as the services are performed.

The Company also derives revenue from sales of telecommunications equipment, software and energy supply services. Equipment revenue consists of fees paid for equipment and for system design and installation services. Equipment revenue is recognized upon delivery and acceptance of the equipment. Software revenue is derived through selling and supporting the Company’s proprietary telecommunications software. Revenue related to software sales is recognized upon delivery and acceptance of the software in accordance with ASC 605-985, Software. Support fees include fees for maintenance of the Company’s telecommunications software and fees for training the end user in the proper use of the telecommunications software. Maintenance fees are recognized pro rata over the length of the underlying maintenance contract. Training fees are recognized after the training obligation has been fulfilled. Energy revenue is derived through the sale of energy supply services. The Company recognizes revenue related to energy sales when the service is provided.

Arrangements with multiple deliverables are accounted for in accordance with ASC 605-25, Multiple-Element Arrangements. ASC 605-25 provides additional guidance on revenue recognition for transactions that may involve the delivery or performance of multiple products, services or rights to use assets, and performance that may occur at different points in time or over different periods. Arrangements with multiple deliverables are reviewed and the elements separated into units of accounting under the provisions of ASC 605-25, with the total consideration received allocated over the relative fair value of the units of accounting. Revenue is recognized as the elements are delivered, assuming all other conditions for recognition of revenue described above have been met.

The Company records all taxes billed to its customers and remitted to governmental authorities, including Universal Service Fund contributions and sales, use and excise taxes, on a net basis in its consolidated statements of operations and comprehensive loss.

Deferred Revenue—Deferred revenue as of December 31, 2010 and 2009 consisted of the following:

	As of December 31,
	2010	2009
	(in thousands)
Monthly recurring transport charges billed in advance	$57,960	$48,276
Deferred software maintenance revenue	8,175	6,327
Non-recurring service activation and installation fee revenue	4,799	4,839
Deferred indefeasible rights to use revenue	2,850	2,144
Other deferrals	8,448	629

Current deferred revenue	82,232	62,215
Non-current deferred indefeasible rights to use revenue	36,326	28,532
Other non-current deferred revenue	4,423	4,426

Total deferred revenue	$122,981	$95,173

Cost of Sales—Cost of sales consists primarily of leased transport charges, usage costs for local and long distance calls, costs associated with equipment sales, software implementation costs, and the costs incurred in procuring electricity from the market operators on a wholesale basis. Leased transport charges are the payments the Company makes to lease the telephone and data transmission lines it uses to connect customers to the Company’s network and to connect the Company’s network to the networks of other carriers. Usage costs for local and long distance calls are the costs incurred to connect the Company’s switching centers to each other, or for calls made by customers that are terminated on the networks of other carriers. These costs include an estimate of charges for which invoices have not yet been received, and are based upon the estimated number of transmission lines and facilities in service, estimated minutes of use and estimated amounts accrued for pending disputes with other carriers, as well as upon the contractual rates charged by the Company’s service providers. Subsequent adjustments to these estimates may occur after the bills are received for the actual costs incurred, but these adjustments generally are not expected to be material to operating results. As of December 31, 2010 and 2009, the Company had $36.2 million and $27.8 million, respectively, of disputed network invoices and approximately $4.7 million and $8.1 million, respectively, of recorded reserves related to disputed balances recorded in accounts payable in the consolidated balance sheets.

Selling, General and Administrative Expenses—The Company’s selling, general and administrative expenses include selling and marketing, customer service, billing, facility expenses, corporate administration, engineering personnel and other personnel costs.

Stock-Based Compensation—ASC 718, Compensation—Stock Compensation, requires the measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award. ASC 718 requires that excess tax benefits that had been reflected as operating cash flows be reflected as financing cash flows. See Note 9 for additional information on stock-based compensation.

Concentration of Credit Risk—Financial instruments that potentially subject the Company to credit risk consist of cash, cash equivalents and accounts receivable. Exposure to losses on accounts receivable is principally dependent on each customer’s financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses. The Company places its cash and cash equivalents in financial institutions considered by management to be high quality and limits the amount of credit exposure to any one institution. The Company has not experienced any losses in these accounts and believes that it is not exposed to any significant credit risk on cash balances.

Concentration of Suppliers—The Company currently leases its transport capacity from a limited number of suppliers and is dependent upon the availability of transmission facilities owned by the suppliers. The Company is vulnerable to the risk of renewing favorable supplier contracts and timeliness of the supplier in processing the Company’s orders for customers, and is at risk related to regulation and regulatory developments that govern the rates to be charged to the Company and, in some instances, whether certain facilities are required to be made available to the Company.

Financial Instruments—The fair value of a financial instrument represents the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying value of the Company’s financial instruments does not materially differ from the estimated fair values as of December 31, 2010 and December 31, 2009 except for debt. The fair values of the Company’s debt instruments are as follows:

•

As of December 31, 2010, the $450.0 million principal amount of the Company’s 9 7/8% senior notes due 2018 had an estimated fair market value of approximately $463.5 million, the $650.0 million principal amount of the Company’s 8 7/8% senior secured notes due 2017 had an estimated fair market value of approximately $695.5 million, and the $300.0 million principal amount of the Company’s 9.5% senior notes due 2015 had an estimated fair market value of approximately $311.3 million. At

December 31, 2009, the $270.2 million outstanding under the Company’s senior credit facilities had an estimated fair market value of approximately $258.1 million. At December 31, 2009, the $350.0 million outstanding under the Company’s 8 7/8% senior secured notes due 2017 had an estimated fair market value of approximately $354.4 million, and the $300.0 million outstanding under the Company’s 9.5% senior notes due 2015 had an estimated fair market value of approximately $288.8 million. The estimated market values as of December 31, 2010 and 2009 are based on year-end closing market prices published by securities firms. While the Company believes these approximations to be reasonably accurate at the time published, year-end closing market prices can vary widely depending on volume traded by any given securities firm and other factors. See Note 6 for further information regarding the Company’s long-term debt obligations.

•

The Company is also a party to letters of credit totaling $7.8 million and $7.3 million as of December 31, 2010 and 2009, respectively. Management does not believe it is practicable to estimate the fair value of these financial instruments and does not expect any material losses from their resolution since performance under these letters of credit is not likely to be required.

Use of Estimates in Financial Statements—The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Business Combinations. The Company accounts for businesses acquired subsequent to January 1, 2009 using the acquisition method of accounting. Under this method, all acquisition-related costs are expensed as incurred. The Company records the underlying net assets at their respective acquisition-date fair values. As part of this process, the Company identifies and attributes values and estimated lives to property and equipment and intangible assets acquired. These determinations involve significant estimates and assumptions, including those with respect to future cash flows, discount rates and asset lives, and therefore require considerable judgment. These determinations affect the amount of depreciation and amortization expense recognized in future periods. The results of operations of acquired businesses are included in the consolidated statement of operations beginning on the respective business’s acquisition date.

Previously, the Company accounted for businesses acquired using the purchase method of accounting. The Company allocated the total cost of an acquisition, including certain acquisition-related costs, to the underlying net assets based on their respective estimated fair values.

Derivatives—ASC 815, Derivatives and Hedging, allows the gains and losses of a derivative to offset related results on the hedged item in the consolidated statements of operations and comprehensive loss, and requires the Company formally to document, designate and assess the effectiveness of transactions that receive hedge accounting.

Derivatives are recognized on the consolidated balance sheet at fair value. The Company’s freestanding derivative instruments are evaluated for hedge accounting at inception and evaluated for effectiveness at least quarterly throughout the hedge period. These derivatives are designated as hedges of the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge). The effective portion of the derivative’s gain or loss is initially reported as a component of comprehensive loss and subsequently reclassified into earnings when the forecasted transaction affects earnings. The ineffective portion of the gain or loss is reported in earnings immediately.

The Company formally documents all relationships between hedging instruments and hedged items, as well as the risk-management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives that are designated as cash flow hedges to specific assets and liabilities on the consolidated balance sheet.

The Company discontinues hedge accounting prospectively when it is determined that the derivative is no longer effective in offsetting changes in cash flows of a hedged item, the derivative or hedged item expires or is sold, terminated, or exercised, or management determines that it is no longer appropriate to designate the derivative as a hedge instrument.

Interest rate swap agreements are periodically used by the Company to reduce exposure to fluctuations in the interest rates on its variable-rate debt. These agreements are recorded in the consolidated balance sheets at fair value. Changes in the fair value of the agreements are recorded in net loss or other comprehensive loss, based on whether the agreements are designated as part of a hedge transaction and whether the agreements are effective in offsetting the change in the value of the interest payments attributable to the Company’s variable-rate debt. In connection with its senior secured credit facilities, the Company had interest rate swaps as of December 31, 2009 (Note 6). As a result of the Company’s January 2010 issuance and sale of $300.0 million principal amount of its 8 7/8% senior secured notes due 2017 (Note 6), management determined that at December 31, 2009 it was no longer appropriate to designate the derivative as a hedge instrument. The discontinuation of hedge accounting resulted in a reclassification of $7.5 million from accumulated other comprehensive loss to debt extinguishment and related costs in the accompanying 2009 consolidated statements of operations and comprehensive loss.

Comprehensive Loss—Comprehensive loss includes all changes in stockholders’ equity during a period, except for changes resulting from investments by owners and distributions to owners. In the accompanying consolidated statements of operations and comprehensive loss for the years ended December 31, 2010, 2009 and 2008, comprehensive loss includes the Company’s net loss and also includes the change in the market value, net of income taxes, of derivative hedge instruments of $6.9 million and $13.4 million for the years ended December 31, 2009 and 2008, respectively.

Recently Issued Accounting Standards—In December 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2010-28, When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts. This ASU requires reporting entities with zero or negative carrying amounts of goodwill to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. This guidance is effective for impairment tests performed during an entity’s fiscal year, and interim periods within those years, beginning after December 15, 2010. The Company does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.

In December 2010, the FASB issued ASU 2010-29, Disclosure of Supplementary Pro Forma Information for Business Combinations. This ASU requires reporting entities that present comparative financial statements to present the pro forma disclosures as if the business combination occurred at the beginning of the prior annual period. The guidance also expands the supplementary pro forma disclosures to include additional disclosures describing the nature and amount of material, nonrecurring pro forma adjustments. This guidance is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. The Company chose to early adopt this guidance effective January 1, 2010.

In October 2009, the FASB issued ASU 2009-13, Revenue Recognition (Topic 605). This ASU provides amendments to the criteria in ASC 605-25 for separating consideration in multiple-deliverable revenue arrangements. It establishes a hierarchy of selling prices to determine the selling price of each specific deliverable, which includes vendor-specific objective evidence (if available), third-party evidence (if vendor-specific evidence is not available), or estimated selling price if neither of the first two is available. This ASU also eliminates the residual method for allocating revenue between the elements of an arrangement and requires that arrangement consideration be allocated at the inception of the arrangement. Finally, this ASU expands the disclosure requirements regarding a vendor’s multiple-deliverable revenue arrangements. This ASU is effective for fiscal years beginning on or after June 15, 2010. The Company does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.

In October 2009, the FASB issued ASU 2009-14, Certain Revenue Arrangements that include Software Elements. This ASU amends accounting and reporting guidance under ASC 605-985 to exclude from its scope all tangible products containing both software and non-software components that function together to deliver the product’s essential functionality. ASU 2009-14 will be effective for fiscal years beginning on or after June 15, 2010. The Company does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.

3.	ACQUISITIONS

Acquisition of Cavalier

On December 6, 2010, the Company completed its acquisition by merger of Cavalier Telephone Corporation (“Cavalier”), a facilities-based competitive communications services provider that delivers traditional circuit-switched telephony services and IP-based communications services to customers in 16 states in the Mid-Atlantic, Southeast and Midwest regions of the United States, as well as in the District of Columbia. On the closing date, Cavalier continued in existence as a wholly-owned subsidiary of PAETEC Holding.

Cavalier provides commercial, consumer and government customers and other communications providers with high-quality voice and data communications services that include high-speed and dial-up Internet services, local and long distance telephone services, and transport services. Cavalier maintains one of the most extensive competitive networks in the Eastern United States, with approximately 16,600 route miles of fiber.

The purchase price for the acquisition was approximately $489.8 million in cash. The merger was accounted for as an acquisition of Cavalier by PAETEC using the acquisition method in accordance with ASC 805. None of the goodwill recognized is expected to be deductible for income tax purposes.

The following table summarizes the allocation of the purchase price to the assets acquired, net of cash acquired of $32.1 million, and liabilities assumed as of the closing of the Cavalier acquisition on December 6, 2010:

Assets acquired	(in thousands)
Current assets	$45,911
Property and equipment	229,772
Intangible assets subject to amortization
Customer relationships	159,400
Other	800
Other assets	2,058
Goodwill	112,363

Total assets acquired	550,304
Liabilities assumed
Current liabilities	77,147
Long-term debt and capital lease obligations	2,788
Other non-current liabilities	12,705

Total liabilities assumed	92,640

Purchase price, net of cash acquired	$457,664

The amounts allocated to the Cavalier assets acquired and liabilities assumed are preliminary pending completion of the final valuations.

Reasons for Cavalier Acquisition

PAETEC believes that the following expected benefits of its proposed acquisition of Cavalier will enhance PAETEC’s ability to compete with incumbent carriers and other communications providers (unaudited):

•

Strategic Benefits. The acquisition of Cavalier increases PAETEC’s network footprint by adding approximately 16,600 fiber route miles, permitting PAETEC to operate with a deeper network throughout its Mid-Atlantic, Midwest and Southeastern service areas by expanding its network and collocation facilities, allowing PAETEC to expand and diversify its customer base by adding Cavalier’s federal government customers to PAETEC’s existing base consisting primarily of businesses and institutions, and enhancing PAETEC’s service coverage and customer-service capabilities by providing PAETEC with additional intercity and metropolitan fiber optic network coverage, as well as additional switches, collocations, and network operating centers and data centers.

•

Operational Benefits. PAETEC expects that the acquisition of Cavalier will create opportunities for savings in cost of sales by increasing utilization of network assets, eliminating duplicative network costs and transitioning each company’s voice and data traffic from previously leased facilities to the combined company’s fiber optic network. PAETEC also expects savings from reductions in selling, general and administrative expenses, including compensation and benefits costs.

Supplemental Pro Forma Information (Unaudited)—Cavalier Acquisition

The amounts of Cavalier’s revenue and net loss included in the Company’s consolidated statement of operations and comprehensive loss for the year ended December 31, 2010, and the revenue and net loss of the combined entity had the acquisition date been January 1, 2010, or January 1, 2009, are as follows (in thousands):

	Revenue	Net loss from continuing operations
Actual from December 6, 2010 through December 31, 2010	$23,359	$(4,214)
Supplemental pro forma from January 1, 2010 through December 31, 2010	$1,965,813	$(74,774)
Supplemental pro forma from January 1, 2009 through December 31, 2009	$1,988,201	$(57,961)

The pro forma information presents the combined operating results of the Company and Cavalier, with the results prior to the merger closing date adjusted to include the pro forma effect of the elimination of transactions between the Company and Cavalier, the elimination of combined historical transaction costs of approximately $20.2 million directly related to the acquisition of Cavalier by the Company, the adjustment to depreciation and amortization expense associated with the estimated acquired fair value of property and equipment and intangible assets, the elimination of historical interest expense on Cavalier’s pre-merger indebtedness, the inclusion of interest expense related to Company borrowings used to fund the acquisition (Note 6), and the amortization of debt issuance costs related to such borrowings.

The pro forma results are presented for illustrative purposes only and do not reflect either the realization of potential cost savings or any related integration costs, other than those actually realized or incurred and reflected in the accompanying consolidated financial statements for the year ended December 31, 2010. Certain cost savings have resulted or may result from the Cavalier merger, although there can be no assurance that additional cost savings will be achieved. These pro forma results do not purport to be indicative of the results that would have actually been obtained if the merger had occurred as of the dates indicated, nor do the pro forma results intend to be a projection of results that may be obtained in the future.

Acquisition of Assets and Certain Liabilities of Formula Telecom Solutions, Inc.

On December 28, 2010, the Company completed the acquisition of assets and certain liabilities of Formula Telecom Solutions, Inc. (“FTS”), a wholly-owned subsidiary of FTS, Ltd., a global provider of billing, customer care and policy control solutions for communications and content service providers. The purchase price for the acquisition was $13.0 million in cash. The transaction was accounted for as an acquisition of FTS by PAETEC using the acquisition method in accordance with ASC 805.

Acquisition of Quagga Corporation

On June 7, 2010, the Company completed its acquisition of Quagga Corporation (“Quagga”), a privately-held corporation organized under the laws of the State of California. On the closing date, Quagga continued in existence as a direct wholly-owned subsidiary of PAETEC Corp.

Quagga is an equipment interconnect business distributing communications equipment and related software to large and medium sized businesses. Quagga also provides related consulting, installation, design and maintenance services for communications equipment applications. Quagga’s customer base is principally located in California. Quagga does not manufacture or design the equipment it sells but rather distributes the equipment of a variety of manufacturers.

The purchase price for the acquisition was approximately $25.5 million in cash, including an estimated $6.2 million of contingent consideration to be paid over the 24 months following the acquisition closing date. The merger was accounted for as an acquisition of Quagga by PAETEC using the acquisition method in accordance with ASC 805. The aggregate transaction value, net of cash acquired, was $25.5 million.

Acquisition of U.S. Energy Partners

On February 28, 2010, the Company completed its acquisition of U.S. Energy Partners LLC (“U.S. Energy Partners”), a privately-held New York limited liability company. On the closing date, U.S. Energy Partners continued in existence as a direct wholly-owned subsidiary of PAETEC Corp.

U.S. Energy Partners sells electricity to industrial, commercial, public authority and residential customers in New York State on National Grid, New York State Electric & Gas Corporation and the Rochester Gas and Electric Corporation local distribution company systems as an energy service company.

The purchase price for the acquisition was approximately $7.3 million in cash, including an estimated $1.9 million of contingent consideration to be paid over the 24 months following the acquisition closing date. The merger was accounted for as an acquisition of U.S. Energy Partners by PAETEC using the acquisition method in accordance with ASC 805. The aggregate transaction value, net of cash acquired, was $6.9 million.

Acquisition of McLeodUSA

On February 8, 2008, PAETEC Holding completed its acquisition by merger of McLeodUSA pursuant to a merger agreement dated as of September 17, 2007, as amended, among PAETEC Holding, McLeodUSA and PS Acquisition Corp., PAETEC’s wholly-owned merger subsidiary. In accordance with the merger agreement, PS Acquisition Corp., merged with and into McLeodUSA, with McLeodUSA surviving the merger as a wholly-owned subsidiary of PAETEC Holding. McLeodUSA provides, through its subsidiaries, integrated communications services to small and medium-sized enterprises and, to a lesser extent, traditional telephone and Internet access services to small business and residential customers.

At the effective time of the McLeodUSA merger, each outstanding share of common stock of McLeodUSA was converted into the right to receive 1.30 shares of PAETEC Holding common stock. Based on the number of shares of McLeodUSA common stock outstanding at the effective time of the McLeodUSA merger, a total of approximately 39,975,000 shares of PAETEC Holding common stock were issuable to former McLeodUSA stockholders. PAETEC Holding paid cash in lieu of fractional shares of its common stock.

At the effective time of the McLeodUSA merger, each outstanding McLeodUSA stock option was assumed by the Company and converted into an option to purchase a number of shares of PAETEC Holding common stock equal to the number of shares subject to the original option, multiplied by the merger exchange ratio, rounded down to the nearest whole share, at an exercise price equal to the exercise price of the original option, divided by the merger exchange ratio, rounded up to the nearest whole cent. The terms and conditions of the assumed stock option awards otherwise generally remained the same, without any accelerated vesting, unless accelerated vesting was otherwise provided in the applicable award agreement of the stock option holders. At the effective time of the McLeodUSA merger, the McLeodUSA stock options assumed by PAETEC Holding in the McLeodUSA merger were exercisable for a total of approximately 3,500,000 shares of PAETEC Holding common stock.

In connection with completion of the McLeodUSA merger, the Company paid approximately $128.8 million of funds from cash on hand and borrowings under an incremental term loan facility (Note 6) for application toward the redemption of all of McLeodUSA’s outstanding 10 1/2% senior second secured notes due 2011 (the “McLeodUSA senior secured notes”).

The McLeodUSA merger was accounted for as an acquisition of McLeodUSA by the Company using the purchase method in accordance with SFAS No. 141. The aggregate transaction value, net of cash acquired, was $636.4 million as follows:

(in thousands)
Equity consideration-McLeodUSA shares	$493,771
Equity consideration-McLeodUSA, 3,316,885 vested options	25,988
Equity consideration-McLeodUSA, 176,410 unvested options	840

Total equity consideration	520,599
Consideration for redemption of McLeodUSA senior secured notes	128,780
PAETEC transaction costs	8,832

Total consideration	658,211
Less: Cash acquired	(21,843)

Net purchase price	$636,368

In accordance with EITF Issue No. 99-12, the equity consideration was based on the average closing price of PAETEC Holding common stock immediately before and after the merger terms were agreed upon and announced. Consideration related to assumed stock options was calculated based on the fair value of the new PAETEC Holding stock options issued as of February 8, 2008, net of the portion of the fair value attributable to future vesting requirements. The fair value of these stock option awards was calculated using the Hull-White II Lattice model based on assumptions determined as of September 17, 2007, in accordance with EITF Issue No. 99-12. The amount allocated to unearned compensation cost for awards subject to future service requirements was calculated based on the fair value of such awards at the acquisition date and will be recognized as compensation cost over the remaining future service period.

The number of shares of PAETEC Holding common stock issuable in the McLeodUSA merger was based on the merger exchange ratio of 1.30 shares of PAETEC Holding common stock for each outstanding share of McLeodUSA common stock. The accompanying consolidated financial statements include the results of operations of McLeodUSA and McLeodUSA’s wholly-owned subsidiaries from the date of consummation of the McLeodUSA merger.

The Company expected that the McLeodUSA merger would make the Company a more efficient competitor in providing a broad range of communications services and would result in various strategic and operational benefits to the Company, including the following (unaudited):

•

Strategic Benefits. The McLeodUSA merger was expected to allow expansion of the Company’s services to a significant portion of the Midwestern and Western United States, give the Company a presence in 47 of the top 50 and 79 of the top 100 metropolitan statistical areas immediately following the merger, and enhance the Company’s network assets by adding an extensive fiber optic network.

•

Operational Benefits. The Company expected that it would achieve operational benefits from the McLeodUSA merger through, among other benefits: savings in cost of sales by increasing the use of switches and network assets and eliminating duplicative network costs; savings in selling, general and administrative expenses by eliminating duplicative facilities, consolidating back office and information technology systems, and eliminating redundant professional services and other corporate overhead costs; and savings in compensation and benefits costs by reducing the total number of employees of the combined companies.

Supplemental Pro Forma Information (Unaudited)—McLeodUSA Acquisition

The following pro forma consolidated results of operations of the Company assume that the McLeodUSA merger was completed as of January 1, 2008 (in millions, except per share data):

Year Ended December 31, 2008
Revenues	$1,624.7
Net loss	$(507.9)
Basic and diluted net loss per common share	$(3.52)

The pro forma information presents the combined operating results of the Company and McLeodUSA, with the results prior to the merger closing dates adjusted (1) to include the pro forma effect of the elimination of transactions between the Company and McLeodUSA, the adjustment to depreciation and amortization expense associated with the estimated acquired fair value of property and equipment and intangible assets, the redemption of the McLeodUSA senior secured notes and the replacement of the indebtedness represented by the McLeodUSA senior secured notes with $100 million of new borrowings under the incremental term loan facility (Note 6) at the Company’s weighted average borrowing rate, and (2) to reflect the effect of income taxes on the pro forma adjustments using the Company’s effective income tax rate.

The pro forma consolidated basic and diluted loss per share for the year ended December 31, 2008 is based on the consolidated basic and diluted weighted average common shares of PAETEC Holding and McLeodUSA. The historical basic and diluted weighted average shares were converted using the merger exchange ratio.

The pro forma results are presented for illustrative purposes only and do not reflect either the realization of potential cost savings or any related integration costs, other than those actually realized or incurred and reflected in the accompanying consolidated financial statements for the year ended December 31, 2008. Certain cost savings have resulted or may result from the McLeodUSA merger, although there can be no assurance that additional cost savings will be achieved. These pro forma results do not purport to be indicative of the results that would have actually been obtained if the merger had occurred as of the dates indicated, nor do the pro forma results intend to be a projection of results that may be obtained in the future.

Acquisition, Integration and Separation Costs

PAETEC has incurred merger-related costs of $9.7 million during the year ended December 31, 2010. These costs included advisory, legal, accounting, valuation, and other professional fees. In accordance with ASC 805-40, merger-related costs are expensed in the period in which the costs are incurred and the services are received. These amounts are recorded as part of acquisition, integration and separation costs in the accompanying consolidated statements of operations and comprehensive loss.

During the year ended December 31, 2010 and 2008, the Company recorded $4.4 million and $12.1 million, respectively, of integration and separation costs primarily related to employee separations associated with acquisitions, and additional separation costs associated with certain involuntary employee separations.

The following table summarizes the changes in the obligations recognized by the Company in connection with the integration and separation costs and related activity for the periods ended December 31, 2010 and 2009:

	Beginning Balance January 1, 2010	Additions	Payments	Ending Balance December 31, 2010
	(in thousands)
Integration and separation costs	$2,025	$4,445	$2,660	$3,810

	Beginning Balance January 1, 2009	Additions	Payments	Ending Balance December 31, 2009
	(in thousands)
Integration and separation costs	$8,701	$—	$6,676	$2,025

4.	PROPERTY AND EQUIPMENT, NET

Property and equipment as of December 31, 2010 and December 31, 2009 consisted of the following:

	December 31, 2010	December 31, 2009
	(in thousands)
Communications networks	$1,112,615	$803,674
Computer hardware and purchased software	167,101	138,281
Equipment	55,316	40,966
Office equipment, furniture and fixtures	91,621	75,751
Construction-in-progress	41,264	11,583
Land and buildings	46,436	41,632

	1,514,353	1,111,887
Accumulated depreciation	(653,571)	(492,839)

Property and equipment, net	$860,782	$619,048

Construction-in-progress as of December 31, 2010 and December 31, 2009 consisted primarily of costs associated with the build-out of the Company’s communications network. Depreciation expense for the years ended December 31, 2010, 2009 and 2008 totaled $164.5 million, $152.6 million and $142.0 million, respectively.

5.	GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill

The changes in the carrying value of goodwill from January 1, 2009 to December 31, 2010 were as follows (in thousands):

Balance as of January 1, 2009 and December 31, 2009	$300,597
Goodwill related to the Cavalier merger	112,363
Goodwill related to other acquisitions	26,596

Balance as of December 31, 2010	$439,566

The Company performs its annual assessment of the carrying value of its goodwill as of July 1 or as events or circumstances change.

In accordance with ASC 350, the Company applies a fair value-based impairment test to the net book value of goodwill and indefinite-lived intangible assets at a reporting unit level. The analysis of potential impairment of goodwill requires a two-step process. The first step is the estimation of fair value at the reporting unit level. If step one indicates that impairment potentially exists, the second step is performed to measure the amount of impairment, if any. Goodwill impairment potentially exists when the estimated fair value of a reporting unit’s goodwill is less than its carrying value.

During the quarter ended September 30, 2008, the Company experienced a significant decline in market capitalization as a result of a decrease in the market price of PAETEC Holding’s common stock as reported on the NASDAQ Global Select Market. The decline in market capitalization occurred after the Company’s announcement in August 2008 that its operating results for the quarter ended June 30, 2008 would be lower than expected. Some factors contributing to this performance below expectations included less robust billable minutes of use, an increase in customer attrition rates, and continued pricing pressures resulting from competitive product offerings and customer demands for price reductions in connection with contract renewals. The Company determined that these factors combined with the overall general decline in the economy and financial markets were an indicator that a goodwill impairment test was required pursuant to ASC 350. As a result, the Company completed step one of the impairment process by estimating the fair value of its reporting units based on a discounted projection of future cash flows, supported with a market-based valuation, and concluded that the fair values of certain of its reporting units were less than the carrying values. For those reporting units whose fair values were less than the carrying values, the Company conducted step two of the impairment process and determined that the fair value of each reporting unit’s goodwill was less than the carrying value and concluded that goodwill was impaired. The Company recorded a non-cash charge of $340.0 million based on its preliminary assessment in the quarter ended September 30, 2008. The Company finalized the second step of the impairment test in connection with the preparation of the accompanying audited 2008 financial statements and recorded an additional non-cash charge of $15.0 million in the quarter ended December 31, 2008.

During the quarter ended December 31, 2008, the Company’s market capitalization declined further as a result of a decrease in the market price of PAETEC Holding’s common stock as reported on the NASDAQ Global Select Market from the market price at September 30, 2008. The Company determined that the continued decline in market capitalization and the continuation of the factors that were identified during the quarter ended September 30, 2008 were an indicator that a goodwill impairment test was again required pursuant to ASC 350 for the quarter ended December 31, 2008. As a result, the Company completed step one of the impairment process by estimating the fair value of its reporting units based on a discounted projection of future cash flows, supported with a market-based valuation. The Company concluded that the fair values of its reporting units exceeded the carrying values and therefore recorded no impairment.

The impairment tests are highly judgmental and involve the use of significant estimates and assumptions. These estimates and assumptions have a significant impact on the amount of any impairment charge recorded. Discounted cash flow methods are dependent upon assumptions concerning future sales trends, market conditions and cash flows of each reporting unit over several years. Actual cash flows in the future may differ significantly from those previously forecasted. Other significant assumptions used to estimate discounted cash flows include growth rates and the discount rate applicable to future cash flows.

Other Intangible Assets

The gross carrying amount and accumulated amortization by major intangible asset category as of December 31, 2010 and December 31, 2009 were as follows:

	December 31, 2010			Weighted Average Amortization Period
	Gross Carrying Amount	Accumulated Amortization	Net
	(in thousands)
Amortized intangible assets:
Customer-related	$376,343	$(111,029)	$265,314	11 years
Technology-based	1,953	(1,520)	433	5 years
Capitalized software development costs	9,242	(3,477)	5,765	4 years
Technology license	5,164	(1,721)	3,443	5 years
Trade name	2,800	(464)	2,336	6 years

Total	395,502	(118,211)	277,291	10 years
Unamortized intangible assets:
Trade name	2,400	—	2,400

Total	$397,902	$(118,211)	$279,691

	December 31, 2009			Weighted Average Amortization Period
	Gross Carrying Amount	Accumulated Amortization	Net
	(in thousands)
Amortized intangible assets:
Customer-related	$205,603	$(82,395)	$123,208	10 years
Technology-based	1,953	(1,186)	767	5 years
Capitalized software development costs	5,810	(2,093)	3,717	4 years
Technology license	5,164	(689)	4,475	5 years
Trade name	200	(120)	80	5 years

Total	218,730	(86,483)	132,247	10 years
Unamortized intangible assets:
Trade name	2,400	—	2,400

Total	$221,130	$(86,483)	$134,647

Intangible asset amortization expense for the years ended December 31, 2010, 2009 and 2008 was $31.7 million, $31.7 million and $31.9 million, respectively.

Gross intangible assets as of December 31, 2010 included $159.4 million for customer relationship intangible assets (12 year weighted average useful life), $0.7 million for trade names, and $0.1 million for software acquired from Cavalier. Gross intangible assets also include a $5.0 million customer relationship intangible asset from the Quagga acquisition and $1.4 million for the acquired Quagga trade name. The Company also recorded $4.6 million for a customer relationship intangible asset, $2.2 million for acquired software, and $0.5 million for the trade name acquired through the FTS acquisition. Lastly, with the U.S. Energy Partners acquisition, the Company acquired a $1.7 million customer relationship intangible asset. These amounts are based on the Company’s preliminary allocations of the purchase price and may change significantly based on various valuations that will be finalized within 12 months after the applicable closing dates. The Company estimates that future aggregate amortization expense related to intangible assets as of December 31, 2010 will be as follows for the periods presented (in thousands):

Year Ending December 31,
2011	$57,726
2012	47,687
2013	37,962
2014	30,515
2015	23,333
Thereafter	80,068

Total	$277,291

6.	LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

Long-term debt as of December 31, 2010 and December 31, 2009 consisted of the following:

	December 31, 2010	December 31, 2009
	(in thousands)
8 7/8% Senior Secured Notes due 2017	$650,000	$350,000
Unamortized discount on 8 7/8% Senior Secured Notes due 2017, net	(8,435)	(11,320)
9 7/8% Senior Notes due 2018	450,000	—
Unamortized discount on 9 7/8% Senior Notes due 2018	(14,811)	—
9.5% Senior Notes due 2015	300,000	300,000
Senior secured credit facilities	25,000	270,232
Unamortized discount on senior secured credit facilities	—	(1,470)
Capital lease obligations	45,805	18,615
Other	530	—

Total debt	1,448,089	926,057
Less: current portion	(10,733)	(4,786)

Long-term debt	$1,437,356	$921,271

Principal payments on long-term debt are as follows (in thousands):

Year Ending December 31,
2011	$10,733
2012	40,448
2013	11,987
2014	4,030
2015	301,944
Thereafter	1,102,193

Total	$1,471,335

Senior Secured Notes

On June 29, 2009, PAETEC Holding entered into an indenture, dated as of June 29, 2009, as supplemented from time to time, by and among PAETEC Holding, the subsidiary guarantors named therein, and The Bank of New York Mellon, as trustee, pursuant to which the PAETEC Holding issued and sold $350.0 million in aggregate principal amount of its 8 7/8% senior secured notes due 2017. The Company sold the 8 7/8% senior secured notes at an offering price of 96.549% of the principal amount of the senior secured notes in an offering not subject to the registration requirements of the Securities Act. The closing of the sale took place on June 29, 2009. The Company applied the proceeds of the offering, together with cash on hand, to repay approximately $330.5 million principal amount of outstanding term loans under the Company’s existing senior secured credit facilities and to pay related fees and expenses. On November 3, 2009, in accordance with registration rights granted to the purchasers of the 8 7/8% senior secured notes, the Company completed an exchange offer of the 8 7/8% senior secured notes for notes with substantially identical terms registered under the Securities Act.

On January 12, 2010, PAETEC Holding issued and sold an additional $300.0 million in aggregate principal amount of its 8 7/8% senior secured notes due 2017 pursuant to the 8 7/8% senior secured notes indenture. Immediately following the issuance and sale of the senior secured notes, PAETEC Holding had $650.0 million in aggregate principal amount of its 8 7/8% senior secured notes due 2017 outstanding under the 8 7/8% senior secured notes indenture. The Company sold the $300.0 million of 8 7/8% senior secured notes at an offering price of 100.528% of the principal amount of the senior secured notes, plus accrued interest from December 31, 2009, in an offering not subject to the registration requirements of the Securities Act. The Company applied a portion of the gross proceeds of $301.6 million it received from the offering to repay $240.2 million in aggregate principal amount of term loans and $30.0 million in aggregate principal amount of revolving loans outstanding under its existing senior secured credit facilities and to pay $8.3 million of fees incurred in connection with the termination of the remaining $265.0 million notional amount of its swap agreement in effect as of January 12, 2010. The Company paid a total of approximately $9.0 million of offering fees and expenses. On July 26, 2010, in accordance with registration rights granted to the purchasers of the $300.0 million of senior secured notes, the Company completed an exchange offer of the senior secured notes for notes with substantially identical terms registered under the Securities Act.

The 8 7/8% senior secured notes accrue interest at a rate of 8.875% per year. Interest is payable semi-annually in cash in arrears on June 30 and December 31 of each year. The 8 7/8% senior secured notes will mature on June 30, 2017.

The Company may redeem some or all of the 8 7/8% senior secured notes, at any time before June 30, 2013, at a redemption price equal to 100% of their principal amount plus a “make-whole” premium. The Company may redeem some or all of the 8 7/8% senior secured notes, at any time on or after June 30, 2013, at specified redemption prices declining to 100% of their principal amount. In addition, before June 30, 2012, the Company may redeem up to 35% of the aggregate principal amount of the 8 7/8% senior secured notes at a redemption price of 108.875% of their principal amount with the net cash proceeds of certain equity offerings. If the Company undergoes certain kinds of changes of control, or sells certain of its assets and does not either (1) apply the net sale proceeds to repay indebtedness under the Company’s senior secured credit facilities, the 8 7/8% senior secured notes or other indebtedness secured on a first-priority basis or (2) reinvest the net sale proceeds in its business, the Company may be required to offer to purchase 8 7/8% senior secured notes from holders at 101% of their principal amount, in the case of a change of control, or 100% of their principal amount, in the case of a sale of assets. Accrued and unpaid interest on the 8 7/8% senior secured notes would also be payable in each of the foregoing events of redemption or purchase.

The 8 7/8% senior secured notes are PAETEC Holding’s general senior obligations and rank equally in right of payment with all of PAETEC Holding’s existing and future senior indebtedness, including amounts outstanding from time to time under PAETEC Holding’s existing senior secured credit facilities and PAETEC Holding’s senior unsecured notes. The 8 7/8% senior secured notes are secured on a first-priority basis, equally and ratably with the Company’s senior secured credit facilities and any future pari passu secured obligations, subject to permitted liens, by substantially all of the Company’s assets. Each of PAETEC Holding’s restricted subsidiaries that are eligible and required under the 8 7/8% senior secured notes indenture to do so have jointly and severally, fully and unconditionally guaranteed, to each holder of the 8 7/8% senior secured notes, the full and prompt performance of PAETEC Holding’s obligations under the 8 7/8% senior secured notes indenture and the 8 7/8% senior secured notes, including the payment of principal (and premium, if any) and interest on the 8 7/8% senior secured notes, on an equal and ratable basis. The guarantees of the 8 7/8% senior secured notes rank equally in right of payment with the guarantees of the Company’s existing senior secured credit facilities and its outstanding senior unsecured notes and are effectively senior to the guarantors’ existing and future senior unsecured indebtedness to the extent of the collateral securing the guarantees. The 8 7/8% senior secured notes indenture contains customary restrictive covenants, all of which are subject to a number of important qualifications and exceptions.

Senior Notes due 2018

On December 2, 2010, PAETEC Escrow Corporation (“PAETEC Escrow”), a wholly-owned subsidiary of PAETEC Holding, entered into an indenture, dated as of December 2, 2010, by and among PAETEC Escrow and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which PAETEC Escrow issued and sold $450.0 million in aggregate principal amount of its 9 7/8% senior notes due 2018. PAETEC Escrow sold the 9 7/8% senior notes at an offering price of 96.674% of the aggregate principal amount of the 9 7/8% senior notes in an offering not subject to the registration requirements of the Securities Act. The sale of the 9 7/8% senior notes resulted in gross proceeds of approximately $435.0 million which were deposited into a segregated escrow account. On December 6, 2010, upon the effectiveness of PAETEC’s acquisition by merger of Cavalier (Note 3) and the satisfaction of other conditions, PAETEC Holding assumed PAETEC Escrow’s obligations and agreements in respect of the 9 7/8% senior notes and under the 9 7/8% senior notes indenture, the escrow arrangements were terminated, and the proceeds of the offering of the 9 7/8% senior notes were disbursed from the escrow account and used, together with cash on hand, to pay the merger consideration and other costs and expenses related to PAETEC’s acquisition of Cavalier, including repayment of substantially all outstanding Cavalier indebtedness.

The 9 7/8% senior notes accrue interest at a rate of 9.875% per year from December 2, 2010. Interest is payable semi-annually in cash in arrears on June 1 and December 1 of each year, commencing on June 1, 2011. The 9 7/8% senior notes will mature on December 1, 2018.

The Company may redeem some or all of the 9 7/8% senior notes, at any time before December 1, 2014, at a redemption price equal to 100% of their principal amount plus a “make-whole” premium. The Company may redeem some or all of the 9 7/8% senior notes, at any time on or after December 1, 2014 at specified redemption prices declining to 100% of their principal amount. In addition, before December 1, 2013, the Company may redeem up to 35% of the aggregate principal amount of the 9 7/8% senior notes at a redemption price equal to 109.875% of the principal amount thereof with the net cash proceeds of certain equity offerings. If the Company undergoes certain kinds of changes of control or sells certain of its assets and does not either (1) apply the net sale proceeds to repay indebtedness under PAETEC Holding’s senior secured credit facilities, the 8 7/8% senior secured notes, or other indebtedness secured on a first-priority basis, or (2) reinvest the net sale proceeds in its business, the Company may be required to offer to purchase the 9 7/8% senior notes from holders at 101% of their principal amount, in the case of a change of control, or 100% of their principal amount, in the case of a sale of assets. Accrued and unpaid interest on the 9 7/8% senior notes would also be payable in each of the foregoing events of redemption or purchase.

The 9 7/8% senior notes are PAETEC Holding’s senior unsecured obligations and rank equally in right of payment with all of PAETEC Holding’s existing and future senior indebtedness. Each of PAETEC Holding restricted subsidiaries that are eligible and required under the 9 7/8% senior notes indenture to do so have jointly and severally, fully and unconditionally guaranteed, to each holder of the 9 7/8% senior notes, the full and prompt performance of PAETEC Holding’s obligations under the 9 7/8% senior notes indenture and the 9 7/8% senior notes, including the payment of principal (and premium, if any) and interest on the 9 7/8% senior notes, on an equal and ratable basis. Each guarantee ranks equally in right of payment with all existing and future senior unsecured indebtedness of the subsidiary guarantors. The 9 7/8% senior notes and the guarantees are effectively subordinated in right of payment to all of the existing and future secured obligations of PAETEC Holding and the subsidiary guarantors, to the extent of the value of the assets securing those obligations. The 9 7/8% senior notes indenture contains customary restrictive covenants, all of which are subject to a number of important qualifications and exceptions.

In connection with the closing of the sale of the 9 7/8% senior notes, PAETEC Escrow entered into a registration rights agreement, dated as of December 2, 2010 (the “registration rights agreement”). Under the registration rights agreement, upon the assumption of the 9 7/8% senior notes by PAETEC Holding, the Company has agreed to use commercially reasonable efforts to file a registration statement with the SEC to exchange the 9 7/8% senior notes for a new issue of substantially identical debt securities in an exchange registered under the Securities Act or, if required, to file a shelf registration statement to cover resales of the 9 7/8% senior notes under certain circumstances. If (1) the Company fails either to (a) cause the exchange offer registration statement to be declared effective or to consummate the exchange offer within the periods specified in the registration rights agreement or (b) if required, cause any shelf registration statement with respect to resales of the 9 7/8% senior notes to be declared effective within the period specified in the registration rights agreement, or (2) the shelf registration statement is declared effective but thereafter ceases to be effective or usable, subject to specified exceptions, in connection with resales of the 9 7/8% senior notes, the Company will be required to pay additional interest to the holders of the 9 7/8% senior notes under certain circumstances. The maximum amount of additional interest payable in any such event may not exceed 1.0% per annum of the principal amount of the 9 7/8% senior notes.

Senior Notes due 2015

On July 10, 2007, PAETEC Holding entered into an indenture, dated as of July 10, 2007, by and among PAETEC Holding, the subsidiary guarantors named therein, and The Bank of New York, as trustee, pursuant to which PAETEC Holding issued and sold $300.0 million in aggregate principal amount of 9.5% senior notes due 2015. PAETEC Holding sold the 9.5% senior notes in an offering not subject to the registration requirements of the Securities Act. The closing of the sale took place on July 10, 2007. On February 7, 2008, in accordance with registration rights granted to the purchasers of the 9.5% senior notes, the Company completed an exchange offer of the 9.5% senior notes for notes with identical terms registered under the Securities Act.

The 9.5% senior notes accrue interest at a rate of 9.5% per year. Interest is payable semi-annually in cash in arrears on January 15 and July 15 of each year. The 9.5% senior notes will mature on July 15, 2015.

The Company may redeem some or all of the 9.5% senior notes, at any time before July 15, 2011, at a redemption price equal to 100% of their principal amount plus a “make-whole” premium. The Company may redeem some or all of the 9.5% senior notes, at any time on or after July 15, 2011, at specified redemption prices declining to 100% of their principal amount. If the Company undergoes certain kinds of changes of control, or sells certain of its assets and does not apply the net proceeds to repay indebtedness under the Company’s senior secured credit facilities or reinvest such net proceeds in its business, it may be required to offer to purchase the 9.5% senior notes from holders at 101% of their principal amount, in the case of a change of control, or 100% of their principal amount, in the case of a sale of assets. Accrued and unpaid interest on the 9.5% senior notes would also be payable in each of the foregoing events of redemption or purchase.

The 9.5% senior notes are PAETEC Holding’s senior unsecured obligations and rank equally in right of payment with all of PAETEC Holding’s existing and future senior indebtedness. Each of PAETEC Holding’s restricted subsidiaries that are eligible and required under the 9.5% senior notes indenture to do so have jointly and severally, fully and unconditionally guaranteed, to each holder of the 9.5% senior notes, the full and prompt performance of PAETEC Holding’s obligations under the 9.5% senior notes indenture and the 9.5% senior notes, including the payment of principal (and premium, if any) and interest on the 9.5% senior notes, on an equal and ratable basis. Each guarantee ranks equally in right of payment with all existing and future senior unsecured indebtedness of the subsidiary guarantors. The 9.5% senior notes and the guarantees are effectively subordinated in right of payment to all of the existing and future secured obligations of PAETEC Holding and the subsidiary guarantors, to the extent of the value of the assets securing those obligations. The 9.5% senior notes indenture contains customary restrictive covenants, all of which are subject to a number of important qualifications and exceptions.

Subsidiary Guarantees of Senior Notes and Senior Secured Notes

The guarantees of PAETEC’s senior notes and senior secured notes discussed above are full and unconditional and joint and several. PAETEC’s subsidiaries that are not guarantors of its senior notes and senior secured notes are minor. There are no material restrictions on the ability of consolidated subsidiaries to transfer funds to PAETEC Holding in the form of cash dividends, loans or advances. PAETEC Holding has no independent assets or operations. PAETEC Holding’s assets are composed solely of investments it has made in its consolidated subsidiaries and its operations are composed solely of changes in its investment in subsidiaries and interest payments associated with the senior indebtedness incurred by it. Based on these facts, PAETEC Holding is not required to provide consolidating financial information for the subsidiary guarantors.

Senior Credit Facilities

Pursuant to a credit agreement, dated as of February 28, 2007 and amended from time to time, (the “Credit Agreement”), among PAETEC Holding, as borrower, the lenders party thereto from time to time, Deutsche Bank Trust Company Americas, as administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent, and CIT Lending Services Corporation, as documentation agent, PAETEC Holding’s senior secured credit facilities as of January 1, 2008 consisted of a term loan facility in a total principal amount of $498.0 million, of which $495.5 million was outstanding, and a revolving credit facility in a total available principal amount of $50.0 million, none of which was outstanding.

On January 28, 2008, the Company entered into an incremental term loan commitment agreement, dated as of January 28, 2008 (the “incremental facility agreement”), with Merrill Lynch Capital Corporation, CIT Lending Services Corporation and General Electric Capital Corporation (collectively, the “incremental term loan lenders”). Under the incremental facility agreement, the incremental term loan lenders committed to extend to the Company term loans (the “incremental term loans”) pursuant to the Credit Agreement in a total principal amount of $100 million (the “incremental term loan facility”). The incremental term loan facility was funded on January 29, 2008. The Company applied a portion of the borrowings under the incremental term loan facility toward the redemption of the McLeodUSA senior secured notes in connection with the completion of the McLeodUSA merger.

Effective on June 1, 2009, the Company entered into a Second Amendment and Waiver to its Credit Agreement (the “Second Amendment”) with its lenders which amends the Credit Agreement. The Second Amendment granted the Company the right, at its option and subject to specified conditions, to voluntarily prepay term loans outstanding under its term loan facilities. In addition, the Second Amendment also modified some of the restrictive covenants in the Credit Agreement primarily to permit the Company to issue senior secured notes and to allow the Company and its subsidiaries to incur indebtedness and related obligations under such notes if specified conditions are satisfied. The Company issued the 8 7/8% senior secured notes described above in this Note 6 pursuant to the authorization provided under the Second Amendment. The Company used the proceeds it received from the June 2009 and January 2010 sales of its 8 7/8% senior secured notes due 2017 to repay the loans outstanding under its senior secured credit facilities as described below in this Note 6.

In connection with the Company’s June 2009 sale of its 8 7/8% senior secured notes due 2017, the Company applied a portion of the proceeds of the offering, together with cash on hand, to repay approximately $330.5 million principal amount of outstanding term loans under the Company’s existing senior secured credit facilities. Immediately following the application of the offering proceeds, term loans in an aggregate principal amount of approximately $242.1 million remained outstanding under the senior secured credit facilities. The Company recognized $10.3 million of debt extinguishment and related costs in the accompanying consolidated statements of operations and comprehensive loss for the year ended December 31, 2009. This amount represents the elimination of $5.8 million of debt issuance costs and unamortized debt discount related to the repayment of approximately $330.5 million of outstanding term loans under the Company’s existing senior secured credit facilities and $4.5 million of costs incurred related to the reduction of the notional amount of its swap agreement in effect as of June 30, 2009 from $400.0 million to $265.0 million.

In connection with the January 2010 sale of its 8 7/8% senior secured notes due 2017, the Company applied a portion of the offering proceeds to repay the remaining $240.2 million in aggregate principal amount of term loans and $30.0 million in aggregate principal amount of revolving loans outstanding under the senior secured credit facilities. The Company recognized $4.4 million of debt extinguishment and related costs in the accompanying consolidated statement of operations and comprehensive loss for the year ended December 31, 2010. This amount represents the elimination of $3.6 million of debt issuance costs and unamortized debt discount related to the Company’s existing senior secured credit facilities that were paid in full with the proceeds from such senior secured notes and $0.8 million of costs related to the termination of its interest rate swap agreement.

As of December 31, 2010, loans in the aggregate principal amount of approximately $25.0 million were outstanding under the revolving credit facility.

Borrowings under the credit facilities bear interest, at the Company’s option, at an annual rate equal to either a specified “base rate” plus a margin of 1.50% or the London interbank offered rate (“LIBOR”) plus a margin of 2.50%. The margin applicable to LIBOR loans under the revolving credit facility is subject to specified reductions based on certain reductions in the Company’s total leverage ratio. Interest is payable quarterly in arrears.

PAETEC Holding is the borrower under the Credit Agreement. All obligations of PAETEC Holding under the Credit Agreement are guaranteed by all subsidiaries of PAETEC Holding. All assets of PAETEC Holding and its subsidiaries have been pledged to secure their obligations under the credit facilities.

The Credit Agreement places restrictions on the Company’s ability to incur additional indebtedness and to pay dividends on, redeem, or repurchase PAETEC Holding’s capital stock, among other restrictions. All of the covenants are subject to a number of important qualifications and exceptions.

The PAETEC loan parties, consisting of PAETEC Holding and its subsidiaries, may elect, subject to pro forma compliance with a total leverage ratio covenant and other conditions, to solicit the lenders under the Credit Agreement or other prospective lenders to provide up to $65.0 million in aggregate principal amount of incremental term loans. Borrowings under any incremental term loan facility may be used for working capital, capital expenditures and other general corporate purposes of the Company. The indenture governing the 8 7/8% senior secured notes limits the Company’s ability to increase borrowings under its senior secured credit facilities.

The PAETEC loan parties may use the proceeds of loans under the revolving credit facility for working capital, capital expenditures and general corporate purposes. A portion of the facility is available for the issuance of letters of credit to support the operating requirements of the PAETEC loan parties.

Financing Commitment Letter

On September 12, 2010, concurrently and in connection with the execution of the Cavalier merger agreement (Note 3), the Company entered into a financing commitment letter with Banc of America Bridge LLC, Banc of America Securities LLC, Deutsche Bank AG Cayman Islands Branch, and Deutsche Bank Securities Inc. (collectively, the “agents”), pursuant to which Banc of America Bridge LLC and Deutsche Bank AG Cayman Islands Branch (together, the “committing parties”) had committed to provide the Company with senior secured bridge loans in an aggregate principal amount of up to $420 million (the “bridge facility”). The commitments of the committing parties were set to expire on March 12, 2011. On December 2, 2010, in connection with the closing of the sale of the 9 7/8% senior notes, as described above in this Note 6, the senior secured bridge facility was terminated in accordance with the terms of the bridge facility agreement. The Company recognized $3.0 million of debt extinguishment and related costs in the accompanying consolidated statement of operations and comprehensive loss for the year ended December 31, 2010, representing the elimination of the unamortized commitment fees.

Capital Lease Obligations

As of December 31, 2010 and 2009, the Company had total capital lease obligations of $45.8 million and $18.6 million, respectively, of which $35.2 and $13.8 million, respectively, was classified as long-term.

Interest Rate Swap Agreements

In order to reduce the Company’s exposure to fluctuations in interest rates, the Company periodically enters into interest rate swap agreements. These agreements effectively convert a portion of the Company’s variable-rate debt to fixed-rate debt. Such agreements involve the exchange of fixed-rate and variable-rate payments over the life of the agreement without the exchange of the underlying principal amounts. The Company’s policy is to enter into swap agreements only with counterparties it considers to be creditworthy. As described above in this Note 6, the Company repaid all of its variable-rate debt outstanding under its senior secured credit facilities in January 2010 and terminated its existing interest rate swap agreement. Interest rate swap agreements in effect as of December 31, 2009 were as follows:

	Notional Amount (in thousands)	Maturities	Strategy	Weighted Average LIBOR Rate	Fixed Rate
December 31, 2009	$265,000	06/30/2011	Cash Flow Hedge	0.24%	2.85%

Weighted-average variable rates are subject to change over time as the LIBOR fluctuates. Notional amounts do not represent amounts exchanged by the parties and, thus, are not a measure of the Company’s interest rate exposure.

Risk management strategies, such as interest rate swaps, are reviewed by the Company’s board of directors. The Company’s policy is to limit the maximum amount of positions that can be taken in any given instrument.

The fair value, on a gross basis, of the Company’s derivative financial instruments included in the accompanying consolidated balance sheet as of December 31, 2009 is presented as follows (in thousands):

	Balance Sheet Location	Fair Value
Derivatives:
Interest rate swap agreements	Accrued Expenses	$7,544

Total derivatives		$7,544

The activity for the year ended December 31, 2009 related to the Company’s derivative financial instruments designated as hedging instruments is presented as follows (in thousands):

	Amount of Gain Recognized in Other Comprehensive Loss on Derivatives (effective portion)	Location of Gain Reclassified from Accumulated Other Comprehensive Loss into Earnings (effective portion)	Amount of Loss Reclassified from Accumulated Other Comprehensive Loss into Earnings (effective portion)	Loss Recognized in Income on Derivative (ineffective portion and amount excluded from effectiveness testing)
Interest rate swap agreements	$6,947	Debt extinguishment and related costs	$12,074	$—

Total derivatives	$6,947		$12,074	$—

The Company discontinues hedge accounting prospectively when it determines that the derivative is no longer effective in offsetting changes in cash flows of a hedged item, the derivative or hedged item expires or is sold, terminated, or exercised, or management determines that it is no longer appropriate to designate the derivative as a hedge instrument. The discontinuation of hedge accounting would result in a reclassification into earnings of any gains or losses that are currently being reported in accumulated other comprehensive loss.

In June 2009, the Company reduced the notional amount of its swap agreement in effect as of June 30, 2009 from $400.0 million to $265.0 million in connection with its debt refinancing transaction in June 2009 as described above in this Note 6. As a result, the Company reclassified $4.5 million from accumulated other comprehensive loss to debt extinguishment and related costs in the accompanying consolidated statements of operations and comprehensive loss. As a result of the Company’s January 2010 issue and sale of $300.0 million principal amount of its 8 7/8% senior secured notes due 2017 and the Company’s use of proceeds from the offering to repay the loans outstanding under its senior secured credit facilities, management determined that at December 31, 2009 it was no longer appropriate to designate the swap agreement as a hedge instrument. The discontinuation of hedge accounting resulted in a reclassification of $7.5 million from accumulated other comprehensive loss to debt extinguishment and related costs in the accompanying consolidated statements of operations and comprehensive loss for the year ended December 31, 2009.

7.	INCOME TAXES

The (benefit from) provision for income taxes for the years ended December 31, 2010, 2009 and 2008 consisted of the following:

	Year Ended December 31,
	2010	2009	2008
	(in thousands)
Current income tax expense (benefit):
U.S. federal	$(1,609)	$—	$—
U.S. state	1,790	1,880	2,410

Total	181	1,880	2,410

Deferred income tax expense (benefit) :
U.S. federal	(14,433)	(9,380)	(13,821)
U.S. state	6,864	(895)	(2,945)
Change in valuation allowance	6,227	7,041	104,323

Total	(1,342)	(3,234)	87,557

Tax benefit recognized for uncertain tax positions	157	—	(170)

Total (benefit from) provision for income taxes	$(1,004)	$(1,354)	$89,797

The (benefit from) provision for income taxes for each of the years ended December 31, 2010, 2009 and 2008 differs from the expected income tax expense calculated using the statutory U.S. federal income tax rate as follows:

	Year Ended December 31,
	2010		2009		2008
	(in thousands)
Federal (benefit) provision at statutory rate	$(20,561)	35%	$(10,515)	35%	$(139,335)	35%
State taxes, net of federal (benefit) provision	(1,063)	2%	327	(1)%	(1,378)	—
Impact of corporate reorganization	9,091	(16)%	—	—	—	—
Non-deductible goodwill impairment	—	—	—	—	124,250	(31)%
Transaction costs	2,724	(5)%	—	—	(471)	—
Stock-based compensation	2,308	(4)%	1,368	(4)%	2,007	(1)%
Other	113	—	425	(2)%	571	—
Benefit recognized for uncertain tax positions	157	—	—	—	(170)	—
Change in valuation allowance	6,227	(10)%	7,041	(23)%	104,323	(26)%

(Benefit from) provision for income taxes	$(1,004)	2%	$(1,354)	5%	$89,797	(22)%

Deferred Income Taxes—Deferred income tax assets or liabilities reflect temporary differences between amounts of assets and liabilities, including net operating loss (“NOL”) carryforwards, for financial and tax reporting. Such amounts are adjusted as appropriate to reflect changes in the tax rates expected to be in effect when the temporary differences reverse. A valuation allowance is established for any deferred income tax asset for which realization is uncertain.

The Company considers all available positive and negative evidence, including future reversals of existing temporary differences, projected future taxable income and recent financial operations, to determine whether, based on the weight of that evidence, a valuation allowance is needed for some portion or all of a net deferred income tax asset. Judgment is used in considering the relative impact of negative and positive evidence. In arriving at these judgments, the weight given to the potential effect of negative and positive evidence is commensurate with the extent to which such evidence can be objectively verified. In evaluating the objective evidence that historical results provide, the Company considered the past three years of combined results on a pro forma basis, including the results of Cavalier beginning on January 1, 2008.

Based on an assessment of the available positive and negative evidence, including the historical pro forma combined results, the Company determined that there are uncertainties relative to its ability to utilize the net deferred income tax assets. In recognition of these uncertainties, the Company has provided a valuation allowance of $468.8 million on the net deferred income tax assets as of December 31, 2010. A valuation allowance of $367.9 million existed on the net deferred income tax assets as of December 31, 2009, resulting in a net increase of $100.9 million in the year ended December 31, 2010, of which $6.2 million represents a charge to income tax expense and $94.7 million represents a charge to goodwill as it relates primarily to purchase accounting for the Cavalier acquisition (Note 3). The Company will continue to evaluate the need for a valuation allowance in the future, and if it is determined that its deferred income tax assets are realizable, an adjustment to the valuation allowance will be reflected.

The Company completed a reorganization involving some of the Company’s direct and indirect wholly-owned subsidiaries during 2010. The benefit from income taxes for 2010 reflects the impact to deferred taxes from the reorganization, net of certain current state taxes and income taxes in selected jurisdictions where net operating losses are not available. The reorganization resulted in a change in the overall state effective tax rate and the forfeiture of certain state net operating losses. As a result, the provision for deferred income taxes includes a charge of approximately $9.1 million, reflecting a reduction to the carrying value of deferred tax assets. A corresponding benefit is recorded as a change in the valuation allowance.

The Company’s deferred income tax assets (liabilities) as of December 31, 2010 and 2009 consisted of the following:

	December 31,
	2010	2009
	(in thousands)
Current:
Allowance for doubtful accounts	$11,601	$8,609
Other accruals and deferrals	34,431	27,396
Deferred revenue	3,033	2,732
Interest rate swap liability	—	2,747
Valuation allowance	(38,264)	(33,119)

Net current deferred income tax asset	$10,801	$8,365

Non-current:
NOL carryforwards	$519,840	$381,387
Federal and state alternative minimum tax credit carryforward	5,264	2,339
Basis difference in property and equipment and intangible assets	(137,443)	(86,371)
Stock-based compensation	7,621	9,408
Interest rate swap liability	—	—
Deferred revenue	15,668	13,094
Other	8,787	5,306
Valuation allowance	(430,538)	(334,870)

Net non-current deferred income tax liability	$(10,801)	$(9,707)

The Company recorded a benefit from income taxes of $1.0 million for the year ended December 31, 2010, which represented an effective tax rate of 1.7%. Excluding the $6.2 million tax charge to establish the valuation allowance and the $9.1 million charge to state taxes relating the legal entity reorganization, the Company’s effective income tax rate would have been 27.8% for the year ended December 31, 2010.

The Company recorded a benefit from income taxes of $1.4 million for the year ended December 31, 2009, which represented an effective tax rate of 4.5%. Excluding the $7.0 million tax charge to establish the valuation allowance, the Company’s effective income tax rate would have been 27.9% for the year ended December 31, 2009.

As of December 31, 2010, the Company had federal NOL carryforwards of approximately $1.3 billion, including approximately $262.9 million of NOL carryforwards acquired as part of the December 6, 2010 acquisition of Cavalier. The Company has recorded a deferred income tax asset of approximately $457.4 million reflecting the benefit of federal loss carryforwards. If unused, the NOL carryforwards would expire on various dates from 2016 through 2030. In recognition of the uncertainties relative to the utilization of the federal NOLs, a full valuation allowance has been recorded.

Included in the deferred income tax asset for NOL carryforwards as disclosed in the schedule above is approximately $62.4 million of deferred tax assets attributable to state NOLs. Management believes that it is more likely than not that the benefit from certain state NOL carryforwards will not be realized prior to their expiration. In recognition of this uncertainty, the Company has provided a full valuation allowance on the deferred income tax assets related to the state NOL carryforwards.

As a result of certain realization requirements of ASC 718, Compensation-Stock Compensation, the Company’s deferred income tax assets at December 31, 2010 do not include approximately $89.8 million of excess tax benefits from employee stock option exercises that are a component of the Company’s NOL carryovers. Stockholders’ equity will be increased by approximately $31.4 million if and when such deferred income tax assets are ultimately realized for federal income tax purposes. The Company uses ordering pursuant to ASC 740, Income Taxes, for purposes of determining when excess tax benefits have been realized.

As discussed in Note 2, the Company accounts for uncertain tax positions in accordance with ASC 740. The amount of unrecognized tax benefits from uncertain tax positions at December 31, 2010 was $0.5 million, net of federal tax benefit, the majority of which, if recognized, would affect the effective tax rate.

The Company files U.S. federal income tax returns and income tax returns in various state jurisdictions. The Company’s U.S. federal tax years ended December 31, 2007 through December 31, 2010 and various state tax years remain subject to income tax examinations by tax authorities.

The Company recognizes interest accrued related to unrecognized tax benefits in income tax expense. Penalties, if incurred, would also be recognized as a component of income tax expense. As of December 31, 2010, the Company had approximately $0.1 million of interest accrued related to unrecognized tax benefits.

Amounts related to uncertain tax positions that may change within the next twelve months are not expected to be material.

The following table summarizes the activity related to the Company’s gross unrecognized tax benefits for the years ended December 31, 2010, 2009 and 2008:

	Year Ended December 31,
	2010	2009	2008
	(in thousands)
Balance at January 1	$581	$677	$938
Additions based on tax positions related to the current year	192	75	339
Additions for tax positions of prior years	49	44	—
Reductions for tax positions of prior years	—	(158)	(600)
Settlements	—	(57)	—

Balance at December 31	$822	$581	$677

8.	STOCKHOLDERS’ EQUITY

The authorized capital stock of PAETEC Holding consists of 300,000,000 shares of common stock. In addition to the common stock, PAETEC Holding has the authority to issue 20,000,000 shares of preferred stock. No such shares of preferred stock have been issued as of December 31, 2010. All shares of common stock have the same rights, powers and privileges. Holders of common stock are entitled to share ratably in dividends when and as declared by the Company’s Board of Directors out of funds legally available. On liquidation and dissolution of the Company, each holder of common stock is entitled to share ratably in all assets remaining after satisfaction of any claims of the creditors and holders of preferred stock.

Share Repurchase—During the year ended December 31, 2009, PAETEC Holding’s Board of Directors authorized the repurchase of up to $25.0 million of PAETEC Holding’s outstanding common stock through December 31, 2010, subject to conditions. PAETEC Holding was authorized to repurchase shares from time to time, at its discretion, on the open market or in private transactions. During the year ended December 31, 2010, PAETEC Holding repurchased, at fair value and on the open market, a total of 4,033,036 shares of its common stock at a total cost of approximately $16.1 million. In connection with the repurchases, PAETEC Holding paid commissions totaling approximately $0.1 million.

During the year ended December 31, 2009, PAETEC Holding repurchased, at fair value and on the open market, a total of 923,100 shares of its common stock at a total cost of approximately $1.6 million under a stock repurchase program that expired in August 2009. Also during the year ended December 31, 2009, PAETEC Holding repurchased under the stock repurchase program that expired in December 2010, at fair value and on the open market, 1,028,200 shares of its common stock at a total cost of approximately $3.9 million. In total, for the year ended December 31, 2009, PAETEC Holding repurchased, at fair value and on the open market, 1,951,300 shares of its common stock at a total cost of approximately $5.5 million. In connection with the repurchases, PAETEC Holding paid commissions totaling less than $0.1 million.

During the year ended December 31, 2008, PAETEC Holding repurchased, at fair market value and on the open market, a total of 5,885,566 shares of common stock at a total cost of approximately $12.8 million under the stock repurchase program which expired in August 2009. In connection with the repurchases, PAETEC Holding paid commissions totaling approximately $0.2 million.

All shares repurchased under the programs were retired and have resumed the status of authorized and unissued shares.

9.	SHARE-BASED TRANSACTIONS

Employee Stock Purchase Plan

On December 18, 2007, the PAETEC Holding Corp. Employee Stock Purchase Plan (the “ESPP”) was approved by the Company’s stockholders. Under the ESPP, a total of 4,100,000 shares of PAETEC Holding’s common stock are available for purchase by eligible employees.

The ESPP provides for specified purchase periods during which an eligible employee is permitted to accumulate payroll deductions in a plan account for the purchase of shares of PAETEC Holding common stock. Substantially all employees may elect to participate in the ESPP by authorizing payroll deductions. Under the ESPP, no participant may purchase in any one calendar year shares of common stock having an aggregate fair market value in excess of the lesser of (1) $25,000 or (2) 50% of such participant’s salary or wages during such period, and the Company may impose additional limitations on participants. The purchase price per share under the ESPP set by the Company is 90% of the closing price of a share of outstanding common stock on the last trading day of the purchase period.

As of December 31, 2010, purchase rights for 2,026,598 shares had been granted under the ESPP and 2,073,402 shares of common stock remained available for issuance. During the year ended December 31, 2010, PAETEC Holding issued share amounts of 143,297, 160,837, 163,535, and 175,731 shares at a purchase price of approximately $4.21, $3.07, $3.70, and $3.37, per share, respectively, which represented 90% of the closing price of the common stock as reported on the NASDAQ Global Select Market on March 31, 2010, June 30, 2010, September 30, 2010 and December 31, 2010, respectively.

Compensation expense attributable to the ESPP for each of the years ended December 31, 2010, 2009 and 2008 totaled approximately $0.3 million, $0.2 million, and $0.2 million, respectively.

2007 Stock Incentive Plan

On January 25, 2007, the PAETEC Holding Corp. 2007 Omnibus Incentive Plan (the “2007 Incentive Plan”) was adopted. A total of 10,000,000 shares of PAETEC Holding common stock are available for issuance under the 2007 Incentive Plan in connection with equity awards. Awards under the 2007 Incentive Plan may be made in the form of stock options, stock appreciation rights, restricted stock, stock units, performance awards, incentive awards, unrestricted stock and any combination of the foregoing. This plan also provides for the grant of performance incentives in the form of cash-based awards.

Stock-based Compensation

Stock-based compensation expense for the 2007 Incentive Plan and other equity incentive plans (collectively, the “Stock Incentive Plans”) is based on the grant-date fair value estimated in accordance with ASC 718, Compensation—Stock Compensation. The Company recognizes these compensation costs, net of an estimated forfeiture rate, ratably over the requisite service period of the award. The Company estimated the forfeiture rate based on its historical experience.

Tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options are classified as financing cash flows. Any potential tax benefit associated with incentive stock options will be recognized only at the time of settlement (if those options are settled through a disqualifying disposition). As a result, the stock-based compensation expense associated with incentive stock options must be treated as a permanent difference until that time, which, in turn, results in an increase to the Company’s effective income tax rate in the period granted.

The contractual term of options granted under the Stock Incentive Plans is ten years. Awards granted under the Stock Incentive Plans generally vest ratably over a three- or four-year period, provided that the grantee remains in service during that time. Certain stock unit awards granted under our 2007 Incentive Plan vest over a three- or four-year period, and upon the achievement of one or more performance-based objectives.

Stock Option Activity

The following table summarizes stock option activity under the Stock Incentive Plans for the year ended December 31, 2010:

	Shares of Common Stock Underlying Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (years)	Aggregate Intrinsic Value (in thousands)
Outstanding at January 1, 2010	11,623,516	$4.42
Granted	922,515	$4.16
Exercised	(904,846)	$2.20
Cancelled	(1,021,685)	$6.74
Forfeited	(162,189)	$5.17

Outstanding at December 31, 2010	10,457,311	$4.35	4.9	$7,695

Vested or expected to vest at December 31, 2010	10,359,714	$4.36		$7,673

Exercisable at December 31, 2010	8,440,402	$4.34	4.1	$6,466

The aggregate intrinsic value in the table above represents the total pretax intrinsic value (the difference between the closing sale price of PAETEC Holding’s common stock as reported on the NASDAQ Global Select Market on December 31, 2010 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders if all option holders had exercised their options on December 31, 2010. This amount changes based on the fair market value of PAETEC Holding’s common stock. The aggregate intrinsic value of options exercised during the years ended December 31, 2010, 2009 and 2008 was approximately $2.0 million, $1.8 million and $7.1 million, respectively.

For options granted during the years ended December 31, 2010, 2009 and 2008, the weighted average fair values of the stock options granted, estimated on the dates of grant using the Black-Scholes option-pricing model, were $2.83, $1.09 and $3.62 respectively, using the following assumptions:

	Year Ended December 31,
	2010	2009	2008
Expected option life (in years)	6.2	6.0	5.00-6.00
Risk free interest rate	1.6% – 3.0%	2.0% – 3.0%	1.4% – 3.6%
Expected volatility	74.6% – 75.8%	73.8% – 76.2%	56.6% – 74.0%
Expected dividend yield	—	—	—

Total compensation expense related to stock options granted totaled approximately $2.8 million, $4.3 million and $11.1 million for the years ended December 31, 2010, 2009 and 2008, respectively. These amounts are recorded as part of selling, general and administrative expenses in the accompanying consolidated statements of operations and comprehensive loss.

The following table summarizes stock option information at December 31, 2010:

	Options Outstanding		Options Exercisable
Range of Exercise Prices	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
$0.00 – $2.10	2,567,899	$1.66	2,094,877	$1.73
$2.11 – $3.15	1,290,792	$2.32	1,259,825	$2.31
$3.16 – $7.35	4,676,439	$4.22	3,547,203	$4.25
$7.36 – $13.46	1,922,181	$9.63	1,538,497	$9.77

	10,457,311	$4.35	8,440,402	$4.34

As of December 31, 2010, there was approximately $3.7 million of total unrecognized stock-based compensation expense related to unvested stock options granted under the Stock Incentive Plans. The Company expects to recognize the expense over a weighted average period of 1.6 years.

Stock Unit Activity

The following table summarizes stock unit activity under the Stock Incentive Plans for the year ended December 31, 2010:

	Shares of Common Stock Underlying Stock Units	Weighted Average Grant Date Fair Value
Outstanding at January 1, 2010	4,567,066	$5.64
Granted	1,453,315	$3.58
Vested	(1,819,083)	$3.25
Forfeited	(213,531)	$5.29

Outstanding at December 31, 2010	3,987,767	$5.29

For stock units granted during the years ended December 31, 2010, 2009 and 2008, the weighted average fair values of the stock units granted, determined by the closing sale price of PAETEC Holding’s common stock as reported on the NASDAQ Global Select Market on the dates of grant, were $3.58, $1.28, and $7.00, respectively.

During the years ended December 31, 2010, 2009 and 2008, the Company granted stock units under the 2007 Incentive Plan with a four-year service period, subject to achievement of a specified performance target based on PAETEC Holding’s common stock price. Awards vest in equal installments over a four-year period only if specified increases in the price of the PAETEC Holding’s common stock are achieved in the first year. Under ASC 718, these awards are considered to have a market condition. The effect of a market condition is reflected in the grant date fair value of the award and, therefore, compensation expense is recognized on these awards provided that the requisite service is rendered, regardless of whether the market condition is achieved. The fair value of these awards was estimated using a Monte Carlo simulation model.

During the years ended December 31, 2010, 2009 and 2008, the Company granted stock units under the 2007 Incentive Plan with a three-year service period, subject to achievement each year of certain cash flow objectives. Under ASC 718, these awards are considered to have a performance condition. As such, the Company periodically assesses which outcomes are probable of achievement to ensure that compensation cost for these awards will reflect the number of awards that are ultimately expected to vest. The fair value of these awards was determined by the closing sale price of PAETEC Holding’s common stock as reported on the NASDAQ Global Select Market on the date of grant.

The aggregate intrinsic value of stock units that vested during the years ended December 31, 2010, 2009 and 2008 was approximately $7.0 million, $14.1 million, and $0.3 million, respectively.

To satisfy income tax withholding requirements in connection with the vesting of stock units during the years ended December 31, 2010, 2009 and 2008, the Company withheld shares of PAETEC Holding common stock totaling 623,203 shares, 2,166,460 shares, and 20,747 shares, respectively.

For the years ended December 31, 2010, 2009 and 2008 the total compensation expense related to stock units granted was approximately $6.4 million, $12.6 million and $10.7 million, respectively. These amounts are recorded as part of selling, general and administrative expenses in the accompanying consolidated statements of operations and comprehensive loss.

As of December 31, 2010, there was unrecognized stock-based compensation expense related to unvested stock unit awards of approximately $12.0 million. The Company expects to recognize the expense over a weighted average period of 1.3 years.

Warrant Activity The Company’s independent sales agents participate in the PAETEC Holding Corp. 2009 Agent Incentive Plan (the “2009 Warrant Plan”), which was adopted by PAETEC Holding during the twelve months ended December 31, 2009. Prior to adoption of the 2009 Warrant Plan, the Company’s independent sales agents participated in the PaeTec Communications, Inc. Agent Incentive Plan (the “1999 Warrant Plan,” and collectively with the 2009 Warrant Plan, the “Warrant Plans”). Awards under the 1999 Warrant Plan were originally issued from 1999 to 2005. The Company will not make any new warrant awards under the 1999 Warrant Plan.

The 2009 Warrant Plan provides for the issuance of up to 600,000 shares of common stock upon the exercise of warrants granted under the plan to independent sales agents of the Company. Independent sales agents may include, in addition to individuals, corporations and other organizations that act as PAETEC’s sales agents. Vesting of the warrants is conditioned upon the warrant holder’s achievement and maintenance of specified revenue levels. The 2009 Warrant Plan is designed to create an incentive for the sales agents and is administered by the Company’s senior management.

During the year ended December 31, 2009, the Company granted warrants to purchase 600,000 shares under the 2009 Warrant Plan (the “2009 warrants”). The 2009 warrants are accounted for under the provisions of ASC 718 and ASC 505-50, Equity-Based Payments to Non-Employees (“ASC 505-50”). In accordance with ASC 505-50, the measurement date will be the date at which the agent’s performance is complete. At the measurement date, the Company will estimate the fair value of each warrant using the Black-Scholes option pricing model. For warrants that vested during the years ended December 31, 2010 and 2009, the weighted average fair value, estimated at the measurement date using the Black Scholes option-pricing model, was $3.46 and $3.30, respectively using the following assumptions:

	Year Ended December 31, 2010	Year Ended December 31, 2009
Expected option life (in years)	8.7-9.3	10.0
Risk free interest rate	2.3% – 3.6%	3.0% – 4.0%
Expected volatility	76.3% – 82.3%	87.6% – 88.6%
Expected dividend yield	—	—
The following table summarizes as of December 31, 2010 information concerning warrants outstanding under the Warrant Plans and outstanding warrants issued by US LEC and assumed by PAETEC Holding pursuant to the US LEC merger (the “US LEC warrants):

	Shares of Common Stock Underlying Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (years)	Aggregate Intrinsic Value (in thousands)
Outstanding at January 1, 2010	2,562,771	$2.41
Granted	—	$—
Exercised	(34,344)	$2.26
Cancelled	—	$—
Forfeited	(6,492)	$3.86

Outstanding at December 31, 2010	2,521,935	$2.41	3.5	$3,492

Exercisable at December 31, 2010	2,041,935	$2.30	2.3	$3,084

The aggregate intrinsic value in the table above represents the total pretax intrinsic value (the difference between the closing sale price of PAETEC Holding’s common stock as reported on the NASDAQ Global Select Market on December 31, 2010 and the warrant exercise price, multiplied by the number of in-the-money warrants) that would have been received by the warrant holders if all warrant holders had exercised their warrants on December 31, 2010. This amount changes based on the fair market value of PAETEC Holding’s common stock. The aggregate intrinsic value of warrants exercised during the years ended December 31, 2010 and 2009 was less than $0.1 million. The aggregate intrinsic value of warrants exercised during the year ended December 31, 2008 was approximately $0.5 million.

Total stock-based compensation expense related to warrants was approximately $0.3 million for the year ended December 31, 2010, $1.7 million for the year ended December 31, 2009 and less than $0.1 million, net of tax, for the year ended December 31, 2008. These amounts are recorded as part of selling, general and administrative expenses in the accompanying consolidated statements of operations and comprehensive loss.

The following table summarizes information relating to outstanding warrants as of December 31, 2010:

	Warrants Outstanding		Warrants Exercisable
Range of Exercise Prices	Number of Warrants	Weighted- Average Exercise Price	Number of Warrants	Weighted- Average Exercise Price
$0.00 – $2.78	1,689,307	$1.99	1,689,307	$1.99
$2.79 – $4.00	685,753	$2.97	205,753	$3.14
$4.01 – $5.00	146,875	$4.70	146,875	$4.70

	2,521,935	$2.41	2,041,935	$2.30

10.	LOSS PER COMMON SHARE

The computation of basic and diluted net loss per common share for the years ended December 31, 2010, 2009 and 2008 was as follows:

	Year Ended December 31,
	2010	2009	2008
	(in thousands, except share and per share data)
Net loss	$(57,741)	$(28,689)	$(487,895)

Weighted average common shares outstanding-basic and diluted	145,345,301	143,371,462	140,210,860

Net loss per common share-basic and diluted	$(0.40)	$(0.20)	$(3.48)

For the years ended December 31, 2010, 2009 and 2008, the Company had outstanding options, warrants and restricted stock units for 16,967,013, 18,753,353 and 26,051,841 shares, respectively, which were exercisable for or represented common shares that were not included in the calculation of diluted loss per common share because the effect would have been anti-dilutive.

11.	EMPLOYEE BENEFIT PLAN

The Company has a 401(k) retirement savings plan, pursuant to section 401(k) of the Internal Revenue Code, under which employees can contribute up to 25% of their annual salary. Employees are eligible for participation upon employment. For the years ended December 31, 2010 and 2009 the Company did not make any discretionary matching contributions. The Company’s discretionary matching contributions for the year ended December 31, 2008 totaled $4.5 million.

12.	COMMITMENTS AND CONTINGENCIES

Operating Leases—The Company has entered into various non-cancelable operating lease agreements, with expiration dates through 2030, for office space and equipment. Some of these leases have free or escalating rent payment provisions. The Company recognizes rent expense under these leases on a straight-line basis.

Total rent expense for the years ended December 31, 2010, 2009 and 2008 was $43.1 million, $41.5 million, and $37.6 million, respectively. Future minimum lease obligations related to the Company’s operating leases as of December 31, 2010 are as follows (in thousands):

Year Ending December 31,
2011	$40,685
2012	35,528
2013	29,871
2014	23,181
2015	18,662
Thereafter	55,293

$203,220

Purchase Commitments—As of December 31, 2010, the Company had entered into agreements with vendors to purchase approximately $32.0 million of equipment and services, of which the Company expects $25.1 million to be delivered and payable in the year ending December 31, 2011, $4.2 million to be delivered and payable in the year ending December 31, 2012, and $2.7 million to be delivered and payable in the year ending December 31, 2013.

Data and Voice Services—The Company has various agreements with certain carriers for data and voice services. As of December 31, 2010, the Company’s minimum commitments under these agreements totaled $148.4 million, of which $119.8 million expire in the year ending December 31, 2011, $12.5 million expire in the year ending December 31, 2012, $12.5 million expire in the year ending December 31, 2013, $2.9 million expire in the year ending December 31, 2014, and $0.7 million to expire in the year ending December 31, 2015. Related expenses, when incurred, are included in cost of sales in the accompanying consolidated statements of operations and comprehensive (loss) income.

Regulation— The Company’s services are subject to varying degrees of federal, state and local regulation. These regulations are subject to ongoing proceedings at federal and state administrative agencies or within state and federal judicial systems. Results of these proceedings could change, in varying degrees, the manner in which the Company operates. The Company cannot predict the outcome of these proceedings or their effect on the Company’s industry generally or upon the Company specifically.

Interconnection and Network Access Agreements—The Company is dependent on the use of incumbent local exchange carriers’ local and transport networks and access services to provide telecommunications services to its customers. Charges for leasing local and transport network components and purchasing special access services historically have made up a significant percentage of the Company’s overall cost of providing the services. These network components and services are purchased in each PAETEC market through interconnection agreements, special access contracts, commercial agreements or a combination of such agreements from the incumbent local exchange carrier, or, where available, from other wholesale network service providers. These costs are recognized in the period in which the services are delivered and are included as a component of the Company’s cost of sales in the accompanying consolidated statements of operations and comprehensive loss.

Litigation— The Company is party to various legal proceedings, most of which relate to routine matters incidental to the Company’s business. The result of any current or future litigation or other legal proceedings is inherently unpredictable. The Company’s management, however, believes that there is no litigation or other legal proceedings asserted or pending against the Company that could have, individually or in the aggregate, a material adverse effect on its financial position, results of operations or cash flows, except as indicated below.

In October 2008, PaeTec Communications, Inc. filed a claim in the Supreme Court for the State of New York, County of Monroe, against Lucent Technologies, Inc., Alcatel USA Marketing, Inc. and Alcatel-Lucent

(collectively “Alcatel-Lucent”) for reimbursement of costs and fees in connection with a patent infringement case brought against the Company by Sprint Communications Company L.P. (“Sprint”) and settled in May 2009. The Company’s claim against Alcatel-Lucent alleges that because the Sprint claims arose from the use by the Company of Alcatel-Lucent equipment, Alcatel-Lucent has an obligation to defend and indemnify the Company pursuant to the contract terms under which it sold the equipment to the Company. Alcatel-Lucent has denied the claim and counter-claimed against the Company for allegedly unpaid switch software licensing charges, and associated late fees. The Company believes that it has meritorious defenses against these counter-claims. At this time, the Company is unable to estimate a potential loss or range of loss, if any.

13.	RELATED PARTIES

The Company employs an immediate family member of its Chairman, President and Chief Executive Officer. The Company made total salary and bonus payments to the family member of $313,676 for the year ended December 31, 2010, $200,000 for the year ended December 31, 2009, and $236,170 for the year ended December 31, 2008. During the period from January 1, 2008 to December 31, 2010, the Company issued to this individual options to purchase a total of 29,000 shares of common stock at exercise prices ranging from $1.28 to $7.64 per share, as well as restricted stock units for 131,000 shares of common stock. In addition, from time to time, another immediate family member of the Chairman, President and Chief Executive Officer performs consulting services for the Company. The amounts paid to this individual for these services were nominal during the years ended December 31, 2010, 2009 and 2008.

In 2008, the Company entered into arrangements with an unrelated aircraft charter corporation pursuant to which it commits over a specified period to charter a minimum number of hours of flight time on the charter corporation’s managed fleet of jet aircraft. One of the several jet aircraft in the charter corporation’s fleet that were used by the Company during the years ended December 31, 2010, 2009 and 2008 is owned by a limited liability company that is 50% owned by the Company’s Chairman, President and Chief Executive Officer and 50% owned by the Company’s Vice Chairman. Under an agreement between the charter corporation and the limited liability company, the charter corporation leases the limited liability company’s jet on an exclusive basis, manages the operation of the jet and solicits charter customers to use the jet. Under the agreement, the charter corporation is required to pay the limited liability company a specified rate for each flight hour for which the limited liability company’s aircraft is used by customers of the charter corporation for charter services. The charter corporation also pays all associated fuel costs and other specified expenses. As a result of the Company’s purchase during the years ended December 31, 2010, 2009 and 2008 of flight time from the charter corporation for use of the jet owned by the limited liability company, the charter corporation made payments to the limited liability company of $420,674, $416,716 and $464,889, respectively.

14.	FAIR VALUE MEASUREMENTS

The provisions of ASC 820, Fair Value Measurements and Disclosures, establishes a framework for measuring the fair value of financial assets and financial liabilities by establishing a hierarchy that categorizes and prioritizes the sources to be used to estimate fair value as follows:

Level 1—defined as observable inputs such as quoted prices in active markets;

Level 2—inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs); and

Level 3—unobservable inputs that reflect the Company’s determination of assumptions that market participants would use in pricing the asset or liability. These inputs are developed based on the best information available, including the Company’s own data.

The following table summarizes the valuation of the Company’s financial instruments by the foregoing fair value hierarchy levels as of December 31, 2010 and December 31, 2009, respectively (in thousands):

	Fair Value Measurements as of December 31, 2010 Using:
	(Level 1)	(Level 2)	(Level 3)
Assets
Cash and cash equivalents	$11,186	—	—
Other assets, net	$2,859	—	—

	Fair Value Measurements as of December 31, 2009 Using:
	(Level 1)	(Level 2)	(Level 3)
Assets
Cash and cash equivalents	—	$131,408	—

Liabilities
Interest rate swaps	—	$7,544	—

At December 31, 2010, the fair value of cash and cash equivalents presented in the table above were primarily composed of the Company’s investments in publicly traded money market instruments. The Company’s cash and cash equivalent balances excluded from the table above are composed of cash, certificates of deposits with original maturities of one month or less and overnight investments. The fair value of the Company’s short term investments are comprised of publicly traded commercial paper instruments and the other assets, net consists of restricted investments in publicly traded money market instruments.

15.	SUBSEQUENT EVENTS

In accordance with the provisions of ASC 855, Subsequent Events, the Company has evaluated all subsequent events to ensure that this Form 10-K includes appropriate disclosure of events both recognized in the financial statements as of December 31, 2010, and events which occurred subsequent to December 31, 2010 but were not recognized in the financial statements, other than the transaction described below.

Definitive Agreement to Acquire XETA Technologies

On February 8, 2011, PAETEC Holding entered into an Agreement and Plan of Merger by and among PAETEC Holding, XETA Technologies, Inc., an Oklahoma corporation (“XETA”), and an indirect wholly-owned subsidiary of PAETEC. Under the terms and subject to the conditions of the merger agreement, the PAETEC subsidiary will merge with and into XETA, with XETA surviving the merger as a wholly-owned subsidiary of PAETEC. The merger agreement has been approved unanimously by the board of directors of each of PAETEC and XETA.

At the effective time of the merger, each share of XETA common stock issued and outstanding immediately prior to the effective time (other than shares held in the treasury of XETA or any subsidiary of XETA and any shares owned by PAETEC or any of its subsidiaries) will be automatically converted into the right to receive $5.50 in cash, without interest (the “merger consideration”). In addition, immediately prior to the effective time of the merger, all remaining forfeiture restrictions applicable to restricted shares of XETA common stock will expire and the holders thereof will be entitled to receive the merger consideration with respect to each such share. Certain options to purchase shares of XETA common stock outstanding immediately prior to the effective time will become fully vested immediately prior to the effective time. Holders of warrants and vested options will be entitled to receive (in each case, in accordance with the terms of their respective plans and agreements) the product of (i) the number of shares of XETA common stock that would have been acquired upon the exercise of the stock option or warrant, multiplied by (ii) the excess, if any, of the merger consideration over the exercise price to acquire a share of XETA common stock under such option or warrant. The merger consideration will be approximately $61 million in the aggregate.

The consummation of the merger is subject to customary conditions, including, without limitation, (a) approval by the holders of a majority of the outstanding shares of XETA’s common stock entitled to vote on the merger, (b) receipt of any required antitrust or regulatory approvals (including, if applicable, the expiration or termination, as the case may be, of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976), and (c) the absence of any law, regulation, order or injunction prohibiting the merger. Moreover, each party’s obligation to consummate the merger is subject to certain other conditions, including, without limitation, (i) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers and other qualifying disclosures which are not necessarily reflected in the merger agreement), (ii) the other party’s compliance with its covenants and agreements contained in the merger agreement, (iii) there not being holders of more than 15% of the outstanding shares of XETA common stock properly exercising appraisal rights and (iv) there not having been a material adverse effect on the business, financial condition or results of operations of XETA and its subsidiaries (subject to certain limitations) or the ability of XETA to consummate the transactions under the merger agreement that has not been cured.

The merger agreement contains certain termination rights for XETA and PAETEC, including the right of XETA under certain circumstances to terminate the merger agreement to accept a superior proposal, as defined in the merger agreement. Upon any termination of the merger agreement under specified circumstances, including termination of the merger agreement to accept a superior proposal, XETA is required to pay PAETEC a termination fee of $1.92 million.

16.	QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The following summarizes the Company’s unaudited quarterly results of operations for the years ended December 31, 2010 and 2009:

	Three Months Ended
	March 31	June 30	September 30	December 31
	(in thousands, except per share amounts)
Year Ended December 31, 2010
Total revenue	$390,051	$396,100	$408,434	$429,231
Net loss	$(9,538)	$(7,528)	$(14,755)	$(25,920)
Basic and diluted loss per common share	$(0.07)	$(0.05)	$(0.10)	$(0.18)
Year Ended December 31, 2009
Total revenue	$399,250	$395,161	$395,652	$390,124
Net loss	$(3,308)	$(16,485)	$(6,525)	$(2,371)
Basic and diluted loss per common share	$(0.02)	$(0.12)	$(0.04)	$(0.02)

The $12.3 million increase in revenue from the three months ended June 30, 2010 to the three months ended September 30, 2010 was primarily due to the full quarter inclusion of results from Quagga and the growth in the resale of energy services. The net loss for the three months ended September 30, 2010 includes $3.7 million in acquisition, integration and separation costs. The $20.8 million increase in revenue from the three months ended September 30, 2010 to the three months ended December 31, 2010 was primarily due to the inclusion of results from Cavalier. The net loss for the three months ended December 31, 2010 includes $10.4 million in acquisition, integration and separation costs and $3.0 million in debt extinguishment and related costs.

The net loss for the three months ended June 30, 2009 includes $10.3 million in debt extinguishment and related costs recognized in connection with the Company’s issuance of $350.0 million principal amount of its 8 7/8% senior secured notes due 2017. This amount represents the elimination of $5.8 million of debt issuance costs and unamortized debt discount related to the repayment of approximately $330.5 million of outstanding term loans under the Company’s existing senior secured credit facilities and $4.5 million of costs incurred related to the reduction of the notional amount of its swap agreement in effect as of June 30, 2009 from $400.0 million to $265.0 million.

PAETEC Holding Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

March 31, 2011 and December 31, 2010

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	March 31, 2011	December 31, 2010

ASSETS
Current assets:
Cash and cash equivalents	$103,853	$95,533
Accounts receivable, net of allowance for doubtful accounts of $12,727 and $11,044, respectively	250,120	253,175
Deferred income taxes	10,801	10,801
Prepaid expenses and other current assets	27,949	27,584

Total current assets	392,723	387,093
Property and equipment, net	863,748	860,782
Goodwill	443,793	439,556
Intangible assets, net	265,394	279,691
Other assets, net	42,684	40,816

Total assets	$2,008,342	$2,007,938

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$85,600	$102,169
Accrued expenses	38,880	36,954
Accrued payroll and related liabilities	25,823	20,373
Accrued taxes	48,626	48,897
Accrued commissions	23,179	22,532
Accrued capital expenditures	17,286	13,707
Accrued interest	35,363	17,278
Deferred revenue	81,100	82,232
Current portion of long-term debt and capital lease obligations	38,684	10,733

Total current liabilities	394,541	354,875
Long-term debt and capital lease obligations	1,408,453	1,437,356
Other long-term liabilities	78,715	78,822

Total liabilities	1,881,709	1,871,053

Commitments and contingencies (Note 9)

Stockholders’ Equity:
Common stock, $.01 par value; 300,000,000 authorized shares at March 31, 2011 and December 31, 2010, 145,062,716 shares issued and outstanding at March 31, 2011, 144,026,358 shares issued and outstanding at December 31, 2010	1,451	1,440
Additional paid-in capital	768,615	766,948
Accumulated deficit	(643,433)	(631,503)

Total stockholders’ equity	126,633	136,885

Total liabilities and stockholders’ equity	$2,008,342	$2,007,938

See notes to condensed consolidated financial statements.

PAETEC Holding Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

Three Months Ended March 31, 2011 and 2010

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
Revenue:
Network services revenue	$377,032	$310,474
Carrier services revenue	82,212	63,043
Integrated solutions revenue	36,269	16,534

Total revenue	495,513	390,051
Cost of sales (exclusive of operating items shown separately below)	233,912	192,749
Selling, general and administrative expenses (exclusive of operating items shown separately below and inclusive of stock-based compensation)	172,692	134,260
Acquisition, integration and separation costs	2,493	—
Depreciation and amortization	63,313	47,173

Income from operations	23,103	15,869
Debt extinguishment and related costs	—	4,423
Other income, net	(81)	(112)
Interest expense	34,464	22,037

Loss before income taxes	(11,280)	(10,479)
Provision for (benefit from) income taxes	650	(941)

Net loss	$(11,930)	$(9,538)

Basic and diluted net loss per common share	$(0.08)	$(0.07)

Basic and diluted weighted average common shares outstanding	144,338,459	145,490,947

See notes to condensed consolidated financial statements.

PAETEC Holding Corp. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

Three Months Ended March 31, 2011 and 2010

(Amounts in thousands)

(Unaudited)

	Three Months Ended March 31,
	2011	2010

OPERATING ACTIVITIES:
Net loss	$(11,930)	$(9,538)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	63,313	47,173
Amortization of debt issuance costs	1,064	659
Amortization of debt discount, net	792	328
Bad debt expense	3,547	4,141
Stock-based compensation expense	2,416	2,462
Gain on disposal of property and equipment	(45)	(23)
Deferred income taxes	—	(1,342)
Debt extinguishment and related costs	—	3,667
Change in assets and liabilities which provided (used) cash, excluding effects of acquisitions:
Accounts receivable	(433)	(4,604)
Prepaid expenses and other current assets	(351)	(5,806)
Other assets	(2,182)	729
Accounts payable	(16,169)	(1,807)
Accrued expenses	(2,360)	(9,395)
Accrued payroll and related liabilities	5,327	(17,472)
Accrued taxes	(351)	(7,944)
Accrued commissions	647	(302)
Accrued interest	18,085	7,153
Deferred revenue	(685)	(251)

Net cash provided by operating activities	60,685	7,828

INVESTING ACTIVITIES:
Purchases of property and equipment	(46,847)	(29,474)
Acquisitions, net of cash received	(1,343)	(5,035)
Increase in restricted cash	—	(314)
Purchase of long-term investment	(750)	—
Proceeds from disposal of property and equipment	89	208
Software development costs	(480)	(382)

Net cash used in investing activities	(49,331)	(34,997)

FINANCING ACTIVITIES:
Repayments of long-term debt	(2,419)	(275,652)
Payment for debt issuance costs	—	(7,328)
Proceeds from long-term borrowings	—	301,584
Proceeds from exercise of stock options, warrants, and purchase plans	811	1,050
Payment of tax withholding on vested stock units	(1,426)	(1,093)

Net cash (used in) provided by financing activities	(3,034)	18,561

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	8,320	(8,608)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	95,533	152,888

CASH AND CASH EQUIVALENTS, END OF PERIOD	$103,853	$144,280

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$15,225	$14,027

Cash paid for (refund from) income taxes	$21	$(15)

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Accrued property and equipment expenditures	$28,853	$8,493

Equipment purchased under capital leases	$675	$7,401

Tenant incentive leasehold improvements	$748	$58

Contingent consideration / accrued business acquisition costs	$10,199	$2,182

See notes to condensed consolidated financial statements.

PAETEC Holding Corp. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

1.	NATURE OF BUSINESS AND BASIS OF PRESENTATION

Nature of Business

PAETEC Holding Corp. (“PAETEC Holding”) is a Delaware corporation that, through its subsidiaries, provides broadband communications services, including data and Internet access services, local telephone services and domestic and international long distance services, primarily to business end-user customers.

The accompanying historical condensed consolidated financial statements and notes reflect the financial results of PAETEC Holding and PAETEC Holding’s wholly-owned subsidiaries. References to the “Company” and “PAETEC” in these Notes to Condensed Consolidated Financial Statements are to PAETEC Holding and PAETEC Holding’s wholly-owned subsidiaries.

Segment Disclosure

The Company operates in one segment.

Basis of Presentation

The accompanying condensed consolidated financial statements are unaudited and have been prepared by the Company’s management in accordance with accounting principles generally accepted in the United States of America for interim financial information and the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial statements and accounting policies consistent, in all material respects, with those applied in preparing the Company’s audited consolidated financial statements for the year ended December 31, 2010, as included in this prospectus. In the opinion of management, these interim financial statements reflect all adjustments, including normal recurring adjustments, management considers necessary for the fair presentation of the Company’s financial position, operating results and cash flows for the interim periods presented. The condensed consolidated balance sheet as of December 31, 2010 has been derived from the audited consolidated balance sheet as of that date. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes included in this prospectus.

The accompanying condensed consolidated financial statements present results for the three months ended March 31, 2011. These results are not necessarily indicative of the results that may be achieved for the year ending December 31, 2011 or any other period.

Basis of Consolidation

The accompanying condensed consolidated financial statements include the accounts of PAETEC Holding and PAETEC Holding’s wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated.

2.	ACQUISITIONS

Definitive Agreement to Acquire XETA Technologies

On February 8, 2011, PAETEC Holding entered into an agreement and plan of merger by and among PAETEC Holding, XETA Technologies, Inc. (“XETA”), and an indirect wholly-owned subsidiary of PAETEC. Under the terms and subject to the conditions of the merger agreement, the PAETEC subsidiary will merge with and into XETA, with XETA surviving the merger as a wholly-owned subsidiary of PAETEC Holding. The merger agreement has been approved unanimously by the board of directors of each of PAETEC Holding and XETA.

Upon the completion of the merger, each share of XETA common stock (other than shares held in the treasury of XETA or any subsidiary of XETA and any shares owned by PAETEC) will be automatically converted into the right to receive $5.50 in cash (the “merger consideration”). In addition, immediately prior to the effective time of the merger, all remaining forfeiture restrictions applicable to restricted shares of XETA common stock will expire and the holders thereof will be entitled to receive the merger consideration with respect to each such share. Certain options to purchase shares of XETA common stock outstanding immediately prior to the effective time will become fully vested immediately prior to the effective time, and holders of warrants and vested options will be entitled to receive specified consideration. The merger consideration will be approximately $61 million in the aggregate.

Completion of the merger is subject to customary conditions, including approval by the holders of a majority of the outstanding shares of XETA’s common stock entitled to vote on the merger, receipt of any required regulatory approvals and the absence of any law or order prohibiting the merger. Moreover, each party’s obligation to consummate the merger is subject to certain other conditions, including the accuracy of the other party’s representations and warranties (subject to qualifications), the other party’s compliance with its covenants and agreements contained in the merger agreement, there not being holders of more than 15% of the outstanding shares of XETA common stock properly exercising appraisal rights and there not having been a material adverse effect on the business, financial condition or results of operations of XETA and its subsidiaries (subject to certain limitations) or the ability of XETA to consummate the transactions under the merger agreement that has not been cured. Neither the merger agreement nor the merger is subject to the approval of PAETEC Holding’s stockholders.

The merger agreement contains certain termination rights for XETA and PAETEC. Upon any termination of the merger agreement under specified circumstances, XETA is required to pay PAETEC a termination fee of $1.92 million.

Acquisition of Assets and Certain Liabilities of Iperia Mobility Solutions, LLC

On February 11, 2011, the Company completed the acquisition of assets and certain liabilities of Iperia Mobility Solutions, LLC (“Iperia”), a limited liability company providing IP-based communications solutions delivering communications-enabled applications. The purchase price for the acquisition was $4.0 million in cash, including an estimated $2.7 million of contingent consideration to be paid 24 months following the acquisition closing date. The merger was accounted for as an acquisition of Iperia by PAETEC using the acquisition method in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations.

Supplemental Pro Forma Information (Unaudited)—Cavalier Telephone Corporation Acquisition

On December 6, 2010, the Company completed the acquisition of Cavalier Telephone Corporation (“Cavalier”). The revenue and net loss from continuing operations of the combined entity had the acquisition date been January 1, 2010, are as follows (in thousands):

	Revenue	Net loss from continuing operations
Supplemental pro forma from January 1, 2010 through March 31, 2010	$483,244	$(11,911)

The pro forma information presents the combined operating results of the Company and Cavalier, with the results prior to the merger closing date adjusted to include the pro forma effect of the elimination of transactions between the Company and Cavalier, the adjustment to depreciation and amortization expense associated with the estimated acquired fair value of property and equipment and intangible assets, the elimination of historical interest expense on Cavalier’s pre-merger indebtedness, the inclusion of interest expense related to Company borrowings used to fund the acquisition, and the amortization of debt issuance costs related to such borrowings.

The pro forma results are presented for illustrative purposes only and do not reflect either the realization of potential cost savings or any related integration costs. Certain cost savings may result from the Cavalier merger, although there can be no assurance that cost savings will be achieved. These pro forma results do not purport to be indicative of the results that would have actually been obtained if the merger had occurred as of the date indicated, nor do the pro forma results intend to be a projection of results that may be obtained in the future.

3.	PROPERTY AND EQUIPMENT, NET

Property and equipment as of March 31, 2011 and December 31, 2010 consisted of the following:

	March 31, 2011	December 31, 2010
	(in thousands)
Communications networks	$1,149,668	$1,112,615
Computer hardware and purchased software	179,129	167,101
Equipment	55,675	55,316
Office equipment, furniture and fixtures	93,982	91,621
Construction-in-progress	40,078	41,264
Land and buildings	46,478	46,436

	1,565,010	1,514,353
Accumulated depreciation	(701,262)	(653,571)

Property and equipment, net	$863,748	$860,782

Construction-in-progress as of March 31, 2011 and December 31, 2010 consisted primarily of costs associated with the build-out of the Company’s communications network. Depreciation expense totaled $48.4 million and $39.5 million for the three months ended March 31, 2011 and 2010, respectively.

4.	GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill

The changes in the carrying value of goodwill from January 1, 2011 to March 31, 2011 were as follows (in thousands):

Balance as of January 1, 2011	$439,556
Goodwill related to Iperia acquisition	4,237

Balance as of March 31, 2011	$443,793

The amount of goodwill recognized as of March 31, 2011 for the Company’s acquisition of Cavalier in December 2010 and its other recent acquisitions are based on the Company’s preliminary allocation of purchase price and may change significantly based on various valuations that will be finalized within 12 months after the applicable acquisition’s closing date (Note 2).

Other Intangible Assets

The gross carrying amount and accumulated amortization by major intangible asset category as of March 31, 2011 and December 31, 2010 were as follows:

	March 31, 2011
	Gross Carrying Amount	Accumulated Amortization	Net	Weighted Average Amortization Period
	(in thousands)
Amortized intangible assets:
Customer-related	$376,343	$(124,324)	$252,019	11 years
Technology-based	1,953	(1,586)	367	5 years
Capitalized software development costs	9,721	(4,082)	5,639	4 years
Technology license	5,164	(1,979)	3,185	5 years
Trade name	2,800	(1,016)	1,784	6 years

Total	395,981	(132,987)	262,994	10 years

Unamortized intangible assets:
Trade name	2,400	—	2,400

Total	$398,381	$(132,987)	$265,394

	December 31, 2010
	Gross Carrying Amount	Accumulated Amortization	Net	Weighted Average Amortization Period
	(in thousands)
Amortized intangible assets:
Customer-related	$376,343	$(111,029)	$265,314	11 years
Technology-based	1,953	(1,520)	433	5 years
Capitalized software development costs	9,242	(3,477)	5,765	4 years
Technology license	5,164	(1,721)	3,443	5 years
Trade name	2,800	(464)	2,336	6 years

Total	395,502	(118,211)	277,291	10 years
Unamortized intangible assets:
Trade name	2,400	—	2,400

Total	$397,902	$(118,211)	$279,691

Intangible asset amortization expense for the three months ended March 31, 2011 and 2010 was $14.8 million and $7.6 million, respectively.

Gross intangible assets as of March 31, 2011 included $159.4 million for customer relationship intangible assets (12 year weighted average useful life), $0.7 million for trade names, and $0.1 million for software acquired from Cavalier. The Company also recorded $4.6 million for a customer relationship intangible asset, $2.2 million for acquired software, and $0.5 million for the trade name acquired through the acquisition of Formula Telecom Solutions, Inc. These amounts are based on the Company’s preliminary allocations of the purchase price and may change significantly based on various valuations that will be finalized within 12 months after the applicable closing dates. The Company estimates that future aggregate amortization expense related to intangible assets as of March 31, 2011 will be as follows for the periods presented (in thousands):

Year Ending December 31,
2011 (remaining nine months)	$42,990
2012	47,830
2013	38,106
2014	30,639
2015	23,361
Thereafter	80,068

Total	$262,994

5.	LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

Long-term debt and capital lease obligations as of March 31, 2011 and December 31, 2010 consisted of the following:

	March 31, 2011	December 31, 2010
	(in thousands)
8 7/8% Senior Secured Notes due 2017	$650,000	$650,000
Unamortized discount on 8 7/8% Senior Secured Notes due 2017, net	(8,110)	(8,435)
9 7/8% Senior Notes due 2018	450,000	450,000
Unamortized discount on 9 7/8% Senior Notes due 2018	(14,343)	(14,811)
9.5% Senior Notes due 2015	300,000	300,000
Senior secured credit facilities	25,000	25,000
Capital lease obligations	44,067	45,805
Other	523	530

Total debt	1,447,137	1,448,089
Less: current portion	(38,684)	(10,733)

Long-term debt and capital lease obligations	$1,408,453	$1,437,356

Senior Credit Facilities

As of March 31, 2011, the Company had $25.0 million principal amount of borrowings under its revolving credit facility. There are no scheduled principal payments under the revolving loans. Any outstanding revolving loans will be payable in full on the revolving loan maturity date of February 28, 2012.

Under the terms of the total leverage ratio covenant contained in the Company’s credit agreement for its senior credit facilities, the Company’s ratio of consolidated debt to consolidated adjusted EBITDA (as defined for purposes of the credit agreement) as of any measurement date will not be permitted to be greater than 5.00:1.00. The Company was in compliance with this financial covenant as of March 31, 2011.

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments, other than debt, does not materially differ from the estimated fair values as of March 31, 2011 and December 31, 2010. As of March 31, 2011, the $450.0 million principal amount of the Company’s 9 7/8% senior notes due 2018 had an estimated fair market value of approximately $473.6 million, the $650.0 million principal amount of the Company’s 8 7/8% senior secured notes due 2017 had an estimated fair market value of approximately $697.1 million, the $300.0 million principal amount of the Company’s 9.5% senior notes due 2015 had an estimated fair market value of approximately $314.3 million, and the $25.0 million principal amount of the Company’s senior secured credit facility had an estimated fair market value of approximately $25.0 million. As of December 31, 2010, the $450.0 million principal amount of the Company’s 9 7/8% senior notes due 2018 had an estimated fair market value of approximately $463.5 million, the $650.0 million principal amount of the Company’s 8 7/8% senior secured notes due 2017 had an estimated fair market value of approximately $695.5 million, the $300.0 million principal amount of the Company’s 9.5% senior notes due 2015 had an estimated fair market value of approximately $311.3 million, and the $25.0 million principal amount of the Company’s senior secured credit facility had an estimated fair market value of approximately $25.0 million. The estimated market values as of March 31, 2011 and December 31, 2010 are based on quarter-end closing market prices published by securities firms. While the Company believes these approximations to be reasonably accurate at the time published, quarter-end closing market prices can vary widely depending on the volume traded by any given securities firm and on other factors.

6.	INCOME TAXES

The provision for income taxes for the three months ended March 31, 2011 was $0.7 million and represents current state taxes consisting primarily of taxes based on gross margin or modified gross receipts, and income taxes in jurisdictions where net operating losses are not available. The difference between the statutory rate and the effective tax rate for the three months ended March 31, 2011 was primarily attributable to the existence of a valuation allowance on PAETEC’s net deferred tax assets.

ASC 740, Income Taxes, requires the recognition of a financial statement benefit of a tax position only after a determination that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The amount of unrecognized tax benefits from uncertain tax positions as of March 31, 2011 was $0.5 million, net of federal benefit, the majority of which, if recognized, would affect the effective tax rate.

The Company recognizes interest and penalties accrued on unrecognized tax benefits as a component of the provision for income taxes. As of March 31, 2011, the Company had less than $0.1 million of accrued interest related to unrecognized tax benefits.

The Company files U.S. federal income tax returns and income tax returns in various state jurisdictions. The Company’s U.S. federal tax years ended December 31, 2007 through December 31, 2010 and various state tax years remain subject to income tax examinations by tax authorities.

7.	SHARE-BASED TRANSACTIONS

Employee Stock Purchase Plan

As of March 31, 2011, purchase rights for 2,201,525 shares had been granted under PAETEC Holding’s Employee Stock Purchase Plan (the “ESPP”) and 1,898,475 shares of common stock remained available for issuance.

During the three months ended March 31, 2011, PAETEC Holding issued 174,927 shares at a purchase price of approximately $3.01 per share, which represented 90% of the closing price of the common stock as reported on the NASDAQ Global Select Market on March 31, 2011. Compensation expense attributable to the ESPP for the three months ended March 31, 2011 totaled less than $0.1 million.

Stock Option Activity

The following table summarizes stock option activity for the three months ended March 31, 2011:

	Shares of Common Stock Underlying Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (years)	Aggregate Intrinsic Value (in thousands)
Outstanding at January 1, 2011	10,457,311	$4.35
Granted	567,378	$3.80
Exercised	(97,473)	$2.34
Cancelled	(519,973)	$5.38
Forfeited	(77,327)	$4.33

Outstanding at March 31, 2011	10,329,916	$4.29	5.1	$5,484

Exercisable at March 31, 2011	8,304,451	$4.38	4.2	$4,787

The aggregate intrinsic value in the table above represents the total pretax intrinsic value (the difference between the closing sale price of PAETEC Holding’s common stock as reported on the NASDAQ Global Select Market on March 31, 2011 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders if all option holders had exercised their options on March 31, 2011. This amount changes based on the fair market value of PAETEC Holding’s common stock. The aggregate intrinsic value of options exercised during the three months ended March 31, 2011 was approximately $0.2 million.

For options granted during the three months ended March 31, 2011 and 2010, the weighted average fair values of the stock options granted, estimated on the dates of grant using the Black-Scholes option-pricing model, were $2.58 and $2.91, respectively, using the following assumptions:

	Three Months Ended March 31,
	2011	2010
Expected option life (in years)	6.2	6.2
Risk free interest rate	3.1% – 3.2%	2.7% – 3.0%
Expected volatility	74.3%	75.5% – 75.6%
Expected dividend yield	—	—

Total compensation expense related to stock options granted was approximately $0.5 million and $0.7 million for the three months ended March 31, 2011 and 2010, respectively. These amounts are recorded as part of selling, general and administrative expenses in the accompanying condensed consolidated statements of operations.

The following table summarizes stock option information as of March 31, 2011:

	Options Outstanding		Options Exercisable
Range of Exercise Prices	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
$0.00 - $2.10	2,507,714	$1.66	2,165,791	$1.71
$2.11 - $3.15	1,256,515	$2.33	1,226,375	$2.32
$3.16 - $7.35	4,707,204	$4.10	3,217,387	$4.16
$7.36 - $13.46	1,858,483	$9.63	1,694,898	$9.69

	10,329,916	$4.29	8,304,451	$4.38

As of March 31, 2011, there was approximately $4.1 million of total unrecognized stock-based compensation expense related to unvested stock options. The Company expects to recognize the expense over a weighted average period of approximately 1.9 years.

Stock Unit Activity

The following table summarizes stock unit activity for the three months ended March 31, 2011:

	Shares of Common Stock Underlying Stock Units	Weighted Average Grant Date Fair Value
Outstanding at January 1, 2011	3,987,767	$5.29
Granted	268,578	$3.81
Vested	(1,153,380)	$6.61
Cancelled	(686,350)	$3.43
Forfeited	(100,691)	$4.70

Outstanding at March 31, 2011	2,315,924	$4.95

For stock units granted during the three months ended March 31, 2011 and 2010, the weighted average fair values of the stock units granted, determined by the closing sale price of PAETEC Holding’s common stock as reported on the NASDAQ Global Select Market on the dates of grant, were $3.81 and $3.68, respectively.

The aggregate intrinsic value of stock units that vested during the three months ended March 31, 2011 was approximately $4.4 million.

To satisfy income tax withholding requirements in connection with the vesting of stock units during the three months ended March 31, 2011, the Company withheld shares of PAETEC Holding common stock totaling 409,422 shares.

For the three months ended March 31, 2011 and 2010, total compensation expense related to stock units granted was approximately $1.8 million and $1.7 million, respectively. These amounts are recorded as part of selling, general and administrative expenses in the accompanying condensed consolidated statements of operations.

As of March 31, 2011, there was unrecognized stock-based compensation expense related to unvested stock unit awards of approximately $9.7 million. The Company expects to recognize the expense over a weighted-average period of approximately 1.2 years.

Warrant Activity

The following table summarizes warrant activity for the three months ended March 31, 2011:

	Shares of Common Stock Underlying Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (years)	Aggregate Intrinsic Value (in thousands)
Outstanding at January 1, 2011	2,521,935	$2.41
Exercised	(20,000)	2.89
Forfeited	(109,546)	4.93

Outstanding at March 31, 2011	2,392,389	$2.29	3.4	$2,541

Exercisable at March 31, 2011	1,952,389	$2.16	2.3	$2,343

The aggregate intrinsic value in the table above represents the total pretax intrinsic value (the difference between the closing sale price of PAETEC Holding’s common stock as reported on the NASDAQ Global Select Market on March 31, 2011 and the warrant exercise price, multiplied by the number of in-the-money warrants) that would have been received by the warrant holders if all warrant holders had exercised their warrants on March 31, 2011. This amount changes based on the fair market value of PAETEC Holding’s common stock. The aggregate intrinsic value of warrants exercised during the three months ended March 31, 2011 was less than $0.1 million.

For the three months ended March 31, 2011, total stock-based compensation expense related to warrants was less than $0.1 million. No stock-based compensation expense related to warrants was recognized during the three months ended March 31, 2010. These amounts are recorded as part of selling, general and administrative expenses in the accompanying condensed consolidated statements of operations.

The following table summarizes information relating to outstanding warrants as of March 31, 2011:

	Warrants Outstanding		Warrants Exercisable
Range of Exercise Prices	Number of Warrants	Weighted Average Exercise Price	Number of Warrants	Weighted Average Exercise Price
$0.00 - $2.06	1,660,093	$1.97	1,660,093	$1.97
$2.07 - $2.89	599,214	$2.88	159,214	$2.87
$2.90 - $4.01	133,082	$3.60	133,082	$3.60

	2,392,389	$2.29	1,952,389	$2.16

8.	LOSS PER COMMON SHARE

The computation of basic and diluted net loss per common share for the three months ended March 31, 2011 and 2010 was as follows:

	Three Months Ended March 31,
	2011	2010
	(in thousands, except share and per share data)
Net loss	$(11,930)	$(9,538)

Weighted average common shares outstanding – basic and diluted	144,338,459	145,490,947

Net loss per common share – basic and diluted	$(0.08)	$(0.07)

For the three months ended March 31, 2011 and 2010, the Company had outstanding options, warrants and restricted stock units for 15,038,229 and 19,042,769 shares, respectively, that were not included in the calculation of diluted net loss per common share because the effect would have been anti-dilutive.

9.	COMMITMENTS AND CONTINGENCIES

Purchase Commitments

As of March 31, 2011, the Company had entered into agreements with vendors to purchase approximately $31.1 million of equipment and services, of which the Company expects $25.9 million to be delivered and payable in the year ending December 31, 2011, $2.6 million to be delivered and payable in the year ending December 31, 2012, and $2.6 million to be delivered and payable in the year ending December 31, 2013.

Data and Voice Services

The Company has various agreements with certain carriers for data and voice services. As of March 31, 2011, the Company’s minimum commitments under these agreements totaled $138.5 million, of which $110.8 million expires in the year ending December 31, 2011, $12.5 million expires in the year ending December 31, 2012, $12.5 million expires in the year ending December 31, 2013, and the remaining $2.7 million expires in the year ending December 31, 2014. Related expenses, when incurred, are included in cost of sales in the accompanying condensed consolidated statements of operations.

Regulation

The Company’s services are subject to varying degrees of federal, state and local regulation. These regulations are subject to ongoing proceedings at federal and state administrative agencies or within state and federal judicial systems. Results of these proceedings could change, in varying degrees, the manner in which the Company operates. The Company cannot predict the outcome of these proceedings or their effect on the Company’s industry generally or on the Company specifically.

Interconnection and Network Access Agreements

The Company is dependent on the use of incumbent local exchange carriers’ local and transport networks and access services to provide telecommunications services to its customers. Charges for leasing local and transport network components and purchasing special access services historically have made up a significant percentage of the Company’s overall cost of providing the services. These network components and services are purchased in each PAETEC market through interconnection agreements, special access contracts, commercial agreements or a combination of such agreements from the incumbent local exchange carrier, or, where available, from other wholesale network service providers. These costs are recognized in the period in which the services are delivered and are included as a component of the Company’s cost of sales in the accompanying condensed consolidated statements of operations.

Letters of Credit

The Company is party to letters of credit totaling $8.0 million as of March 31, 2011. The Company does not expect any material losses from these financial instruments since performance under these letters of credit is not likely to be required.

Litigation

The Company is party to various legal proceedings, most of which relate to routine matters incidental to the Company’s business. The result of any current or future litigation or other legal proceedings is inherently unpredictable. The Company’s management, however, believes that there is no litigation or other legal proceedings asserted or pending against the Company that could have, individually or in the aggregate, a material adverse effect on its financial position, results of operations or cash flows except as indicated below.

In October 2008, PaeTec Communications, Inc. filed a claim in the Supreme Court for the State of New York, County of Monroe, against Lucent Technologies, Inc., Alcatel USA Marketing, Inc. and Alcatel-Lucent (collectively “Alcatel-Lucent”) for reimbursement of costs and fees in connection with a patent infringement case brought against the Company by Sprint Communications Company L.P. (“Sprint”) and settled in May 2009. The Company’s claim against Alcatel-Lucent alleges that because the Sprint claims arose from the use by the Company of Alcatel-Lucent equipment, Alcatel-Lucent has an obligation to defend and indemnify the Company pursuant to the contract terms under which it sold the equipment to the Company. Alcatel-Lucent has denied the claim and counter-claimed against the Company for allegedly unpaid switch software licensing charges, and associated late fees. The Company believes that it has meritorious defenses against these counter-claims. At this time, the Company is unable to estimate a potential loss or range of loss, if any.

10.	FAIR VALUE MEASUREMENTS

The provisions of ASC 820, Fair Value Measurements and Disclosures, establishes a framework for measuring the fair value of financial assets and financial liabilities by establishing a hierarchy that categorizes and prioritizes the sources to be used to estimate fair value as follows:

Level 1 —defined as observable inputs such as quoted prices in active markets;

Level 2 —inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs); and

Level 3 —unobservable inputs that reflect the Company’s determination of assumptions that market participants would use in pricing the asset or liability. These inputs are developed based on the best information available, including the Company’s own data.

The following table summarizes the valuation of the Company’s financial instruments by the foregoing fair value hierarchy levels as of March 31, 2011 and December 31, 2010, respectively (in thousands):

	MM(Level03)MM	MM(Level03)MM	MM(Level03)MM
	Fair Value Measurements as of March 31, 2011 Using:
	(Level 1)	(Level 2)	(Level 3)
Assets
Cash and cash equivalents	$9,394	—	—
Other assets, net	$2,909	—	—

	Fair Value Measurements as of December 31, 2010 Using:
	(Level 1)	(Level 2)	(Level 3)
Assets
Cash and cash equivalents	$11,186	—	—
Other assets, net	$2,859	—	—

At March 31, 2011, the fair value of cash and cash equivalents presented in the table above was primarily composed of the Company’s investments in publicly traded money market instruments. The Company’s cash and cash equivalent balances excluded from the table above are composed of cash, certificates of deposits with original maturities of one month or less and overnight investments. The fair value of the Company’s other assets, net consists of restricted investments in registered money market instruments.

11.	RECENT ACCOUNTING PRONOUNCEMENTS

In October 2009, the FASB issued Accounting Standard Update, or “ASU,” 2009-13, Revenue Recognition (Topic 605). This ASU provides amendments to the criteria in ASC 605-25 for separating consideration in multiple-deliverable revenue arrangements. It establishes a hierarchy of selling prices to determine the selling price of each specific deliverable, which includes vendor-specific objective evidence (if available), third-party evidence (if vendor-specific evidence is not available), or estimated selling price if neither of the first two is available. This ASU also eliminates the residual method for allocating revenue between the elements of an arrangement and requires that arrangement consideration be allocated at the inception of the arrangement. Finally, this ASU expands the disclosure requirements regarding a vendor’s multiple-deliverable revenue arrangements. The adoption of this accounting standard on January 1, 2011 did not have a material impact on the Company’s financial statements.

In October 2009, the FASB issued ASU 2009-14, Certain Revenue Arrangements that include Software Elements. This ASU amends accounting and reporting guidance under ASC 605-985 to exclude from its scope all tangible products containing both software and non-software components that function together to deliver the product’s essential functionality. The adoption of this accounting standard on January 1, 2011 did not have a material impact on the Company’s financial statements.

12.	SUBSEQUENT EVENTS

In accordance with the provisions of ASC 855, Subsequent Events, the Company has evaluated all subsequent events to ensure that this Quarterly Report on Form 10-Q includes appropriate disclosure of events both recognized in the financial statements as of March 31, 2011, and events which occurred subsequent to March 31, 2011 but were not recognized in the financial statements. No subsequent events which required recognition or disclosure were identified.

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Cavalier Telephone Corporation

We have audited the accompanying consolidated balance sheet of Cavalier Telephone Corporation and Subsidiaries as of December 31, 2009, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cavalier Telephone Corporation and Subsidiaries as of December 31, 2009, and the results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ McGladrey & Pullen, LLP

Richmond, Virginia

April 30, 2010

Cavalier Telephone Corporation And Subsidiaries

Consolidated Balance Sheet

December 31, 2009

2009
(in thousands)
Assets
Current Assets
Cash and cash equivalents	$44,341
Accounts receivable (net of allowance for doubtful accounts of $13,577)	36,091
Prepaids and other current assets	6,400
Assets held-for-sale	285

Total current assets	87,117

Property and Equipment, net	110,035
Deferred Financing Costs, net	6,899
Intangible Assets, net	12,029
Goodwill	81,673
Other Assets, net	9,683

Total assets	$307,436

Liabilities And Stockholders’ Deficit
Current Liabilities
Accounts payable	$30,121
Accrued interest	180
Other accrued expenses	11,478
Accrued consumer taxes	8,495
Other current liabilities	12,363
Deferred revenue—current portion	18,967
Current portion of debt and obligations under capital leases	26,307

Total current liabilities	107,911
Long-Term Debt and Obligations Under Capital Leases, less current obligations	369,110
Other Long-Term Liabilities	12,207
Deferred Revenue	5,175

Total liabilities	494,403

Commitments and Contingencies
Stockholders’ Deficit (including redeemable preferred stock, listed in order of seniority)
Preferred Stock, at liquidation value
Series C	36,018
Series D	11,738
Series A	17,436
Series B	46,125
Common Stock, par value $0.0001 per share
Class A	—
Class B	—
Class C	1
Class D	1
Accumulated deficit	(298,286)

Total stockholders’ deficit	(186,967)

Total liabilities and stockholders’ deficit	$307,436

See Notes To Consolidated Financial Statements.

Cavalier Telephone Corporation And Subsidiaries

Consolidated Statement Of Operations

Year Ended December 31, 2009

2009
(in thousands)
Net revenues	$421,118

Operating expenses
Cost of revenues	188,916
Selling, general and administrative expenses	142,173
Depreciation and amortization	57,665

Total operating expenses	388,754

Income from operations	32,364
Interest expense	(44,023)
Other expense	(53)

Loss before income tax benefit	(11,712)
Income tax benefit	463

Net loss	$(11,249)

See Notes To Consolidated Financial Statements.

Cavalier Telephone Corporation And Subsidiaries

Consolidated Statement Of Stockholders’ Deficit

Year Ended December 31, 2009

(in thousands)

	Redeemable Preferred Stock (listed in order of seniority)				Common Stock				Additional Paid-In Capital	Accumulated Deficits	Total
	Series C	Series D	Series A	Series B	Class A	Class B	Class C	Class D
Balances at January 1, 2009	$36,018	$10,647	$15,815	$41,836	$—	$—	$1	$1	$—	$(281,161)	$(176,843)
Preferred return on investors’ capital	—	1,091	1,621	4,289	—	—	—	—	(1,125)	(5,876)	—
Share-based compensation expense	—	—	—	—	—	—	—	—	1,125	—	1,125
Net loss for 2009	—	—	—	—	—	—	—	—	—	(11,249)	(11,249)

Balances at December 31, 2009	$36,018	$11,738	$17,436	$46,125	$—	$—	$1	$1	$—	$(298,286)	$(186,967)

See Notes To Consolidated Financial Statements.

Cavalier Telephone Corporation And Subsidiaries

Consolidated Statement Of Cash Flows

Year Ended December 31, 2009

2009
(in thousands)
Cash Flows From Operating Activities
Net loss	$(11,249)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	43,595
Amortization	14,070
Gain on settlement	(1,722)
Interest expense for amortization of deferred financing costs	2,300
Share-based compensation expense	1,125
Deferred income taxes	5,574
Decrease in income tax valuation allowance	(5,574)
Changes in assets and liabilities:
Accounts receivable	5,608
Prepaids and other assets	1,255
Accounts payable	4,988
Accrued interest	75
Accrued consumer taxes	(1,117)
Accrued expenses and other current liabilities	(3,883)
Deferred revenue	3,094

Net cash provided by operating activities	58,139

Cash Flows From Investing Activities
Additions to property and equipment	(18,080)
Proceeds from sale of assets held-for-sale	2,282
Payments for other productive assets	(3,847)

Net cash used in investing activities	(19,645)

Cash Flows From Financing Activities
Net repayments of debt	(17,820)
Payments of capital leases	(209)

Net cash used in financing activities	(18,029)

Net increase in cash and cash equivalents	20,465

Cash and cash equivalents
Beginning of year	23,876

End of year	$44,341

Supplemental Disclosures of Cash Flow Information
Interest paid	$35,718

Income taxes refunded	$(182)

Supplemental Schedule of Noncash Investing and Financing Activities Preferred return on investors’ capital	$7,001

See Notes To Consolidated Financial Statements.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements

(amounts in thousands except share data)

Note 1.    Organization

Cavalier Telephone Corporation (Cavalier and collectively with its subsidiaries, the Company), headquartered in Richmond, Virginia, provides a wide range of communications services through its subsidiary Cavtel Holdings, LLC and its subsidiaries, Cavalier Telephone, LLC; Cavalier IP TV, LLC; Elantic Networks, Inc. (Elantic) and Talk America Holdings, Inc. (Talk).

Cavalier Telephone, LLC, and its wholly owned subsidiary Cavalier Telephone Mid-Atlantic, LLC and Talk and its wholly owned subsidiaries, Talk America, Inc., LDMI Telecommunications, Inc. and Network Telephone Corporation, are facilities-based competitive local exchange carriers (CLECs) providing local, long distance, internet and digital subscriber line (DSL) services to business and residential customers in sixteen states and the District of Columbia generally located in the mid-west, mid-Atlantic and southeast regions of the United States. Through these subsidiaries, the Company also serves incumbent and competitive local carriers, long distance and wireless providers by providing connectivity to Cavalier’s retail customers and selling excess network capacity.

Cavalier established a wholly owned subsidiary, Cavalier IP TV, LLC (Cavalier IP TV), in 2005, which offers television over internet protocol service to both business and residential customers. Cavalier IP TV began serving customers in 2006. During 2008, the Company elected to wind down its IP TV operations. Wind down of operations is expected to take place over the next few years.

Through Elantic and its wholly owned subsidiary, Intellifiber Networks, Inc. (Intellifiber), formed in 2004, the Company also provides flexible metro and long-haul broadband solutions (private line, wavelengths, dark fiber, internet and collocation) to governmental, carrier and enterprise customers throughout most of the eastern United States.

Through SecureM, LLC, and its subsidiaries RPK (B.V.I.), Ltd. and RPK New Zealand, Ltd., the Company provides software encryption systems that protect digital video content to cable television providers throughout the world.

Note 2.    Summary of Significant Accounting Policies

Principles of consolidation: The consolidated financial statements include the accounts of Cavalier and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

Revenue recognition: The Company recognizes revenue on telecommunications and enhanced communications services in the period the service is provided. Revenue is recorded net of promotional discounts and sales credits. Revenue related to installation and activation fees and the related direct costs are deferred and recognized over the term of the contract or the expected customer life. However, in most situations, the Company waives installation and activation fees. In these instances, the related direct cost is expensed as incurred. Revenue related to billing in advance of providing services is deferred and recognized when earned.

The Company also charges installation fees to certain customers of Intellifiber to construct connections between the customers’ facilities and the Company’s existing fiber optic network. Customers usually make deposits of as much as 50% of the installation fees, before the Company begins construction. These installation fees are included in deferred revenue and recognized as revenue over the term of the related contracts.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data)

In the normal course of business of providing telephone and other communication services to its retail customers, the Company collects various federal, state and local utility and excise taxes and fees which are levied on its customers. These taxes and fees are remitted to the respective governmental authorities as collected and are excluded from revenue.

Additionally, various federal, state and local agencies and authorities levy certain taxes and fees on the Company which the Company is entitled to pass through to its customers. Amounts collected from customers related to these taxes and fees are recorded on a gross basis through the statements of operations and are included in net revenues and cost of revenues. Taxes and fees collected from the customers included in revenues for the year ended December 31, 2009 were $7,599.

Accounting Standards Codification: The Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) became effective on July 1, 2009. At that date, the ASC became FASB’s officially recognized source of authoritative U.S. generally accepted accounting principles (“GAAP”) applicable to all non–governmental entities, superseding all prior FASB, American Institute of Certified Public Accountants (“AICPA”), Emerging Issues Task Force (“EITF”) and related literature. All other accounting literature is considered non–authoritative. The switch to the ASC affects the way companies refer to U.S. GAAP in financial statements and accounting policies. Citing particular content in the ASC involves specifying the unique numeric path to the content through the Topic, Subtopic, Section and Paragraph structure.

Cash and cash equivalents: Cash equivalents consist of highly liquid investments with original maturities of three months or less at the time of the purchase. The carrying value of cash and cash equivalents approximates fair value due to their short-term nature.

The Company invests its excess cash in certificates of deposit, U.S. government securities, commercial paper, and other money market instruments and has general guidelines relative to diversification and maturities in an effort to maintain safety and liquidity. These guidelines are periodically reviewed and modified to take advantage of trends in yields and interest rates. The Company has not experienced any significant losses on its cash or cash equivalents. Balances may exceed federally insured limits.

Accounts receivable: Accounts receivable consist of amounts due from business and residential customers, other carriers and long-distance providers, including late payment fees (which are recorded as earned) on balances due from business and residential customer accounts which remain unpaid as of the due date of the respective invoice. Bad debt expense for uncollectible accounts receivable is recorded as a component of selling, general and administrative expenses when customers are terminated due to non-payment (which generally occurs 60-90 days following the invoice date) with additional charges for estimates of potential terminations based on historical collection patterns. Accounts receivable are written off when it is reasonably likely the Company will not collect on the account. Recoveries reduce the bad debt expense in the period received.

Assets held-for-sale: During 2008, the Company entered into a contract to sell the New Hope, Pennsylvania land and buildings for $2,400. The assets held for sale related to the New Hope location were written down to $2,304 at December 31, 2008, to reflect the estimated sales price net of estimated realtor commissions. The New Hope property was sold in 2009.

During 2008, the Company elected to wind down its IP TV operations and dispose of, resell or redeploy the related assets. At December 31, 2009, assets held-for-sale reflects $285, for the IP TV equipment which is recorded at the expected proceeds to be received from the sale of the assets.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data)

Property and equipment: Property and equipment are stated at cost. Property and equipment consists of switching equipment, network equipment, VoIP equipment, IP TV equipment, computer, internet and DSL equipment, software, equipment, furniture and fixtures, vehicles and buildings, in addition to collocation installation costs and leasehold improvements. The cost of the network and related switching equipment includes interest capitalized during the construction period and other internal costs such as labor and benefits directly related to the construction of the network and switching equipment. Depreciation is provided over the estimated useful lives of the assets, using the straight-line method.

The estimated useful lives of property and equipment are as follows:

Switching equipment	5 years
Network equipment	10-15 years
VoIP equipment	5 years
IP TV equipment	3-5 years
Computer, internet and DSL equipment	2-3 years
Software	3 years
Equipment, furniture and fixtures	5-7 years
Vehicles	3-5 years
Buildings	25 years

Indefeasible right of use (IRU) contracts, for which the Company is granted the exclusive right to use certain fibers within fiber optic cables on the grantor’s network, are classified in property and equipment as a component of network equipment, capitalized and depreciated, using the straight-line method, over the lesser of the IRU period, the life of the network itself, or fifteen years. Collocation installation costs, or amounts paid to the incumbent local exchange carrier (ILEC) for central office locations, are capitalized and depreciated over the lesser of the life of the commitment or ten years. Leasehold improvements are depreciated over the lesser of their estimated useful lives or the related lease term. The cost of computer software purchased for internal use is capitalized at the time of purchase.

Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the accounts with any resulting gain or loss included in operations.

Costs associated with repair and maintenance are expensed as incurred.

Deferred financing costs: Deferred financing costs consist of costs incurred in relation to long-term debt and are amortized to interest expense over the term of the related debt financing by a method, which approximates the effective interest method.

Intangible assets: Intangible assets consist of acquired customer relationships and customer contracts (see Note 3). The intangible assets were recorded at the purchase date at their estimated fair market values and are amortized, on a pro rata basis, over their respective estimated lives. The estimated lives for acquired customer relationships and customer contracts are eight years and four years, respectively.

Advertising costs: The Company expenses advertising costs in the period incurred. Advertising and promotional expense, including telemarketing costs, amounted to $1,948 for 2009.

Goodwill: The Company records, as goodwill, the excess of purchase price over the fair value of the identifiable net assets acquired in business combinations. ASC 350 , Goodwill and Other , prescribes a two-step process for impairment testing of goodwill which is performed annually, as well as when an event triggering

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data)

impairment may have occurred. The first step tests for impairment, while the second step, if necessary, measures the impairment. The Company tests goodwill as of December 31 each year. No impairment was identified during the year ended December 31, 2009.

Other assets: Other assets include amounts on deposit with certain vendors and facility and loop costs which are non-recurring amounts paid to the ILECs for activation of their unbundled network elements and transmission lines between the central offices and the Company’s retail customers. Facility and loop costs are capitalized at their cost and amortized, using the straight-line method, over the average term of a customer contract of three years. At December 31, 2009, facility and loop costs totaled $22,256, with related accumulated amortization of $14,111. The remaining balance of other assets relates to deposits paid to vendors.

Valuation of long-lived assets: The Company accounts for the valuation of long-lived assets under ASC Topic 360, Property, Plant, and Equipment. ASC Topic 360 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived assets is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less costs to sell.

Deferred revenue: Deferred revenue consists of charges billed to customers in advance of the period in which services are provided, credit related deposits received from retail customers and advance payments and deposits received from carriers and other wholesale customers related to the use of the Company’s fiber optic network and collocation facilities.

Fair value of financial instruments: The carrying amounts of cash, accounts receivable, accounts payable, short-term debt and deferred revenue approximate fair value at December 31, 2009, due to the relative short maturity of these instruments. Management believes the carrying amount of long-term debt would not materially differ from its fair value in comparison with other arrangements offered to the Company for debt with similar terms and maturities.

Share-based compensation: The Company applies the provisions of ASC Topic 718, Stock Compensation . ASC 718 requires that the compensation cost relating to share-based payment transactions, including grants of employee stock options, be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. ASC 718 covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

Risks and uncertainties: The Company is reliant on attracting new customers and providing quality service offerings in order to retain customers and to achieve its business plan. A protracted recessionary environment could have an adverse impact on overall demand for services. The telecommunications industry is also highly competitive, and the Company expects to continue to face pricing and product competition from the large, established telephone companies that are currently the dominant providers and from other types of communications businesses, including cable companies providing broadband Internet access and other competitive providers.

The Company relies in significant part on purchasing wholesale services and leasing network facilities from Verizon, AT&T and other incumbent local exchange carriers. Over the past several years, the Federal

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data)

Communications Commission (FCC) has reduced or eliminated a number of regulations governing the incumbent carriers’ offerings, including removal of local switching and other network elements from the list of elements that the incumbent carriers must provide on an unbundled basis at TELRIC (Total Element Long Run Incremental Cost) cost-based rates, as well as the grant of broad pricing flexibility for special access service in many areas. The Company’s business could be adversely affected if it is unable to purchase services at reasonable rates or if the FCC, Congress, or state regulators were to adopt measures further reducing the local competition related obligations of incumbent local exchange carriers or allowing those carriers to increase further the rates the Company must pay.

Income taxes: The Company accounts for income taxes using the asset and liability approach in accordance with ASC 740, Income Taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

On January 1, 2009, the Company adopted the accounting guidance on accounting for uncertainty in income taxes, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more-likely-than-not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The guidance on accounting for uncertainty in income taxes also addresses de-recognition, classification, interest and penalties on income taxes, and accounting in interim periods.

The adoption of the new standard had no material impact on the Company’s consolidated balance sheet. After examining the tax positions taken prior to the adoption, the Company concluded that it is more-likely-than-not these tax positions will be sustained in the event of an examination and that there would be no material impact to its effective tax rate upon the adoption. No interest or penalties have been accrued associated with any tax positions taken. In the event interest or penalties had been accrued, the Company’s policy is to include these amounts related to unrecognized tax benefits in income tax expense. The Company’s federal, state and foreign returns are open with limited exception from 1997 forward.

Use of estimates: The preparation of the consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and revenues and expenses during the periods reported. The most significant estimates include the allowance for doubtful accounts, the lives of long-term assets, the valuation of network assets and the valuation allowance for net deferred tax assets. Actual results could differ from those estimated.

Subsequent events: The Company has evaluated subsequent events through April 29, 2010, the date on which the consolidated financial statements were available to be issued.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data)

Note 3.    Intangible Assets

Intangible assets at December 31, 2009 consisted of $42,545 customer relationships and $4,020 customer contracts. Amortization expense recognized on all intangibles totaled $6,152 for the year ended December 31, 2009. Estimated aggregate amortization expense for each of the next five years and thereafter is as follows:

Years Ending December 31,
2010	$4,545
2011	3,134
2012	2,415
2013	1,213
2014	722

$12,029

Note 4.    Property and Equipment

Property and equipment consists of the following:

2009
Switching equipment	$190,266
Network equipment	63,723
VoIP equipment	1,312
Collocation	73,130
Customer premise equipment	13,315
DSL equipment	18,591
Computers and software	38,137
Equipment	23,774
Vehicles	3,988
Leasehold improvements	9,691
Furniture and fixtures	5,034
Buildings	4,916
Land	1,835

447,712
Less accumulated depreciation and amortization	(337,677)

Property and equipment, net	$110,035

Property and equipment includes $2,107 of capitalized interest at December 31, 2009. Accumulated depreciation related to the capitalized interest was approximately $1,902 at December 31, 2009, and the related depreciation expense was approximately $19 during the year ended December 31, 2009.

Gross capitalized software amounted to approximately $21,324 in 2009. Accumulated depreciation was approximately $17,225 at December 31, 2009 and the related depreciation expense was approximately $2,580 during the year ended December 31, 2009.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data)

Note 5.    Long-Term Debt

Long-term debt consists of the following:

2009
Term loans	$392,430
Capital lease obligations	2,696
Other notes	291

395,417
Less: current portion	(26,307)

Long-term debt	$369,110

Principal payments on long-term notes payable, exclusive of payments for capital leases (which are provided in Note 8), are as follows:

Years Ending December 31,
2010	$26,224
2011	3,973
2012	362,280
2013	18
2014	19
Thereafter	207

$392,721

Senior Credit Facilities: The Company entered into a senior credit agreement with commercial lenders, under which the Company could borrow up to $20,000 in a Revolving Facility and $415,000 in Term Loans with a maturity date of December 31, 2011 and 2012, respectively. Up to $5,000 of the Revolving Facility will be available for the issuance of letters of credit. Up to $10,000 of the Credit Facilities will be available for the issuance of a swingline subfacility. The Credit Facilities are subject to a commitment fee equal to an annual rate of 0.50% of the average daily unused portion of the revolving loans commencing on the closing date payable in arrears on the last business day of each calendar quarter commencing March 31, 2007, and ending on the revolving loans maturity date.

Principal payments on the Term Loans of the Credit Facilities are payable in equal quarterly installments of $989 on the last day of each quarter through September 30, 2012. The balance of the Term Loans is payable on December 31, 2012. Additional mandatory repayments are also required under certain conditions as described in the Credit Facilities. Borrowings under the Credit Facilities may be prepaid, at any time, in whole or in part, without penalty.

On May 5, 2008, the Company reached an agreement with its lenders to amend certain terms under the Credit Facilities and waive existing covenant defaults. In exchange for the waiver, the amendment (i) reduces the thresholds for certain financial covenants in future measurement dates, (ii) establishes a LIBOR floor such that the basis of LIBOR rate loans may not fall below 3.25%, (iii) fixes the interest rate on term loans at either LIBOR plus 6.25% or the Alternate Base Rate plus 5.25%, (iv) increases the margin charged to revolver borrowings by 1.5%, (v) requires additional interest charges of 1.0% per annum following the amendment effective date which, at the Company’s option may be added to the outstanding principal balance of the term loan, (vi) requires additional interest charges of 1.0% per annum effective June 30, 2009, if certain leverage ratio

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data)

tests are not met which, at the Company’s option may be added to the outstanding principal balance of the term loan, and (vii) requires additional interest charges of 1.0% per annum effective June 30, 2010, if certain leverage ratio tests are not met. The interest rate applicable to borrowings under the Credit Facilities was approximately 10.5% at December 31, 2009. Accrued and unpaid interest on the outstanding loan balance of the Credit Facilities is payable quarterly in arrears.

Under the Credit Facilities, the Company is subject to certain financial and operating covenants and restrictions, including minimum quarterly thresholds for earnings before interest, taxes, depreciation and amortization (EBITDA); periodic financial reporting requirements; and restrictions on indebtedness, the transfer of assets other than in the normal course of business and other operating matters.

The Credit Facilities are collateralized by a pledge of all capital stock and other ownership interests of the Company’s direct and indirect subsidiaries and substantially all of the Company’s tangible and intangible assets. The Credit Facilities are guaranteed by the Company and all existing and future direct and indirect subsidiaries of the Company.

Note 6.    Capital Stock

Common stock: Except for 1,369,581 shares of Class C non-voting stock, each share of common stock has one vote per share. The number of authorized shares of common stock can be increased or decreased by the affirmative vote of the majority of the common stockholders. Common stock activity is as follows:

	Class A	Class B	Class C	Class D
Shares authorized, December 31, 2009	8,803,000	5,050,000	16,100,000	5,299,053

Shares outstanding, January 1, 2009	3,250,423	4,050,000	6,701,399	5,299,053
Exercise of stock options	—	—	—	—

Shares outstanding, December 31, 2009	3,250,423	4,050,000	6,701,399	5,299,053

Special approval rights have been granted to the Class B, Class C and Class D common stockholders such that the consent of at least the majority of the Class B, Class C and Class D common stockholders is needed to incur new debt; authorize new business activities; approve the annual operating budget; acquire other businesses; authorize or issue new shares, options or warrants; amend the by-laws or Certificate of Incorporation; dissolve, liquidate or wind up Cavalier; declare dividends, other distributions, redemption and repurchase of securities; enter into or amend related party transactions; discontinue the business, admit inability to pay debts or file for bankruptcy; and sell a substantial portion of Cavalier’s assets, other than pursuant to the sale of common stock in a public offering or a certain arm’s length transaction involving the sale of Cavalier to a non-affiliated third-party buyer.

The Board of Directors shall consist of three to five people, unless the majority of each of the Class A common stockholders, Class B common stockholders and the combined Class C and Class D common stockholders consent otherwise. The Board of Directors may, without the consent of the majority of the common stockholders, expand the number of Directors to a maximum of seven, provided that Cavalier receives at least $15 million of capital for each added Board seat. Class A common stockholders can elect one to two Directors; if they elect only one Director, then that Director will have two votes on all matters coming before the Board; and if they elect two Directors, then both such Directors will have one vote on all matters coming before the Board. Upon the death or incapacity of Cavalier’s current Executive Chairman, the Class A common stockholders can elect one Director and represent one vote on the Board. Class B common stockholders can elect two Directors.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data)

Class C and Class D voting common stockholders can elect one Director. Upon the death or incapacity of Cavalier’s current Executive Chairman, the Class C and Class D voting common stockholders can elect one additional Director. The preferred stockholders as a class have no rights to elect a member of the Board of Directors.

Dividends may be paid on common stock as determined by the Board of Directors, approved by the Class B, Class C and Class D common stockholders and subject to the preferential dividend rights of preferred stock. Upon liquidation, dissolution, sale, merger or reorganization (a liquidation event), the distribution of assets to the common stockholders is subject to the prior satisfaction of all preferred stock preferences.

Certain of the common stockholders have a pre-emptive right to purchase all or any portion of an offering by Cavalier of any equity security such that the stockholders’ percentage ownership before and after the offering shall remain unchanged. These pre-emptive rights shall terminate upon a public offering of Cavalier’s common stock. Certain of the common stockholders have also entered into an agreement that provides each such common stockholder with a right of first refusal to purchase all of Cavalier’s common stock proposed to be sold by any other such common stockholder.

Preferred stock: Each share of preferred stock is non-voting, except that (i) the consent of the holders of a majority of each of the Series B preferred stock, Series C preferred stock and Series D Preferred Stock is needed to change, respectively, any rights of the Series B preferred stock, Series C preferred stock and Series D Preferred Stock or to issue shares senior in right to the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, (ii) the 295.541791 shares of Series C Preferred Stock issued in connection with the Elantic merger are entitled to vote together with the holders of Class D Common Stock for the election of the Director to be elected by the Class C and Class D common stockholders, and (iii) the consent of the majority of the Series B and Series C Preferred Stock stockholders is needed to do any of the following: incur new debt; expand business activities into new geographic areas without having first secured sufficient financing; and sell any of the business or material assets, other than pursuant to the sale of common stock in a public offering or certain arm’s length transactions involving the sale of Cavalier to a non-affiliated third-party buyer.

Preferred stock activity is as follows:

	Senior Preferred		Junior Preferred
	Series C	Series D	Series A	Series B

Shares outstanding, December 31, 2009	1,539	812	1,206	3,191

Series C Preferred Stock and Series D Preferred Stock are collectively referred to as “Senior Preferred Stock”, and Series A Preferred Stock and Series B Preferred Stock are collectively referred to as “Junior Preferred Stock”. The holders of shares of Senior Preferred Stock, in preference to the holders of Junior Preferred Stock and all other capital stock, are entitled to receive, when declared by the Board of Directors out of funds legally available for the purpose, cumulative dividends on each share of Senior Preferred Stock, payable in cash, and accruing at a per annum rate of 10% from March 24, 2006, on the sum of (i) $10,000 (the Liquidation Value) and (ii) all accumulated and unpaid dividends accrued.

The holders of shares of Junior Preferred Stock, in preference to the holders of all capital stock and after the rights of the holders of Senior Preferred Stock, shall enjoy the same general rights with respect to the calculation and payment of dividends as the holders of Senior Preferred Stock.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data)

Liquidation preference: To the extent Cavalier has assets legally available and the Board of Directors has not declared the payment of, nor has Cavalier paid, the dividends on the Senior Preferred Stock, the Liquidation Value and such dividends (collectively, the Liquidation Preference) shall be due and payable upon the occurrence of any liquidation, dissolution or winding up of the affairs of Cavalier, either voluntarily or involuntarily, any sale of Cavalier or public offering, a merger or consolidation of Cavalier (a Liquidation Event). The holders of Cavalier’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are entitled to receive the following amounts out of Cavalier’s assets remaining after Cavalier shall have satisfied its debts and other liabilities.

First, the holders of Series C Preferred Stock and Series D Preferred Stock are entitled to receive, pari passu with each other and before any amounts are paid in respect of Series A Preferred Stock, Series B Preferred Stock or Common Stock, the respective Liquidation Preferences of Series C Preferred Stock and Series D Preferred Stock.

The Series C Preferred Stock Liquidation Preference is the Liquidation Value per share plus the cumulative preferred dividends accrued thereon through the date the Liquidation Preference is paid; provided that, if the sum of (i) the total amount received on account of Series C Preferred Stock, Class D Common Stock and securities issued as dividends or distribution on the foregoing or otherwise in connection therewith (collectively, “Series C Related Securities”) prior to the Liquidation Event plus (ii) the amount receivable on account of Series C Related Securities after giving effect to the payment of the Series C Preferred Stock Liquidation Preference and the Series A, Series B and Series D liquidation preferences is less than $36,017 in the aggregate, then the Series C Preferred Stock Liquidation Preference will be: (i) $20,000 per share for the 295.541791 shares issued on January 27, 2006, in connection with the Elantic merger, and (ii) $24,215 per share for all other shares of Series C Preferred Stock.

If the Series C Preferred Stock Liquidation Preference is the same as described above, then Class D Common Stock shall only entitle the holders thereof upon the occurrence of a Liquidation Event to the payment of the par value thereof, and Class D Common Stock shall cease to participate or share in the value of Cavalier in excess of such par value.

The Series D Preferred Stock Liquidation Preference is the Liquidation Value per share plus the cumulative preferred dividends accrued thereon through the date the Liquidation Preference is paid.

After payment of the Series C and Series D Preferred Stock Liquidation Preferences, the holders of Series A and Series B Preferred Stock, pari passu with each other and before any amounts are paid in respect of Common Stock, are entitled to receive a Liquidation Preference in the amount of the Liquidation Value per share plus the cumulative preferred dividends accrued thereon through the date the Liquidation Preference is paid.

After the payment of the Series A, Series B, Series C and Series D Preferred Stock Liquidation Preferences as described above, no amounts are payable on account of such shares of stock, and none of such shares of stock are to participate or share in any remaining value of Cavalier.

Right to effect an exit: If a Liquidation Event, or a definitive agreement providing for such, is not consummated or in place by a specified date, the holders of Class A, B and C common stock, respectively, each have the right to instruct Cavalier to effect either a sale of Cavalier to an unaffiliated third party or a public offering of Cavalier securities by delivering an “exit instruction notice” to such effect. If Cavalier does not comply with such instruction within 180 days of the delivery of the exit instruction notice, then the holders of the class of common stock that delivered the exit instruction notice may, subject to obtaining any required regulatory

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data)

consents, assume control of Cavalier for the purpose of effecting a sale of Cavalier or public offering of Cavalier securities. The rights of the Class A common stockholders to initiate an exit arose on January 1, 2004, and terminated without being exercised in connection with the March 24, 2006 amendment to the Company’s Certificate of Incorporation. The rights of the Class B common stockholders and Class C common stockholders were also amended on March 24, 2006, such that they may initiate an exit transaction beginning June 30, 2007.

Conversion of preferred stock into common stock: The preferred stock is not convertible into common stock at the option of the holders. The Board of Directors, with the consent of holders of a majority of the respective Senior or Junior Preferred Stock, may require the conversion, effective immediately prior to the consummation of a public offering, of all or any portion of the shares of preferred stock held by each holder into a number of shares of Class C common stock based on the offering price per share of common stock sold in the public offering.

Warrants: On December 19, 2000, in conjunction with a stock issuance, all new investors were issued anti-dilution protection warrants to purchase, at any time after a “Down Round Financing” until the earlier of the fifth anniversary of a public offering or December 31, 2010, Class C voting and nonvoting common stock of Cavalier. A Down Round Financing constitutes an equity financing of Cavalier in which Cavalier issues and sells Down Round Securities (those securities with redemption rights and the right to participate with the common stockholders on the remaining proceeds) for an aggregate price less than what the value was as held by the holder immediately before the financing round was completed. The price of each warrant is $0.0001. The number of shares of Class C common stock for which each warrant is exercisable is formula driven and is based on each investor’s contribution percentage in the December 19, 2000 stock issuance.

Note 7.    Share-Based Compensation Plans

On January 31, 2000, the Company adopted the Cavalier Telephone Corporation Incentive Plan (the Plan). The First and Second Amendment to the Plan, effective January 1, 2001 and October 13, 2005, respectively, authorized a total of 2,200,000 shares of Class A common stock to be available for issuance under the Plan. The Third Amendment to the Plan, effective December 15, 2006, authorized an additional 1,500,000 shares of Class A common stock to be available for issuance under the Plan.

The Company adopted ASC Topic 718, Stock Compensation , on January 1, 2006, and applied the transition guidance as prescribed by the prospective application to all grants after the effective date. Under ASC Topic 718, the fair value of each option is estimated on the date of grant using the Black-Scholes model that uses the following assumptions for 2009: (a) expected volatility, 71%; (b) expected dividends, $0; (c) expected option life, 6.6 years; and (d) risk-free rate, approximately 2.20%. Expected volatilities are based on the historic volatility of the similar public entities. The expected life represents the period of time that options granted are expected to be outstanding. The risk-free rate is based on the rate for a 7-year Treasury Note.

Options generally vest over three or four years and expire ten years from the date of grant.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data)

A summary of stock options outstanding at December 31, 2009 and the changes during 2009 are presented below:

			Exercise Price Per Share
	Options Available	Options Outstanding	Range	Weighted Average
Outstanding at January 1, 2009	1,099,285	2,087,375	$0.67 to 7.50	$2.55
Granted in 2009	(60,000)	60,000	$2.50	2.50
Cancelled in 2009	829,000	(829,000)	$2.50 to 3.00	2.50

Outstanding at December 31, 2009	1,868,285	1,318,375	$0.67 to 7.50	$2.61

The following table summarizes additional information about stock options outstanding and exercisable at December 31, 2009:

Options Outstanding at December 31, 2009			Options Exercisable at December 31, 2009
Exercise Prices	Shares	Remaining Weighted Average Contractual Life (Years)	Shares
$0.67	13,750	0.58	13,750
2.50	990,000	7.16	556,125
2.89	20,625	0.58	20,625
3.00	291,750	2.79	291,750
7.50	2,250	0.58	2,250

	1,318,375	6.01	884,500

The weighted average grant-date fair value of options granted during 2009 was $0. There was $1,125 of total compensation cost for share-based payment arrangement recognized in income for the year ended December 31, 2009.

A summary of the status of the Company’s nonvested options as of December 31, 2009, and changes during the year ended December 31, 2009, is presented below:

Nonvested Shares	Shares	Weighted- Average Grant-Date Fair Value
Nonvested at January 1, 2009	1,016,686	$4.53
Granted	60,000	—
Vested	(376,061)	5.63
Forfeited	(266,750)	6.46

Nonvested at December 31, 2009	433,875	1.76

As of December 31, 2009, there was approximately $536 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the plan. That cost is expected to be recognized over a weighted-average period of approximately 2 years. The total fair value of shares vested during the year ended December 31, 2009 was $2,119.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data)

Note 8.    Lease Commitments and Other Long-Term Liabilities

The Company has the exclusive right to use certain fibers within fiber optic cables (IRUs) under long-term contracts and leases office and warehouse space under both capital and operating leases. Some of the leases include scheduled rent increases at specified intervals during the terms of the leases. The Company recognizes rent expense on a straight-line basis over the life of the related lease.

The aggregate minimum rental commitments under non-cancellable, long-term contracts and leases are as follows:

Years Ending December 31,	IRU Liabilities	Capital Leases	Operating Leases
2010	$2,236	$355	$7,009
2011	2,039	355	6,025
2012	1,934	355	4,415
2013	1,687	355	3,115
2014	962	355	1,351
Thereafter	4,349	3,338	1,484

	13,207	5,113	$23,399

Less amount representing interest	(4,087)	(2,417)

Present value	9,120	$2,696

Less: current portion included in other current liabilities	1,355

Long-term portion of IRUs	7,765
Other long-term liabilities	4,442

Total long-term liabilities	$12,207

Rental expense was $6,969 in 2009.

Note 9.    Income Taxes

The Company’s provision for income taxes consists of the following:

2009
Federal and state income tax expense (benefit):
Current	$(463)
Deferred	5,574
Increase (decrease) in valuation allowance	(5,574)

$(463)

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data)

The components of the net deferred tax assets and related valuation allowance at December 31, 2009, are as follows:

2009
Deferred revenue	$4,608
Provision for bad debts	5,186
Property and equipment	73,839
Intangible assets	(3,611)
Alternative minimum tax credits	4,523
Net operating loss carryforwards	90,149
Asset retirement obligation	2,042
Asset impairment charge	—
Unfavorable leases and other	6,421
Valuation allowance	(183,157)

Net deferred tax asset	$—

As of December 31, 2009, the Company had net operating loss carryforwards for federal income tax purposes of approximately $214,468. These net operating loss carryforwards expire beginning in the year ending December 31, 2010. As of December 31, 2009, the Company also has alternative minimum tax credit carryforwards in the amount of $4,523. These credits do not have expiration dates.

Realization of net deferred tax assets is dependent on the Company’s ability to generate future taxable income, which is uncertain. Accordingly, a full valuation allowance was established against these assets as of December 31, 2009.

The Company’s effective tax rate differs from the federal statutory rate of 34% due primarily to changes of valuation allowance provided for the deferred tax assets and prior year provision true up for depreciation.

The Company has evaluated its tax positions and has concluded that uncertainties exist related to open tax years of approximately $3,700 as of December 31, 2009. The Company plans to settle these uncertain tax positions during 2010.

Note 10.    Related Party Transactions

Rental payments to a related party controlled by the Company’s Former Executive Chairman, for the lease of the Company’s headquarters, amounted to $523 in 2009.

Note 11.    401(k) Plan

The Company has adopted the Cavalier Telephone, LLC 401(k) Plan which is administered by an independent trustee. Participation in the 401(k) plan is attainable upon the age of 21, and the first day following the first full month of employment. Total Company contributions were $146 in 2009.

Note 12.    Commitments and Contingencies

The Company is a party to various legal actions and administrative proceedings and subject to various claims arising in the ordinary course of business. Cavalier management considers that they have strong positions in all of these matters, and that the outcome of any of these matters will not have a material impact on the financial operating results or cash flows of the Company.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data)

Note 13.    Subsequent Events

In January 2010, the Company completed the acquisition of substantially all of the operating assets and liabilities of Continental Broadband Virginia, LLC and Continental Visinet Broadband, LLC (together “CBB”) for $4,030. Operating as Net Telcos, CBB provided collocation and managed services to customers in Richmond, Virginia. This acquisition will allow the Company to expand its services and enable it to provide more flexible, dynamic and customer centric solutions to current and future customers.

In January 2010, the Company completed the sale of substantially all of the operating assets and liabilities of SecureM, LLC and its wholly owned subsidiaries RPK (B.V.I.), Ltd. and RPK New Zealand, Ltd. to an unrelated third party for $5,000.

Independent Auditor’s Report

To the Board of Directors

Cavalier Telephone Corporation

Richmond, Virginia

We have audited the accompanying consolidated balance sheets of Cavalier Telephone Corporation and Subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cavalier Telephone Corporation and Subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey & Pullen, LLP

Richmond, Virginia

April 30, 2009

McGladrey & Pullen, LLP is a member firm of RSM International,

an affiliation of separate and independent legal entities.

Cavalier Telephone Corporation And Subsidiaries

Consolidated Balance Sheets

December 31, 2008 And 2007

	2008	2007
	(in thousands)
Assets
Current Assets
Cash and cash equivalents	$23,876	$13,681
Accounts receivable (net of allowance for doubtful accounts of $8,919 and $28,076 in 2008 and 2007, respectively)	42,963	61,851
Prepaids and other current assets	7,655	9,284
Deferred tax assets	—	11,411
Assets held-for-sale	3,034	3,833

Total current assets	77,528	100,060
Property and Equipment, net	135,550	184,101
Deferred Financing Costs, net	9,199	7,975
Intangible Assets, net	18,181	26,302
Goodwill	81,673	81,673
Deferred Tax Assets, net	—	40,800
Other Assets, net	13,331	16,613

Total assets	$335,462	$457,524

Liabilities And Stockholders’ Deficit
Current Liabilities
Accounts payable	$28,588	$42,056
Accrued interest	105	205
Other accrued expenses	14,053	15,284
Accrued consumer taxes	9,612	10,374
Other current liabilities	17,161	22,643
Deferred revenue—current portion	16,067	17,007
Current portion of debt and obligations under capital leases	19,944	5,405

Total current liabilities	105,530	112,974
Long-Term Debt and Obligations Under Capital Leases, less current obligations	388,596	409,877
Other Long-Term Liabilities	13,199	14,259
Deferred Revenue	4,980	5,400

Total liabilities	512,305	542,510

Commitments and Contingencies
Stockholders’ Deficit (including redeemable preferred stock, listed in order of seniority)
Preferred Stock, at liquidation value
Series C	36,018	36,018
Series D	10,647	9,657
Series A	15,815	14,345
Series B	41,836	37,947
Common Stock, par value $0.0001 per share
Class A	—	—
Class B	—	—
Class C	1	1
Class D	1	1
Accumulated deficit	(281,161)	(182,955)

Total stockholders’ deficit	(176,843)	(84,986)

Total liabilities and stockholders’ deficit	$335,462	$457,524

See Notes To Consolidated Financial Statements.

Cavalier Telephone Corporation And Subsidiaries

Consolidated Statements Of Operations

Years Ended December 31, 2008 And 2007

	2008	2007
	(in thousands)
Net revenues	$527,982	$667,396

Operating expenses
Cost of revenues	242,877	292,486
Selling, general and administrative expenses	201,548	264,546
Depreciation and amortization	75,155	89,503
Asset impairment charges	8,739	2,026

Total operating expenses	528,319	648,561

Income (loss) from operations	(337)	18,835
Interest expense	(46,723)	(45,958)
Interest income	346	935
Gain on settlement	5,393	—
Reorganization income, net	—	2,017

Loss before income tax expense	(41,321)	(24,171)
Income tax expense	(52,749)	(33,284)

Net loss	$(94,070)	$(57,455)

See Notes To Consolidated Financial Statements.

Cavalier Telephone Corporation And Subsidiaries

Consolidated Statements Of Stockholders’ Deficit

Years Ended December 31, 2008 And 2007

(in thousands)

	Redeemable Preferred Stock (listed in order of seniority)				Common Stock				Additional Paid-In Capital	Accumulated Deficits	Total
	Series C	Series D	Series A	Series B	Class A	Class B	Class C	Class D
Balances at January 1, 2007	$36,018	$8,759	$13,011	$34,419	$—	$—	$1	$1	$—	$(121,617)	$(29,408)
Preferred return on investors’ capital	—	898	1,334	3,528	—	—	—	—	(1,877)	(3,883)	—
Issuance of common stock from options exercised	—	—	—	—	—	—	—	—	50	—	50
Share-based compensation expense	—	—	—	—	—	—	—	—	1,827	—	1,827
Net loss for 2007	—	—	—	—	—	—	—	—	—	(57,455)	(57,455)

Balances at December 31, 2007	36,018	9,657	14,345	37,947	—	—	1	1	—	(182,955)	(84,986)
Preferred return on investors’ capital	—	990	1,470	3,889	—	—	—	—	(2,213)	(4,136)	—
Issuance of common stock from options exercised	—	—	—	—	—	—	—	—	12	—	12
Share-based compensation expense	—	—	—	—	—	—	—	—	2,201	—	2,201
Net loss for 2008	—	—	—	—	—	—	—	—	—	(94,070)	(94,070)

Balances at December 31, 2008	$36,018	$10,647	$15,815	$41,836	$—	$—	$1	$1	$—	$(281,161)	$(176,843)

See Notes To Consolidated Financial Statements.

Cavalier Telephone Corporation And Subsidiaries

Consolidated Statements Of Cash Flows

Years Ended December 31, 2008 And 2007

	2008	2007
	(in thousands)
Cash Flows From Operating Activities
Net loss	$(94,070)	$(57,455)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	58,191	67,908
Amortization	16,964	21,595
Asset impairment charges	8,739	2,026
Gain on settlement	(5,393)	—
Reorganization income	—	(2,017)
Interest expense for amortization of deferred financing costs	2,067	1,560
Share-based compensation expense	2,201	1,827
Deferred income taxes	(10,122)	(11,811)
Increase in income tax valuation allowance	62,333	44,095
Changes in operating assets and liabilities:
Accounts receivable	17,402	4,802
Prepaids and other assets	3,662	5,591
Accounts payable	(13,467)	(7,567)
Liabilities subject to compromise	—	(85)
Accrued interest	(100)	(1,176)
Accrued consumer taxes	(762)	(3,468)
Accrued expenses and other current liabilities	1,544	(6,477)
Deferred revenue	(2,773)	1,590

Net cash provided by operating activities	46,416	60,938

Cash Flows From Investing Activities
Additions to property and equipment	(19,614)	(42,502)
Proceeds from sale of customer contracts	—	350
Payments for other productive assets	(5,177)	(9,000)

Net cash used in investing activities	(24,791)	(51,152)

Cash Flows From Financing Activities
Payment of debt issuance costs	(3,291)	(246)
Repayments of debt	(6,965)	(13,472)
Payments of capital leases	(1,186)	(2,283)
Proceeds from exercise of stock options	12	50

Net cash used in financing activities	(11,430)	(15,951)

Net increase (decrease) in cash and cash equivalents	10,195	(6,165)
Cash and cash equivalents
Beginning of year	13,681	19,846

End of year	$23,876	$13,681

Supplemental Disclosures of Cash Flow Information
Interest paid	$40,820	$45,574
Income taxes paid (refunded)	$(862)	$1,867
Supplemental Schedule of Noncash Investing and Financing Activities
Increase in goodwill associated with reductions of net assets acquired in 2007	$—	$9,039
Preferred return on investors’ capital	$6,349	$5,760

See Notes To Consolidated Financial Statements.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements

(amounts in thousands except share data and Note 7)

Note 1.    Organization

Cavalier Telephone Corporation (Cavalier and collectively with its subsidiaries, the Company) headquartered in Richmond, Virginia provides a wide range of communications services through its subsidiary Cavtel Holdings, LLC and its subsidiaries, Cavalier Telephone, LLC; Cavalier Networks, LLC; Phonom, LLC; Cavalier IP TV, LLC; Cavalier Services, LLC; Elantic Networks, Inc. (Elantic) and Talk America Holdings, Inc. (Talk).

Cavalier Telephone, LLC, and its wholly owned subsidiary Cavalier Telephone Mid-Atlantic, LLC and Talk and its wholly owned subsidiaries, Talk America, Inc., LDMI Telecommunications, Inc. and Network Telephone Corporation, are facilities-based competitive local exchange carriers (CLEC) providing switched local, long distance, internet and digital subscriber line (DSL) services to business and residential customers in sixteen states and the District of Columbia generally located in the midwest, mid-Atlantic and southeast regions of the United States. Through these subsidiaries, the Company also serves competitive local carriers, long distance and wireless providers by providing connectivity to Cavalier’s retail customers and selling excess network capacity.

Cavalier established a wholly owned subsidiary, Phonom, LLC, in 2003, which offers voice over internet protocol (VoIP) service to both business and residential customers. Phonom began serving customers in early 2004.

Cavalier established a wholly owned subsidiary, Cavalier Networks, LLC (Cavalier Networks), in 2003, which acquired City Signal Communications, Inc. (City Signal) on December 31, 2004. Cavalier Networks delivers flexible metro dark fiber solutions that help communications providers deliver high capacity broadband applications to consumers and enterprises. Cavalier Networks operates networks in Philadelphia, Pennsylvania and Cleveland, Ohio.

Cavalier established a wholly owned subsidiary, Cavalier IP TV, LLC (Cavalier IP TV), in 2005, which offers television over internet protocol service to both business and residential customers. Cavalier IP TV began serving customers in 2006. During 2008, the Company elected to wind down its IP TV operations. Wind down of operations is expected to take place over the next few years.

Through Elantic and its wholly owned subsidiaries Elantic Telecom, Inc. (Elantic Telecom), formed in 2004, East Telecom, Inc. and Elantic Telecom East, LLC, the Company also provides long-haul broadband solutions (private line, wavelengths, dark fiber, internet and collocation) to wholesale customers throughout most of the eastern United States.

Note 2.    Summary of Significant Accounting Policies

Principles of consolidation: The consolidated financial statements include the accounts of Cavalier and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

Revenue recognition: The Company recognizes revenue on telecommunications and enhanced communications services in the period the service is provided. Revenue is recorded net of promotional discounts and sales credits. Revenue related to installation and activation fees and the related direct costs are deferred and recognized over the term of the contract or the expected customer life. However, in most situations, the Company waives installation and activation fees. In these instances, the related direct cost is expensed as incurred. Revenue related to billing in advance of providing services is deferred and recognized when earned.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data and Note 7)

The Company also charges installation fees to certain customers of Cavalier Networks to construct connections between the customers’ facilities and the Company’s existing fiber optic network. Customers usually make deposits of as much as 50% of the installation fees, before the Company begins construction. These installation fees are included in deferred revenue and recognized as revenue over the term of the related contracts.

In the normal course of business of providing telephone and other communication services to its retail customers, the Company also collects various federal, state and local utility and excise taxes and fees which are, in turn, remitted to the respective governmental authorities as collected. The taxes and fees collected from the customers are recorded on a gross basis through the statements of operations and are included in net revenues and cost of revenues. Taxes and fees collected from the customers included in revenues for the years ended December 31, 2008 and 2007 were $7,613 and $9,601, respectively.

Cash and cash equivalents: Cash equivalents consist of highly liquid investments with original maturities of three months or less at the time of the purchase. The carrying value of cash and cash equivalents approximates fair value due to their short-term nature.

The Company invests its excess cash in certificates of deposit, U.S. government securities, commercial paper, and other money market instruments and has general guidelines relative to diversification and maturities in an effort to maintain safety and liquidity. These guidelines are periodically reviewed and modified to take advantage of trends in yields and interest rates. The Company has not experienced any significant losses on its cash or cash equivalents. Balances may exceed federally insured limits.

Accounts receivable: Accounts receivable consist of amounts due from business and residential customers, other carriers and long-distance providers, including late payment fees (which are recorded as earned) on balances due from business and residential customer accounts which remain unpaid as of the due date of the respective invoice. Bad debt expense for uncollectible accounts receivable is recorded as a component of selling, general and administrative expenses when customers are terminated due to non-payment (which, generally, occurs 60-90 days following the invoice date) with additional charges for estimates of potential terminations based on historical collection patterns. Accounts receivable are written off when it is reasonably likely the Company will not collect on the account. Recoveries reduce the bad debt expense in the period received.

Assets held-for-sale: During 2007, the Company made the decision to relocate the remaining employees located in its New Hope, Pennsylvania facility, the former administrative office for Talk, and market the facility for sale. During 2008, the Company entered into a contract to sell the New Hope, Pennsylvania land and buildings for $2,400. The assets held-for-sale related to the New Hope location were written down to $2,304 to reflect the estimated sale price net of estimated realtor commissions.

During 2008, the Company elected to wind down its IP TV operations and dispose of, resell or redeploy the related assets. Assets held-for-sale reflects $730 for the IP TV equipment which is recorded at the expected proceeds to be received from the sale of the assets.

Assets impairment charge related to the New Hope property and IP TV equipment was approximately $1,529 and $5,779, respectively, for the year ended December 31, 2008.

Property and equipment: Property and equipment are stated at cost. Property and equipment consists of switching equipment, network equipment, VoIP equipment, IP TV equipment, computer, internet and DSL equipment, software, equipment, furniture and fixtures, vehicles and buildings, in addition to collocation

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data and Note 7)

installation costs and leasehold improvements. The cost of the network and related switching equipment includes interest capitalized during the construction period and other internal costs such as labor and benefits directly related to the construction of the network and switching equipment. Depreciation is provided over the estimated useful lives of the assets, using the straight-line method.

The estimated useful lives of property and equipment are as follows:

Switching equipment	5 years
Network equipment	10-15 years
VoIP equipment	5 years
IP TV equipment	3-5 years
Computer, internet and DSL equipment	2-3 years
Software	3 years
Equipment, furniture and fixtures	5-7 years
Vehicles	3-5 years
Buildings	25 years

Indefeasible right of use contracts (IRU), for which the Company is granted the exclusive right to use certain fibers within fiber optic cables on the grantor’s network, are classified in property and equipment as a component of network equipment, capitalized and depreciated, using the straight-line method, over the lesser of the IRU period, the life of the network itself, or fifteen years. Collocation installation costs, or amounts paid to the incumbent local exchange carrier (ILEC) for central office locations, are capitalized and depreciated over the lesser of the life of the commitment or ten years. Leasehold improvements are depreciated over the lesser of their estimated useful lives or the related lease term. The cost of computer software purchased for internal use is capitalized at the time of purchase.

Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the accounts with any resulting gain or loss included in operations.

Costs associated with repair and maintenance are expensed as incurred.

Deferred financing costs: Deferred financing costs consist of costs incurred in relation to long-term debt and are amortized to interest expense over the term of the related debt financing by a method, which approximates the effective interest method.

Intangible assets: Intangible assets consist of acquired customer relationships and customer contracts (see Note 3). The intangible assets were recorded at the purchase date at their estimated fair market values and are amortized, on a pro rata basis, over their respective estimated lives. The estimated lives for acquired customer relationships and customer contracts are eight years and four years, respectively.

Goodwill: The Company records, as goodwill, the excess of purchase price over the fair value of the identifiable net assets acquired in business combinations. Statement of Financial Accounting Standards (SFAS) No. 142 , Goodwill and Other Intangible Assets , prescribes a two-step process for impairment testing of goodwill which is performed annually, as well as when an event triggering impairment may have occurred. The first step tests for impairment, while the second step, if necessary, measures the impairment. The Company tests goodwill as of December 31 each year. No impairment was identified during the years ended December 31, 2008 and 2007.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data and Note 7)

Other assets: Other assets include amounts on deposit with certain vendors and facility and loop costs which are non-recurring amounts paid to the ILECs for activation of their unbundled network elements and transmission lines between the central offices and the Company’s retail customers. Facility and loop costs are capitalized at their cost and amortized, using the straight-line method, over the average term of a customer contract of three years. At December 31, 2008 and 2007, facility and loop costs totaled $25,513 and $25,638, with related accumulated amortization of $13,791 and $12,188, respectively. The remaining balance of other assets relates to deposits paid to vendors.

Valuation of long-lived assets: The Company accounts for valuation of long-lived assets under SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets . SFAS No. 144 requires that long-lived assets and certain intangible assets be reviewed for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived assets is measured by a comparison of the carrying amount of the asset to the future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less costs to sell.

Deferred revenue: Deferred revenue consists of charges billed to customers in advance of the period in which services are provided, credit related deposits received from retail customers and advance payments and deposits received from carriers and other wholesale customers related to the use of the Company’s fiber optic network and collocation facilities.

Fair value of financial instruments: The carrying amounts of cash, accounts receivable, accounts payable, short-term debt and deferred revenue approximate fair value at December 31, 2008 and 2007, due to the relative short maturity of these instruments. Management believes the carrying amount of long-term debt would not materially differ from its fair value in comparison with other arrangements offered to the Company for debt with similar terms and maturities.

Advertising costs: The Company expenses advertising costs in the period incurred. Advertising and promotional expense, including telemarketing costs, amounted to $14,960 and $21,220 for 2008 and 2007, respectively.

Share-based compensation: The Company applies the provisions of SFAS 123(R), Share-Based Payment (SFAS No. 123(R)). SFAS No. 123(R) requires that the compensation cost relating to share-based payment transactions, including grants of employee stock options, be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS No. 123(R) covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

Income taxes: The Company accounts for income taxes using the asset and liability approach in accordance with SFAS No. 109, Accounting for Income Taxes . The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Risks and uncertainties: The Company began offering services to customers at the end of 1999 and has experienced significant growth since then. The Company has a business plan in place that includes significant

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data and Note 7)

marketing efforts to attract new customers. In December 2006, the Company doubled in size as a result of the Talk acquisition. The Company is reliant on attracting new customers and providing quality service offerings in order to achieve its business plan and to remain in compliance with financial covenants specified in its credit agreement.

Use of estimates: The preparation of the consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and revenues and expenses during the periods reported. The most significant estimates include the allowance for doubtful accounts, the lives of long-term assets, the valuation of network assets and the valuation allowance for net deferred tax assets. Actual results could differ from those estimated.

Recent accounting pronouncements: In December 2007, the FASB issued SFAS 141(R) (revised 2007), Business Combinations . SFAS No. 141(R), among other things, established principles and requirements for how the acquirer in a business combination (i) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquired business, (ii) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, and (iii) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SAS No. 141(R) is effective for fiscal years beginning on or after December 15, 2008, with early adoption prohibited. This standard will change our accounting treatment for business combinations on a prospective basis.

In March, 2008, the FASB issued FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities—an Amendment of FASB Statement 133 (SFAS No. 161). SFAS No. 161 enhances required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how: (a) an entity uses derivative instruments; (b) derivative instruments and related hedged items are accounted for under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities; and (c) derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This interpretation is effective for fiscal years beginning after November 15, 2008. The Company does not expect SFAS No. 161 to have a material impact on its reported financial position, results of operations, or cash flows.

In February 2008, the FASB issued FASB Staff Position No. 157-2, Effective Date of FASB Statement No. 157, which permits a one-year deferral for the implementation of SFAS No. 157 with regard to nonfinancial assets and liabilities that are not recognized or disclosed at fair value in the financial statements on a recurring basis. The Company adopted SFAS No. 157 for the fiscal year beginning January 1, 2008, except for nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis for which delayed application is permitted until the fiscal year beginning January 1, 2009. The Company has no financial assets subject to the provision of SFAS No. 157 as of December 31, 2008. The Company is currently assessing the potential effect of the adoption of the remaining provisions of SFAS No. 157 on its financial position, results of operations and cash flows.

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure, and transition.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data and Note 7)

In December 2008, the FASB provided for a deferral of the effective date of FIN 48 for certain nonpublic enterprises to annual financial statements for fiscal years beginning after December 15, 2008. The Company has elected this deferral and accordingly will be required to adopt FIN 48 in its 2009 annual financial statements. Prior to adoption of FIN 48, the Company will continue to evaluate its uncertain tax positions and related income tax contingencies under Statement No. 5, Accounting for Contingencies. SFAS No. 5 requires the Company to accrue for losses it believes are probable and can be reasonably estimated. Management is currently assessing the impact of FIN 48 on its financial position and results of operations and has not yet determined if the adoption of FIN 48 will have a material effect on its financial statements.

Note 3.    Intangible Assets

Intangible assets at December 31, 2008 and 2007, consists of $42,545 customer relationships and $4,020 customer contracts. Amortization expense recognized on all intangibles totaled $8,122 and $14,119 for the years ended December 31, 2008 and 2007, respectively. Estimated aggregate amortization expense for each of the next five years and thereafter is as follows:

Years Ending December 31,
2009	$6,152
2010	4,545
2011	3,134
2012	2,415
2013	1,213
Thereafter	722

$18,181

Note 4.    Property and Equipment

Property and equipment consists of the following:

	2008	2007
Switching equipment	$187,009	$181,564
Network equipment	61,271	62,477
VoIP equipment	1,307	1,307
IP TV equipment	10,517	17,646
Collocation	68,355	61,992
DSL equipment	18,421	18,000
Computers and software	35,253	36,829
Equipment	22,119	21,717
Vehicles	4,477	4,578
Leasehold improvements	9,594	9,647
Furniture and fixtures	5,032	5,030
Buildings	4,881	4,865
Land	1,835	1,835

	430,071	427,487
Less accumulated depreciation and amortization	(294,521)	(243,386)

Property and equipment, net	$135,550	$184,101

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data and Note 7)

Property and equipment includes $2,107 of capitalized interest at December 31, 2008 and 2007. Accumulated depreciation related to the capitalized interest was approximately $1,883 and $1,806 at December 31, 2008 and 2007, respectively, and the related depreciation expense was approximately $77 and $152 during the years ended December 31, 2008 and 2007, respectively.

Gross capitalized software amounted to approximately $18,830 and $19,518 in 2008 and 2007, respectively. Accumulated depreciation was approximately $14,634 and $11,965 at December 31, 2008 and 2007, respectively, and the related depreciation expense was approximately $3,732 and $5,541 during the years ended December 31, 2008 and 2007, respectively.

Note 5.    Long-Term Debt

Long-term debt consists of the following:

	2008	2007
Revolving credit facilities	$—	$—
Term loans	405,310	410,850
Capital lease obligations	2,905	4,091
Other notes	325	341

	408,540	415,282
Less: current portion	(19,944)	(5,405)

Long-term debt	$388,596	$409,877

Principal payments on long-term notes payable, exclusive of payments for capital leases (which are provided in Note 8), are as follows:

Years Ending December 31,
2009	$19,714
2010	4,165
2011	4,166
2012	377,326
2013	18
Thereafter	246

$405,635

Senior Credit Facilities: The Company entered into a senior credit agreement with commercial lenders, under which the Company could borrow up to $20,000 in a Revolving Facility and $415,000 in Term Loans with a maturity date of December 31, 2011 and 2012, respectively. Up to $5,000 of the Revolving Facility will be available for the issuance of letters of credit. Up to $10,000 of the Credit Facilities will be available for the issuance of a swingline subfacility. The Credit Facilities are subject to a commitment fee equal to an annual rate of 0.50% of the average daily unused portion of the revolving loans commencing on the closing date payable in arrears on the last business day of each calendar quarter commencing March 31, 2007, and ending on the revolving loans maturity date.

Principal payments on the Term Loans of the Credit Facilities are payable in equal quarterly installments of $1,037 on the last day of each quarter commencing with March 31, 2007, and through September 30, 2012. The

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data and Note 7)

balance of the Term Loans is payable on December 31, 2012. Additional mandatory repayments are also required under certain conditions as described in the Credit Facilities. Borrowings under the Credit Facilities may be prepaid, at any time, in whole or in part, without penalty.

The interest rate applicable to the Credit Facilities is based, at the Company’s option, on (i) LIBOR plus the applicable margin ranging from 2.75% to 4.75%, or (ii) the Alternate Base Rate (the higher of (a) the corporate base rate, and (b) the Federal Funds rate plus 0.50%) plus the applicable margin ranging from 1.75% to 3.75%, both as defined in the Credit Facilities. Accrued and unpaid interest on the outstanding loan balance of the Credit Facilities is payable quarterly in arrears.

Under the Credit Facilities, the Company is subject to certain financial and operating covenants and restrictions, including minimum quarterly thresholds for earnings before interest, taxes, depreciation and amortization (EBITDA); periodic financial reporting requirements; and restrictions on indebtedness, the transfer of assets other than in the normal course of business and other operating matters.

The Credit Facilities are collateralized by a pledge of all capital stock and other ownership interests of the Company’s direct and indirect subsidiaries and substantially all of the Company’s tangible and intangible assets. The Credit Facilities are guaranteed by the Company and all existing and future direct and indirect subsidiaries of the Company.

On May 5, 2008, the Company reached an agreement with its lenders to amend certain terms under the Credit Facilities and waive existing covenant defaults. In exchange for the waiver, the amendment (i) reduces the thresholds for certain financial covenants in future measurement dates, (ii) establishes a LIBOR floor such that the basis of LIBOR rate loans may not fall below 3.25%, (iii) fixes the interest rate on term loans at either LIBOR plus 6.25% or the Alternate Base Rate plus 5.25%, (iv) increases the margin charged to revolver borrowings by 1.5%, v) requires additional interest charges of 1.0% per annum following the amendment effective date which, at the Company’s option may be added to the outstanding principal balance of the term loan, vi) requires additional interest charges of 1.0% per annum effective June 30, 2009, if certain leverage ratio tests are not met which, at the Company’s option may be added to the outstanding principal balance of the term loan, and vii) requires additional interest charges of 1.0% per annum effective June 30, 2010, if certain leverage ratio tests are not met. The interest rate applicable to borrowings under the Credit Facilities was approximately 9.5% at December 31, 2008. The Company also paid amendment fees to the lenders totaling approximately $4,663, and reimbursed the lenders and its agent for all related direct costs.

Note 6.    Capital Stock

Common stock: Except for 1,369,581 shares of Class C non-voting stock, each share of common stock has one vote per share. The number of authorized shares of common stock can be increased or decreased by the affirmative vote of the majority of the common stockholders. Common stock activity is as follows:

	Class A	Class B	Class C	Class D
Shares authorized, December 31, 2007 and 2008	8,803,000	5,050,000	16,100,000	5,299,053

Shares outstanding, January 1, 2007	3,229,673	4,050,000	6,701,399	5,299,053
Exercise of stock options	16,750	—	—	—

Shares outstanding, December 31, 2007	3,246,423	4,050,000	6,701,399	5,299,053
Exercise of stock options	4,000	—	—	—

Shares outstanding, December 31, 2008	3,250,423	4,050,000	6,701,399	5,299,053

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data and Note 7)

Special approval rights have been granted to the Class B, Class C and Class D common stockholders such that the consent of at least the majority of the Class B, Class C and Class D common stockholders is needed to incur new debt; authorize new business activities; approve the annual operating budget; acquire other businesses; authorize or issue new shares, options or warrants; amend the by-laws or Certificate of Incorporation; dissolve, liquidate or wind up Cavalier; declare dividends, other distributions, redemption and repurchase of securities; enter into or amend related party transactions; discontinue the business, admit inability to pay debts or file for bankruptcy; and sell a substantial portion of Cavalier’s assets, other than pursuant to the sale of common stock in a public offering or a certain arm’s length transaction involving the sale of Cavalier to a non-affiliated third-party buyer.

The Board of Directors shall consist of three to five people, unless the majority of each of the Class A common stockholders, Class B common stockholders and the combined Class C and Class D common stockholders consent otherwise. The Board of Directors may, without the consent of the majority of the common stockholders, expand the number of Directors to a maximum of seven, provided that Cavalier receives at least $15 million of capital for each added Board seat. Class A common stockholders can elect one to two Directors; if they elect only one Director, then that Director will have two votes on all matters coming before the Board; and if they elect two Directors, then both such Directors will have one vote on all matters coming before the Board. Upon the death or incapacity of Cavalier’s current Executive Chairman, the Class A common stockholders can elect one Director and represent one vote on the Board. Class B common stockholders can elect two Directors. Class C and Class D voting common stockholders can elect one Director. Upon the death or incapacity of Cavalier’s current Executive Chairman, the Class C and Class D voting common stockholders can elect one additional Director. The preferred stockholders as a class have no rights to elect a member of the Board of Directors.

Dividends may be paid on common stock as determined by the Board of Directors, approved by the Class B, Class C and Class D common stockholders and subject to the preferential dividend rights of preferred stock. Upon liquidation, dissolution, sale, merger or reorganization (a liquidation event), the distribution of assets to the common stockholders is subject to the prior satisfaction of all preferred stock preferences.

Certain of the common stockholders have a pre-emptive right to purchase all or any portion of an offering by Cavalier of any equity security such that the stockholders’ percentage ownership before and after the offering shall remain unchanged. These pre-emptive rights shall terminate upon a public offering of Cavalier’s common stock. Certain of the common stockholders have also entered into an agreement that provides each such common stockholder with a right of first refusal to purchase all of Cavalier’s common stock proposed to be sold by any other such common stockholder.

Preferred stock: Each share of preferred stock is non-voting, except that (i) the consent of the holders of a majority of each of the Series B preferred stock, Series C preferred stock and Series D Preferred Stock is needed to change, respectively, any rights of the Series B preferred stock, Series C preferred stock and Series D Preferred Stock or to issue shares senior in right to the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, (ii) the 295.541791 shares of Series C Preferred Stock issued in connection with the Elantic merger are entitled to vote together with the holders of Class D Common Stock for the election of the Director to be elected by the Class C and Class D common stockholders, and (iii) the consent of the majority of the Series B and Series C Preferred Stock stockholders is needed to do any of the following: incur new debt; expand business activities into new geographic areas without having first secured sufficient financing; and sell any of the business or material assets, other than pursuant to the sale of common stock in a public offering or certain arm’s length transactions involving the sale of Cavalier to a non-affiliated third-party buyer.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data and Note 7)

Preferred stock activity is as follows:

	Senior Preferred		Junior Preferred
	Series C	Series D	Series A	Series B
Shares outstanding, December 31, 2007 and 2008	1,539	812	1,206	3,191

Series C Preferred Stock and Series D Preferred Stock are collectively referred to as “Senior Preferred Stock”, and Series A Preferred Stock and Series B Preferred Stock are collectively referred to as “Junior Preferred Stock”. The holders of shares of Senior Preferred Stock, in preference to the holders of Junior Preferred Stock and all other capital stock, are entitled to receive, when declared by the Board of Directors out of funds legally available for the purpose, cumulative dividends on each share of Senior Preferred Stock, payable in cash, and accruing at a per annum rate of 10% from March 24, 2006, on the sum of (i) $10,000 (the Liquidation Value) and (ii) all accumulated and unpaid dividends accrued.

The holders of shares of Junior Preferred Stock, in preference to the holders of all capital stock and after the rights of the holders of Senior Preferred Stock, shall enjoy the same general rights with respect to the calculation and payment of dividends as the holders of Senior Preferred Stock.

Liquidation preference: To the extent Cavalier has assets legally available and the Board of Directors has not declared the payment of, nor has Cavalier paid, the dividends on the Senior Preferred Stock, the Liquidation Value and such dividends (collectively, the Liquidation Preference) shall be due and payable upon the occurrence of any liquidation, dissolution or winding up of the affairs of Cavalier, either voluntarily or involuntarily, any sale of Cavalier or public offering, a merger or consolidation of Cavalier (a Liquidation Event). The holders of Cavalier’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are entitled to receive the following amounts out of Cavalier’s assets remaining after Cavalier shall have satisfied its debts and other liabilities.

First, the holders of Series C Preferred Stock and Series D Preferred Stock are entitled to receive, pari passu with each other and before any amounts are paid in respect of Series A Preferred Stock, Series B Preferred Stock or Common Stock, the respective Liquidation Preferences of Series C Preferred Stock and Series D Preferred Stock.

The Series C Preferred Stock Liquidation Preference is the Liquidation Value per share plus the cumulative preferred dividends accrued thereon through the date the Liquidation Preference is paid; provided that, if the sum of (i) the total amount received on account of Series C Preferred Stock, Class D Common Stock and securities issued as dividends or distribution on the foregoing or otherwise in connection therewith (collectively, “Series C Related Securities”) prior to the Liquidation Event plus (ii) the amount receivable on account of Series C Related Securities after giving effect to the payment of the Series C Preferred Stock Liquidation Preference and the Series A, Series B and Series D liquidation preferences is less than $36,017 in the aggregate, then the Series C Preferred Stock Liquidation Preference will be: (i) $20,000 per share for the 295.541791 shares issued on January 27, 2006, in connection with the Elantic merger, and (ii) $24,215 per share for all other shares of Series C Preferred Stock.

If the Series C Preferred Stock Liquidation Preference is the same as described above, then Class D Common Stock shall only entitle the holders thereof upon the occurrence of a Liquidation Event to the payment of the par value thereof, and Class D Common Stock shall cease to participate or share in the value of Cavalier in excess of such par value.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data and Note 7)

The Series D Preferred Stock Liquidation Preference is the Liquidation Value per share plus the cumulative preferred dividends accrued thereon through the date the Liquidation Preference is paid.

After payment of the Series C and Series D Preferred Stock Liquidation Preferences, the holders of Series A and Series B Preferred Stock, pari passu with each other and before any amounts are paid in respect of Common Stock, are entitled to receive a Liquidation Preference in the amount of the Liquidation Value per share plus the cumulative preferred dividends accrued thereon through the date the Liquidation Preference is paid.

After the payment of the Series A, Series B, Series C and Series D Preferred Stock Liquidation Preferences as described above, no amounts are payable on account of such shares of stock, and none of such shares of stock are to participate or share in any remaining value of Cavalier.

Right to effect an exit: If a Liquidation Event, or a definitive agreement providing for such, is not consummated or in place by a specified date, the holders of Class A, B and C common stock, respectively, each have the right to instruct Cavalier to effect either a sale of Cavalier to an unaffiliated third party or a public offering of Cavalier securities by delivering an “exit instruction notice” to such effect. If Cavalier does not comply with such instruction within 180 days of the delivery of the exit instruction notice, then the holders of the class of common stock that delivered the exit instruction notice may, subject to obtaining any required regulatory consents, assume control of Cavalier for the purpose of effecting a sale of Cavalier or public offering of Cavalier securities. The rights of the Class A common stockholders to initiate an exit arose on January 1, 2004, and terminated without being exercised in connection with the March 24, 2006 amendment to the Company’s Certificate of Incorporation. The rights of the Class B common stockholders and Class C common stockholders were also amended on March 24, 2006, such that they may initiate an exit transaction beginning June 30, 2007.

Conversion of preferred stock into common stock: The preferred stock is not convertible into common stock at the option of the holders. The Board of Directors, with the consent of holders of a majority of the respective Senior or Junior Preferred Stock, may require the conversion, effective immediately prior to the consummation of a public offering, of all or any portion of the shares of preferred stock held by each holder into a number of shares of Class C common stock based on the offering price per share of common stock sold in the public offering.

Warrants: On December 19, 2000, in conjunction with a stock issuance, all new investors were issued anti-dilution protection warrants to purchase, at any time after a “Down Round Financing” until the earlier of the fifth anniversary of a public offering or December 31, 2010, Class C voting and nonvoting common stock of Cavalier. A Down Round Financing constitutes an equity financing of Cavalier in which Cavalier issues and sells Down Round Securities (those securities with redemption rights and the right to participate with the common stockholders on the remaining proceeds) for an aggregate price less than what the value was as held by the holder immediately before the financing round was completed. The price of each warrant is $0.0001. The number of shares of Class C common stock for which each warrant is exercisable is formula driven and is based on each investor’s contribution percentage in the December 19, 2000 stock issuance.

Note 7.    Share-Based Compensation Plans

On January 31, 2000, the Company adopted the Cavalier Telephone Corporation Incentive Plan (the Plan). The First and Second Amendment to the Plan, effective January 1, 2001 and October 13, 2005, respectively, authorized a total of 2,200,000 shares of Class A common stock to be available for issuance under the Plan. The Third Amendment to the Plan, effective December 15, 2006, authorized an additional 1,500,000 shares of Class A common stock to be available for issuance under the Plan.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data and Note 7)

The Company adopted SFAS No. 123(R) on January 1, 2006, and applied the transition guidance as prescribed by the prospective application to all grants after the effective date. Under SFAS No. 123(R), the fair value of each option is estimated on the date of grant using the Black-Scholes model that uses the following assumptions for 2008 and 2007 grants: (a) expected volatility, 71% and 62%, respectively; (b) expected dividends, $0; (c) expected option life, 6.6 years; and (d) risk-free rate, approximately 3.53% and 4.21%, respectively. Expected volatilities are based on the historic volatility of the similar public entities. The expected life represents the period of time that options granted are expected to be outstanding. The risk-free rate is based on the rate for a 7-year Treasury Note.

Options generally vest over three or four years and expire ten years from the date of grant.

A summary of stock options outstanding at December 31, 2008 and 2007, and the changes during 2008 and 2007 are presented below:

	Options Available	Options Outstanding	Exercise price per share
			Range	Weighted Average
Outstanding at January 1, 2007	1,350,348	1,916,563	$0.67 to 14.80	$9.72
Granted in 2007	(891,000)	891,000	$14.80	14.80
Cancelled in 2007	678,750	(678,750)	$3.00 to 14.80	11.91
Exercised and settled in 2007	16,750	(97,001)	$0.67 to 7.50	4.77

Outstanding at December 31, 2007	1,154,848	2,031,812	$0.67 to 14.80	11.42
Granted in 2008	(287,000)	287,000	$2.50	2.50
Cancelled in 2008	222,937	(222,937)	$2.50 to 14.80	10.97
Exercised in 2008	8,500	(8,500)	$3.00	3.00

Outstanding at December 31, 2008	1,099,285	2,087,375	$0.67 to 7.50	$2.55

The following table summarizes additional information about stock options outstanding and exercisable at December 31, 2008:

Options Outstanding at December 31, 2008			Options Exercisable at December 31, 2008
Exercise Prices	Shares	Remaining Weighted Average Contractual Life (Years)	Shares
$0.67	13,750	1.58	13,750
2.50	1,755,000	8.08	740,625
2.89	20,625	1.58	20,625
3.00	295,750	3.82	293,438
7.50	2,250	1.58	2,250

	2,087,375	7.36	1,070,688

The weighted average grant-date fair value of options granted during 2008 and 2007 was approximately $0 and $2.94, respectively. There was $2,201,023 and $1,827,341 of total compensation cost for share-based payment arrangement recognized in income for the years ended December 31, 2008 and 2007, respectively.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data and Note 7)

A summary of the status of the Company’s nonvested options as of December 31, 2008, and changes during the year ended December 31, 2008, is presented below:

Nonvested Shares	Shares	Weighted- Average Grant- Date Fair Value
Nonvested at January 1, 2007	1,320,098	$8.15
Granted	890,063	10.13
Vested	(292,255)	6.99
Forfeited	(591,917)	8.81
Exercised	(3,313)	1.22

Nonvested at December 31, 2007	1,322,676	9.46
Granted	277,500	—
Vested	(432,423)	5.66
Forfeited	(151,067)	2.87

Nonvested at December 31, 2008	1,016,686	4.53

As of December 31, 2008, there was approximately $3.5 million of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the plan. That cost is expected to be recognized over a weighted-average period of approximately 2.2 years. The total fair value of shares vested during the years ended December 31, 2008 and 2007, was $2,448,672 and $2,041,763, respectively.

Note 8.    Lease Commitments and Other Long-Term Liabilities

The Company has the exclusive right to use certain fibers within fiber optic cables (IRU’s) under long-term contracts and leases office and warehouse space under both capital and operating leases. Some of the leases include scheduled rent increases at specified intervals during the terms of the leases. The Company recognizes rent expense on a straight-line basis over the life of the related lease. The aggregate minimum rental commitments under non-cancellable long-term contracts and leases are as follows:

Years Ending December 31,	IRU Liabilities	Capital Leases	Operating Leases
2009	$5,930	$505	$9,950
2010	2,236	355	7,918
2011	2,039	355	6,823
2012	1,934	355	4,079
2013	1,687	355	3,049
Thereafter	5,311	3,649	2,778

	19,137	5,574	$34,597

Less amount representing interest	(5,113)	(2,669)

Present value	14,024	$2,905

Less: current portion included in other current liabilities	(4,844)

Long-term portion of IRU’s	9,180
Other long-term liabilities	4,019

Total long-term liabilities	$13,199

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data and Note 7)

Rental expense was $8,517 in 2008 and $8,395 in 2007.

Note 9.    Income Taxes

The Company’s provision for income taxes consists of the following:

	2008	2007
Federal and state income tax expense (benefit):
Current	$538	$1,000
Deferred	(10,122)	(11,811)
Increase in valuation allowance	62,333	44,095

	$52,749	$33,284

The components of the net deferred tax assets and related valuation allowance at December 31, 2008 and 2007 are as follows:

	2008	2007
Deferred revenue	$3,055	$2,909
Provision for bad debts	3,384	10,779
Property and equipment	82,193	91,689
Intangible assets	(5,709)	(8,562)
Alternative minimum tax credits	5,070	5,070
Net operating loss carryforwards	85,303	58,648
Asset retirement obligation	1,422	1,011
Asset impairment charge	4,186	3,827
Unfavorable leases and other	9,827	13,238
Valuation allowance	(188,731)	(126,398)

Net deferred tax asset	$—	$52,211

As of December 31, 2008 and 2007, the Company had net operating loss carryforwards for federal income tax purposes of approximately $198,214 and $158,297, respectively. These net operating loss carryforwards expire beginning in the year ending December 31, 2010. As of December 31, 2008 and 2007, the Company also has alternative minimum tax credit carryforwards in the amount of $5,070. These credits do not have expiration dates.

Realization of net deferred tax assets is dependant on the Company’s ability to generate future taxable income, which is uncertain. Accordingly, a full valuation allowance was established against these assets as of December 31, 2008. As of December 31 2007, the Company had recorded a valuation allowance on certain assets.

During 2007, the Company settled an outstanding IRS audit relating to deductions taken on the 1996 Talk 1996 Federal income tax return. The settlement was limited to the reduction of Talk’s net operating loss carryforward existing prior to 1996 in the amount of $23,000 which has been reflected in the net operating loss carryforwards above.

The Company’s effective tax rate differs from the federal statutory rate of 34% due primarily to changes of valuation allowance provided for the deferred tax assets and prior year provision true up for depreciation.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Financial Statements—(Continued)

(amounts in thousands except share data and Note 7)

Note 10.    Related Party Transactions

Rental payments to a related party controlled by the Company’s Former Executive Chairman, for the lease of the Company’s headquarters, amounted to $485 and $457 in 2008 and 2007, respectively.

Note 11.    401(k) Plan

The Company has adopted the Cavalier Telephone, LLC 401(k) Plan which is administered by an independent trustee. Participation in the 401(k) plan is attainable upon the age of 21, and the first day following the first full month of employment. Total Company contributions were $409 and $569 in 2008 and 2007, respectively.

Note 12.    Commitments and Contingencies

The Company is a party to various legal actions and administrative proceedings and subject to various claims arising in the ordinary course of business. Cavalier management considers that they have strong positions in all of these matters, and that the outcome of any of these matters will not have a material impact on the financial operating results or cash flows of the Company.

Cavalier Telephone Corporation And Subsidiaries

Consolidated Condensed Balance Sheets

September 30, 2010 and December 31, 2009

(in thousands)

	September 30, 2010	December 31, 2009
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$28,873	$44,341
Accounts receivable (net of allowance for doubtful accounts of $9,527 and $13,577 in 2010 and 2009, respectively)	31,719	36,091
Prepaids and other current assets	6,414	6,685

Total current assets	67,006	87,117
Property and Equipment, net	102,491	110,035
Deferred Financing Costs, net	6,048	6,899
Intangible Assets, net	10,172	12,029
Goodwill	83,767	81,673
Other Assets, net	11,000	9,683

Total assets	$280,484	$307,436

Liabilities And Stockholders’ Deficit
Current Liabilities
Accounts payable	$27,223	$30,121
Accrued interest	162	180
Other accrued expenses	10,978	11,478
Accrued consumer taxes	8,993	8,495
Other current liabilities	12,342	12,363
Deferred revenue—current portion	15,358	18,967
Current portion of debt and obligations under capital leases	4,059	26,307

Total current liabilities	79,115	107,911
Long-Term Debt and Obligations Under Capital Leases, less current obligations	366,999	369,110
Other Long-Term Liabilities	12,197	12,207
Deferred Revenue	8,484	5,175

Total liabilities	466,795	494,403

Commitments and Contingencies
Stockholders’ Deficit (including redeemable preferred stock, listed in order of seniority)
Preferred Stock, at liquidation value
Series C	36,018	36,018
Series D	12,631	11,738
Series A	18,762	17,436
Series B	49,632	46,125
Common Stock, par value $0.0001 per share
Class A	—	—
Class B	—	—
Class C	1	1
Class D	1	1
Accumulated deficit	(303,356)	(298,286)

Total stockholders’ deficit	(186,311)	(186,967)

Total liabilities and stockholders’ deficit	$280,484	$307,436

See Notes To Consolidated Condensed Financial Statements.

Cavalier Telephone Corporation And Subsidiaries

Consolidated Condensed Statements Of Operations

Three and Nine Months Ended September 30, 2010 and 2009

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Net revenues	$95,257	$101,902	$288,685	$323,650

Operating expenses
Cost of revenues	43,109	47,125	130,121	148,032
Selling, general and administrative expenses	31,406	32,277	92,652	108,460
Depreciation and amortization	12,426	13,572	37,794	44,344

Total operating expenses	86,941	92,974	260,567	300,836

Income from operations	8,316	8,928	28,118	22,814
Interest expense	(9,726)	(11,622)	(31,487)	(32,456)
Other income (expense)	28	(15)	69	(26)

Loss from continuing operations before tax expense	(1,382)	(2,709)	(3,300)	(9,668)
Income tax expense	(164)	(55)	(319)	(124)

Loss from continuing operations	(1,546)	(2,764)	(3,619)	(9,792)
Discontinued operations, net of tax	—	—	4,168	—

Net (loss) income	$(1,546)	$(2,764)	$549	$(9,792)

See Notes To Consolidated Condensed Financial Statements.

Cavalier Telephone Corporation And Subsidiaries

Consolidated Condensed Statements Of Stockholders’ Deficit

Nine Months Ended September 30, 2010 and 2009

(Unaudited)

(in thousands)

	Redeemable Preferred Stock (listed in order of seniority)				Common Stock				Additional Paid-In Capital	Accumulated Deficits	Total
	Series C	Series D	Series A	Series B	Class A	Class B	Class C	Class D
Balances at January 1, 2009	$36,018	$10,647	$15,815	$41,836	$—	$—	$1	$1	$—	$(281,161)	$(176,843)
Preferred return on investors’ capital	—	809	1,203	3,182	—	—	—	—	(843)	(4,351)	—
Share-based compensation expense	—	—	—	—	—	—	—	—	843	—	843
Net loss	—	—	—	—	—	—	—	—	—	(9,792)	(9,792)

Balances at September 30, 2009	$36,018	$11,456	$17,018	$45,018	$—	$—	$1	$1	$—	$(295,304)	$(185,792)

Balances at January 1, 2010	$36,018	$11,738	$17,436	$46,125	$—	$—	$1	$1	$—	$(298,286)	$(186,967)
Preferred return on investors’ capital	—	893	1,326	3,507	—	—	—	—	(107)	(5,619)	—
Share-based compensation expense	—	—	—	—	—	—	—	—	107	—	107
Net income	—	—	—	—	—	—	—	—	—	549	549

Balances at September 30, 2010	$36,018	$12,631	$18,762	$49,632	$—	$—	$1	$1	$—	$(303,356)	$(186,311)

See Notes To Consolidated Condensed Financial Statements.

Cavalier Telephone Corporation And Subsidiaries

Consolidated Condensed Statements Of Cash Flows

Nine Months Ended September 30, 2010 and 2009

(in thousands)

	2010	2009
	(Unaudited)	(Unaudited)
Cash Flows From Operating Activities
Net income (loss)	$549	$(9,792)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	28,828	33,671
Amortization	8,966	10,673
Discontinued operations, net of tax	(4,168)	—
Interest expense for amortization of deferred financing costs	1,725	1,725
Share-based compensation expense	107	843
Changes in operating assets and liabilities:
Accounts receivable	3,562	3,454
Prepaids and other assets	313	581
Accounts payable	(2,848)	(538)
Accrued interest	(18)	68
Accrued consumer taxes	498	611
Accrued expenses and other current liabilities	(596)	(1,832)
Deferred revenue	(341)	2,141

Net cash provided by operating activities	36,577	41,605

Cash Flows From Investing Activities
Purchase of business, net of cash acquired	(3,958)	—
Additions to property and equipment	(21,190)	(11,300)
Proceeds from sale of discontinued assets	4,097	—
Proceeds from sale of assets	—	2,281
Payments for other productive assets	(5,398)	(2,685)

Net cash used in investing activities	(26,449)	(11,704)

Cash Flows From Financing Activities
Payment of debt issuance costs	(874)	—
Repayment of long-term debt	(24,656)	(17,702)
Net borrowings of revolving credit facility	—	19,700
Payments of capital leases	(66)	(194)

Net cash (used in) provided by financing activities	(25,596)	1,804

Net (decrease) increase in cash and cash equivalents	(15,468)	31,705
Cash and cash equivalents
Beginning of period	44,341	23,876

End of period	$28,873	$55,581

Supplemental Disclosures of Cash Flow Information
Interest paid	$25,059	$26,711

Income taxes refunded	$480	$232

Supplemental Schedule of Noncash Investing and Financing Activities
Preferred return on investors’ capital	$5,726	$5,194

See Notes To Consolidated Condensed Financial Statements.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Condensed Financial Statements (Unaudited)

(amounts in thousands except share data)

Note 1.    Nature of Business

Cavalier Telephone Corporation (Cavalier and collectively with its subsidiaries, the Company), headquartered in Richmond, Virginia, provides a wide range of communications services through its subsidiary Cavtel Holdings, LLC and its subsidiaries, Cavalier Telephone, LLC; Cavalier IP TV, LLC; Elantic Networks, Inc. (Elantic) and Talk America Holdings, Inc. (Talk).

Cavalier Telephone, LLC, and its wholly owned subsidiary Cavalier Telephone Mid-Atlantic, LLC and Talk and its wholly owned subsidiaries, Talk America, Inc., LDMI Telecommunications, Inc. and Network Telephone Corporation, are facilities-based competitive local exchange carriers (CLECs) providing local, long distance, internet and digital subscriber line (DSL) services to business and residential customers in sixteen states and the District of Columbia generally located in the mid-west, mid-Atlantic and southeast regions of the United States. Through these subsidiaries, the Company also serves incumbent and competitive local carriers, long distance and wireless providers by providing connectivity to the Company’s retail customers and selling excess network capacity.

Cavtel Holdings, LLC established a wholly owned subsidiary, Cavalier IP TV, LLC (Cavalier IP TV), in 2005, which offers television over internet protocol service to both business and residential customers. Cavalier IP TV began serving customers in 2006. During 2008, the Company elected to wind down its IP TV operations. Wind down of operations is expected to be completed prior to December 31, 2010.

Through Elantic and its wholly owned subsidiary, Intellifiber Networks, Inc. (Intellifiber), formed in 2004, the Company also provides flexible metro and long-haul broadband solutions (private line, wavelengths, dark fiber, internet and collocation) to governmental, carrier and enterprise customers throughout most of the eastern United States.

Through SecureM, LLC, and its subsidiaries RPK (B.V.I.), Ltd. and RPK New Zealand, Ltd., the Company provides software encryption systems that protect digital video content to cable television providers throughout the world. During the first quarter of 2010, the Company sold substantially all of the operating assets and liabilities of SecureM, LLC and its subsidiaries RPK (B.V.I.), Ltd. and RPK New Zealand, recognizing income from discontinued operations of $4,168, net of income taxes of $578. The operating results of these subsidiaries were insignificant and therefore were not reclassified as discontinued operations during the three and nine month periods ended September 30, 2009.

In January 2010, the Company completed the acquisition of substantially all of the operating assets and liabilities of Continental Broadband Virginia, LLC and Continental Visinet Broadband, LLC (together “CBB”) for $3,958. CBB provides collocation and managed services to customers in Richmond, Virginia.

On September 12, 2010, Cavalier entered into an agreement and plan of merger with PAETEC Holding Corp. (“PAETEC”), Cairo Acquisition Corp., an indirect, wholly owned subsidiary of PAETEC, and M/C Venture Partners V, L.P., as representative of Cavalier’s stockholders. Under the merger agreement, Cairo Acquisition Corp. will merge with and into Cavalier with Cavalier surviving the merger as an indirect, wholly owned subsidiary of PAETEC. PAETEC will pay Cavalier’s securityholders aggregate merger consideration of $460,000 less Cavalier’s net indebtedness which will be retired at the closing of the merger, subject to certain working capital and other adjustments provided for in the merger agreement. The transaction is subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino AntiTrust Improvements Act of 1976, approvals by the Federal Communications Commission (FCC) and state public service commissions, and other customary closing conditions. The transaction is expected to close within four to six months from the date of the agreement.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Condensed Financial Statements (Unaudited)—(Continued)

(amounts in thousands except share data)

Basis of presentation: The accompanying consolidated condensed financial statements are unaudited and have been prepared by the Company’s management in accordance with accounting principles generally accepted in the United States of America for interim financial statements and the accounting principles applied are consistent, in all material respects, to those utilized in preparing the Company’s audited consolidated financial statements. The preparation of consolidated condensed financial statements in accordance with U.S. GAAP requires management to make assumptions and estimates that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. The accompanying financial statements present results for the three and nine months ended September 30, 2010 and 2009. These results are not necessarily indicative of the Company’s annual results for the year ended December 31, 2010, or any other period. The Company’s consolidated condensed financial statements should be read in conjunction with the audited consolidated financial statements and related notes as of December 31, 2009.

Certain prior year amounts have been reclassified to conform to the current year presentation.

Note 2.    Summary of Significant Accounting Policies

Principles of consolidation: The consolidated condensed financial statements include the accounts of Cavalier and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

Revenue recognition: The Company recognizes revenue on telecommunications and enhanced communications services in the period the service is provided. Revenue is recorded net of promotional discounts and sales credits. When billed to customers, revenue related to installation and activation fees and the related direct costs are deferred and recognized over the term of the contract or the expected customer life. Revenue related to billing in advance of providing services is deferred and recognized when earned.

The Company charges installation fees to certain customers of Intellifiber to construct connections between the customers’ facilities and the Company’s existing fiber optic network. Customers usually make deposits of as much as 50% of the installation fees, before the Company begins construction. Intellifiber also grants certain customers the exclusive right to use certain fibers within fiber optic cables on its network through Indefeasible right of use (IRU) contracts. Revenue related to these installation fees and IRU contracts are included in deferred revenue and recognized as revenue over the term of the related contracts.

In the normal course of business of providing telephone and other communication services to its retail customers, the Company collects various federal, state and local utility and excise taxes and fees which are levied on its customers. These taxes and fees are remitted to the respective governmental authorities as collected and are excluded from revenue.

Additionally, various federal, state and local agencies and authorities levy certain taxes and fees on the Company which the Company is entitled to pass through to its customers. Amounts collected from customers related to these taxes and fees are recorded on a gross basis through the statements of operations and are included in net revenues and cost of revenues. Taxes and fees collected from the customers included in revenues for the three months ended September 30, 2010 and 2009 were $1,924 and $2,027, respectively. Taxes and fees for the nine months ended September 30, 2010 and 2009 were $6,662 and $5,701, respectively.

Accounts receivable: Accounts receivable consist of amounts due from business and residential customers, other carriers and long-distance providers, including late payment fees (which are recorded as earned) on balances due from business and residential customer accounts which remain unpaid as of the due date of the

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Condensed Financial Statements (Unaudited)—(Continued)

(amounts in thousands except share data)

respective invoice. Balances are considered past due thirty days after the invoice due date. Bad debt expense for uncollectible accounts receivable is recorded as a component of selling, general and administrative expenses using on estimates developed by the Company based on its historical experience, its assessment of current industry trends and its credit policies. Accounts receivable are written off when it is reasonably likely the Company will not collect on the account. Recoveries reduce the bad debt expense in the period received.

Bad debt expense for the three months ended September 30, 2010 and 2009 was $1,680 and 2,265, respectively. Bad debt expense for the nine months ended September 30, 2010 and 2009 was $5,201 and 11,404, respectively.

Property and equipment: Property and equipment are stated at cost. Property and equipment consists of switching equipment, network equipment, VoIP equipment, IP TV equipment, computer, internet and DSL equipment, software, equipment, furniture and fixtures, vehicles and buildings, in addition to collocation installation costs and leasehold improvements. The cost of the network and related switching equipment includes interest capitalized during the construction period and other internal costs such as labor and benefits directly related to the construction of the network and switching equipment. Depreciation is provided over the estimated useful lives of the assets, using the straight-line method.

IRU contracts, for which the Company is granted the exclusive right to use certain fibers within fiber optic cables on the grantor’s network, are classified in property and equipment as a component of network equipment, capitalized and depreciated, using the straight-line method, over the least of the IRU period, the life of the network itself, or fifteen years. Collocation installation costs, or amounts paid to the incumbent local exchange carrier (ILEC) for central office locations, are capitalized and depreciated over the lesser of the life of the commitment or ten years. Leasehold improvements are depreciated over the lesser of their estimated useful lives or the related lease term. The cost of computer software purchased for internal use is capitalized at the time of purchase.

Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the accounts with any resulting gain or loss included in operations.

Costs associated with repair and maintenance are expensed as incurred.

Advertising costs: The Company expenses advertising costs in the period incurred. Advertising and promotional expense, including telemarketing costs, amounted to $883 and $395 for the three months ended September 30, 2010 and 2009, respectively and $2,168 and $1,607 for the nine months ended September 30, 2010 and 2009, respectively.

Other assets: Other assets include amounts on deposit with certain vendors, internal costs such as labor and benefits related to customer setup and installations, and facility and loop costs which are non-recurring amounts paid to the ILECs for activation of their unbundled network elements and transmission lines between the central offices and the Company’s retail customers. Internal labor costs associated with new customer installations and facility and loop costs are capitalized at their cost and amortized, using the straight-line method, over the average term of a customer contract of three years. Such costs totaled $20,288 and $22,256, with related accumulated amortization of $11,032 and $14,111, respectively for the periods ended September 30, 2010 and December 31, 2009, respectively. The remaining balance of other assets relates to deposits paid to vendors.

Prior to 2010, the Company expensed internal labor costs associated with customer setup and installation. Effective January 1, 2010, the Company implemented systems to allow it to capture costs associated with such

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Condensed Financial Statements (Unaudited)—(Continued)

(amounts in thousands except share data)

setup and installation efforts and began capitalizing such costs in order to better match revenue and costs, to increase comparability with peers, and to increase consistency of treatment between internal costs and external costs such as facility and loop costs. During the nine month period ended September 30, 2010, the Company capitalized $3,681 in costs and had amortization expense of $465. It was not practicable to determine the impact on prior periods of this change.

Share-based compensation: The Company applies the provisions of ASC Topic 718, Stock Compensation . ASC 718 requires that the compensation cost relating to share-based payment transactions, including grants of employee stock options, be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. ASC 718 covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

Risks and uncertainties: The Company is reliant on attracting new customers and providing quality service offerings in order to retain customers and to achieve its business plan. A protracted recessionary environment could have an adverse impact on overall demand for services. The telecommunications industry is also highly competitive, and the Company expects to continue to face pricing and product competition from the large, established telephone companies that are currently the dominant providers and from other types of communications businesses, including cable companies providing broadband Internet access and other competitive providers.

The Company relies in significant part on purchasing wholesale services and leasing network facilities from Verizon, AT&T and other incumbent local exchange carriers. Over the past several years, the Federal Communications Commission (FCC) has reduced or eliminated a number of regulations governing the incumbent carriers’ offerings, including removal of local switching and other network elements from the list of elements that the incumbent carriers must provide on an unbundled basis at TELRIC (Total Element Long Run Incremental Cost) cost-based rates, as well as the grant of broad pricing flexibility for special access service in many areas. The Company’s business could be adversely affected if it is unable to purchase services at reasonable rates or if the FCC, Congress, or state regulators were to adopt measures further reducing the local competition related obligations of incumbent local exchange carriers or allowing those carriers to increase further the rates the Company must pay.

Cavalier signed a merger agreement with PAETEC on September 12, 2010, and the completion of the merger is subject to certain customary closing conditions as well as regulatory approvals. The Company subsequently reached an agreement with its lenders to amend certain terms under its Senior Credit Facilities to waive certain financial covenants for the fiscal quarters ended September 30, 2010 and December 31, 2010. Without such waiver, the Company would have been in default under its credit agreement for the quarter ended September 30, 2010. The waiver expires on February 28, 2011 or earlier if the merger agreement is terminated. The Company anticipates that the merger will be completed before the waiver expires. If the merger agreement is terminated or if the merger is completed after the waiver expires on February 28, 2011, the Company would be in default under its credit agreement unless it is able to enter into a new agreement with its lenders.

Use of estimates: The preparation of the consolidated condensed financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated condensed financial statements, and revenues and expenses during the periods reported. The most significant estimates include the allowance for doubtful accounts, the lives of long-term assets, the valuation of network assets and the valuation allowance for net deferred tax assets. Actual results could differ from those estimated.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Condensed Financial Statements (Unaudited)—(Continued)

(amounts in thousands except share data)

Subsequent events: The Company has evaluated subsequent events through October 27, 2010, the date on which the consolidated condensed financial statements were available to be issued.

Note 3.    Property and Equipment

Property and equipment as of September 30, 2010 and December 31, 2009 consisted of the following:

	September 30, 2010	December 31, 2009	Estimated Useful Lives
Switching equipment	$191,221	$190,266	5 years
Network equipment	68,697	63,723	5-15 years
VoIP equipment	1,336	1,312	5 years
Collocation	81,282	73,130	5 years
Customer premise equipment	17,973	13,315	5 years
DSL equipment	18,598	18,591	2-3 years
Computers and software	39,117	38,137	2-3 years
Equipment	24,352	23,774	5-7 years
Vehicles	4,011	3,988	3-5 years
Leasehold improvements	9,838	9,691	*
Furniture and fixtures	5,049	5,034	5-7 years
Buildings	4,916	4,916	25 years
Land	1,835	1,835	—

	468,224	447,712
Less accumulated depreciation and amortization	(365,733)	(337,677)

Property and equipment, net	$102,491	$110,035

*	Leasehold improvements are depreciated over the shorter of the estimated useful life or the term of the lease.

Gross capitalized software amounted to approximately $22,128 as of September 30, 2010 and $21,324 for the year ended December 31, 2009. Accumulated depreciation was approximately $18,538 as of September 30, 2010 and $17,225 at December 31, 2009. The related depreciation expense was approximately $564 and $610 for the three months ended September 30, 2010 and 2009, respectively and $1,736 and $2,025 for the nine months ended September 30, 2010 and 2009.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Condensed Financial Statements (Unaudited)—(Continued)

(amounts in thousands except share data)

Note 4.    Intangible Assets and Goodwill

Intangible Assets as of September 30, 2010 and December 31, 2009, are as follows:

	Customer Relationships	Customer Contracts	Trademark	Total
At September 30, 2010
Gross Intangible Assets	$43,975	$4,020	$220	$48,215
Accumulated Amortization	(34,023)	(4,020)	—	(38,043)

Net Intangible Assets	$9,952	$—	$220	$10,172

At December 31, 2009
Gross Intangible Assets	$42,545	$4,020	$—	$46,565
Accumulated Amortization	(30,516)	(4,020)	—	(34,536)

Net Intangible Assets	$12,029	$—	$—	$12,029

Amortization expense recognized for the three months ended September 30, 2010 and 2009 was $1,270 and $1,528 respectively. Amortization expense recognized for all intangible assets for the nine months ended September 30, 2010 and 2009, respectively, totaled $3,507 and $4,624. Estimated aggregate amortization expense for the remainder of calendar year 2010 and each of the next four years and thereafter is as follows:

Years Ending December 31,
2010 (remaining 3 months)	$1,171
2011	3,274
2012	2,556
2013	1,354
2014	863
Thereafter	734

$9,952

The changes in the carrying value of goodwill from January 1, 2010 to September 30, 2010 were as follows (in thousands):

Balance at January 1, 2010	$81,673
Goodwill related to Acquisition	2,094

Balance at September 30, 2010	$83,767

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Condensed Financial Statements (Unaudited)—(Continued)

(amounts in thousands except share data)

Note 5.    Long-Term Debt

Long-term debt as of September 30, 2010 and December 31, 2009 consists of the following:

	September 30, 2010	December 31, 2009
Senior Credit Facilities	$368,148	$392,430
Capital lease obligations	2,630	2,696
Other notes	280	291

	371,058	395,417
Less: current portion	(4,059)	(26,307)

Long-term debt	$366,999	$369,110

Senior Credit Facilities: On December 15, 2006, the Company entered into a senior credit agreement with commercial lenders, under which the Company could borrow up to $20,000 in a revolving facility and $415,000 in term loans with a maturity date of December 31, 2011 and 2012, respectively. The Company may elect to pay interest based on (i) LIBOR plus an established margin or (ii) the higher of the Federal Funds Rate plus 1/2 of 1% , or the prime rate, plus an established margin. Under the terms of the amendment reached with its lenders on May 5, 2008, the Company may incur additional interest if certain leverage ratio tests are not met. Accrued and unpaid interest on the outstanding loan balance of the Senior Credit Facilities is payable quarterly in arrears under the base rate election and at the end of the applicable interest period under the LIBOR election. The interest rate applicable to borrowings under the Senior Credit Facilities was approximately 9.5% and 10.5% at September 30, 2010 and December 31, 2009, respectively. Under the Senior Credit Facilities, the Company is subject to certain financial and operating covenants and restrictions, including maximum ratios for total leverage, fixed charges, and interest coverage; limitations on the amount of capital expenditures; periodic financial reporting requirements; and restrictions on indebtedness, the transfer of assets other than in the normal course of business and other operating matters.

On October 8, 2010, the Company reached an agreement with its lenders to amend certain terms under the Senior Credit Facilities and to waive certain financial covenants contained in the Senior Credit Facilities for the fiscal quarters ending September 30, 2010 and December 31, 2010. The waiver is effective from September 30, 2010 until the earliest of (i) February 28, 2011, (ii) the date the merger agreement with PAETEC is terminated or otherwise abandoned, (iii) the closing date of the merger with PAETEC unless the obligations under the Senior Credit Facilities are paid in full, or (iv) the date of any event of default under any other provisions of the Senior Credit Facilities. In exchange for the waiver, the amendment provides for additional interest of 2.0% per annum beginning October 1, 2010, and the Company agreed not to request any extension of credit under the Revolving Facility during the period covered by the waiver. The Company must also pay amendment fees to the lenders totaling approximately $875 and reimburse the lenders’ agent for all related direct costs.

Note 6.    Share-Based Compensation Plans

On January 31, 2000, the Company adopted the Cavalier Telephone Corporation Incentive Plan (the Plan). The First and Second Amendments to the Plan, effective January 1, 2001 and October 13, 2005, respectively, authorized a total of 2,200,000 shares of Class A common stock to be available for issuance under the Plan. The Third Amendment to the Plan, effective December 15, 2006, authorized an additional 1,500,000 shares of Class A common stock to be available for issuance under the Plan.

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Condensed Financial Statements (Unaudited)—(Continued)

(amounts in thousands except share data)

The Company adopted ASC Topic 718, Stock Compensation , on January 1, 2006, and applied the transition guidance as prescribed by the prospective application to all grants after the effective date. Under ASC Topic 718, the fair value of each option is estimated on the date of grant using the Black-Scholes model. There were no options granted during the nine months ended September 30, 2010.

Expected volatilities are based on the historic volatility of the similar public entities. The expected life represents the period of time that options granted are expected to be outstanding. The risk-free rate is based on the rate for a 7-year Treasury Note.

Options generally vest over three or four years and expire ten years from the date of grant.

The table below summarizes stock option activity for the nine months ended September 30, 2010:

	Options Available	Options Outstanding	Exercise Price Per Share
			Range	Weighted Average
Outstanding at January 1, 2010	1,868,285	1,318,375	$0.67 to 7.50	$2.61
Cancelled in 2010	189,000	(189,000)	$2.50 - $3.00	2.50
Expired in 2010	36,625	(36,625)	$0.67 - $7.50	2.34

Outstanding at September 30, 2010	2,093,910	1,092,750	$2.50 - $3.00	$2.63

The following table summarizes additional information about stock options outstanding and exercisable as of September 30, 2010:

Options Outstanding			Options Exercisable
Exercise Prices	Shares	Remaining Weighted Average Contractual Life (Years)	Shares
$2.50	801,000	6.37	640,750
3.00	291,750	2.05	291,750

	1,092,750	5.22	932,500

The weighted average grant-date fair value of options granted during 2009 was $0. There was $108 of total compensation cost for share-based payment arrangement recognized in income for the nine months ended September 30, 2010.

A summary of the status of the Company’s nonvested options as of September 30, 2010, and changes during the nine months ended September 30, 2010, is presented below:

Nonvested Shares	Shares	Weighted- Average Grant-Date Fair Value
Nonvested at January 1, 2010	433,875	$4.53
Granted	—	—
Vested	(226,373)	2.25
Forfeited	(47,250)	2.94

Nonvested at September 30, 2010	160,252	0.72

Cavalier Telephone Corporation And Subsidiaries

Notes To Consolidated Condensed Financial Statements (Unaudited)—(Continued)

(amounts in thousands except share data)

As of September 30, 2010, there was approximately $95 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the plan. That cost is expected to be recognized over a weighted-average period of approximately 1 year. The total fair value of shares vested as of September 30, 2010 was $510.

Note 7.    Income Taxes

For the nine months ended September 30, 2010, the Company settled its uncertain tax positions and incurred approximately $150 of interest related to this settlement, which is recorded as income tax expense. During the first quarter of 2010, the Company incurred approximately $578 of income tax expense related to the sale of SecureM, LLC.

Note 8.    Related Party Transactions

Rental payments to a related party controlled by the Company’s Former Executive Chairman, for the lease of the Company’s headquarters, amounted to $131 for the three months ended September 30, 2010 and 2009, respectively, and $393 for the nine months ended September 30, 2010 and 2009, respectively.

Note 9.    Commitments and Contingencies

The Company is a party to various legal actions and administrative proceedings and subject to various claims arising in the ordinary course of business. Cavalier management considers that they have strong positions in all of these matters, and that the outcome of any of these matters will not have a material impact on the financial operating results, position, or cash flows of the Company.

Note 10.    Subsequent Events

The Company was not in compliance with certain of its financial covenants as of September 30, 2010 and was also expected to be out of compliance thereafter. On October 8, 2010, the Company reached an agreement with its lenders to amend certain provisions of the Senior Credit Facilities and waive existing defaults, effective September 30, 2010. See additional discussion concerning this subsequent event in Note 5.

We have not authorized any dealer or salesperson or other person to provide any information not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or buy any securities in any jurisdiction where it is unlawful. The information in this prospectus is current only as of the date of this prospectus unless the information specifically indicates that another date applies.

Until September 4, 2011 (90 days after the date of delivery of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PAETEC Holding Corp.

Offer To Exchange Up To

$450,000,000

9 7/8% Senior Notes due 2018

which have been registered under the Securities Act of 1933

for any and all outstanding

9 7/8% Senior Notes due 2018

June 6, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

The following summarizes certain arrangements by which controlling persons, directors and officers of PAETEC Holding Corp. (“PAETEC”) and its subsidiaries (PAETEC and each subsidiary, a “Registrant”) are indemnified against liability which they may incur in their capacities as such.

PAETEC Holding Corp. and Delaware Corporate Co-Registrants

Delaware General Corporation Law.    Section 145(a) of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the Delaware General Corporation Law states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(f) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation.    The certificate of incorporation of each Delaware corporate Registrant provides that, to the fullest extent permitted by the Delaware General Corporation Law, such Registrant’s directors will not be personally liable to such Registrant or its stockholders for monetary damages resulting from a breach of their fiduciary duties as directors. Nothing contained in such provision, however, will eliminate or limit the liability of directors (1) for any breach of the director’s duty of loyalty to such Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit.

In addition, the certificates of incorporation of Cavalier Telephone Corporation and Talk America Holdings, Inc. provide that each such Registrant shall indemnify its directors, officers, employees and agents to the fullest extent permitted by Delaware law. The certificate of incorporation of Cavalier Telephone Corporation further provides that such Registrant shall advance expenses incurred by its directors and officers in advance of a final disposition of a proceeding upon receipt of an undertaking to repay such advancements if it is ultimately determined that such person was not entitled to indemnification, and that such Registrant shall advance expenses to its employees and agents as its board of directors deems appropriate.

Bylaws.    The bylaws of each Delaware corporate Registrant provide for the indemnification of the officers and directors of such Registrant to the fullest extent permitted by the Delaware General Corporation Law. The bylaws provide that each person who was or is made a party to, or is threatened to be made a party to, any civil or criminal action, suit or administrative or investigative proceeding by reason of the fact that such person is or was a director or officer of such Registrant or, while a director or officer of such Registrant, is or was serving at the request of such Registrant as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit or other entity, shall be indemnified and held harmless by such Registrant to the fullest extent authorized by the Delaware General Corporation Law against all liability and loss suffered and all expenses reasonably incurred, including reasonable attorneys’ fees, by such person in connection therewith, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of such Registrant and had no reason to believe that such person’s conduct was illegal.

Insurance.    PAETEC maintains directors and officers liability insurance, which covers directors and officers of PAETEC against certain claims or liabilities arising out of the performance of their duties.

Merger Agreement Provisions.    The Agreement and Plan of Merger among PAETEC, PAETEC Corp., a Delaware corporation, US LEC Corp., a Delaware corporation (“US LEC”), WC Acquisition Sub U Corp., a Delaware corporation, and WC Acquisition Sub P Corp., a Delaware corporation, dated as of August 11, 2006 and amended as of December 22, 2006 and February 6, 2007 (the “US LEC Merger Agreement”), provides that, for at least six years after the effective time of the mergers referred to therein (the “US LEC Mergers”), PAETEC and PAETEC Corp. will indemnify and hold harmless, and provide advancement of expenses to, all present and former officers and directors of PAETEC Corp. and its subsidiaries with respect to acts or omissions occurring before the effective time of the US LEC Mergers, including those relating to the transactions contemplated by the US LEC Merger Agreement, to the fullest extent permitted by applicable laws. Similarly, for at least six years after the effective time of the US LEC Mergers, PAETEC and US LEC will indemnify and hold harmless, and provide advancement of expenses to, all present and former officers and directors of US LEC and its subsidiaries with respect to acts or omissions occurring before the effective time of the US LEC Mergers, including those relating to the transactions contemplated by the US LEC Merger Agreement, to the fullest extent permitted by applicable law. After the US LEC Mergers, PAETEC, PAETEC Corp. and US LEC also are required to fulfill and honor the obligations of PAETEC Corp. and US LEC under any indemnification agreements between PAETEC Corp. and US LEC, respectively, and its present or former directors, officers and employees.

The US LEC Merger Agreement requires PAETEC to use reasonable best efforts, subject to conditions, to cause to be maintained for a period of six years after the effective time of the US LEC Mergers the directors’ and officers’ and fiduciary liability insurance policies maintained by PAETEC Corp., or policies of at least the same coverage and amount and containing terms and conditions that are not less advantageous than such policies, with respect to facts or events occurring before the effective time of the US LEC Mergers, including events relating to the transactions contemplated by the US LEC Merger Agreement.

The US LEC Merger Agreement also requires PAETEC to use reasonable best efforts, subject to conditions, to cause to be maintained for a period of six years after the effective time of the US LEC Mergers the directors’ and officers’ and fiduciary liability insurance policies maintained by US LEC, or policies of at least the same coverage and amount and containing terms and conditions that are not less advantageous than such policies, with respect to facts or events occurring before the effective time of the US LEC Mergers, including events relating to the transactions contemplated by the US LEC Merger Agreement.

If PAETEC, PAETEC Corp. or US LEC or any of their respective successors or assigns consolidates with or merges into any other person or entity and is not the continuing or surviving corporation or entity of such consolidation or merger, or transfers all or substantially all of its properties or assets to any person or entity, then, in each case, PAETEC, PAETEC Corp. or US LEC will be required to take such action as may be necessary so that such person or entity will assume all of the foregoing indemnification and insurance obligations.

Other Co-Registrants

California Co-Registrant.    Section 317 of the General Corporation Law of California (“GCLC”) sets forth the provisions pertaining to the indemnification of corporate “agents.” For purposes of this law, an agent is any person who is or was a director, officer, employee or other agent of a California corporation, or is or was serving at the request of a California corporation in such capacity with respect to any other corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or other agent of a predecessor corporation of a California corporation or of another enterprise at the request of such predecessor corporation. Section 317 mandates that a California corporation indemnify agents where the agent’s defense of a proceeding is successful on the merits. In other cases, Section 317 allows a California corporation to indemnify agents for expenses (including amounts paid to defend, settle or otherwise dispose of a threatened or pending action, subject in some cases to court approval) if such agents acted in good faith and in a manner such agents believed to be in the best interests of the California corporation, and if the indemnification is authorized by (1) a majority vote of a quorum of the California corporation’s board of directors consisting of directors who are not party to the proceedings, (2) approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon, or (3) the court in which the proceeding is or was pending upon application by certain designated parties. Under certain circumstances, a California corporation may indemnify an agent even when the agent is found liable. Section 317 also allows a California corporation to advance expenses to its agents for certain actions upon receiving an undertaking by the agent that such person will reimburse the California corporation if the agent is found liable.

The articles of incorporation and bylaws of the California Registrant provide for the indemnification of the directors and officers of such Registrant, and limit the personal liability of such directors and officers for monetary damages, to the fullest extent permitted by the GCLC.

Delaware Limited Liability Company Co-Registrants.    Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. However, to the extent that the limited liability company agreement seeks to restrict or limit the liabilities of such person, Section 18-1101 of the DLLCA prohibits such agreement from eliminating liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

The limited liability company agreement of each Delaware limited liability company Registrant other than Cavalier IP TV, LLC, Cavalier Services, LLC, Cavalier Telephone Mid-Atlantic, L.L.C., CavTel Holdings, LLC, and SM Holdings, LLC provides that, to the full extent permitted by applicable law, the member and officers of such Registrant are entitled to indemnification from such Registrant for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted in good faith on behalf of such Registrant and in a manner reasonably believed to be within the scope of the authority conferred on such person by the limited liability company agreement, except that such person shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by reason of such person’s gross negligence or willful misconduct.

Florida Co-Registrants.    Section 607.0850 of the Florida Business Corporation Act (the “FLBCA”) provides that, other than in actions by or in the right of the corporation, a corporation may indemnify any person who was or is a party to any proceeding because such person was or is a director, officer, employee or agent of the corporation, or served as such for another entity at the corporation’s request, against liability incurred in connection with such proceeding, if such person (1) acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interest of the corporation, and (2) in criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses and amounts paid in settlement not exceeding, in the judgment of the corporation’s board of directors, the estimated expense of litigating the proceeding to conclusion actually and reasonably incurred by such person in connection with the defense or settlement of such proceeding, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. The FLBCA makes an exception for any claim, issue or matter as to which that person is adjudged liable to the corporation, unless the court determines that, under the circumstances, such person is fairly and reasonably entitled to indemnification for such expenses as the court deems proper. Section 607.0850(6) of the FLBCA provides that a corporation may pay expenses incurred by a director or officer in advance of a final disposition of such a proceeding upon receipt of an undertaking to repay if such person is ultimately found not to be entitled to indemnification under the FLBCA, and a corporation may pay expenses incurred by employees and agents in advance upon such terms and conditions as the board of directors deems appropriate. Section 607.0850(12) of the FLBCA provides that a corporation may maintain insurance for any person who was or is a party to any proceeding because such person was a director, officer, employee or agent of the corporation, or served as such for another entity at the corporation’s request, against liability arising out of such person’s capacity as such.

The articles of incorporation of Network Telephone Corporation provide that, to the fullest extent permitted by law, such Registrant shall indemnify its directors or officers for expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred if (1) such person was or is a party to any action, suit or proceeding because of such person’s status as a director or officer of such Registrant, and (2) such person acted in good faith and in manner reasonably believed to not be unlawful or opposed to the best interests of such Registrant. Upon request, such Registrant shall advance expenses to such person to the fullest extent permitted by law. The articles of incorporation of The Other Phone Company, Inc. provide that, to the fullest extent permitted under Florida law, such Registrant shall indemnify its directors, officers and shareholders against any and all liability and expenses incurred in connection with, or arising out of, any action, suit or proceeding in which such person is involved due to such person’s status as a director, officer or shareholder of such Registrant.

The bylaws of both of the foregoing Florida corporate Registrants provide that, to the fullest extent permitted by law, each such Registrant shall indemnify any person against all liabilities and reasonable expenses (including attorneys’ fees) incurred in any proceeding by reason of the fact that such person is or was a director or officer of such Registrant or is or was serving as a director, officer, employee or agent of another entity at such Registrant’s request. To the fullest extent permitted by law, each such Registrant shall be obligated to pay the reasonable expenses of such person in defending any proceeding, upon receipt of a written undertaking to repay if it is ultimately determined that such person was not entitled to indemnification. Additionally, each such Registrant may maintain insurance for any person who is or was a director, officer, employee or agent of such Registrant, or any person who is or was serving as a director, officer, employee, partner or agent of another entity at such Registrant’s request, against any liability arising out of such person’s status as such.

Iowa Co-Registrants.    Section 490A.202(17) of the Iowa Limited Liability Company Act (the “ILLCA”) provides that, unless its articles of organization provide otherwise, an Iowa limited liability company has the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, including, without limitation, the power to indemnify and hold harmless a member, manager or other person against a claim, liability or other demand, as provided in the limited liability company’s operating agreement.

The articles of organization of McLeodUSA Purchasing, L.L.C. provide that no member of such Registrant shall be personally liable to such Registrant or its members for monetary damages for breach of fiduciary duty as a member. However, a member may be held personally liable for breaches of the duty of loyalty to such Registrant or its members, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and certain transactions from which the member derives an improper personal benefit or a wrongful distribution. In addition, each person who is or was a member or officer of such Registrant who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a member or officer of such Registrant or is or was serving at the request of such Registrant as a member, director, officer, partner, trustee, employee or agent of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by such Registrant to the fullest extent permitted by applicable law, as such law exists or may subsequently be amended. In addition, such a person shall also be entitled to have paid directly by such Registrant the expenses reasonably incurred in defending any such proceeding against such person in advance of its final disposition to the fullest extent authorized by applicable law, as such law exists or may subsequently be amended. The operating agreement of McLeodUSA Purchasing, L.L.C. does not contain any indemnification provisions.

The limited liability company agreement of McLeodUSA Telecommunications Services, L.L.C. provides that, to the full extent permitted by applicable law, the member and officers of such Registrant are entitled to indemnification from such Registrant for any loss, damage or claim incurred by such any person by reason of any act or omission performed or omitted in good faith on behalf of such Registrant and in a manner reasonably believed to be within the scope of the authority conferred on such person by the limited liability company agreement, except that such person shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by reason of such person’s gross negligence or willful misconduct.

Michigan Co-Registrant.    Section 561 of the Michigan Business Corporation Act (the “MIBCA”) provides that, other than in actions by or in the right of the corporation, a Michigan corporation may indemnify a person who was, is or is threatened to be made a party to a threatened, pending or completed proceeding because such person is or was a director, officer, employee or agent of the corporation, or is or was serving as such for another entity at the corporation’s request, against expenses (including attorney’s fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding, if such person (1) acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and (2) with respect to a criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Section 562 of the MIBCA provides that, in actions by or in the right of the corporation, the corporation may indemnify such person for expenses (including attorney’s fees) and amounts paid in settlement actually and reasonably incurred if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, except in respect of any claim, issue or matter in which such person is found liable to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnification under the circumstances, in which case indemnification is limited to reasonable expenses incurred. Section 564b of the MIBCA provides that a corporation may pay reasonable expenses of a director, officer, employee or agent incurred in connection with a proceeding in advance of a final disposition, upon a written undertaking to repay if it is ultimately determined that such person did not meet the applicable standard of conduct required for indemnification under the MIBCA. Section 567 of the MIBCA provides that a corporation may maintain insurance on behalf of a director, officer, employee or agent of the corporation, or any person serving as such for another entity at the corporation’s request, against any liabilities arising out of such person’s status as such.

The bylaws of the Michigan corporate Registrant provide that, to the fullest extent permitted by law, such Registrant shall indemnify any person against all liabilities and reasonable expenses (including attorneys’ fees) incurred in any proceeding by reason of the fact that such person is or was a director or officer of such Registrant or is or was serving as a director, officer, employee or agent of another entity at such Registrant’s request. To the fullest extent permitted by law, such Registrant shall pay the reasonable expenses of such person in defending any proceeding, upon receipt of a written undertaking to repay if it is ultimately determined that such person was not entitled to indemnification. Additionally, such Registrant may maintain insurance for any person who is or was a director, officer, employee or agent of such Registrant, or any person who is or was serving as a director, officer, employee, partner or agent of another entity at such Registrant’s request, against any liability arising out of such person’s status as such.

New Jersey Co-Registrant.    Section 14A:3-5 of the New Jersey Business Corporation Act (the “NJBCA”) provides that, other than in proceedings by or in the right of the corporation, a corporation may indemnify any “corporate agent,” including its directors and officers, against expenses and liabilities incurred in connection with any proceeding involving the corporate agent because such person is or was a corporate agent, if such person (1) acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and (2) with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In proceedings by or in the right of the corporation, a corporation may indemnify a corporate agent against such person’s expenses in any proceeding involving the corporate agent because such person is or was a corporate agent, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. The NJBCA makes an exception for any claim, issue or matter as to which such person is found liable to the corporation, unless the court determines that, under the circumstances, such person is fairly and reasonably entitled to such indemnity as the court deems proper. A corporation may pay expenses incurred by any corporate agent in connection with any proceeding in advance of a final disposition, upon receipt of an undertaking to repay if it is ultimately determined the corporate agent was not entitled to indemnification. A corporation may maintain insurance for any corporate agent against liabilities and expenses incurred by such corporate agent in any proceeding by reason of such person’s status as a corporate agent.

The articles of incorporation of the New Jersey corporate Registrant provide that, to the fullest extent permitted by the NJBCA, such Registrant shall indemnify any and all persons whom it has the power to indemnify under the NJBCA, provided that the person’s conduct did not breach any fiduciary duty owed to such Registrant or constitute willful misconduct. The bylaws of such Registrant provide that, to the fullest extent permitted by law, such Registrant shall indemnify any person against all liabilities and reasonable expenses (including attorneys’ fees) incurred in any proceeding by reason of the fact that such person is or was a director or officer of such Registrant or is or was serving as a director, officer, employee or agent of another entity at such Registrant’s request. To the fullest extent permitted by law, such Registrant shall pay the reasonable expenses of such person in defending any proceeding, upon receipt of a written undertaking to repay if it is ultimately determined that such person was not entitled to indemnification. Additionally, such Registrant may maintain insurance for any person who is or was a director, officer, employee or agent of such Registrant, or any person who is or was serving as a director, officer, employee, partner or agent of another entity at such Registrant’s request, against any liability arising out of such person’s status as such.

New York Co-Registrants.    Article 7, Sections 721-726 of the New York Business Corporation Law (the “NYBCL”) provides for the indemnification and advancement of expenses to officers and directors for actions in their capacity as such. Under the NYBCL, a corporation may indemnify an officer or director, in the case of third-party actions, against judgments, fines, amounts paid in settlement and reasonable expenses and, in the case of derivative actions, against amounts paid in settlement and reasonable expenses, provided that the director or officer acted in good faith, for a purpose which such person reasonably believed to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe such person’s conduct was unlawful. A corporation may obtain indemnification insurance indemnifying itself and its directors and officers. Indemnification and advancement pursuant to the NYBCL are not exclusive of any other rights an officer or director may be entitled to, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that such person’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained a financial profit or other advantage to which such person was not legally entitled.

The bylaws of the New York corporate Registrants provide that each such Registrant will indemnify its directors and officers to the extent permitted by law, against all judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) by reason of the fact that such person is or was a director or officer of such Registrant.

Section 420 of the New York Limited Liability Company Law provides that a New York limited liability company may, and shall have the power to, indemnify and hold harmless, and advance expenses to, any member, manager or other person, or any testator or intestate of such member, manager or other person, from and against any and all claims and demands whatsoever, except that no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such member, manager or other person establishes that (1) such person’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (2) such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.

The operating agreement of each New York limited liability company Registrant provides that, to the greatest extent permitted by applicable law, the member and officers of such Registrant are entitled to indemnification from such Registrant for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted in good faith on behalf of such Registrant and in a manner reasonably believed to be within the scope of the authority conferred on such person by the operating agreement, except that such person shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by reason of such person’s gross negligence or willful misconduct.

North Carolina Co-Registrants.    Section 57C-3-31 of the North Carolina Limited Liability Company Act (the “NCLLCA”) provides that, unless otherwise limited by its articles of organization or written operating agreement, a North Carolina limited liability company must indemnify every manager, director, and executive in respect of payments made and personal liabilities reasonably incurred by the manager, director, and executive in the authorized conduct of its business or for the preservation of its business or property and shall further indemnify a member, manager, director, or executive who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party because the person is or was a member, manager, director, or executive of the limited liability company against reasonable expenses incurred by such person in connection with the proceeding.

In addition, Section 57C-3-32 of the NCLLCA provides that the operating agreement of a North Carolina limited liability company may provide for indemnification of a manager, member, director or executive for judgments, settlements, penalties, fines or expenses incurred in a proceeding to which the member, manager, director or executive is a party because the person is or was a manager, member, director or executive, except that no such provision shall limit, eliminate, or indemnify against the liability of a manager, director or executive for (1) acts or omissions that such manager, director or executive knew at the time of the acts or omissions were clearly in conflict with the interests of the limited liability company, (2) any transaction from which such manager, director or executive derived an improper personal benefit or (3) acts or omissions occurring prior to the date the provision became effective, except that indemnification pursuant to subdivision (2) of subsection (a) of this section may be provided if approved by all the members.

The operating agreement of each North Carolina limited liability company Registrant provides that, to the greatest extent permitted by applicable law, the member and officers of such Registrant are entitled to indemnification from such Registrant for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted in good faith on behalf of such Registrant and in a manner reasonably believed to be within the scope of the authority conferred on such person by the operating agreement, except that such person shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by reason of such person’s gross negligence or willful misconduct.

Oklahoma Co-Registrant.    Section 1031 of the Oklahoma General Corporation Act (the “OGCA”) provides that, other than in actions by or in the right of such corporation, a corporation may indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving as such for another entity at the corporation’s request, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding, if such person (a) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests and (b) for criminal proceedings, had no reasonable cause to believe that such person’s conduct was illegal. In an action by or in the right of the corporation, a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not apposed to the best interests of the corporation, except if such person is adjudged liable to the corporation, unless the court determines that, under the circumstances, the person is fairly and reasonably entitled to such indemnity as the court deems proper. A corporation may pay expenses incurred by an director or officer in advance of a final disposition of such a proceeding upon receipt of an undertaking to repay if it is ultimately determined that such person is not to be entitled indemnification, and may pay expenses incurred by former directors or officers or other employees and agents upon the terms and conditions that the corporation deems appropriate. A corporation may maintain insurance on behalf of any director, officer, employee or agent of the corporation, or any person serving as such for another entity at the corporation’s request, against any liability arising out of such person’s status as such.

The certificate of incorporation of the Oklahoma corporate Registrant provides that such Registrant shall indemnify, to the fullest extent permitted by law, each present and former director, officer, employee, fiduciary and agent of such Registrant and each of its subsidiaries against expenses actually and reasonably incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation pertaining to any action or omission by such person acting in such capacity. The certificate of incorporation also provides that such Registrant shall pay any expenses in advance of the final disposition of any such proceeding to each such person upon receipt of an undertaking to repay as required by law. The certificate of incorporation provides, however, that such Registrant’s obligation to indemnify or to advance expenses to any such person who was or is serving at such Registrant’s request as a director, officer, employee, fiduciary or agent of another entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other entity.

Pennsylvania Co-Registrants.    Section 1741 of the Pennsylvania Business Corporation Law (the “PABCL”) provides that, other than in actions by or in the right of the corporation, a Pennsylvania corporation may indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed proceeding by reason of the fact that such person is or was a “representative” of the corporation, or is or was serving as such for another entity at the corporation’s request, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, if such person (1) acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and (2) with respect to any criminal proceeding, had no reasonable cause to believe such conduct was unlawful. Section 1742 of the PABCL provides that, in actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such an action if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. The PABCL makes an exception for any claim, issue or matter as to which such person is adjudged liable to the corporation, unless the court determines that, under the circumstances, such person is fairly and reasonably entitled to indemnification for such expenses as the court deems proper. Section 1745 of the PABCL provides that a corporation may pay expenses (including attorneys’ fees) incurred in defending a proceeding in advance of a final disposition, upon receipt of an undertaking to repay if it is ultimately determined that such person is not entitled to indemnification. Section 1747 provides that a corporation may maintain insurance on behalf of any person who was or is a representative of the corporation, or who was or is a representative of another entity at the corporation’s request, against any liability arising out of such person’s status as such.

The bylaws of both Pennsylvania corporate Registrants provide that, to the fullest extent permitted by law, each such Registrant shall indemnify any person against all liabilities and reasonable expenses (including attorneys’ fees) incurred in any proceeding by reason of the fact that such person is or was a director or officer of such Registrant or is or was serving as a director, officer, employee or agent of another entity at such Registrant’s request. To the fullest extent permitted by law, each such Registrant shall be obligated to pay the reasonable expenses of such person in defending any proceeding, upon receipt of a written undertaking to repay if it is ultimately determined that such person was not entitled to indemnification. Additionally, each such Registrant may maintain insurance for any person who is or was a director, officer, employee or agent of such Registrant, or any person who is or was serving as a director, officer, employee, partner or agent of another entity at such Registrant’s request, against any liability arising out of such person’s status as such.

South Carolina Co-Registrant.    Section 8-510 of the South Carolina Business Corporation Act (the “SCBCA”) provides that a South Carolina corporation may indemnify an individual made a party to a proceeding because such person is or was a director against liability incurred in the proceeding if such person (1) acted in good faith, (2) reasonably believed, in the case of conduct in such person’s official capacity with the corporation, that such person’s conduct was in its best interests and, in all other cases, that such person’s conduct was not opposed to its best interests, and (3) in the case of any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful. However, a corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (2) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in such person’s official capacity, in which such person was adjudged liable on the basis that personal benefit was improperly received by such person. Section 8-530 of the SCBCA provides that a corporation may pay reasonable expenses incurred by a director who is a party to a proceeding in advance of a final disposition if (1) such director furnishes the corporation a written affirmation of such person’s good faith belief that such person has met the applicable standard of conduct, (2) such director furnishes an undertaking to repay if it is ultimately determined that such person did not meet the applicable standard, and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. Section 8-560 provides that a corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. Section 8-570 provides that a corporation may maintain insurance on behalf of a director, officer, employee or agent of the corporation, or any person serving as such for another entity at the corporation’s request, against liabilities incurred in such capacities.

The bylaws of the South Carolina corporate Registrant provide that, to the fullest extent permitted by law, such Registrant shall indemnify any person against all liabilities and reasonable expenses (including attorneys’ fees) incurred in any proceeding by reason of the fact that such person is or was a director or officer of such Registrant or is or was serving as a director, officer, employee or agent of another entity at such Registrant’s request. To the fullest extent permitted by law, such Registrant shall pay the reasonable expenses of such person in defending any proceeding, upon receipt of a written undertaking to repay if it is ultimately determined that such person was not entitled to indemnification. Additionally, such Registrant may maintain insurance for any person who is or was a director, officer, employee or agent of such Registrant, or any person who is or was serving as a director, officer, employee, partner or agent of another entity at such Registrant’s request, against any liability arising out of such person’s status as such.

Texas Co-Registrant.    Section 8.101 of the Texas Business Organizations Code (the “TBOC”) provides that a corporation may indemnify a “governing person,” “former governing person” or “delegate” who was, is or is threatened to be made a respondent in a proceeding if such person (a) acted in good faith, (b) reasonably believed, in the case of conduct in the person’s official capacity, that such person acted in the best interest of the corporation, and, in any other case, not opposed to its best interests, and (c) with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Section 8.102 of the TBOC provides that the scope of indemnity may extend to judgments and expenses that are reasonably and actually incurred in connection with a proceeding, except that if the person is found liable to the corporation or because such person improperly received a personal benefit, the indemnity is limited to reasonable expenses actually incurred, and no indemnification is permitted if such person is found liable for willful or intentional misconduct in the performance of the such person’s duty to the corporation, breach of the duty of loyalty to the corporation, or an act or omission not in good faith constituting a breach of duty to the corporation. Section 8.104 of the TBOC provides that a corporation may pay reasonable expenses incurred by a present governing person or delegate who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of a final disposition, upon receipt of a (a) written affirmation by such person of the person’s good faith belief that such person has met the applicable standard of conduct and (b) written undertaking to repay if it is ultimately determined that such person has not met the applicable standard or that indemnification is not otherwise permitted under the TBOC. Section 8.105 of the TBOC provides that a corporation may indemnify and advance expenses to any non-governing person as provided by the corporation’s governing documents, an action by the corporation’s board of directors, a resolution by its shareholders, a contract or common law. Additionally, a corporation may pay, in advance of a final disposition, reasonable expenses incurred by a former official or delegate, or present or former employee or agent, who was, is or is threatened to be made a respondent in a proceeding. Section 8.151 of the TBOC provides that a corporation may maintain insurance for any existing or former governing person, delegate, officer, employee or agent against any liability arising out of that person’s status as such.

The articles of incorporation of the Texas corporate Registrant provide that such Registrant shall indemnify, to the fullest extent permitted by the TBOC, any person who was, or is, or is threatened to be made a party to a suit or proceeding because such person is or was serving as a director or officer of such Registrant, or as a functionary of another entity at such Registrant’s request. The articles of incorporation also provide that such Registrant shall advance reasonable expenses incurred in defending any such proceeding upon delivery of a written affirmation that such person has met the standard of conduct necessary for indemnification and a written undertaking to repay if it is ultimately determined such person has not satisfied such requirements. The articles of incorporation also provide that such Registrant shall have the power to maintain insurance for any of its directors, officers, employees or agents, any person serving as a functionary of another entity at such Registrant’s request, against liabilities incurred by such persons arising out of such capacities.

The bylaws of the Texas corporate Registrant provide that, to the fullest extent permitted by law, such Registrant shall indemnify any person against all liabilities and reasonable expenses (including attorneys’ fees) incurred in any proceeding by reason of the fact that such person is or was a director or officer of such Registrant or, while a director or officer of such Registrant is or was serving as a director, officer, employee or agent of another entity at such Registrant’s request. To the fullest extent permitted by law, such Registrant shall pay the reasonable expenses of such person in defending any proceeding, upon receipt of a written undertaking to repay if it is ultimately determined that such person was not entitled to indemnification. Additionally, such Registrant may maintain insurance for any person who is or was a director, officer, employee or agent of such Registrant, or any person who is or was serving as a director, officer, employee, partner or agent of another entity at such Registrant’s request, against any liability arising out of such person’s status as such.

Virginia Co-Registrants.    Section 13.1-697 of the Virginia Stock Corporation Act (the “VSCA”) provides that a Virginia corporation may indemnify an individual made a party to a proceeding because such person is or was a director or officer against liability incurred in the proceeding if such person acted in good faith and such person believed, in the case of conduct in such person’s official capacity with the corporation, that such person’s conduct was in the corporation’s best interests, in all other cases, that such person’s conduct was at least not opposed to the corporation’s best interests, and in the case of any criminal proceeding, such person had no reasonable cause to believe such person’s conduct was unlawful. Under the VSCA, a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to such person, whether or not involving action in such person’s official capacity, in which such person was adjudged liable on the basis that personal benefit was improperly received by such person. Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. Unless limited by a corporation’s articles of incorporation, the VSCA states that a corporation shall indemnify a director or officer who entirely prevails in the defense of any proceeding to which such person was a party because such person is or was a director or officer of the corporation against reasonable expenses incurred by such person in connection with the proceeding.

The bylaws of the Virginia corporate Registrants provide that each such Registrant shall indemnify its directors and officers to the extent permitted by law against all judgments, fines, amounts paid in settlement and reasonable expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) by reason of the fact that such person is or was a director or officer of such Registrant.

Section 13.1-1009(16) of the Virginia Limited Liability Company Act permits a Virginia limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding. Section 13.1-1025 provides that a limited liability company may provide in its operating agreement for the elimination of any liability of a manager or member in proceedings brought by or in the right of the company.

The operating agreement of the Virginia limited liability company Registrant provides that, to the full extent permitted by applicable law, the member, officers and affiliates of such Registrant are entitled to indemnification from such Registrant for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted in good faith on behalf of such Registrant and in a manner reasonably believed to be within the scope of the authority conferred on such person by the operating agreement, except that such person shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by reason of such person’s gross negligence or willful misconduct.

Item 21.	Exhibits and Financial Statement Schedules

(a)	Exhibits

The exhibits to this registration statement are listed on the exhibit index, which appears elsewhere in this registration statement and is incorporated in this Item 21 by reference.

(b)	Financial Statement Schedules

PAETEC HOLDING CORP. AND SUBSIDIARIES

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

(In Thousands)

	Balance at Beginning of Year	Additions Charged to Costs and Expenses	Additions Charged to Other Accounts	Deductions	Balance at End of Year
Year Ended December 31, 2008(1)
Allowance for doubtful accounts	$8,933	$10,597	$6,064	$13,353	$12,241
Valuation allowance for deferred income tax assets	$20,335	$104,323	$243,594	$—	$368,252

Year Ended December 31, 2009
Allowance for doubtful accounts	$12,241	$17,055	$—	$17,404	$11,892
Valuation allowance for deferred income tax assets	$368,252	$7,041	$—	$7,304	$367,989

Year Ended December 31, 2010(2)
Allowance for doubtful accounts	$11,892	$10,577	$—	$11,425	$11,044
Valuation allowance for deferred income tax assets	$367,989	$6,227	$94,586	$—	$468,802

(1)	Includes results of McLeodUSA after the McLeodUSA merger closing date of February 8, 2008.
(2)	Includes the results of Cavalier beginning on the Cavalier merger closing date of December 6, 2010.

Item 22.	Undertakings

(a)	Each undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(g) (1)    Each undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2)    Each registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)    Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

PAETEC Holding Corp.

By:	/S/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Director and Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

* Richard T. Aab	Vice Chairman of the Board

* Shelley Diamond	Director

* H. Russell Frisby, Jr.	Director

Signature	Title

* Tansukh V. Ganatra	Director

* Michael C. MacDonald	Director

* William R. McDermott	Director

* Alex Stadler	Director

* Mark Zupan	Director

*By:	/S/ KEITH M. WILSON
Keith M. Wilson Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

PAETEC Corp.

By:	/S/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ MARY K. O’CONNELL Mary K. O’Connell	Director, Senior Vice President, General Counsel and Secretary

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

PAETEC Integrated Solutions Group, Inc.

By:	/S/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ MARY K. O’CONNELL Mary K. O’Connell	Director, Senior Vice President, General Counsel and Secretary

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

PAETEC iTel, L.L.C.

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/S/ ARUNAS A. CHESONIS US LEC Communications LLC As Sole Member By: Arunas A. Chesonis Chairman, President and Chief Executive Officer	Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

PaeTec Software Corp.

By:	/S/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ MARY K. O’CONNELL Mary K. O’Connell	Director, Senior Vice President, General Counsel and Secretary

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

US LEC LLC

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/S/ ARUNAS A. CHESONIS PaeTec Communications, Inc. As Sole Member By: Arunas A. Chesonis Chairman, President and Chief Executive Officer	Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

US LEC of Alabama LLC

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/S/ ARUNAS A. CHESONIS US LEC LLC As Sole Member By: Arunas A. Chesonis President and Chief Executive Officer	Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

US LEC of Florida LLC

By:	/S/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/S/ ARUNAS A. CHESONIS US LEC LLC As Sole Member By: Arunas A. Chesonis President and Chief Executive Officer	Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

US LEC of Maryland LLC

By:	/S/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/S/ ARUNAS A. CHESONIS US LEC LLC As Sole Member By: Arunas A. Chesonis President and Chief Executive Officer	Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

US LEC of North Carolina LLC

By:	/S/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/S/ ARUNAS A. CHESONIS US LEC LLC As Sole Member By: Arunas A. Chesonis President and Chief Executive Officer	Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

US LEC of South Carolina LLC

By:	/S/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/S/ ARUNAS A. CHESONIS US LEC LLC As Sole Member By: Arunas A. Chesonis President and Chief Executive Officer	Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

US LEC of Tennessee LLC

By:	/S/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/S/ ARUNAS A. CHESONIS US LEC LLC As Sole Member By: Arunas A. Chesonis President and Chief Executive Officer	Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

PaeTec Communications, Inc.

By:	/S/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ MARY K. O’CONNELL Mary K. O’Connell	Director, Senior Vice President, General Counsel and Secretary

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

PaeTec Communications of Virginia, Inc.

By:	/S/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ MARY K. O’CONNELL Mary K. O’Connell	Director, Senior Vice President, General Counsel and Secretary

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

US LEC Communications LLC

By:	/S/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/S/ ARUNAS A. CHESONIS US LEC LLC As Sole Member By: Arunas A. Chesonis President and Chief Executive Officer	Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

US LEC of Georgia LLC

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/S/ ARUNAS A. CHESONIS US LEC LLC As Sole Member By: Arunas A. Chesonis President and Chief Executive Officer	Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

US LEC of Pennsylvania LLC

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/S/ ARUNAS A. CHESONIS US LEC LLC As Sole Member By: Arunas A. Chesonis President and Chief Executive Officer	Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

US LEC of Virginia L.L.C.

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/S/ ARUNAS A. CHESONIS US LEC LLC As Sole Member By: Arunas A. Chesonis President and Chief Executive Officer	Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

Allworx Corp.

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ MARY K. O’CONNELL Mary K. O’Connell	Director, Senior Vice President, General Counsel and Secretary

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

MPX, Inc.

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ MARY K. O’CONNELL Mary K. O’Connell	Director, Senior Vice President, General Counsel and Secretary

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

Technology Resource Solutions, Inc.

By:	/S/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ MARY K. O’CONNELL Mary K. O’Connell	Director, Senior Vice President, General Counsel and Secretary

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

McLeodUSA LLC

By:	/S/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/S/ ARUNAS A. CHESONIS PaeTec Communications, Inc. As Sole Member By: Arunas A. Chesonis Chairman, President and Chief Executive Officer	Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

McLeodUSA Information Services LLC

By:	/S/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/S/ ARUNAS A. CHESONIS McLeodUSA LLC As Sole Member By: Arunas A. Chesonis President and Chief Executive Officer	Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

McLeodUSA Telecommunications Services, L.L.C.

By:	/S/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/S/ ARUNAS A. CHESONIS McLeodUSA LLC As Sole Member By: Arunas A. Chesonis President and Chief Executive Officer	Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

McLeodUSA Purchasing, L.L.C.

By:	/S/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/S/ ARUNAS A. CHESONIS McLeodUSA Telecommunications Services, L.L.C. As Sole Member By: Arunas A. Chesonis President and Chief Executive Officer	Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

U.S. Energy Partners LLC

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/S/ ARUNAS A. CHESONIS PAETEC Corp. As Sole Member By: Arunas A. Chesonis Chairman, President and Chief Executive Officer	Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

PAETEC Realty LLC

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/S/ ARUNAS A. CHESONIS PAETEC Corp. As Sole Member By: Arunas A. Chesonis Chairman, President and Chief Executive Officer	Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

Quagga Corporation

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ MARY K. O’CONNELL Mary K. O’Connell	Senior Vice President, General Counsel and Secretary

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

Cavalier Telephone Corporation

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ MARY K. O’CONNELL Mary K. O’Connell	Director, Senior Vice President, General Counsel and Secretary

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

CavTel Holdings, LLC

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/S/ ARUNAS A. CHESONIS Cavalier Telephone Corporation As Sole Member By: Arunas A. Chesonis Chairman, President and Chief Executive Officer	Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

Cavalier Telephone, L.L.C.

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/S/ ARUNAS A. CHESONIS CavTel Holdings, LLC As Sole Member By: Arunas A. Chesonis Chairman, President and Chief Executive Officer	Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

Cavalier Telephone Mid-Atlantic, L.L.C.

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/S/ ARUNAS A. CHESONIS Cavalier Telephone, L.L.C. As Sole Member By: Arunas A. Chesonis Chairman, President and Chief Executive Officer	Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

SM Holdings, LLC

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/S/ ARUNAS A. CHESONIS CavTel Holdings, LLC As Sole Member By: Arunas A. Chesonis Chairman, President and Chief Executive Officer	Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

Cavalier IP TV, LLC

By:	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/S/ ARUNAS A. CHESONIS CavTel Holdings, LLC As Sole Member By: Arunas A. Chesonis Chairman, President and Chief Executive Officer	Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

Elantic Networks, Inc.

By:	/S/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ MARY K. O’CONNELL Mary K. O’Connell	Director, Senior Vice President, General Counsel and Secretary

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

Intellifiber Networks, Inc.

By:	/S/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ MARY K. O’CONNELL Mary K. O’Connell	Director, Senior Vice President, General Counsel and Secretary

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

Cavalier Services, LLC

By:	/S/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/S/ ARUNAS A. CHESONIS CavTel Holdings, LLC As Sole Member By: Arunas A. Chesonis Chairman, President and Chief Executive Officer	Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

Talk America Holdings, Inc.

By:	/S/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ MARY K. O’CONNELL Mary K. O’Connell	Director, Senior Vice President, General Counsel and Secretary

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

Talk America Inc.

By:	/S/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ MARY K. O’CONNELL Mary K. O’Connell	Director, Senior Vice President, General Counsel and Secretary

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

TC Services Holding Co., Inc.

By:	/S/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ MARY K. O’CONNELL Mary K. O’Connell	Director, Senior Vice President, General Counsel and Secretary

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

LDMI Telecommunications, Inc.

By:	/S/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ MARY K. O’CONNELL Mary K. O’Connell	Director, Senior Vice President, General Counsel and Secretary

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

NT Corporation

By:	/S/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ MARY K. O’CONNELL Mary K. O’Connell	Director, Senior Vice President, General Counsel and Secretary

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

Network Telephone Corporation

By:	/S/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ MARY K. O’CONNELL Mary K. O’Connell	Director, Senior Vice President, General Counsel and Secretary

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

Compco, Inc.

By:	/S/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ MARY K. O’CONNELL Mary K. O’Connell	Director, Senior Vice President, General Counsel and Secretary

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

Talk America of Virginia, Inc.

By:	/S/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ MARY K. O’CONNELL Mary K. O’Connell	Director, Senior Vice President, General Counsel and Secretary

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

Access One Communications Corp.

By:	/S/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ MARY K. O’CONNELL Mary K. O’Connell	Director, Senior Vice President, General Counsel and Secretary

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

OmniCall, Inc.

By:	/S/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ MARY K. O’CONNELL Mary K. O’Connell	Director, Senior Vice President, General Counsel and Secretary

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

The Other Phone Company, Inc.

By:	/S/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ MARY K. O’CONNELL Mary K. O’Connell	Director, Senior Vice President, General Counsel and Secretary

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

XETA Technologies, Inc.

By:	/S/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arunas A. Chesonis, Keith M. Wilson, and Mary K. O’Connell, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this registration statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ MARY K. O’CONNELL Mary K. O’Connell	Director, Senior Vice President, General Counsel and Secretary

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairport, state of New York, on June 6, 2011.

Pyramid Communication Services, Inc.

By:	/S/ ARUNAS A. CHESONIS
Arunas A. Chesonis Chairman, President and Chief Executive Officer (Duly Authorized Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arunas A. Chesonis, Keith M. Wilson, and Mary K. O’Connell, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this registration statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated on June 6, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ MARY K. O’CONNELL Mary K. O’Connell	Director, Senior Vice President, General Counsel and Secretary

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 12, 2010, by and among PAETEC Holding Corp. (“PAETEC Holding”), Cairo Acquisition Corp., Cavalier Telephone Corporation, and M/C Venture Partners V, L.P. as Stockholder Representative. Filed as Exhibit 2.1 to the Current Report on Form 8-K of PAETEC Holding filed on September 13, 2010 and incorporated herein by reference.

2.2	Agreement and Plan of Merger, dated February 8, 2011, among PAETEC Holding, Hera Corporation and XETA Technologies, Inc. (including form of Voting Agreement). Filed as Exhibit 2.1 to the Current Report on Form 8-K of PAETEC Holding filed on February 10, 2011 and incorporated herein by reference.

3.1	Restated Certificate of Incorporation of PAETEC Holding. Filed as Exhibit 3.1 to the Current Report on Form 8-K of PAETEC Holding filed on March 2, 2007 (the “March 2, 2007 Form 8-K”) and incorporated herein by reference.

3.2	Amended and Restated Bylaws of PAETEC Holding. Filed as Exhibit 3.2 to the Current Report on Form 8-K of PAETEC Holding filed on March 10, 2009 and incorporated herein by reference.

3.3	Restated Certificate of Incorporation of PAETEC Corp. Filed as Exhibit 3.3 to PAETEC Holding’s Registration Statement on Form S-4 (SEC File No. 333-162077) (the “2009 PAETEC Holding Exchange Offer Registration Statement”) and incorporated herein by reference.

3.4	Amended and Restated Bylaws of PAETEC Corp. Filed as Exhibit 3.4 to the 2009 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.5	Amended Certificate of Incorporation of PAETEC Integrated Solutions Group, Inc. Filed as Exhibit 3.5 to the 2009 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.6	Amended and Restated Bylaws of PAETEC Integrated Solutions Group, Inc. Filed as Exhibit 3.6 to the 2009 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.7	Certificate of Formation of US LEC LLC. Filed as Exhibit 3.7 to Amendment No. 1 to PAETEC Holding’s Registration Statement on Form S-4 (SEC File No. 333-167138) (“Amendment No. 1 to 2010 PAETEC Holding Exchange Offer Registration Statement”) and incorporated herein by reference.

3.8	Limited Liability Company Agreement of US LEC LLC. Filed as Exhibit 3.8 to Amendment No. 1 to 2010 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.9	Certificate of Formation of US LEC of Tennessee LLC. Filed as Exhibit 3.9 to Amendment No. 1 to 2010 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.10	Limited Liability Company Agreement of US LEC of Tennessee LLC. Filed as Exhibit 3.10 to Amendment No. 1 to 2010 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.11	Certificate of Formation of US LEC of South Carolina LLC. Filed as Exhibit 3.11 to the 2009 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.12	Limited Liability Company Agreement of US LEC of South Carolina LLC. Filed as Exhibit 3.12 to the 2009 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

Exhibit Number	Description

3.13	Amended Articles of Organization of PAETEC iTel, L.L.C. Filed as Exhibit 3.13 to the 2009 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.14	Amended and Restated Operating Agreement of PAETEC iTel, L.L.C. Filed as Exhibit 3.14 to the 2009 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.15	Articles of Organization of US LEC of Alabama LLC. Filed as Exhibit 3.15 to the 2009 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.16	Operating Agreement of US LEC of Alabama LLC. Filed as Exhibit 3.16 to the 2009 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.17	Articles of Organization of US LEC of Florida LLC. Filed as Exhibit 3.17 to the 2009 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.18	Operating Agreement of US LEC of Florida LLC. Filed as Exhibit 3.18 to the 2009 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.19	Articles of Organization of US LEC of Maryland LLC. Filed as Exhibit 3.19 to the 2009 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.20	Operating Agreement of US LEC of Maryland LLC. Filed as Exhibit 3.20 to the 2009 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.21	Articles of Organization of US LEC of North Carolina LLC. Filed as Exhibit 3.21 to Amendment No. 1 to 2010 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.22	Operating Agreement of US LEC of North Carolina LLC. Filed as Exhibit 3.22 to Amendment No. 1 to 2010 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.23	Amended Certificate of Incorporation of PaeTec Software Corp. Filed as Exhibit 3.25 to the 2009 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.24	Amended and Restated Bylaws of PaeTec Software Corp. Filed as Exhibit 3.26 to the 2009 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.25	Articles of Organization of US LEC Communications LLC. Filed as Exhibit 3.25 to Amendment No. 1 to 2010 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.26	Operating Agreement of US LEC Communications LLC. Filed as Exhibit 3.26 to Amendment No. 1 to 2010 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.27	Articles of Organization of US LEC of Pennsylvania LLC. Filed as Exhibit 3.29 to the 2009 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.28	Operating Agreement of US LEC of Pennsylvania LLC. Filed as Exhibit 3.30 to the 2009 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.29	Certificate of Formation of US LEC of Georgia LLC. Filed as Exhibit 3.31 to the 2009 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.30	Limited Liability Company Agreement of US LEC of Georgia LLC. Filed as Exhibit 3.32 to the 2009 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

Exhibit Number	Description

3.31	Articles of Incorporation of PaeTec Communications of Virginia, Inc. Filed as Exhibit 3.39 to PAETEC Holding’s Registration Statement on Form S-4 (SEC File No. 333-148271) (the “2007 PAETEC Holding Exchange Offer Registration Statement”) and incorporated herein by reference.

3.32	Amended and Restated Bylaws of PaeTec Communications of Virginia, Inc. Filed as Exhibit 3.34 to the 2009 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.33	Certificate of Formation of US LEC of Virginia L.L.C. Filed as Exhibit 3.41 to the 2007 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.34	Amended and Restated Limited Liability Company Agreement of US LEC of Virginia L.L.C. Filed as Exhibit 3.36 to the 2009 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.35	Amended Certificate of Incorporation of PaeTec Communications, Inc. Filed as Exhibit 3.37 to the 2009 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.36	Amended and Restated Bylaws of PaeTec Communications, Inc. Filed as Exhibit 3.38 to the 2009 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.37	Restated Certificate of Incorporation of Allworx Corp. Filed as Exhibit 3.39 to the 2009 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.38	Amended and Restated Bylaws of Allworx Corp. Filed as Exhibit 3.40 to the 2009 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.39	Certificate of Incorporation of MPX, Inc. Filed as Exhibit 3.41 to the 2009 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.40	Amended and Restated Bylaws of MPX, Inc. Filed as Exhibit 3.42 to the 2009 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.41	Certificate of Incorporation of Technology Resource Solutions, Inc. Filed as Exhibit 3.43 to the 2009 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.42	Amended and Restated Bylaws of Technology Resource Solutions, Inc. Filed as Exhibit 3.44 to the 2009 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.43	Certificate of Formation of McLeodUSA LLC. Filed as Exhibit 3.43 to Amendment No. 1 to 2010 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.44	Limited Liability Company Agreement of McLeodUSA LLC. Filed as Exhibit 3.44 to Amendment No. 1 to 2010 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.45	Certificate of Formation of McLeodUSA Information Services LLC. Filed as Exhibit 3.45 to Amendment No. 1 to 2010 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.46	Limited Liability Company Agreement of McLeodUSA Information Services LLC. Filed as Exhibit 3.46 to Amendment No. 1 to 2010 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.47	Certificate of Organization of McLeodUSA Telecommunications Services, L.L.C. Filed as Exhibit 3.47 to Amendment No. 1 to 2010 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

Exhibit Number	Description

3.48	Limited Liability Company Agreement of McLeodUSA Telecommunications Services, L.L.C. Filed as Exhibit 3.48 to Amendment No. 1 to 2010 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.49	Restated Articles of Organization of McLeodUSA Purchasing, L.L.C. Filed as Exhibit 3.55 to the 2009 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.50	Amended and Restated Operating Agreement of McLeodUSA Purchasing, L.L.C. Filed as Exhibit 3.56 to the 2009 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.51	Amended Articles of Organization of U.S. Energy Partners LLC. Filed as Exhibit 3.51 to Amendment No. 1 to 2010 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.52	Amended and Restated Operating Agreement of U.S. Energy Partners LLC. Filed as Exhibit 3.52 to Amendment No. 1 to 2010 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.53	Articles of Organization of PAETEC Realty LLC. Filed as Exhibit 3.53 to Amendment No. 1 to 2010 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.54	Operating Agreement of PAETEC Realty LLC. Filed as Exhibit 3.54 to Amendment No. 1 to 2010 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.55	Amended and Restated Articles of Incorporation of Quagga Corporation. Filed as Exhibit 3.55 to Amendment No. 1 to 2010 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

3.56	Amended and Restated Bylaws of Quagga Corporation. Filed as Exhibit 3.56 to Amendment No. 1 to 2010 PAETEC Holding Exchange Offer Registration Statement and incorporated herein by reference.

**3.57	Amended and Restated Certificate of Incorporation of Cavalier Telephone Corporation.

**3.58	Bylaws of Cavalier Telephone Corporation.

**3.59	Certificate of Formation of CavTel Holdings, LLC.

**3.60	Limited Liability Company Agreement of CavTel Holdings, LLC.

**3.61	Articles of Organization of Cavalier Telephone, L.L.C.

**3.62	Amended and Restated Operating Agreement of Cavalier Telephone, L.L.C.

**3.63	Amended and Restated Certificate of Formation of Cavalier Telephone Mid-Atlantic, L.L.C.

**3.64	Limited Liability Company Agreement of Cavalier Telephone Mid-Atlantic, L.L.C.

**3.65	Certificate of Formation of SM Holdings, LLC.

**3.66	Limited Liability Company Agreement of SM Holdings, LLC.

**3.67	Certificate of Formation of Cavalier IP TV, LLC.

**3.68	Limited Liability Company Agreement of Cavalier IP TV, LLC.

**3.69	Amended and Restated Certificate of Incorporation of Elantic Networks, Inc.

**3.70	Amended and Restated Bylaws of Elantic Networks, Inc.

Exhibit Number	Description

**3.71	Amended and Restated Articles of Incorporation of Intellifiber Networks, Inc.

**3.72	Amended and Restated Bylaws of Intellifiber Networks, Inc.

**3.73	Certificate of Formation of Cavalier Services, LLC.

**3.74	Limited Liability Company Agreement of Cavalier Services, LLC.

**3.75	Second Amended and Restated Certificate of Incorporation of Talk America Holdings, Inc.

**3.76	Amended and Restated Bylaws of Talk America Holdings, Inc.

**3.77	Articles of Incorporation of Talk America Inc.

**3.78	Amended and Restated Bylaws of Talk America Inc.

**3.79	Articles of Incorporation of TC Services Holding Co., Inc.

**3.80	Amended and Restated Bylaws of TC Services Holding Co., Inc.

**3.81	Restated Articles of Incorporation of LDMI Telecommunications, Inc.

**3.82	Amended and Restated Bylaws of LDMI Telecommunications, Inc.

**3.83	Restated Certificate of Incorporation of NT Corporation.

**3.84	Amended and Restated Bylaws of NT Corporation.

**3.85	Amended and Restated Articles of Incorporation of Network Telephone Corporation.

**3.86	Amended and Restated Bylaws of Network Telephone Corporation.

**3.87	Certificate of Incorporation of Compco, Inc.

**3.88	Amended and Restated Bylaws of Compco, Inc.

**3.89	Articles of Incorporation of Talk America of Virginia, Inc.

**3.90	Amended and Restated Bylaws of Talk America of Virginia, Inc.

**3.91	Amended and Restated Certificate of Incorporation of Access One Communications Corp.

**3.92	Amended and Restated Bylaws of Access One Communications Corp.

**3.93	Articles of Incorporation of OmniCall, Inc.

**3.94	Amended and Restated Bylaws of OmniCall, Inc.

**3.95	Articles of Incorporation of The Other Phone Company, Inc.

**3.96	Amended and Restated Bylaws of The Other Phone Company, Inc.

3.97	Amended and Restated Certificate of Incorporation of XETA Technologies, Inc. Filed as Exhibit 3.1 to the Current Report on Form 8-K of XETA Technologies, Inc. (Exchange Act File No. 000-16231) filed on May 31, 2011 (the “May 31, 2011 XETA Form 8-K”) and incorporated herein by reference.

3.98	Amended and Restated Bylaws of XETA Technologies, Inc. Filed as Exhibit 3.2 to the May 31, 2011 XETA Form 8-K and incorporated herein by reference.

**3.99	Articles of Incorporation of Pyramid Communication Services, Inc.

**3.100	Amended and Restated Bylaws of Pyramid Communication Services, Inc.

4.1	Form of certificate representing the Common Stock, par value $.01 per share, of PAETEC Holding. Filed as Exhibit 4.1 to PAETEC Holding’s Registration Statement on Form S-4 (SEC File No. 333-138594) (the “2006 PAETEC Holding Registration Statement”) and incorporated herein by reference.

Exhibit Number	Description

4.2.1	PAETEC Communications, Inc. Agent Incentive Plan, as amended and restated (the “Agent Incentive Plan”). Filed as Exhibit 4.2.1 to Amendment No. 2 to the 2006 PAETEC Holding Registration Statement and incorporated herein by reference.

4.2.2	Form of PAETEC Holding Common Stock Purchase Warrant issuable to holders of assumed warrants under the Agent Incentive Plan. Filed as Exhibit 4.2.2 to Amendment No. 2 to the 2006 PAETEC Holding Registration Statement and incorporated herein by reference.

4.3.1	Form of PAETEC Holding Common Stock Purchase Warrant issuable to holders of assumed warrants issued by US LEC Corp. (“US LEC”). Filed as Exhibit 4.3 to Amendment No. 2 to the 2006 PAETEC Holding Registration Statement and incorporated herein by reference.

4.3.2	Form of Amendment No. 1 to PAETEC Holding Common Stock Purchase Warrant issuable to holders of assumed warrants issued by US LEC. Filed as Exhibit 4.3.2 to the Annual Report on Form 10-K of PAETEC Holding for the year ended December 31, 2009 (the “2009 Form 10-K”) and incorporated herein by reference.

4.4.1	PAETEC Holding Corp. 2009 Agent Incentive Plan. Filed as Exhibit 4.7 to PAETEC Holding’s Registration Statement on Form S-3 (SEC File No. 333-159344) and incorporated herein by reference.

4.4.2	Form of PAETEC Holding Corp. Common Stock Purchase Warrant (including form of Exercise Notice) under the PAETEC Holding Corp. 2009 Agent Incentive Plan. Filed as Exhibit 4.6 to PAETEC Holding’s Registration Statement on Form S-3 (SEC File No. 333-159344) and incorporated herein by reference.

4.5.1	Indenture, dated as of July 10, 2007, among PAETEC Holding, the Guarantors named therein and The Bank of New York, as Trustee, with respect to 9.5% senior debt securities (including the form of Global Note thereunder). Filed as Exhibit 4.1 to the Current Report on Form 8-K of PAETEC Holding, filed on July 10, 2007 (the “July 10, 2007 Form 8-K”) and incorporated herein by reference.

4.5.2	Supplemental Indenture, dated as of September 25, 2007, by and among PAETEC Holding, the New Guarantors named therein and The Bank of New York, as Trustee, with respect to 9.5% senior debt securities. Filed as Exhibit 4.1 to the Current Report on Form 8-K of PAETEC Holding, filed on September 25, 2007 and incorporated herein by reference.

4.5.3	Second Supplemental Indenture, dated as of February 8, 2008, by and among PAETEC Holding, the New Guarantors named therein and The Bank of New York, as Trustee, with respect to 9.5% senior debt securities. Filed as Exhibit 4.1 to the Current Report on Form 8-K of PAETEC Holding, filed on February 8, 2008 (the “February 8, 2008 Form 8-K”) and incorporated herein by reference.

4.5.4	Third Supplemental Indenture, dated as of December 18, 2009, by and among PAETEC Holding, the New Guarantors named therein and The Bank of New York, as Trustee, with respect to 9.5% senior debt securities. Filed as Exhibit 4.5.4 to the 2009 Form 10-K and incorporated herein by reference.

4.5.5	Fourth Supplemental Indenture, dated as of April 23, 2010, by and among PAETEC Holding, the New Guarantors named therein and The Bank of New York Mellon, as Trustee, with respect to 9.5% senior debt securities. Filed as Exhibit 4.1 to the Quarterly Report on Form 10-Q of PAETEC Holding filed on May 7, 2010 and incorporated herein by reference.

4.5.6	Fifth Supplemental Indenture, dated as of June 22, 2010, by and among PAETEC Holding, the New Guarantors named therein and The Bank of New York Mellon, as Trustee, with respect to 9.5% senior debt securities. Filed as Exhibit 4.3.2 to the Annual Report on Form 10-K of PAETEC Holding for the year ended December 31, 2010 (the “2010 Form 10-K”) and incorporated herein by reference.

Exhibit Number	Description

4.5.7	Sixth Supplemental Indenture, dated as of October 15, 2010, by and among PAETEC Holding, the New Guarantors named therein and The Bank of New York Mellon, as Trustee, with respect to 9.5% senior debt securities. Filed as Exhibit 4.5.7 to the 2010 Form 10-K and incorporated herein by reference.

4.5.8	Seventh Supplemental Indenture, dated as of December 6, 2010, by and among PAETEC Holding, the New Guarantors named therein and The Bank of New York Mellon, as Trustee, with respect to 9.5% senior debt securities. Filed as Exhibit 4.5.7 to the 2010 Form 10-K and incorporated herein by reference.

4.5.9	Eighth Supplemental Indenture, dated as of December 6, 2010, by and among PAETEC Holding, the New Guarantors named therein and The Bank of New York Mellon, as Trustee, with respect to 9.5% senior debt securities. Filed as Exhibit 4.5 to the Current Report on Form 8-K of PAETEC Holding filed on December 6, 2010 (the “December 6, 2010 Form 8-K”) and incorporated herein by reference.

**4.5.10	Ninth Supplemental Indenture, dated as of May 5, 2011, by and among PAETEC Holding, the New Guarantor named therein and The Bank of New York Mellon, as Trustee, with respect to 9.5% senior debt securities.

**4.5.11	Tenth Supplemental Indenture, dated as of June 3, 2011, by and among PAETEC Holding, the New Guarantors named therein and The Bank of New York Mellon, as Trustee, with respect to 9.5% senior debt securities.

4.6.1	Indenture, dated as of June 29, 2009, among PAETEC Holding, the Guarantors named therein and The Bank of New York Mellon, as Trustee, with respect to 8 7/8% senior secured debt securities (including the form of Global Note thereunder). Filed as Exhibit 4.1 to the Current Report on Form 8-K of PAETEC Holding filed on June 29, 2009 (the “June 29, 2009 Form 8-K”) and incorporated herein by reference.

4.6.2	First Supplemental Indenture, dated as of January 12, 2010, between PAETEC Holding and The Bank of New York Mellon, as Trustee, with respect to 8 7/8% senior secured debt securities. Filed as Exhibit 4.1 to the Current Report on Form 8-K of PAETEC Holding filed on January 12, 2010 (the “January 12, 2010 Form 8-K”) and incorporated herein by reference.

4.6.3	Officers’ Certificate of PAETEC Holding dated January 12, 2010 relating to the issuance of the 8 7/8% senior secured debt securities. Filed as Exhibit 4.3 to the January 12, 2010 Form 8-K and incorporated herein by reference.

4.6.4	Second Supplemental Indenture, dated as of March 5, 2010, between PAETEC Holding and The Bank of New York Mellon, as Trustee, with respect to 8 7/8% senior secured debt securities. Filed as Exhibit 4.6.4 to the 2009 Form 10-K and incorporated herein by reference.

4.6.5	Third Supplemental Indenture, dated as of April 23, 2010, by and among PAETEC Holding, the New Guarantor named therein and The Bank of New York Mellon, as Trustee, with respect to 8 7/8% senior secured debt securities. Filed as Exhibit 4.2.4 to the Quarterly Report on Form 10-Q of PAETEC Holding filed on May 7, 2010 (the “May 2010 Form 10-Q”) and incorporated herein by reference.

4.6.6	Fourth Supplemental Indenture, dated as of June 22, 2010, among PAETEC Holding, the New Guarantors named therein and The Bank of New York Mellon, as Trustee, with respect to 8 7/8% senior secured debt securities. Filed as Exhibit 4.6.1 to Amendment No. 1 to PAETEC Holding’s Registration Statement on Form S-4 (SEC File No. 333-167138) and incorporated herein by reference.

Exhibit Number	Description

4.6.7	Fifth Supplemental Indenture, dated as of October 15, 2010, among PAETEC Holding, the New Guarantors named therein and The Bank of New York Mellon, as Trustee, with respect to 8 7/8% senior secured debt securities. Filed as Exhibit 4.6.7 to the 2010 Form 10-K and incorporated herein by reference.

4.6.8	Sixth Supplemental Indenture, dated as of December 6, 2010, among PAETEC Holding, the New Guarantors named therein and The Bank of New York Mellon, as Trustee, with respect to 8 7/8% senior secured debt securities. Filed as Exhibit 4.5.7 to the 2010 Form 10-K and incorporated herein by reference.

4.6.9	Seventh Supplemental Indenture, dated as of December 6, 2010, among PAETEC Holding, the New Guarantors named therein and The Bank of New York Mellon, as Trustee, with respect to 8 7/8% senior secured debt securities. Filed as Exhibit 4.6 to the December 6, 2010 Form 8-K and incorporated herein by reference.

**4.6.10	Eighth Supplemental Indenture, dated as of May 5, 2011, among PAETEC Holding, the New Guarantor named therein and The Bank of New York Mellon, as Trustee, with respect to 8 7/8% senior secured debt securities.

**4.6.11	Ninth Supplemental Indenture, dated as of June 3, 2011, by and among PAETEC Holding, the New Guarantors named therein and The Bank of New York Mellon, as Trustee, with respect to 8 7/8% senior secured debt securities.

4.7.1	Indenture, dated as of December 2, 2010, among PAETEC Escrow Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, including the form of Note thereunder, with respect to 9 7/8% senior debt securities. Filed as Exhibit 4.1 to the Current Report on Form 8-K of PAETEC Holding filed on December 2, 2010 and incorporated herein by reference.

4.7.2	Indenture, dated as of December 2, 2010, as supplemented, among PAETEC Holding, the Subsidiary Guarantors parties thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, including the form of Note thereunder, with respect to 9 7/8% senior debt securities. Filed as Exhibit 4.1 to the December 6, 2010 Form 8-K and incorporated herein by reference.

4.7.3	First Supplemental Indenture, dated as of December 6, 2010, among PAETEC Escrow Corporation, PAETEC Holding and The Bank of New York Mellon Trust Company, N.A., as Trustee, with respect to 9 7/8% senior debt securities. Filed as Exhibit 4.2 to the December 6, 2010 Form 8-K and incorporated herein by reference.

4.7.4	Second Supplemental Indenture, dated as of December 6, 2010, among PAETEC Holding, PAETEC Escrow Corporation and the other Initial Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, with respect to 9 7/8% senior debt securities. Filed as Exhibit 4.3 to the December 6, 2010 Form 8-K and incorporated herein by reference.

**4.7.5	Third Supplemental Indenture, dated as of May 5, 2011, among PAETEC Holding, the New Guarantor named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, with respect to 9 7/8% senior debt securities.

**4.7.6	Fourth Supplemental Indenture, dated as of June 3, 2011, by and among PAETEC Holding, the New Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, with respect to 9 7/8% senior debt securities.

**5.1	Opinion of Hogan Lovells US LLP.

**5.2	Opinion of Shuttleworth & Ingersoll, P.L.C.

**5.3	Opinion of Bryan Cave LLP.

**5.4	Opinion of Flaster/Greenberg PC.

**5.5	Opinion of Fraser Trebilcock Davis & Dunlap, P.C.

**5.6	Opinion of Turner Padget Graham & Laney, P.A.

Exhibit Number	Description

**5.7	Opinion of Barber & Bartz, a professional corporation.

**5.8	Opinion of Mayer Brown LLP.

10.1	Registration Rights Agreement, dated July 10, 2007, among PAETEC Holding, the other Guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC. Filed as Exhibit 4.2 to the July 10, 2007 Form 8-K and incorporated herein by reference.

10.2.1	Registration Rights Agreement, dated as of February 28, 2007, among PAETEC Holding and the Securityholders of PAETEC Holding identified therein. Filed as Exhibit 10.2 to the March 2, 2007 Form 8-K and incorporated herein by reference.

10.2.2	Amendment No. 1 to Registration Rights Agreement, dated as of February 8, 2008, among PAETEC Holding and the persons listed on the signature pages thereto under the heading “Stockholders.” Filed as Exhibit 10.2 to the February 8, 2008 Form 8-K and incorporated herein by reference.

10.3.1	Registration Rights Agreement, dated as of February 8, 2008, among PAETEC Holding and the persons listed on the signature pages thereto under the heading “Stockholders.” Filed as Exhibit 10.1 to the February 8, 2008 Form 8-K and incorporated herein by reference.

10.3.2	Amendment No. 1 to Registration Rights Agreement, dated as of May 13, 2008, among PAETEC Holding and the persons listed on the signature pages thereto under the heading “Stockholders.” Filed as Exhibit 10.1.2 to the Quarterly Report on Form 10-Q of PAETEC Holding, filed on May 15, 2008 and incorporated herein by reference.

10.4	Registration Rights Agreement, dated as of June 29, 2009, by and among PAETEC Holding, the subsidiaries of PAETEC Holding listed on the signature pages thereto, Banc of America Securities LLC and Deutsche Bank Securities Inc. Filed as Exhibit 4.2 to the June 29, 2009 Form 8-K and incorporated herein by reference.

10.5	Registration Rights Agreement, dated as of January 12, 2010, by and among PAETEC Holding, the subsidiaries of PAETEC Holding listed on the signature pages thereto, Banc of America Securities LLC, Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC. Filed as Exhibit 4.2 to the January 12, 2010 Form 8-K and incorporated herein by reference.

10.6.1	Registration Rights Agreement, dated as of December 2, 2010, among PAETEC Holding, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. and Morgan Stanley & Co. Incorporated. Filed as Exhibit 10.2 to the Current Report on Form 8-K of PAETEC Holding filed on December 2, 2010 and incorporated herein by reference.

10.6.2	Joinder Agreement, dated December 6, 2010, among PAETEC Holding and the Subsidiary Guarantors parties thereto. Filed as Exhibit 4.4 to the December 6, 2010 Form 8-K and incorporated herein by reference.

**10.7.1	Amended and Restated Credit Agreement, dated as of February 28, 2007 and amended and restated as of May 31, 2011, among PAETEC Holding, as Borrower, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, Deutsche Bank Securities Inc. and Goldman Sachs Bank USA, as Co-Syndication Agents, and JPMorgan Chase Bank, N.A. and Credit Suisse Securities (USA) LLC, as Co-Documentation Agents.

10.7.2	First Lien Intercreditor Agreement, dated as of June 29, 2009, among PAETEC Holding, PAETEC Holding’s subsidiaries, as the other Grantors, Deutsche Bank Trust Company Americas, as Collateral Agent for the First Lien Secured Parties referred to therein and as Authorized Representative for the Credit Agreement Secured Parties referred to therein, The Bank of New York Mellon, as the Initial Additional First Lien Authorized Representative, and each additional Authorized Representative from time to time party thereto. Filed as Exhibit 4.3 to the June 29, 2009 Form 8-K and incorporated herein by reference.

Exhibit Number	Description

10.7.3	Amended and Restated Security Agreement, amended and restated as of June 29, 2009, among PAETEC Holding and the subsidiaries of PAETEC Holding party thereto, as Assignors, in favor of Deutsche Bank Trust Company Americas, as Collateral Agent. Filed as Exhibit 4.4 to the June 29, 2009 Form 8-K and incorporated herein by reference.

10.7.4	Amended and Restated Pledge Agreement, amended and restated as of June 29, 2009, among PAETEC Holding and the subsidiaries of PAETEC Holding party thereto, in favor of Deutsche Bank Trust Company Americas, as Collateral Agent. Filed as Exhibit 4.5 to the June 29, 2009 Form 8-K and incorporated herein by reference.

10.8.1	Form of Executive Confidentiality, Non-Solicitation, Non-Competition and Severance Agreement between PAETEC Holding and Arunas A. Chesonis. Filed as Exhibit 10.4 to the May 2010 Form 10-Q and incorporated herein by reference.

10.8.2	Form of Executive Vice President Confidentiality, Non-Solicitation, Non-Competition and Severance Agreement between PAETEC Holding and certain Executive Vice Presidents of PAETEC Holding, including Mario DeRiggi, Robert D. Moore, Jr. and Mary K. O’Connell. Filed as Exhibit 10.5 to the May 2010 Form 10-Q and incorporated herein by reference.

10.8.3	Form of Senior Vice President Confidentiality, Non-Solicitation, Non-Competition and Severance Agreement between PAETEC Holding and certain Senior Vice Presidents of PAETEC Holding, including Algimantas K. Chesonis and Laurie L. Zaucha. Filed as Exhibit 10.5 to the May 2010 Form 10-Q and incorporated herein by reference.

10.8.4	Form of Executive Confidentiality, Non-Solicitation, Non-Competition and Severance Agreement, dated as of February 22, 2008, between PAETEC Holding and each of Keith M. Wilson and Edward J. Butler, Jr. Filed as Exhibit 10.1 to the Current Report on Form 8-K of PAETEC Holding filed on February 26, 2008 (the “February 26, 2008 Form 8-K”) and incorporated herein by reference.

10.9	Form of PAETEC Corp. 1998 Incentive Compensation Plan, as amended. Filed as Exhibit 10.7.1 to Amendment No. 2 to PAETEC Corp.’s Registration Statement on Form S-1 (SEC File No. 333-124258) (the “2005 PAETEC Registration Statement”) and incorporated herein by reference.

10.10.1	Form of 1998 Incentive Compensation Plan Incentive Stock Option Agreement for Sales Representatives. Filed as Exhibit 10.21.2 to Amendment No. 1 to PAETEC Corp.’s Registration Statement on Form S-1 (SEC File No. 333-34770) (the “2000 PAETEC Registration Statement”) and incorporated herein by reference.

10.10.2	Form of 1998 Incentive Compensation Plan Incentive Stock Option Agreement for Administrative Employees. Filed as Exhibit 10.21.3 to Amendment No. 1 to the 2000 PAETEC Registration Statement and incorporated herein by reference.

10.10.3	Form of 1998 Incentive Compensation Plan Incentive Stock Option Agreement for Directors and Officers (with non-competition provisions). Filed as Exhibit 10.21.4 to Amendment No. 1 to the 2000 PAETEC Registration Statement and incorporated herein by reference.

10.10.4	Form of 1998 Incentive Compensation Plan Nonqualified Stock Option Agreement for Administrative Employees. Filed as Exhibit 10.21.5 to Amendment No. 1 to the 2000 PAETEC Registration Statement and incorporated herein by reference.

10.10.5	Form of 1998 Incentive Compensation Plan Nonqualified Stock Option Agreement for Directors and Officers. Filed as Exhibit 10.21.6 to Amendment No. 1 to the 2000 PAETEC Registration Statement and incorporated herein by reference.

10.11.1	PAETEC Corp. 2001 Stock Option and Incentive Plan (the “2001 Stock Option and Incentive Plan”). Filed as Exhibit 10.10.1 to the 2006 PAETEC Holding Registration Statement and incorporated herein by reference.

Exhibit Number	Description

10.11.2	2004 Form of 2001 Stock Option and Incentive Plan Incentive Stock Option Agreement. Filed as Exhibit 10.8.2 to the 2005 PAETEC Registration Statement and incorporated herein by reference.

10.11.3	2003 Form of 2001 Stock Option and Incentive Plan Incentive Stock Option Agreement. Filed as Exhibit 10.8.3 to Amendment No. 3 to the 2005 PAETEC Registration Statement and incorporated herein by reference.

10.11.4	Form of 2001 Stock Option and Incentive Plan Nonqualified Stock Option Agreement for Outside Directors. Filed as Exhibit 10.8.4 to Amendment No. 3 to the 2005 PAETEC Registration Statement and incorporated herein by reference.

10.11.5	Form of 2001 Stock Option and Incentive Plan Nonqualified Stock Option Agreement for Outside Directors (Annual Agreement). Filed as Exhibit 10.8.5 to Amendment No. 3 to the 2005 PAETEC Registration Statement and incorporated herein by reference.

10.11.6	Form of 2001 Stock Option and Incentive Plan Nonqualified Stock Option Agreement for Outside Directors (Initial Grant). Filed as Exhibit 10.8.6 to Amendment No. 3 to the 2005 PAETEC Registration Statement and incorporated herein by reference.

10.11.7	Form of 2001 Stock Option and Incentive Plan Restricted Stock Unit Agreement. Filed as Exhibit 10.10.7 to the 2006 PAETEC Holding Registration Statement and incorporated herein by reference.

10.11.8	2005 Form of 2001 Stock Option and Incentive Plan Incentive Stock Option Agreement. Filed as Exhibit 10.10.8 to Amendment No. 2 to the 2006 PAETEC Holding Registration Statement and incorporated herein by reference.

10.11.9	2003 Form of 2001 Stock Option and Incentive Plan Incentive Stock Option Agreement for Senior Management. Filed as Exhibit 10.10.9 to Amendment No. 2 to the 2006 PAETEC Holding Registration Statement and incorporated herein by reference.

10.11.10	2002 Form of 2001 Stock Option and Incentive Plan Stock Option Agreement for Senior Management. Filed as Exhibit 10.10.10 to Amendment No. 2 to the 2006 PAETEC Holding Registration Statement and incorporated herein by reference.

10.12.1	PAETEC Corp. Executive Incentive Plan, as amended and restated (the “Executive Incentive Plan”). Filed as Exhibit 10.11.1 to the 2006 PAETEC Holding Registration Statement and incorporated herein by reference.

10.12.2	Form of Executive Incentive Plan Class A Stock Unit Agreement. Filed as Exhibit 10.11.2 to the 2006 PAETEC Holding Registration Statement and incorporated herein by reference.

10.13.1	Form of US LEC 1998 Omnibus Stock Plan, as amended. Filed as Exhibit (d) to US LEC’s Schedule TO filed on February 23, 2006 and incorporated herein by reference.

10.13.2	Form of Non-Qualified Stock Option Agreement (for a Director who is not an Employee) under the US LEC 1998 Omnibus Stock Plan. Filed as Exhibit 10.12.2 to the 2006 PAETEC Holding Registration Statement and incorporated herein by reference.

10.13.3	Form of Incentive Stock Option Agreement under the US LEC 1998 Omnibus Stock Plan. Filed as Exhibit 10.12.3 to the 2006 PAETEC Holding Registration Statement and incorporated herein by reference.

10.13.4	Form of Non-Qualified Stock Option Agreement under the 1998 Omnibus Stock Plan. Filed as Exhibit 10.12.4 to the 2006 PAETEC Holding Registration Statement and incorporated herein by reference.

10.14.1	PAETEC Holding Corp. 2007 Omnibus Incentive Plan, as amended (the “2007 Omnibus Incentive Plan”). Filed as Exhibit 10.1 to the Current Report on Form 8-K of PAETEC Holding, filed on May 20, 2008 and incorporated herein by reference.

Exhibit Number	Description

10.14.2	Form of Incentive Stock Option Agreement under the 2007 Omnibus Incentive Plan. Filed as Exhibit 10.11.2 to the PAETEC Holding 2006 Form 10-K and incorporated herein by reference.

10.14.3	Form of Incentive Stock Option Agreement under the 2007 Omnibus Incentive Plan for certain officers. Filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q of PAETEC Holding filed on May 8, 2009 and incorporated herein by reference.

10.14.4	Form of Non-Qualified Stock Option Agreement under the 2007 Omnibus Incentive Plan. Filed as Exhibit 10.11.3 to the PAETEC Holding 2006 Form 10-K and incorporated herein by reference.

10.14.5	Form of Restricted Stock Unit Agreement under the 2007 Omnibus Incentive Plan. Filed as Exhibit 10.11.4 to the PAETEC Holding 2006 Form 10-K and incorporated herein by reference.

10.14.6	Form of Restricted Stock Unit Agreement under the 2007 Omnibus Incentive Plan for certain executive officers. Filed as Exhibit 10.3 to the February 26, 2008 Form 8-K and incorporated herein by reference.

10.14.7	Form of Restricted Stock Agreement under the 2007 Omnibus Incentive Plan. Filed as Exhibit 10.11.5 to the PAETEC Holding 2006 Form 10-K and incorporated herein by reference.

10.14.8	Form of Unrestricted Stock Agreement under the 2007 Omnibus Incentive Plan. Filed as Exhibit 10.11.6 to the PAETEC Holding 2006 Form 10-K and incorporated herein by reference.

10.15	PAETEC Holding Corp. Annual Performance Bonus Plan. Filed as Exhibit 4.5.7 to the 2010 Form 10-K and incorporated herein by reference.

10.16	PAETEC Holding Corp. Employee Stock Purchase Plan. Filed as Exhibit 10.1 to PAETEC Holding’s Registration Statement on Form S-8 (SEC File No. 333-149127) and incorporated herein by reference.

10.17.1	McLeodUSA Incorporated 2006 Omnibus Equity Plan (the “McLeodUSA Equity Plan”). Filed as Exhibit 10.1 to PAETEC Holding’s Registration Statement on Form S-8 (SEC File No. 333-149130) and incorporated herein by reference.

10.17.2	Form of Stock Option Agreement under the McLeodUSA Equity Plan for certain executive officers. Filed as Exhibit 10.18.2 to the PAETEC Holding 2008 Form 10-K and incorporated herein by reference.

10.17.3	Form of Stock Option Agreement under the McLeodUSA Equity Plan for directors. Filed as Exhibit 10.18.3 to the PAETEC Holding 2008 Form 10-K and incorporated herein by reference.

10.18.1	Indemnity Agreement, dated August 6, 2001, by and among US LEC, Metacomm, LLC, RTA Associates, LLC, Richard T. Aab and Joyce M. Aab. Filed as Exhibit 10.5 to US LEC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and incorporated herein by reference.

10.18.2	Indemnity Agreement, dated August 6, 2001, by and among US LEC, Tansukh V. Ganatra, Sarlaben T. Ganatra, Rajesh T. Ganatra and Super STAR Associates Limited Partnership. Filed as Exhibit 10.6 to US LEC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and incorporated herein by reference.

10.19	Description of Non-Employee Director Compensation. Filed as Exhibit 4.5.7 to the 2010 Form 10-K and incorporated herein by reference.

10.20	Form of Indemnity Agreement between McLeodUSA Incorporated and each of John H. Bonde, Richard C. Buyens, Donald C. Campion, Joseph H. Ceryanec, Eugene I. Davis, Royce J. Holland, John D. McEvoy, Alex Stadler and D. Craig Young. Filed as Exhibit 10.21 to the PAETEC Holding 2008 Form 10-K and incorporated herein by reference.

Exhibit Number	Description

10.21	Form of Indemnification Agreement between PAETEC Holding and certain of its directors. Filed as Exhibit 10.22 to the PAETEC Holding 2008 Form 10-K and incorporated herein by reference.

10.22	Form of Indemnification Agreement between PAETEC Holding and certain of its officers. Filed as Exhibit 10.23 to the PAETEC Holding 2008 Form 10-K and incorporated herein by reference.

10.24	Form of Indemnification Agreement between PAETEC Holding and its officers who are also directors. Filed as Exhibit 10.24 to the PAETEC Holding 2008 Form 10-K and incorporated herein by reference.

10.25	PAETEC Holding 2011 Omnibus Incentive Plan. Filed as Exhibit 10.1 to the Current Report on Form 8-K of PAETEC Holding filed on June 3, 2011 and incorporated herein by reference.

**12.1	Statement of Computation of Ratios of Earnings to Fixed Charges.

**21	Subsidiaries of PAETEC Holding.

**23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, regarding the financial statements of PAETEC Holding.

**23.2	Consent of McGladrey & Pullen, LLP, Independent Registered Public Accounting Firm and Independent Auditor, regarding the financial statements of Cavalier Telephone Corporation.

**23.3	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

**23.4	Consent of Shuttleworth & Ingersoll, P.L.C. (included in Exhibit 5.2).

**23.5	Consent of Bryan Cave LLP (included in Exhibit 5.3).

**23.6	Consent of Flaster/Greenberg PC (included in Exhibit 5.4).

**23.7	Consent of Fraser Trebilcock Davis & Dunlap, P.C. (included in Exhibit 5.5).

**23.8	Consent of Turner Padget Graham & Laney, P.A. (included in Exhibit 5.6).

**23.9	Consent of Barber & Bartz, a professional corporation (included in Exhibit 5.7).

**23.10	Consent of Mayer Brown LLP (included in Exhibit 5.8).

24	Powers of Attorney. Included in the signature pages to this Amendment No. 1 to Registration Statement of XETA Technologies, Inc. and Pyramid Communication Services, Inc., and previously filed for PAETEC Holding Corp. and each other Co-Registrant.

**25	Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act.

**99.1	Form of Letter of Transmittal.

**99.2	Form of Notice of Guaranteed Delivery.

**99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

**99.4	Form of Letter to Clients of Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

*	Previously filed.
**	Filed herewith.